Exhibit 10.24

Execution Version

SENIOR SECURED SUPER PRIORITY DEBTOR-IN-POSSESSION

CREDIT AGREEMENT

Dated as of January 31, 2013

among

SCHOOL SPECIALTY, INC.,

CLASSROOMDIRECT.COM, LLC,

DELTA EDUCATION, LLC,

SPORTIME, LLC,

CHILDCRAFT EDUCATION CORP.,

BIRD-IN-HAND WOODWORKS, INC.,

CALIFONE INTERNATIONAL, INC.,

and

PREMIER AGENDAS, INC.,

as Borrowers,

SELECT AGENDAS, CORP.,

FREY SCIENTIFIC, INC.,

and

SAX ARTS & CRAFTS, INC.,

as Guarantors,

THE LENDERS,

as defined herein,

and

BAYSIDE FINANCE, LLC,

as Administrative Agent and as Collateral Agent

i

Exhibits and Schedules

Exhibits:

A	Compliance Certificate
B	Variance Report Certificate
C	Guaranty Supplement
D	Notice of Borrowing
E	Security Agreement
F	Intercompany Subordination and Payment Agreement
G	Assignment Certificate
H	Approved Budget

Schedules:

1.1.1	Revolving Commitment
4.1	Permits
4.4 —Part A	Group Members
4.4 — Part B	Outstanding Options
4.4 — Part C	List of Acquisitions and Mergers
4.5	Agreed Restricted Payments
4.6	Litigation
4.8	Taxes
4.9	Letters of Credit
4.10	ERISA Plans
4.11 — Part A	Material Contracts — Agreements with Affiliates
4.11 — Part B	Material Contracts
4.11 — Part C	Material Contracts — Exceptions
4.12	Environmental Compliance
4.14(a) — Part A	Owned Real Property and Leased Real Property
4.14(a) — Part B	Leases affecting Owned Real Property or Leased Real Property
4.14(b) — Part A	Defaults Under Leases Under Which a Borrower is the Tenant or Subtenant
4.14(b) — Part B	Defaults Under Leases Under Which a Borrower is the Landlord or Sublessor
4.14(c)	Inventory/Equipment Location
4.15	Deposit Accounts and Securities Accounts
4.16A	Labor Complaints; Etc.
4.16B	Union Matters
4.17	Relevant Jurisdictions
4.18	Intellectual Property
4.19	Ownership
4.21	Insurance
4.26	Brokers
4.27	Restrictive Agreements
4.30	Criminal Charges
5.12	Acceptable Cash Management System
5.18	Milestones
6.1	Permitted Liens
6.2	Permitted Debt
6.2 — Part A	Non-Affiliated Debt

v

6.2 — Part B	Affiliated Debt
6.3(c)	Permitted Investments
6.14	Permitted Sale-Leasebacks
10.3	Addresses for Notices

SENIOR SECURED SUPER PRIORITY DEBTOR-IN-POSSESSION

CREDIT AGREEMENT

This Senior Secured Super Priority Debtor-in-Possession Credit Agreement is dated as of January 31, 2013, and is entered into by and among SCHOOL SPECIALTY, INC., a Wisconsin corporation (“School Specialty” or the “Administrative Borrower”), each of ClassroomDirect.com, LLC, a Delaware limited liability company, Delta Education, LLC, a Delaware limited liability company, Sportime, LLC, a Delaware limited liability company, Childcraft Education Corp., a New York corporation, Bird-in-Hand Woodworks, Inc. a New Jersey corporation, Califone International, Inc. a Delaware corporation, and Premier Agendas, Inc., a Washington corporation (collectively, the “Subsidiary Borrowers” and, together with the Administrative Borrower, the “Borrowers”), Select Agendas, Corp., a Nova Scotia unlimited liability company, Frey Scientific, Inc. and Sax Arts & Crafts, Inc., each a Delaware corporation, each as a Guarantor, each Subsidiary of the Administrative Borrower (other than the Subsidiary Borrowers) that becomes a Guarantor hereunder and party hereto from time to time in accordance with Section 5.11, each of the lenders appearing on the signature pages hereof, together with such other lenders as may from time to time become a party to this Agreement pursuant to the terms and conditions of Article VIII hereof (collectively, the “Lenders”), and Bayside Finance, LLC, a Delaware limited liability company (“Bayside”), in its separate capacity as administrative agent for itself and all other Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), and in its separate capacity as collateral agent for itself and all other Lenders (in such capacity, together with its successors and assigns, the “Collateral Agent” and, collectively with the Administrative Agent, the “Agent”).

RECITALS:

A. The Borrowers and Guarantors (other than Select Agendas, Corp.) have commenced a case under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware, and have retained possession of their respective assets and are authorized under the Bankruptcy Code to continue the operation of their businesses as debtors-in-possession.

B. Prior to the commencement of the Chapter 11 Cases, Prepetition Term Loan Lenders made loans and advances and provided other financial or credit accommodations to Borrowers secured by substantially all assets and properties of such Borrowers and the Guarantors as set forth in the Prepetition Term Loan Documents.

C. The Bankruptcy Court has entered an Interim Order pursuant to which Administrative Agent and Lenders may make post-petition loans and advances, and provide other financial accommodations, to Borrowers secured by substantially all the assets and properties of the Obligors as set forth in the Interim Order or Final Order, as applicable, and this Agreement.

D. The Interim Order or Final Order, as applicable, provides that as a condition to the making of such post-petition loans, advances and other financial accommodations, Borrowers shall execute and deliver this Agreement.

E. Borrowers have requested that Administrative Agent and Lenders make post-petition loans and advances and provide other financial accommodations to Borrowers , and Administrative Agent and Lenders are willing to do so, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in the preamble have the meanings therein assigned to them;

(b) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(c) The following terms have the meanings given to them in the applicable UCC: “commodity account”, “commodity contract”, “commodity intermediary”, “deposit account”, “entitlement holder”, “entitlement order”, “equipment”, “financial asset”, “general intangible”, “goods”, “instruments”, “investment property”, “money”, “securities account”, “securities intermediary” and “security entitlement”;

(d) titles of articles, sections, clauses, exhibits, schedules and annexes contained in any Loan Document are without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto;

(e) the terms “herein”, “hereof” and similar terms refer to this Agreement as a whole;

(f) in the computation of periods of time from a specified date to a later specified date in any Loan Document, the terms “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”;

(g) in any other case, the term “including” when used in any Loan Document means “including without limitation”;

(h) the term “documents” means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports;

(i) the term “incur” means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings;

(j) all references to a time of day shall refer to such time of day in New York;

(k) references in this Agreement to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in, this Agreement;

(l) references in any Loan Document, to (A) any agreement shall include, without limitation, all exhibits, schedules, appendixes and annexes to such agreement and, unless the prior consent of any Secured Party required therefor is not obtained, or such modification or replacement is not permitted under this Agreement, any modification to any term of such agreement and any replacement thereof, (B) any statute shall be to such statute as modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative;

(m) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (except for the term “property”, which shall be interpreted as broadly as possible, including, in any case, cash, securities, other assets, rights under contractual obligations and Permits and any right or interest in any property, the terms “property” and “assets” to have the same meaning);

(n) all accounting terms, unless otherwise specified, shall be deemed to refer to Persons and their Subsidiaries on a consolidated basis in accordance with GAAP; and

(o) [Reserved]

“2011 Convertible Subordinated Debenture Documents” means the 2011 Convertible Subordinated Debentures, the 2011 Convertible Subordinated Debenture Indenture and all other documents, instruments and agreements relating thereto, in each case amended, modified and supplemented from time to time in accordance with the provisions of this Agreement.

“2011 Convertible Subordinated Debenture Indenture” means the Indenture dated as of March 1, 2011 between the Administrative Borrower and The Bank of New York Mellon Trust Company, N.A., as amended, modified and supplemented from time to time in accordance with the provisions of this Agreement.

“2011 Convertible Subordinated Debentures” means those 3.75% Convertible Subordinated Debentures of the Administrative Borrower due 2026.

“ABL DIP Agent” means, collectively, the administrative agent and the co-collateral agents under the ABL DIP Credit Agreement, or any of them, as the context may require.

“ABL DIP Credit Agreement” means the Senior Secured Debtor-In-Possession Credit Facility, dated as of the date hereof, by and among the borrowers and guarantors named therein, Wells Fargo Capital Finance, LLC, as agent, and the lenders party thereto from time to time, as amended from time to time.

“ABL DIP Credit Agreement Availability” means, as of any date of determination, the amount that Borrowers are entitled (after taking into account borrowing base limits and other requisite conditions to borrowing) to borrow as additional ABL DIP Credit Loans under Section 2.1 of the ABL DIP Credit Agreement (after giving effect to the then outstanding ABL DIP Credit Obligations, it being understood that the ABL DIP Credit Agreement Availability shall in any event not exceed the excess, if any, of the Stated Borrowing Base then in effect (such Stated Borrowing Base not to exceed $175,000,000 in any event) over the amount of outstanding ABL DIP Credit Obligations), or as additional revolving loans under the applicable provisions of any permitted refinancing thereof in accordance with clause (e) of the definition of “Permitted Debt”; provided, that the borrowing base limits for purposes of such determination (including without limitation all applicable advance rates, eligibility requirements, and specified reserves (including without limitation the Landlord Reserve, if any, for each location for which a satisfactory collateral access agreement has not been obtained)) shall be those set forth in the ABL DIP Credit Agreement as in effect on the date hereof and applied in a manner consistent with the Borrowing Base Certificate delivered to the Administrative Agent as of the date hereof (for the avoidance of doubt, without giving effect, for purposes of calculating the ABL DIP Credit Agreement Availability hereunder, to (i) any revisions of “excluding criteria” (as permitted in the ABL DIP Agent’s Permitted Discretion within the proviso of each definition of Eligible Accounts and Eligible Inventory in the ABL DIP Credit Agreement) that cause ineligible Accounts and ineligible Inventory to be Eligible Accounts or Eligible Inventory or (ii) any reductions in the amounts of Lien Priority Reserves (as defined in the Intercreditor

Agreement (as in effect on the date hereof)) unless in the ABL DIP Agent’s Permitted Discretion (as defined in the ABL DIP Credit Agreement) such reductions reflect the reduction of the amount of the claim secured by the applicable Lien having priority superior to the priority of the Lien in favor of the ABL DIP Agent on the ABL DIP Credit Priority Collateral, on account of which the Lien Priority Reserve was applied).

“ABL DIP Credit Commitment” means, with respect to each ABL DIP Credit Lender, the obligation of such ABL DIP Credit Lender to make ABL DIP Credit Loans and participate in the Letters of Credit, as contemplated by and pursuant to the ABL DIP Credit Agreement, or the aggregate amount of such obligation as in effect from time to time, as the context may require.

“ABL DIP Credit Documents” means, collectively, (i) the ABL DIP Credit Agreement and (ii) each other Loan Document (as defined therein).

“ABL DIP Credit Lender” means all lenders party to the ABL DIP Credit Agreement having Revolving Commitments, or holding outstanding ABL DIP Credit Loans, under the ABL DIP Credit Agreement

“ABL DIP Credit Loans” means the ABL DIP Credit Loans made by the lenders under the ABL DIP Credit Agreement to the Borrowers pursuant to the ABL DIP Credit Agreement.

“ABL DIP Credit Obligations” means the ABL DIP Credit Loans, all LC Obligations and all other “Obligations” under and as defined in ABL DIP Credit Agreement.

“ABL DIP Credit Priority Collateral” means “ABL Priority Collateral” under and as defined in the Intercreditor Agreement.

“Accelerated Learning Business” means the Accelerated Learning Business Segments, collectively and taken as a whole.

“Accelerated Learning Business Segments” means the collective reference to, and individually any one of, (i) the Delta Business, (ii) Reading Business, (iii) Health Business, and (iv) Planner Business.

“Acceptable Cash Management System” has the meaning set forth in Section 5.12.

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Accounts” means all “accounts,” as such term is defined in the UCC, now owned or hereafter acquired by any Obligor, including (a) all accounts receivable, other receivables, rentals, book debts and other forms of obligations (other than, except in the case of rentals, forms of obligations evidenced by chattel paper or instruments), (including any such obligations that may be characterized as an account or contract right under the UCC), (b) all of each Obligor’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Obligor’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Obligor for property Disposed of, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Obligor or in connection with any other transaction (whether or not yet earned by performance on the part of such Obligor), and (e) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

“Additional Mortgaged Property” has the meaning set forth in Section 5.11.

“Adequate Protection Obligations” shall mean “Adequate Protection Liens” as defined in the Interim Order or the Final Order, as applicable, 507(b) Claims (as defined in the Interim Order or the Final Order, as applicable) and Adequate Protection Payments.

“Adequate Protection Payments” has the meaning set forth in the Interim Order or the Final Order, as applicable.

“Administrative Agent” has the meaning set forth in the Preamble to this Agreement.

“Administrative Agent Fee Agreement” means the Administrative Agent Fee Agreement, dated as of the date hereof, between the Administrative Borrower and, inter alia, the Administrative Agent.

“Administrative Borrower” has the meaning set forth in the Preamble to this Agreement.

“Adjustment Date” has the meaning set forth in Section 8.12.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, twenty percent (20%) or more of a Person, (b) each Person that Controls, is Controlled by or is under common Control with such Person, (c) each of such Person’s, officers, directors, joint venturers and partners and (d) the family members, spouses and lineal descendants of any of the foregoing. “Control” (and variations thereof, such as “Controlled”) of or with respect to a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall in no event include the Agent or a Lender.

“Agent” has the meaning set forth in the Preamble to this Agreement.

“Agent Expenses” means (a) all reasonable costs and expenses (including taxes, and insurance premiums) required to be paid by an Obligor under any of the Loan Documents that are paid, advanced, or incurred by the Agent (for the sake of clarity, including both the Administrative Agent and the Collateral Agent, individually or collectively) or its Affiliates, (b) all reasonable fees or charges paid or incurred by the Agent or its Affiliates in connection with the Secured Parties’ transactions with any Obligors, including reasonable fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the applicable jurisdictions’ patent and trademark office and/or copyright office), filing, recording, publication, Appraisals, real estate surveys (including each Survey), real estate title policies and endorsements (including each Mortgage Policy), and environmental audits, and all other reasonable fees and charges associated with any the Mortgages and related matters, (c) all reasonable out-of-pocket costs and expenses incurred by the Agent in the disbursement of funds to any Obligor or Secured Parties (by wire transfer or otherwise), (d) all reasonable out-of-pocket charges paid or incurred by the Agent resulting from the dishonor of checks payable by or to any Obligor, (e) all out-of-pocket costs and expenses paid or incurred by the Agent (including attorney fees) to correct any default or enforce any provision of the Loan Documents, or after the occurrence of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) all reasonable out-of-pocket fees and expenses (including travel, meals, and lodging) of the Agent, its Affiliates and/or its representatives, consultants, advisors or agents related to any inspections, examinations or audits of Obligors or the Collateral, (g) all out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by the Agent (including attorney fees) in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Secured Parties’ relationship with any Obligor, (h) the Agent’s or its Affiliates’ reasonable costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in advising, structuring, drafting, negotiating, reviewing, executing, interpreting, administering (including travel, meals, and lodging and reasonable fees, costs and expenses incurred in connection with Intralinks® or any other Platform), or syndicating, or modifying any term of or terminating any of, the Loan Documents, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including, without limitation, any fees, costs or expenses paid or incurred by the Agent (or its Affiliates) with respect to any third party service providers (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses)), and (i) the Agent’s costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in amending, terminating, enforcing (including reasonable attorneys’, accountants’, consultants’, and other agents’ and advisors’ fees and expenses incurred in connection with a “workout,” a “restructuring,” or an insolvency proceeding concerning any Obligor, or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any remedial action concerning the Collateral, or in commencing, defending, conducting, intervening in, or taking any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Group Member, Loan Document, Obligation or Related Transaction (or the response to and preparation for any subpoena or request for document production relating thereto).

“Agent Firm” has the meaning set forth in Section 8.15.

“Agent’s Liens” means the Liens granted by Obligors to the Collateral Agent under the Loan Documents.

“Agreement” means this Senior Secured Super Priority Debtor-in-Possession Credit Agreement, as it may be modified, supplemented, amended or restated from time to time.

“Anti-Terrorism Law” means any statute, treaty, law (including common law), ordinance, regulation, rule, order, opinion, release, injunction, writ, decree or award of any Governmental Authority relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the International Economic Emergency Powers Act, the Trading with the Enemy Act, or any other statute, executive order or other authority administered by the Office of Foreign Assets Control in the United States Department of the Treasury.

“APA Closing Date” has the meaning ascribed to the term “Closing Date” in the Asset Purchase Agreement.

“Applicable Law” means (a) any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise); (b) any judgment, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, guideline or directive; or (d) any franchise, license, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any Governmental Authority, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of such Person, in each case whether or not having the force of law.

“Applicable Margin” means, in respect of any date, 14.0% per annum.

“Applicant” has the meaning set forth in Section 8.12.

“Application Event” means the occurrence of any Event of Default and the exercise thereupon by the Administrative Agent of any of the remedies described in Section 7.2.

“Appraisal” means any appraisal acceptable to the Administrative Agent of Collateral, delivered to the Administrative Agent in connection herewith.

“Approved Budget” means the initial budget (a copy of which is attached as Exhibit H), approved by the Borrowers and Administrative Agent prior to commencement of the Chapter 11 Cases, projecting operations for the ensuing six-month period and including, without limitation, (i) a thirteen-week cash flow forecast, (ii) a six-month consolidated balance sheet, income statement and statement of cash flows, and (iii) income statements by Business Segment; such thirteen-week cash flow forecast to be updated (in substantially the same format as the prior thirteen-week cash flow forecast) monthly by Borrowers in accordance with Section 5.1(y), submitted to Administrative Agent and, upon acceptance by the Administrative Agent in its sole discretion, the prior Approved Budget, as modified by the updated thirteen-week cash flow forecast shall constitute the then Approved Budget.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Purchase Agreement” mean the Asset Purchase Agreement, dated as of January 28, 2013, among Bayside School Specialty, LLC, School Specialty, Inc. and the other sellers named therein.

“Assignee” means an Applicant to whom all or a portion of the rights of a Lender have been assigned pursuant to and in accordance with Section 8.12.

“Assignment” means the assignment of all or a portion of the rights of a Lender to an Assignee pursuant to and in accordance with Section 8.12.

“Assignment Certificate” has the meaning set forth in Section 8.12.

“Availability” means, with respect to any fiscal week, an amount equal to (i) the amount labeled as “Ending Funded Balance” shown on the accepted thirteen-week cash flow forecast under the Approved Budget for the fiscal week in which a Notice of Borrowing is delivered minus (ii) the principal amount of the Revolving Loan outstanding as of the last day of the prior fiscal week.

“Available Net Assets” has the meaning set forth in Section 9.4.

“Avoidance Actions” has the meaning set forth in the Interim Order or the Final Order, as applicable.

“Bank Product” means any one or more of the following financial products or accommodations extended to School Specialty or its Subsidiaries: (a) credit cards (including commercial credit cards (including so-called “procurement cards” or “P-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) cash management services, or (f) transactions with respect to Rate Hedging Obligations, Commodity Hedging Obligations, FX and Currency Option Obligations.

“Bank Product Agreements” means those agreements entered into from time to time by School Specialty or its Subsidiaries in connection with the obtaining of any Bank Products.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.) as now and hereafter in effect, or any applicable successor statute.

“Bankruptcy Court” means the United States Bankruptcy Court in the District of Delaware.

“Base LIBOR Rate” has the meaning set forth in the definition of “LIBOR Rate”.

“Bayside” has the meaning set forth in the Preamble to this Agreement.

“Bayside Sale” means a sale pursuant to Section 363 of the Bankruptcy Code of all or substantially all of the assets of the Borrowers to the Agent or one or more affiliates thereof.

“Bidding Procedures Order” has the meaning set forth in the Asset Purchase Agreement.

“Blocked Person” has the meaning set forth in Section 4.23(b).

“Borrowers” has the meaning set forth in the Preamble to this Agreement.

“Borrowing Base Certificate” means a borrowing base certificate of the Administrative Borrower required pursuant to the ABL DIP Credit Agreement, certified on behalf of the Administrative Borrower by its chief financial officer or chief executive officer.

“Business Day” means any day other than a Saturday or Sunday on which national banks are required to be open for business in New York, and, in addition, if such day relates to the fixing of a LIBOR Rate, a day on which dealings in U.S. dollar deposits are carried on in the London interbank eurodollar market.

“Business Segment Financial Statements” means the consolidated and consolidating monthly, quarterly and annual financial statements, including, in the case of clauses (w), (x) and (y) below, balance sheets, income statements, and statements of capital expenditures, retained earnings and shareholders’ equity, and Product Development Expense, and (in the case of clause (z) below) statements of revenue, gross margin, capital expenditures, and Product Development Expense, in any event in no less a level of detail than the financial statements provided to the Agent prior to the Closing Date, reflecting the performance of (w) the Accelerated Learning Business (accompanied by reconciling information in detail reasonably satisfactory to the Agent for any Reconcilable Inclusions with respect to the Accelerated Learning Business), (x) the Educational Resources Business, (y) each Business Segment on a standalone basis (accompanied, in the case of the Planner Business, by reconciling information in detail reasonably satisfactory to the Agent for any Reconcilable Inclusions with respect to the Planner Business), and (z) each Delta Business Sub-Segment on a standalone basis.

“Business Segments” means, collectively, each Accelerated Learning Business Segment and each Educational Resources Business Segment.

“Capital Adequacy Rule” has the meaning set forth in Section 2.12(b)(ii).

“Capital Adequacy Rule Change” has the meaning set forth in Section 2.12(b)(iii).

“Capital Expenditures” means, for any period, the aggregate of all expenditures by the Borrowers and the other Obligors during such period that are capital expenditures as determined on a consolidated basis in accordance with GAAP, whether such expenditures are paid in cash or financed.

“Capitalized Lease Liabilities” of any Person means all monetary obligations of such Person under any leasing or similar arrangement that, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Carson-Dellosa Drag-Along Sale” means a Disposition of the entirety of the Obligors’ Equity Interests in Carson-Dellosa Publishing, LLC pursuant to the exercise by the CJE Members (as defined in the Operating Agreement of Carson-Dellosa Publishing, LLC) of their drag-along rights (under and pursuant to Section 11.6 of the Operating Agreement of Carson-Dellosa Publishing, LLC) so as to require the Obligors to Dispose of such Equity Interests in accordance with the terms of Section 11.6 of the Operating Agreement of Carson-Dellosa Publishing, LLC.

“Carve-Out” has the meaning set forth in the Interim Order or the Final Order, as applicable.

“Cash Dominion Event” means the occurrence of any of the events of circumstances described in clauses (i) through (iv) of the definition of “Triggering Event” in the Intercreditor Agreement (as in effect on the date hereof).

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 180 days from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States, or any political subdivision of any such state or any public instrumentality thereof maturing within 180 days from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group or Moody’s Investors Service, Inc., (c) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 180 days from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (d) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (c) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, and (e) repurchase obligations of any commercial bank satisfying the requirements of clause (c) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (c) above.

“Cash Management Account” means all of the depository and operating accounts of the Borrowers, including those specified on Schedule 4.15, as it may be hereafter supplemented and amended, all of which accounts shall be subject to a Control Agreement in favor of the Collateral Agent.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.).

“CFC” means a controlled foreign corporation (as that term is defined in the IR Code).

“Change of Control” means (a) an event or series of events by which:

(i) any “person” or “group” (as such terms are used in Section 13(d) and 14 (d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13-d and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty-five percent (35%) of the Equity Interests of the Administrative Borrower entitled to vote for members of the board of directors or equivalent governing body of the Administrative Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right acquire pursuant to any option right); or

(ii) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Administrative Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period or whose election or nomination to that board or equivalent governing body was approved by individuals referred to in this clause (i) constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (ii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority vote of the board or equivalent governing body (excluding, in the case of any member of the board of directors other than any member in office on the Closing Date, any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); and

(b) any “Change in Control” or “Fundamental Change” or analogous event to similar effect (as such term, or any analogous term to similar effect or use, is defined in the ABL DIP Credit Documents or in any agreement governing any Debt that is subordinated or junior to the Obligations or any similar term or event thereunder) shall occur.

“Chapter 11 Cases” means the Chapter 11 Cases of Borrowers which are being jointly administered under the Bankruptcy Code and are pending in the Bankruptcy Court.

“Closing Date” means the first date practicable following the entry of the Interim Order by the Bankruptcy Court expected to be on or prior to January 31, 2013; provided that all of the conditions precedent to the closing of the transactions contemplated hereby are satisfied or waived in accordance with Section 3.1 and Section 3.2.

“Closing Fee” has the meaning set forth in Section 2.10(h).

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds and products thereof now owned or hereafter acquired by any Obligor including, without limitation, all capital stock and other ownership interests (except that only 65% of the capital stock of CFCs would be required to be pledged if the pledge of a greater percentage would result in material adverse tax consequences), all promissory notes and the proceeds and products of each of the foregoing and, and, upon the entry of the Final Order, proceeds of all Avoidance Actions.

“Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Collateral Access Agreement” means a waiver, subordination or acknowledgement agreement from (a) any lessor of any real property where any Obligor’s books and records relating to the Collateral are located, or (b) any other Person in possession of, having a Lien upon, or having rights or interests in, any Obligor’s property or assets (including, without limitation, books and records, equipment, and Inventory), in each case, in form and substance reasonably satisfactory to the Administrative Agent.

“Commitment Fees” has the meaning set forth in Section 2.10(j).

“Commitments” means the Term Commitments and Revolving Commitments, or any of them.

“Committees” means, collectively, the official committee of unsecured creditors and any other committee formed, appointed or approved in any Chapter 11 Case.

“Commodity Hedging Obligations” means any and all obligations of the Group Members under (a) any and all agreements, devices or arrangements designed to protect any Group Member from the fluctuations of commodity prices, commodity price cap or collar protection agreements, and commodity forward and future contracts, swaps, options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Communications” has the meaning set forth in Section 10.3(b).

“Compliance Certificate” means a certificate in the form of Exhibit A, duly completed and signed by the chief executive officer or the chief financial officer of the Administrative Borrower.

“Consigned Goods” has the meaning set forth in Section 5.13.

“Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation of such Person, (b) the bylaws, operating agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers or managing members or comparable managers of such Person or the designation, amount or relative rights, limitations and preferences of any Equity Interests of such Person.

“Consultant” has the meaning set forth in Section 7.2.

“Contingent Obligation” means any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) (excluding the guarantee of operating leases) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted (i.e., take-or-pay and similar obligations) or regardless of any other nonperformance by any other party to an agreement (except trade accounts payable arising in the ordinary course of business that are not past due by more than sixty (60) days from the due date); and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth solvency or any other financial condition of the primary obligor, (iv) to advance funds to, or purchase property or services from, any other Person in order to maintain any financial condition of such Person, or (v) otherwise for the purpose of assuring the ability of the primary obligor to perform a primary obligation or to assure or hold harmless the holder of any primary obligation against loss in respect thereof; provided that reimbursement obligations with respect to Permitted Surety Bonds that have not been drawn shall not constitute Contingent Obligations. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

“Control” has the meaning set forth in the definition of “Affiliate”.

“Control Agreement” means a control agreement, in form and substance satisfactory to the Administrative Agent, executed and delivered by the applicable Obligor, the Collateral Agent, and the applicable securities intermediary (with respect to a securities account) or bank (with respect to a deposit account, including a Cash Management Account).

“Control Person” has the meaning set forth in Section 4.19.

“Controlled Group” means the Administrative Borrower, each of its Subsidiaries and each other Person required to be aggregated with the Administrative Borrower under Section 414(b), (c), (m) or (o) of the IR Code.

“Copyright Security Agreement” means a Copyright Security Agreement executed and delivered by an Obligor in favor of the Agent in substantially the form attached to the Security Agreement.

“Debt” of any Person means, without duplication:

(a) all indebtedness and other obligations of such Person for borrowed money (including the Loans) whether senior or subordinated;

(b) all obligations of such Person evidenced by bonds, debentures, notes, reimbursement agreements, recourse agreements or other similar instruments;

(c) all obligations of such Person to pay the deferred purchase price of property or services (including, without limitation, accounts payable), except trade accounts payable arising in the ordinary course of business that are not past due by more than sixty (60) days from the due date;

(d) all Capitalized Lease Liabilities and Synthetic Lease Liabilities and Sale/Leaseback Liabilities of such Person;

(e) all obligations or other liabilities of others secured by a Lien on any asset of such Person, whether or not such obligations or other liabilities are assumed by such Person;

(f) all Debt of others guaranteed (or intended to be guaranteed) by such other Person (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse);

(g) any exposure under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the applicable Hedge Agreement were terminated on the date of determination);

(h) reimbursement and other obligations with respect to letters of credit and other documentary credits, bankers acceptances and/or other financial products whether drawn or undrawn, contingent or otherwise (other than reimbursement obligations with respect to Permitted Surety Bonds that have not been drawn);

(i) indebtedness and other obligations attributable to factoring, securitization or analogous transactions;

(j) all contingent or unfunded liabilities under any ERISA Plan, Pension Plan or other employee benefit plan or pension;

(k) Disqualified Equity Interests of such Person; and

(1) all Contingent Obligations of such Person not otherwise described above.

For purposes of this definition, (i) the amount of any Debt represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Debt, and (ii) the amount of any Debt which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.

“Default” means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

“Defaulting Lender” has the meaning set forth in Section 2.19.

“Default Rate” has the meaning set forth in Section 2.3.

“Delta Business” means the Delta Business Sub-Segments collectively and taken as a whole.

“Delta Business Sub-Segments” means the collective reference to, and individually any one of, (i) Delta/FOSS, (ii) Frey Scientific, and (iii) Other Science Products.

“Delta/FOSS” means the Delta and Refurbishment marketing units that are a sub-segment of the Delta Business that offers an inquiry-based elementary and middle school science curriculum, including instructional and classroom resources and hands-on investigation materials, the Delta Science Module program, the FOSS (Full Option Science System) program and kit refill materials.

“Disposition” means any sale, transfer, lease, licensing, assignment, rental or other disposition of any asset, interest or property. “Dispose” has a correlative meaning.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Maturity Date.

“DIP Liens” has the meaning ascribed to it in the Interim Order or the Final Order, as applicable.

“DIP Order” means the Interim Order or the Final Order, as applicable under the circumstances.

“Dollars” or “$” means United States dollars.

“Educational Resources Administrator” means the category within the Educational Resources Segment that offers basic classroom supplies, office products, janitorial and sanitation supplies, school equipment, technology products and paper.

“Educational Resources Business” means the Educational Resources Business Segments, collectively and taken as a whole.

“Educational Resources Business Segments” means the collective reference to, and individually any one of, (i) Educational Resources Educator, (ii) Educational Resources Administrator, and (iii) Educational Resources Furniture.

“Educational Resources Educator” means the category within the Educational Resources Segment that offers supplemental learning materials, teaching resources, upper-grade-level art supplies, early childhood products, physical education equipment and special needs equipment and classroom technology.

“Educational Resources Furniture” means the category within the Educational Resources Segment that offers classroom furniture, library furniture, cafeteria furniture, office furniture, fixed furniture such as bleachers and lockers, as well as construction and project management services.

“Eligible Assignee” means any Person to whom it is permitted to assign Loans and, if applicable, Commitments pursuant to Section 8.12.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation of Hazardous Substances and/or the protection of human health, safety, the environment and natural resources, including CERCLA, the SWDA, the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), all regulations promulgated under any of the foregoing, all analogous Requirements of Law and Permits and any environmental transfer of ownership notification or approval statutes, including the Industrial Site Recovery Act (N.J. Stat. Ann. §§ 13:1K-6 et seq.).

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Group Member as a result of, or related to, any claim, suit, action, investigation, proceeding or written demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Group Member, whether on, prior or after the date hereof.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but does not include the 2011 Convertible Subordinated Debentures.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Event” means (a) the existence of a condition or event with respect to an ERISA Plan that presents a risk either of the imposition of an excise tax or any other liability on any Group Member or of the imposition of a Lien on any portion of the assets of any Group Member; (b) the engagement by a Controlled Group member in a non-exempt “prohibited transaction” (as defined under Section 406 of ERISA or Section 4975 of the IR Code) or a breach of a fiduciary duty under ERISA that could reasonably be expected to result in liability to any Group Member; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Section 412 of the IR Code or Section 302 of ERISA or a Controlled Group member is required to provide security under Section 401(a)(29) of the IR Code or Section 307 of ERISA; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in Sections 4203 and 4205 of ERISA, respectively); (f) the involvement of, or occurrence or existence of any event or condition that results in the involvement of, a Multiemployer Plan in any reorganization under Section 4241 of ERISA; (g) the failure, as determined in writing by the Internal Revenue Service or Treasury Department, of an ERISA Plan (and any related trust) that is intended to be qualified under Sections 401 and 501 of the IR Code to be so qualified or the failure, as determined in writing by the Internal Revenue Service or Treasury Department, of any “cash or deferred arrangement” under any such ERISA Plan to meet the requirements of Section 401(k) of the IR Code; (h) the taking by the PBGC of any steps to terminate a Pension Plan (other than steps associated with a standard termination under Title IV of ERISA) or to appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member or an ERISA Plan to satisfy any requirement of law applicable to an ERISA Plan if such failure could reasonably be expected to result in material liability to any Group Member; (j) the commencement, existence or threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits; or (k) any incurrence by a Controlled Group member of any liability for post-retirement benefits under any Welfare Plan, other than as required by Applicable Law, including Section 601 of ERISA, et. seq. or Section 4980B of the IR Code.

“ERISA Plan” means an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is, or within the six years preceding any date of determination has been, sponsored, maintained or contributed to by a Controlled Group member or with respect to which any Controlled Group may have any liability.

“Event of Default” has the meaning set forth in Section 7.1.

“Excluded Taxes” means, with respect to the Administrative Agent and any Lender, (a) income or franchise taxes imposed on (or measured by) its net income (i) by any Governmental Authority or other authority, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of a Lender, in which its applicable lending office is located or (ii) as a result of a present or former connection between such person and the jurisdiction imposing such Tax (other than connections solely arising from such person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned any interest in any Loan or Loan Document), (b) any branch profits taxes imposed (i) by any Governmental Authority or any similar tax imposed by any other jurisdiction in which the Borrower is located or (ii) as a result of a present or former connection between such person and the jurisdiction imposing such Tax (other than connections solely arising from such person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold assigned an interest in any Loan or Loan Document), (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), and (d) U.S. backup withholding Tax.

“Extraordinary Receipts” means any cash received after the Closing Date by any Group Member not in the ordinary course of business (and not consisting of proceeds from the Disposition of, or any casualty or condemnation with respect to, Inventory, equipment or Real Property) consisting of (a) proceeds of judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (other than amounts representing the reimbursement of out-of-pocket costs and expenses incurred after the Closing Date with respect to third-party claims and other than collections of Accounts in the ordinary course of business), (b) indemnity payments or purchase price adjustments (other than a working capital adjustment) received in connection with any purchase agreement (other than amounts representing the reimbursement of out-of-pocket costs and expenses incurred after the Closing Date with respect to third-party claims), or (c) tax refunds or rebates (other than commodity tax and research and development refunds and credits).

“FATCA” means Sections 1471-1474 of the IR Code in effect as of the date hereof or any amended or successor version and any current or future Treasury regulations issued thereunder.

“Federal Funds Rate” means at any time an interest rate per annum equal to the weighted average of the rates for overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by it, it being understood that the Federal Funds Rate for any day which is not a Business Day shall be the Federal Funds Rate for the next preceding Business Day.

“Field Review” has the meaning set forth in Section 5.2(a).

“Final Order” means, collectively, the order of the Bankruptcy Court entered in the Chapter 11 Cases after a final hearing under Bankruptcy Rule 4001(c)(2) or such other procedures as approved by the Bankruptcy Court which order shall be satisfactory in form and substance to Agent, in its sole discretion, and which order is in effect and not stayed, together with all extensions, modifications and amendments thereto, in form and substance satisfactory to Agent, in its sole discretion, which, among other matters but not by way of limitation, authorizes the Borrowers to obtain credit, incur (or guaranty) Debt, and grant Liens under this Agreement and the other Loan Documents, as the case may be, provides for the super priority of Agent’s, Collateral Agent’s and Lenders’ claims and authorizes the use of cash collateral.

“Frey Scientific” means the marketing unit that is a sub-segment of the Delta Business that offers a line of science supplies and equipment for k-12 classrooms and science labs, as well as lab design services and furniture.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Obligor” has the meaning set forth in Section 9.4.

“Funds Flow Memorandum” means, with respect to any Revolving Loan proposed to be borrowed under this Agreement on the Closing Date, a listing of Persons to whom the proceeds of the Revolving Loan are to be paid, the amounts to be paid to each such Person, and the account information and wiring instructions for each such Person; such listing to be agreed in writing between the Administrative Borrower and the Agent prior to the date such Revolving Loan is proposed to be made.

“FX and Currency Option Obligations” means any and all obligations of the Group Members, whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any and all agreements, devices or arrangements designed to protect any Group Member from variations in the comparative value of currencies, including foreign exchange purchase and future purchase transactions, currency options, currency swaps and cross currency rate swaps.

“GAAP” means generally accepted accounting principles as in effect in the United States and applied on a basis consistent with the accounting practices applied in the financial statements of the Group Members referred to in Section 4.5.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether provincial, state or local, and any agency, authority, instrumentality, regulatory body, court, commission, board, bureau, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies such as the European Union or the European Central Bank or other comparable authority or agency, and any arbitration tribunal to which any Obligor is subject.

“Group Members” means the Obligors and each of their respective Subsidiaries.

“Guarantor Obligations” has the meaning set forth in Section 9.3(a).

“Guarantors” means, collectively, all of the Subsidiaries of the Administrative Borrower as of the date hereof that are not Borrowers, and each additional Subsidiary of the Administrative Borrower that executes and delivers a Guaranty Supplement in favor of the Agent and the Secured Parties either at the time of execution of this Agreement or at any time hereafter pursuant to Section 5.11, but excludes Premier School Agendas, Ltd. so long as it is a controlled foreign entity that is not disregarded for Tax purposes.

“Guaranty” means the guaranty by the Guarantors of the Obligations, as set forth in, and subject to the terms of, Article IX.

“Guaranty Supplement” has the meaning set forth in Section 5.8.

“Hazardous Substance” means any asbestos, urea-formaldehyde, polychlorinated biphenyls, nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Laws.

“Health Business” means a segment of the Accelerated Learning Business that offers physical education and health solutions under the SPARK brand.

“Hedge Agreements” means the collective reference to Rate Hedging Obligations, Commodity Hedging Obligations, FX and Currency Option Obligations and other financial contracts.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning set forth in Section 10.5.

“Initial Borrowing” has the meaning set forth in Section 2.2(a).

“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Intellectual Property” means all now existing or hereafter acquired Copyrights, Patents, and Trademarks (as such terms are defined in the Security Agreement) of the Obligors.

“Intellectual Property Security Agreement” means each Copyright Security Agreement, Patent Security Agreement, and Trademark Security Agreement.

“Intercompany Debt” means Debt owing by a Group Member to one or more other Group Members.

“Intercompany Subordination and Payment Agreement” means the Intercompany Subordination and Payment Agreement executed by each Obligor and each Non-Obligor in favor of the Agent and the Lenders, in the form of Exhibit F hereto, as the same may be amended, supplemented or restated from time to time.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, executed by Wells Fargo Capital Finance, LLC, in its capacity as administrative agent and co-collateral agent under the ABL DIP Credit Documents, and the Agent.

“Interest Period” means each period beginning on the first day, and ending on the last day, of each fiscal month, provided that the initial Interest Period shall commence on the Closing Date and end on the last day of the fiscal month in which the Closing Date occurs.

“Interim Weekly Cash Flow Estimate” means a cash flow forecast for the then current fiscal week in substantially the same format as the thirteen-week cash flow forecast in the Approved Budget.

“Interim Order” means, collectively, the order of the Bankruptcy Court entered in the Chapter 11 Cases after an interim hearing (assuming satisfaction of the standards prescribed in Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001 and other applicable law), which order is in effect and not stayed, together with all extensions, modifications, and amendments thereto, in form and substance satisfactory to Agent, in its sole discretion, which, among other matters but not by way of limitation, authorizes, on an interim basis, Borrowers to execute and perform under the terms of this Agreement and the other Loan Documents.

“Inventory” means any “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by any Obligor, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Obligor for sale or lease (or that are being leased and located within a state of the United States) or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Obligor’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“IR Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“IRS” means the Internal Revenue Service of the United States.

“LC Obligations” means the sum of (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit and (b) the aggregate amount of all LC Reimbursement Obligations then outstanding.

“LC Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Obligors or any of them to the issuer thereof, as and when matured, to pay (with proceeds of a ABL DIP Credit Loan or otherwise) all amounts drawn under such Letter of Credit.

“Lease” means a lease, license, concession, occupancy agreement or other agreement (written or oral, now or at any time in effect) which grants to any Person a possessory interest in, or the right to use, all or any part of a parcel of Real Property.

“Leased Real Property” means any leasehold interest in Real Property of any Obligor as lessee, sublessee or the like under any Lease.

“Lender” and “Lenders” have the meanings set forth in the Preamble to this Agreement.

“Letter of Credit” means each letter of credit issued pursuant to the ABL DIP Credit Documents.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations and any related fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR Rate” means a rate per annum equal to the greatest of (a) 1.5% per annum, (b) solely upon the occurrence and during the continuance of an Event of Default, the Prime Rate, and (c) the offered rate for deposits in Dollars for a period of three months as determined by the Administrative Agent from the Reuters Screen LIBOR01 Page as of approximately 11:00 a.m., New York, New York time, on the first day of each Interest Period, or if such day is not a Business Day, then on the first Business Day in the applicable fiscal month in which such Interest Period commences (to be applicable for each day in such Interest Period), or the rate for such deposits reasonably determined by the Administrative Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose; provided, that if the LIBOR Rate is not determinable in the foregoing manner, the Administrative Agent may determine the rate based on rates offered to the Administrative Agent for deposits in Dollars in the interbank eurodollar market at such time for delivery on the first day of the Interest Period for the number of days comprised therein. If the Board of Governors of the Federal Reserve System (or any successor) prescribes a reserve percentage (the “Reserve Percentage”) for “Eurocurrency liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), then the above definition of LIBOR Rate shall be the “Base LIBOR Rate”, and “LIBOR Rate” shall mean: Base LIBOR Rate divided by (100% minus LIBOR Reserve Percentage). Each determination by the Administrative Agent of the applicable LIBOR Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error.

“LIBOR Reserve Percentage” means the Reserve Percentage adjusted by the Administrative Agent for expected changes in such reserve percentage during the applicable Interest Period.

“Lien” means any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of the lessors in connection with Capitalized Lease Liabilities and the interest of a vendor under any conditional sale or other title retention agreement).

“Loan Documents” means this Agreement, the Notes, the DIP Order, the Security Agreement, each Collateral Access Agreement, each Control Agreement, each Mortgage, each Intellectual Property Security Agreement, the Master Intercompany Note, the Intercompany Subordination and Payment Agreement, the Administrative Agent Fee Agreement, the Intercreditor Agreement, and all other loan documents now or hereafter given by any Group Member to the Administrative Agent, the Collateral Agent or the other Secured Parties in connection with the foregoing and/or in connection with the obligations of the Borrowers or the Guarantors under this Agreement.

“Loans” means the Revolving Loans.

“Master Intercompany Note” means an omnibus promissory note evidencing all Intercompany Debt and pledged to the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations, all in form and substance satisfactory to the Administrative Agent.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:

(a) the business, financial condition, assets, liabilities, performance, operations or results of operations of (i) the Obligors taken as a whole, or (ii) the Accelerated Learning Business taken as a whole except for the filing, commencement and continuation of the Chapter 11 Cases and the events that customarily result from the filing, commencement and continuation of the Chapter 11 Cases (including any litigation resulting therefrom);

(b) any material portion of the Collateral, taken as a whole, or any material portion of the Collateral in or attributable to the Accelerated Learning Business taken as a whole, or in either case the value or saleability thereof, or the Agent’s Liens on the Collateral, or the enforceability, perfection or priority (as required by the Loan Documents) of such Liens;

(c) the ability of any Obligor to perform its obligations under the Loan Documents; or

(d) the validity, enforceability or collectability of the Obligors’ respective obligations under any Loan Document, or the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties under any Loan Document.

Without limitation of the foregoing, it shall be a Material Adverse Effect if any Person who (x) is the CEO or CFO of the Administrative Borrower or the chief executive officer of the Accelerated Learning Business or the Educational Resources Business (or, in each case, an officer holding an equivalent title to any of the foregoing) or (y) otherwise exercises any direct control or influence over the management or management decisions of any Group Member, in each case, shall (i) be indicted or otherwise formally charged for or convicted of fraud, money laundering, embezzlement or any other felony, whether in the United States or in any foreign country or jurisdiction according to the Applicable Laws of such jurisdiction, or (ii) be or become a Blocked Person.

“Material Contract” means (i) each Revolving Credit Document, (ii) the agreements listed as items 1 and 2 in Part B of Schedule 4.11, and (iii) any contract or other arrangement to which any Group Member is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew would be reasonably likely to have a Material Adverse Effect.

“Maturity Date” means June 30, 2013.

“Maximum ABL DIP Credit Amount” means $175,000,000.

“Maximum Available Net Assets” has the meaning set forth in Section 9.4.

“MD&A” means a customary Management Discussion and Analysis relating to financial statements acceptable in scope and form to the Administrative Agent.

“Milestones” has the meaning set forth in Section 5.18.

“Multiemployer Plan” means a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

“Net Cash Proceeds” means, with respect to any Disposition by an Obligor of property or assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of an Obligor, in connection therewith after deducting therefrom only (a) the amount of any Debt secured by any Permitted Lien on any asset (other than (i) Debt owing to the Secured Parties under this Agreement or the other Loan Documents and (ii) Debt assumed by the purchaser of such asset) which is required to be, and is, and in the case of Debt under the ABL DIP Credit Documents is permitted by the Intercreditor Agreement to be, repaid in connection with such Disposition (in the case of deductions for repayment of Debt under the ABL DIP Credit Documents, only to the extent of the amount of such proceeds allocated to ABL Priority Collateral (as defined in, and in accordance with the terms of Section 3.5(c) of, the Intercreditor Agreement)), (b) reasonable fees, commissions, and expenses related thereto and required to be paid by an Obligor in connection with such Disposition, and (c) taxes paid or payable to any taxing authorities by an Obligor in connection with such Disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of an Obligor, and are properly attributable to such transaction.

“Non-Consenting Lender” has the meaning set forth in Section 10.2.

“Non-Controlled Accounts” means any deposit account or securities account of an Obligor that is not subject to a Control Agreement.

“Non-Obligor” means each Group Member that is not an Obligor.

“Notes” means the Revolving Notes and the Term Notes.

“Notice of Borrowing” means a notice by the Administrative Borrower to the Administrative Agent in the form of Exhibit D, which includes or specifies (A) the date of such proposed borrowing (which must be a Subsequent Revolving Funding Date), (B) the amount of the borrowing (which must be in an amount not to exceed the Availability or a greater amount agreed to in writing by the Administrative Agent and each Lender in their sole discretion), (C) the Interim Weekly Cash Flow Estimate for the then current fiscal week after giving effect to the funding of the requested Revolving Loan borrowing under this Agreement, which, among other things, must show that there is no ABL DIP Credit Agreement Availability projected to exist as of the end of the then current fiscal week (as reflected on the line item “Excess ABL Availability After Reserves and Minimum Liquidity” on such Interim Weekly Cash Flow Estimate) and the projected amount of the Unrestricted Cash on hand of the Group Members as of the end of the then current fiscal week (as reflected on the line item “Unrestricted Cash Balance” on such Interim Weekly Cash Flow Estimate) shall not exceed $1,000,000 , and (D) a certificate jointly from the chief financial officer and the chief restructuring officer of the Administrative Borrower certifying that, to the knowledge of the certifying officers, no Default or Event of Default has occurred and there is no fact, event or circumstance that could reasonably be expected to cause a Default or Event of Default.

“Notification” has the meaning set forth in Section 10.3(c).

“Obligations” means, collectively, all obligations and liabilities of the Borrowers to the Agent, the Lenders and the other Secured Parties under this Agreement and all other Loan Documents, including without limitation obligations to pay principal, interest, fees, premiums, expenses and other amounts of whatever nature, Agent Expenses, and any such obligations that arise after the filing of a petition by or against any Obligor under the Bankruptcy Code (or under any other bankruptcy or insolvency laws), regardless of whether allowed as a claim in the resulting proceeding, even if the obligations do not accrue because of the automatic stay of Section 362 of the Bankruptcy Code (or under any other bankruptcy or insolvency laws) or otherwise.

“Obligors” means, collectively, the Borrowers and the Guarantors.

“Other Science Products” means the marketing units that are sub-segments of the Delta Business that offer grade 6-12 learning systems that integrate textbooks, equipment and technology under the CPO Science brand, a supplementary science curriculum under the NEO/SCI and SCIS brands, and a math curriculum, supplementary products and manipulatives primarily under the ThinkMath brand.

“Other Taxes” has the meaning specified in Section 2.11(b).

“Owned Real Property” means any fee interest of any Obligor in Real Property.

“Participant” means a Person holding a Participation.

“Participation” means a participation in all or a portion of the rights of a Lender, granted pursuant to and in accordance with Section 8.13.

“Patent Security Agreement” means a Patent Security Agreement executed and delivered by an Obligor in favor of the Agent in substantially the form attached to the Security Agreement.

“Payee” has the meaning set forth in Section 2.11.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any of its principal functions under ERISA.

“Pension Plan” means an ERISA Plan that is a “pension plan” (within the meaning of Section 3(2) of ERISA).

“Percentage” means, as to any Lender, in reference to Revolving Loans, the amount of such Lender’s Revolving Commitment divided by the Revolving Commitment Amount or, if any such Revolving Commitments have been terminated, the aggregate outstanding principal amount of such Lender’s Revolving Loans divided by the aggregate outstanding principal amount of Revolving Loans of all Lenders.

“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Debt” means, provided that the incurrence thereof would not otherwise give rise to a Default under this Agreement:

(a) Prepetition Indebtedness listed in Part A of Schedule 6.2;

(b) Permitted PMM/Capital Lease Debt;

(c) Intercompany Debt permitted under Section 6.3, evidenced by the Master Intercompany Note and subject to the Intercompany Subordination and Payment Agreement, and in the case of Intercompany Debt existing on the Closing Date, listed in Part B of Schedule 6.2;

(d) the Revolving Loans and other Debt outstanding under this Agreement;

(e) ABL DIP Credit Obligations outstanding from time to time under the ABL DIP Credit Agreement, in an aggregate amount not to exceed at any time the Maximum ABL DIP Credit Amount;

(f) Prepetition Term Loan and other Debt outstanding under the Prepetition Term Loan Agreement;

(g) Debt under the Prepetition ABL Credit Documents;

(h) endorsement of instruments or other payment items for deposit;

(i) Debt consisting of unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with dispositions of business units permitted by Section 6.5;

(j) [Reserved];

(k) Debt permitted to be incurred in accordance with the DIP Order;

(l) [Reserved];

(m) Debt incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or cash management services; and

(n) Adequate Protection Obligations.

Notwithstanding the foregoing, Commodity Hedging Obligations shall not in any event be Permitted Debt.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured lender) credit judgment.

“Permitted Liens” means:

(a) Liens in existence on the date of this Agreement and listed in Schedule 6.1;

(b) Liens for taxes or assessments or other governmental charges to the extent not required to be paid by Section 5.4;

(c) materialmen’s, warehousemen’s, merchants’, carriers’, worker’s, repairer’s, or other like Liens arising by operation of law in the ordinary course of business to the extent the obligations secured thereby are (i) not required to be paid by Section 5.4 and (ii) in an aggregate amount not to exceed $8,000,000 at any time outstanding;

(d) pledges or deposits to secure obligations under worker’s compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, in the ordinary course of business and consistent with past practices, in an aggregate amount for such bids, tenders, contracts and true leases not to exceed $500,000 at any time outstanding, or to secure statutory obligations incurred in the ordinary course of business and consistent with past practices in an aggregate amount for such statutory obligations not to exceed $500,000 at any time outstanding, or to secure indemnity or other similar obligations incurred in the ordinary course of business and consistent with past practices in an amount not to exceed $500,000 at any time outstanding, provided that the aggregate amount of all Liens permitted under this clause (d) shall not exceed $1,000,000;

(e) Permitted Real Estate Encumbrances;

(f) Liens created under the (i) Loan Documents and (ii) the Prepetition Term Loan Documents;

(g) Liens created under the (i) ABL DIP Credit Documents securing the ABL DIP Credit Obligations and that are subject to the Intercreditor Agreement and (ii) Prepetition ABL Credit Documents securing obligations in respect thereof and that are subject to the Prepetition Intercreditor Agreement;

(h) judgment Liens provided that such judgment Lien has not given rise to an Event of Default;

(i) the interests of lessors under operating leases and non-exclusive licensors under license agreements;

(j) Liens securing Permitted PMM/Capital Lease Debt so long as (i) such Lien attaches only to the asset purchased or acquired in connection with the incurrence thereof, and the proceeds therefrom, and (ii) such Lien only secures the Debt that was incurred to acquire the asset purchased or acquired;

(k) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business and in existence on the Petition Date;

(l) rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts that are subject to Control Agreements in the ordinary course of business;

(m) [Reserved];

(n) [Reserved];

(o) Liens in favor of customs and revenue authorities arising on or prior to the Petition Date as a matter of law to secure payment of customs duties not yet delinquent in connection with the importation of goods; and

(p) Adequate Protection Obligations.

“Permitted PMM/Capital Lease Debt” means Capitalized Lease Liabilities and purchase money Debt with respect to fixed assets (i) outstanding on the Closing Date and set forth on Schedule 6.2 hereof and described as such on such Schedule and (ii) incurred after the Closing Date in an aggregate principal amount for all such Capitalized Lease Liabilities and purchase money Debt not to exceed $500,000 outstanding at any time, provided that such Capitalized Lease Liabilities and purchase money Debt are entered into in connection with, and at the time of or no later than 20 days after, the acquisition by the Borrowers of equipment useful and used in the ordinary course of the Borrowers’ business and the principal amount of such Capitalized Lease Liabilities and purchase money Debt when incurred does not exceed the purchase price of the property financed, and no such Capitalized Lease Liabilities and purchase money Debt shall be refinanced for a principal amount in excess of the principal amount refinanced.

“Permitted Real Estate Encumbrances” means, in the case of any Real Property, (a) any “Permitted Encumbrances” (as defined in the Mortgage relating to such Real Property) approved by the Agent, (b) Liens on such Real Property of the nature referred to in clauses (b), (f), (g) and (h) of the definition of Permitted Liens, and (c) easements (including without limitation reciprocal easement agreements), rights-of-way, restrictions, municipal, building and zoning ordinances and other similar encumbrances or other irregularities affecting such Real Property, that do not secure any Debt, and which were incurred in the ordinary course of business and (i) are described in the title insurance policy with respect to such Real Property delivered to the Administrative Agent prior to the date hereof, or (ii) in the opinion of the Administrative Agent, are not substantial in amount and do not in any case materially impair the use of such property in the operation of the business of any Group Member or impair the value of such Real Property.

“Permitted Senior Liens” means Permitted Liens (x) referred to in clauses (a), (b), (c), (e) and (j) of the definition of Permitted Liens and applicable to the Collateral (other than Equity Interests constituting Collateral, as to which there shall be no Permitted Senior Liens), to the extent, but only to the extent, having priority by mandatory provisions of applicable law, and (y) referred to in clause (g) of the definition of Permitted Liens and applicable only to the ABL DIP Credit Priority Collateral.

“Permitted Surety Bonds” means unsecured guarantees and reimbursement obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Authority.

“Petition Date” means January 28, 2013.

“Planner Business” means the business unit comprised of Premier Agendas, Inc. (excluding (on a basis consistent with the financial statements delivered by the Administrative Borrower to the Agent prior to the Closing Date) those operations relating to the Educational Resources Business in Canada), Premier School Agendas, Ltd. and Select Agendas, Corp.

“Platform” has the meaning set forth in Section 10.3(b).

“Postpetition” means the time period commencing immediately upon the filing of the Chapter 11 Cases.

“Prepetition” means the time period ending immediately prior to the filing of the Chapter 11 Cases.

“Prepetition ABL Agent” means Wells Fargo Capital Finance, LLC, in its capacity as administrative agent and collateral agent, under the Prepetition ABL Credit Agreement.

“Prepetition ABL Credit Agreement” means the Credit Agreement dated as of May 22, 2012, among the borrowers and guarantors named therein, the Prepetition ABL Credit Lenders and Wells Fargo Capital Finance, LLC, as administrative agent and co-collateral agent, as amended to date.

“Prepetition ABL Credit Documents” means the Prepetition ABL Credit Agreement and each other Loan Document (as defined therein).

“Prepetition ABL Credit Lenders” means all lenders party to the Prepetition ABL Credit Agreement.

“Prepetition Agents” means, collectively, the Prepetition ABL Agent and the Prepetition Term Loan Agent.

“Prepetition Debt Documents” means, collectively, the Prepetition ABL Credit Documents and the Prepetition Term Loan Documents.

“Prepetition Debt Holders” means, collectively, the Prepetition ABL Credit Lenders and the Prepetition Term Loan Lenders.

“Prepetition Indebtedness” means all Debt of the Borrowers outstanding on the Petition Date immediately prior to the filing of the Chapter 11 Cases other than Debt under the Prepetition ABL Credit Agreement and the Prepetition Term Loan Agreement.

“Prepetition Intercreditor Agreement” means the Intercreditor Agreement, dated as of May 22, 2012, executed by Wells Fargo Capital Finance, LLC in its capacity as Prepetition ABL Agent, and Bayside Finance LLC, in its capacity as Prepetition Term Loan Agent.

“Prepetition Secured Obligations” means the obligations in respect of the Prepetition ABL Credit Documents and the Prepetition Term Loan Documents.

“Prepetition Term Lenders” means the lenders party to the Prepetition Term Loan Agreement.

“Prepetition Term Loan Agent” means Bayside Finance, LLC, as administrative agent and collateral agent under the Prepetition Term Loan Documents.

“Prepetition Term Loan Agreement” means that certain Credit Agreement, dated as of May 22, 2012, by and among the borrowers and guarantors named therein, the Prepetition Term Lenders and the Prepetition Term Loan Agent, as amended to date.

“Prepetition Term Loan Documents” means the Prepetition Term Loan Agreement and each other Loan Document (as defined therein).

“Prepetition Term Loan Lenders” means the lenders party to the Prepetition Term Loan Agreement.

“Prime Rate” means, at any time, a rate per annum equal to the higher of (a) the rate last quoted by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s largest banks” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent) and (b) the sum of 0.5% per annum and the Federal Funds Rate.

“Product Development Expense” means, for any period, the capitalized cash investment on product development for such period.

“Professional Fees Line Items” has the meaning set forth in Section 6.31(d).

Projections” has the meaning set forth in Section 4.5.

“Protective Advances” has the meaning set forth therefor in Section 2.17(a).

“Purchaser” means Bayside School Specialty, LLC, a Delaware limited liability company, and any of its designees, successors or assigns of its obligations under the Asset Purchase Agreement.

“Qualified Equity Interest” means and refers to any Equity Interests issued by School Specialty (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Rate Hedging Obligations” means any and all obligations of the Group Members under (a) any and all agreements, devices or arrangements designed to protect any Group Member from the fluctuations of interest rates, including interest rate exchange agreements, interest rate cap or collar protection agreements, and interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Reading Business” means the literacy and intervention division of the Accelerated Learning Business.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receipts” has the meaning set forth in Section 5.12(b).

“Reconcilable Inclusion” means, with respect to the Accelerated Learning Business and the Planner Business, any inclusion within the Accelerated Learning Business or the Planner Business, respectively, of contracts, rights or other assets that (x) prior to such inclusion, were included in a different Business Segment, or (y) in the case of contracts, rights or other assets not previously included in a different Business Segment, are not consistent with the then-existing other contracts, rights and other assets of the Accelerated Learning Business or the Planner Business, respectively

“Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Administrative Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Administrative Agent pursuant to and in accordance with Section 8.17 or any comparable provision of any Loan Document.

“Related Transactions” means, collectively, the execution and delivery of, and consummation of the transactions contemplated by, all ABL DIP Credit Documents and the payment of all related fees, costs and expenses.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Substance into or through the environment.

“Remaining Obligor” has the meaning set forth in Section 9.4.

“Remedial Action” means all actions required under Environmental Laws to (a) clean up, remove, treat or in any other way address any Hazardous Substance in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Substance does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Substance.

“Report” and “Reports” have the meanings specified in Section 8.20(a).

“Reportable Event” means a reportable event as that term is defined in Title IV of ERISA, and not as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, and with the exception of actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

“Reporting Affiliate” means, with respect to any Person, a Person who is an Affiliate of such first Person under clauses (a), (b) or (c) of the definition of the term “Affiliate”.

“Representatives” has the meaning set forth in Section 7.2.

“Required Lenders” means, at any time, the Lenders holding Loans and Commitments representing more than a majority of all Loans and unfunded Commitments outstanding at such time, provided that at any time that Bayside and its Affiliates hold in the aggregate at least 25% of the sum of all Loans and unfunded Commitments outstanding at such time, Required Lenders shall include Bayside and/or such Affiliates, as applicable.

“Required Payment” has the meaning set forth in Section 2.10(c).

“Requirements of Law” means, as to any Person, the organizational documents of such Person and any Applicable Law, or determination of a Governmental Authority having the force of law (but nevertheless including determinations of a Governmental Authority not having the force of law if responsible and prudent Persons engaged in a business similar to the business of the Borrower would observe such determinations), in each case applicable to or binding upon such Person or any of its business or property or to which such Person or any of its business or property is subject.

“Reserve Percentage” has the meaning set forth in the definition of “LIBOR Rate”.

“Responsible Officer” means the chief executive officer or chief financial officer of the Administrative Borrower.

“Restricted Payment” means, in respect of any Obligor or any Subsidiary of any Obligor, to (a) declare or pay any dividend or make any other payment or distribution, directly or indirectly, on account of Equity Interests issued by such Obligor or Subsidiary (including any payment in connection with any merger or consolidation involving such Obligor or Subsidiary) or to the direct or indirect holders of Equity Interests issued by such Obligor or Subsidiary in their capacity as such (other than dividends or distributions payable in Equity Interests of such Obligor or Subsidiary that are not Disqualified Equity Interests), or (b) purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving such Obligor or Subsidiary) any Equity Interests issued by such Obligor or Subsidiary, or (c) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of such Obligor or Subsidiary now or hereafter outstanding, or (d) make any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Debt.

“Restrictive Agreement” means an agreement (other than a Loan Document) that conditions or restricts the right of any Group Member to incur or repay borrowed money, to grant Liens on any assets, to declare or make Restricted Payments, to modify, extend or renew any agreement evidencing borrowed money, or to repay any Intercompany Debt.

“Return” has the meaning set forth in Section 2.12(b)(i).

“Revolving Commitments” means, with respect to each Lender, the amount of the Revolving Commitment set forth opposite such Lender’s name on Schedule 1.1.1 hereof, or below such Lender’s signature on an Assignment Certificate executed by such Lender, or as the context may require, the obligation of such Lender to make Revolving Loans, as contemplated by this Agreement.

“Revolving Commitment Amount” means the aggregate amount of the Revolving Commitments of all Lenders at any time, which amount shall be $50,000,000.

“Revolving Loan” means a Loan made pursuant to Section 2.1 utilizing the Revolving Commitments.

“Revolving Note” means a promissory note of the Borrowers payable to a Lender evidencing the Revolving Commitment of such Lender (as such promissory note may be amended, extended or otherwise modified from time to time) and also means each promissory note accepted by such Lender from time to time in substitution therefor or in renewal thereof.

“Rolling Two Week Test Period” has the meaning set forth in Section 6.31(a).

“Sale/Leaseback Liabilities” means any amount or liability in respect of sale/leaseback or analogous transactions that is or is required under GAAP to be shown on the consolidated balance sheet of the Administrative Borrower and its consolidated Subsidiaries.

“Sale Motion” has the meaning set forth in the Asset Purchase Agreement.

“Sale Order” has the meaning set forth in the Asset Purchase Agreement.

“School Specialty” has the meaning set forth in the Preamble to this Agreement.

“Secured Parties” means the Lenders, the Administrative Agent, the Collateral Agent, each other Indemnitee and any other holder of any Obligation of any Obligor.

“Security Agreement” means each Security and Pledge Agreement (or similar agreement) executed by each Obligor in favor of the Agent and the Lenders, in the form of Exhibit E hereto duly completed for each Obligor, as the same may be amended, supplemented or restated from time to time.

“Seeds Divestiture” means the disposition by the Obligors of the Seeds of Science / Roots of Reading business in January 2012.

“Senior Debt” means Debt of the Group Members that has not been subordinated in right of payment to the Obligations in a manner in form and substance satisfactory to the Agent, including the ABL DIP Credit Obligations.

“Single Test Week” has the meaning set forth in Section 6.31(a).

“Stated Borrowing Base” has the meaning ascribed thereto in the Intercreditor Agreement (as in effect on the date hereof).

“Subordinated Debt” means unsecured Debt of the Obligors that is not Senior Debt, and that (a) is only guaranteed by the Guarantors, (b) is not subject to scheduled amortization, redemption, sinking fund or similar payment and does not have a final maturity, in each case, on or before the date that is six months after the Maturity Date, and (c) does not include any financial covenants or any covenant or agreement that is more restrictive or onerous on any Obligor in any material respect than any comparable covenant in this Agreement; and “Subordinated Debt” shall in any event include (x) the 2011 Convertible Subordinated Debentures, and (y) any other Debt of an Obligor incurred after the date hereof which by its terms is expressly subordinated to the Obligations in a manner and to an extent approved by the Administrative Agent.

“Subsequent Revolver Funding Date” means the second Business Day of each fiscal week commencing on the fiscal week immediately following the fiscal week in which the Initial Borrowing of the Revolving Loan is made.

“Subsidiary” of a Person means any corporation, limited liability company, partnership or other entity of which more than fifty percent (50%) of the outstanding equity or membership interests or shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors (or other governing body) of such entity, (irrespective of whether or not at the time stock or membership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Subsidiary Borrowers” has the meaning set forth in the Preamble to this Agreement.

“Survey” means, in respect of a particular parcel of Real Property, an American Land Title Association form survey, dated no earlier than 30 days prior to the issuance of the corresponding Mortgage Policy (or such other date as the Agent may approve in its Permitted Discretion), certified to the Agent and the issuer of the corresponding Mortgage Policy in a manner satisfactory to the Agent, by a land surveyor duly registered and licensed in the states in which the property described in such survey is located and acceptable to the Agent, which survey (i) shall show (x) all buildings and other improvements, (y) the location of any easements, rights of way, building set-back lines and other dimensional regulations and (z) such other matters as the Agent shall reasonably request and (ii) be sufficient for the issuer of the corresponding Mortgage Policy to remove all standard survey exceptions from the corresponding Mortgage Policy.

“SWDA” means the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.).

“Synthetic Lease Liabilities” means the monetary obligation of a Person under either: (a) a so-called synthetic, off-balance sheet or tax retention lease; or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). The amount of Synthetic Lease Liabilities shall be deemed to be the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Tax Returns” has the meaning set forth in Section 4.8.

“Taxes” has the meaning set forth in Section 2.11.

“Term and Revolving Loan Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Term and Revolving Loan Priority Collateral Deposit Account” means an account maintained with JPMorgan Chase Bank, National Association, and subject to a first priority Lien, perfected through control pursuant to a Control Agreement, in favor of the Agent for the benefit of the Secured Parties into which shall be deposited all Net Cash Proceeds of all Dispositions of all property of the Obligors that is not ABL DIP Credit Priority Collateral.

“Termination Date” means the earliest to occur of (i) Maturity Date, (ii) the consummation of a sale of all or substantially all of the assets of the Borrowers under section 363 of the Bankruptcy Code, (iii) unless waived by the Lenders in their sole discretion, the occurrence of an Event of Default after taking into effect all applicable grace periods, (iv) the acceptance in writing by any of the Borrowers of any offer or bid for the purchase of, directly or indirectly, all or substantially all of the assets of any of the Borrowers, or all of the equity of School Specialty or any Subsidiary thereof, to a buyer that does not provide for the actual payment in full of the Obligations by no later than the Maturity Date, or (v) unless waived by the Lenders in their sole discretion, the date that any of the Borrowers files a motion with the Bankruptcy Court for authority to proceed with the sale or liquidation of any of the Borrowers’ (or any material portion of the assets or all of the equity of any Borrower) without the consent of the Lenders except pursuant to a proposed sale of all or substantially all of the Borrowers’ assets, or all of the equity of School Specialty or any Subsidiary thereof, to a buyer that provides for the actual payment in full of the Obligations by no later than the Maturity Date. Upon the Termination Date, the Commitments shall terminate and all Loans and other Obligations shall be due and payable.

“Test Period” means the Single Test Week and the Rolling Two Week Test Period, commencing from the Single Test Week ending February 2, 2013.

“Total Outstanding ABL DIP Credit Amount” means, as of the date of determination, the sum of (a) the aggregate principal amount of all outstanding ABL DIP Credit Loans, plus (b) the amount of the LC Obligations.

“Trademark Security Agreement” means a Trademark Security Agreement executed and delivered by an Obligor in favor of the Agent in substantially the form attached to the Security Agreement.

“Treasury” means the United States Treasury.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

“Unfinanced Capital Expenditures” means Capital Expenditures that are made from available cash of the Borrowers and not from the proceeds of Permitted PMM/Capital Lease Debt (including any Permitted PMM/Capital Lease Debt incurred after the acquisition of the asset acquired to directly or indirectly finance such acquisition), and are made in respect of assets that are not subject to any capital lease, and are not pledged to secure any purchase money Debt (whenever incurred).

“Unrestricted Cash” means, as of any date of determination, the aggregate amount of cash credited as of such date to all deposit accounts of the Group Members, which cash is subject to no restriction on its use, transfer or distribution pursuant to any Requirement of Law or contractual obligation (other than the Loan Documents, the ABL DIP Credit Documents, the Prepetition Term Loan Documents and the Prepetition ABL Credit Documents).

“Unused Line Fee” has the meaning set forth in Section 2.10(k).

“USA Patriot Act” has the meaning set forth in Section 10.16.

“Variance Report” means a weekly variance report to be provided by Borrowers to Administrative Agent within three Business Days after the end of each fiscal week reflecting actual cash receipts and disbursements for (i) the prior fiscal week, (ii) the period from the beginning of the fiscal month which includes such fiscal week to the end of such fiscal week, (iii) the applicable Test Period of the Administrative Borrower, and (iv) the period from the beginning of the fiscal week ending February 2, 2013 to the end of such Test Period, in each case, reflecting the amount variance and, in the case of clause (iii), percentage variance of actual receipts and disbursements (on a line item basis) from those receipts and disbursements reflected in the most recently delivered thirteen-week cash flow forecast in the Approved Budget for the corresponding periods (or, in the case of clause (iv) and with respect to past periods that are not covered in the most recently delivered thirteen-week cash flow forecast in the Approved Budget, the latest thirteen-week cash flow forecast in the Approved Budget that covers any such past period), an explanation of the reason for any such variance and compliance or non-compliance with the requirements set forth in Section 6.31.

“Week 1” has the meaning set forth in Section 6.31.

“Week 2” has the meaning set forth in Section 6.31.

“Welfare Plan” means an ERISA Plan that is a “welfare plan” within the meaning of Section 3(1) of ERISA.

Section 1.2. Payments. The Administrative Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Obligor or any Lender. Any such determination or redetermination by the Administrative Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or Obligor and no other currency conversion shall change or release any obligation of any Obligor or of any Secured Party (other than the Administrative Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. The Administrative Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

ARTICLE II

CREDIT FACILITIES

Section 2.1. Revolving Commitments. Subject to the terms and conditions herein set forth, each Lender hereby severally, but not jointly, agrees to make revolving loans in Dollars (each such loan, a “Revolving Loan”), not to exceed the Revolving Commitment Amount, to the Borrowers as follows: (i) an initial borrowing on the Closing Date, in the aggregate principal amount of $15,000,000 (the “Initial Borrowing”) and (ii) additional borrowings on each Subsequent Revolver Funding Date in respect of which a Notice of Borrowing has been delivered in an amount not to exceed the Availability or a greater amount agreed to in writing by the Administrative Agent or each Lender in their sole discretion. The proceeds of such Revolving Loans shall be deposited into the Term and Revolving Loan Priority Collateral Deposit Account. The Revolving Loans and Revolving Loan proceeds shall be allocated to the Borrowers in the manner specified in the Notice of Borrowing therefor and used to pay (i) certain pre-petition expenses of the Borrowers and other costs authorized by the Bankruptcy Court in each case acceptable to the Lenders, (ii) Obligations hereunder and under all other Loan Documents (including, without limitation, interest, fees, expenses and other amounts of whatever nature and Agent Expenses) and (iii) post-petition operating expenses and to fund working capital of the Borrowers and other costs and expenses of administration of the Chapter 11 Cases (excluding wind-down expenses and payments with respect any management incentive plan unless agreed to in writing by the Lenders in their sole discretion), in each case subject to Availability and not to exceed the Revolving Commitment Amount. Notwithstanding the preceding, prior to the entry by the Bankruptcy Court of a Final Order, the Revolving Commitment Amount shall be limited to the sum of $25,000,000, to the extent authorized by the Interim Order. For the avoidance of doubt, there shall not be more than one borrowing in any fiscal week.

Section 2.2. Procedures for Revolving Loans. The Initial Borrowing shall be funded on the Closing Date without further need for the Borrowers to take any action or submit any notice or request to the Administrative Agent or Lenders. To request a Revolving Loan to be funded on any Subsequent Revolver Funding Date, the Administrative Borrower shall submit a Notice of Borrowing to the Administrative Agent no later than 3:00 p.m. New York, New York time, on the Business Day prior to the proposed Subsequent Revolver Funding Date. The Notice of Borrowing shall be effective upon receipt by the Administrative Agent, shall be in writing by facsimile or electronic transmission (including by PDF). The requested borrowing shall be in an integral multiple of $500,000 and not less than $2,000,000. Promptly upon receipt of a Notice of Borrowing, the Administrative Agent shall advise each Lender of the proposed Revolving Loan. At or before 3:00 p.m., New York, New York time, on the date specified for the requested Revolving Loan, each Lender shall provide the Administrative Agent at the principal office of the Administrative Agent in Miami Florida with immediately available funds covering such Lender’s Percentage of such Revolving Loan. Subject to satisfaction of the conditions precedent set forth in Article III with respect to such Revolving Loan, the Administrative Agent shall pay over such funds to the Administrative Borrower, by effecting a wire transfer to the Term and Revolving Loan Priority Collateral Deposit Account (or to such other Person and account as may be specified in the Funds Flow Memorandum), for the account of the applicable Borrower(s) specified in the Notice of Borrowing, prior to 4:00 p.m., New York, New York time, on the date of the requested Revolving Loan.

Section 2.3. Interest. The outstanding principal amount of each Loan shall bear interest from the date when made to the date repaid (provided that one full day’s interest shall be payable for any Loan, or portion thereof, that is borrowed and repaid on the same day), accruing daily at a rate per annum equal to the applicable LIBOR Rate for each day during each Interest Period during which such Loan is outstanding, plus the Applicable Margin, adjusted for each applicable Interest Period, payable in arrears on the last day of the applicable Interest Period; provided, however, that upon the occurrence of an Event of Default (whether or not the Agent or any Lender shall have received or given notice thereof), the interest on the Loans from and after the date of the occurrence of such Event of Default shall be the rate per annum otherwise applicable from time to time to such Loans, plus three percent (3.0%) per annum (adjusting for any change in the applicable LIBOR Rate), payable in arrears on the last day of each fiscal month and on the last day of the applicable Interest Period and on demand from time to time (the “Default Rate”). The outstanding amount of all Obligations other than outstanding principal of Loans shall bear interest from the date such Obligations are due and payable, accruing daily at the rate applicable from time to time (calculated daily and not for any Interest Period) to the Loans (and shall bear interest at the Default Rate upon the occurrence of an Event of Default). Interest shall be computed on the basis of the actual number of days elapsed and a year consisting of 360 days. Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrowers, the other Obligors and the Lenders in the absence of manifest error. All payments of interest shall be made in cash in Dollars in immediately available funds.

Section 2.4. Setting and Notice of Rates. The applicable LIBOR Rate for each Interest Period shall be determined by the Administrative Agent on the Closing Date, for the initial Interest Period, and on the first Business Day of each subsequent fiscal month, for each subsequent Interest Period (such rate to apply for each calendar day in such Interest Period), whereupon notice thereof (which may be by telephone) shall be given by the Administrative Agent to the Administrative Borrower and each Lender. Each such determination of the applicable LIBOR Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable and manifest error. The Administrative Agent, upon written request of the Administrative Borrower or any Lender, shall deliver to the Administrative Borrower or such requesting Lender a statement showing the computations or source used by the Administrative Agent in determining the applicable LIBOR Rate hereunder.

Section 2.5. Repayment of Loans; Representations; Joint and Several Liability.

(a) The Borrowers hereby unconditionally promise to pay to the Administrative Agent for itself and the account of each Lender in cash in Dollars in immediately available funds the then unpaid amount of each Loan and any other Obligations on the Maturity Date, or on such prior date as may be required by the terms of this Agreement (including, without limitation, upon the Termination Date).

(b) For all purposes of calculating whether payments of amounts payable under this Agreement have been received in a timely fashion on the date required therefor pursuant to this Agreement, including calculating interest on the applicable Obligations, funds received by the Administrative Agent from the Borrowers prior to 2:00 p.m. New York time will be deemed applied to the Obligations then due and payable as provided herein on the date of receipt by the Administrative Agent, provided that such funds are immediately available and notice thereof is received from the Administrative Borrower in accordance with the Administrative Agent’s usual and customary practices as in effect from time to time and by 3:00 p.m. (New York time) on such date of receipt, and if not, then such amounts shall be deemed received and applied on the next succeeding Business Day after receipt of such immediately available funds by the Administrative Agent.

(c) The Borrowers shall be obligated to repay all Loans made under this Article II notwithstanding the failure of the Administrative Agent to provide any written request therefor or written confirmation thereof and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for Revolving Loans under Section 2.2, whether written, telephonic, telecopy or otherwise, shall be deemed to be a representation by each Borrower that the borrowing conditions set forth in Section 3.1 and Section 3.2 have been met and all statements set forth in Section 3.1 and Section 3.2 are correct as of the time of the request.

(d) The Borrowers shall be jointly and severally liable for all amounts due from the Borrowers to the Administrative Agent, the Lenders and the other Secured Parties under this Agreement, regardless of which Borrower actually receives the Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Administrative Agent accounts for such Loans or other extensions of credit on its books and records. The Obligations with respect to Loans or other extensions of credit made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans or other extensions of credit made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (b) the absence of any attempt to collect the Obligations from the other Borrowers, any Guarantor or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent, Lenders or other Secured Parties with respect to any provisions of any agreement or instrument evidencing or governing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to the Administrative Agent, (d) the failure by the Administrative Agent, or any of the Lenders or other Secured Parties to take any steps to perfect and maintain its security interest in the Collateral or any part of it, or to preserve its or their rights and maintain its or their security or collateral for the Obligations of the other Borrowers, (e) the election of the Administrative Agent, or any of the Lenders or other Secured Parties in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of the Administrative Agent, or any of the Lenders or other Secured Parties for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of a Guarantor or of the other Borrowers, other than, with respect to a particular Lender, the willful misconduct, fraud or gross negligence of such Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Revolving Loans or other extensions of credit made to the other Borrowers hereunder, each Borrower and Guarantor waives, until the Obligations shall have been paid in full in immediately available funds and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent or any other Secured Party now has or may hereafter have against the Borrowers or any Guarantor, or any endorser or any other guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent or any other Secured Party. Upon any Event of Default and for so long as the same is continuing, the Agent may proceed directly and at once, without notice, against any Borrower or Guarantor, or against any one or more of them, to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or Guarantors or any other Person, or against any security or collateral for the Obligations. Each Borrower and Guarantor consents and agrees that the Agent and the Lenders and the other Secured Parties shall be under no obligation to marshal any assets in favor of the Borrower(s) or Guarantor(s) or against or in payment of any or all of the Obligations.

Section 2.6. Notes. Upon request by a Lender, such Lender’s Revolving Loan may be evidenced by a Revolving Note. The unpaid principal amount of each Note and all unpaid accrued interest thereon shall be payable on the Maturity Date, or on such prior date as may be required by the terms of this Agreement.

Section 2.7. Fees. The Borrowers shall pay to the Administrative Agent, for its own account (or to such other parties as the Administrative Agent may specify in writing), the fees specified in the Administrative Agent Fee Agreement in the amounts and on the dates specified therein, including without limitation a non-refundable agent’s fee in the per annum amount of $150,000, as further specified in the Administrative Agent Fee Agreement, payable in advance on the Closing Date and on each annual anniversary thereof, which amount shall be deemed fully earned when paid, whether or not this Agreement shall continue in effect, or any Loans or the Commitment shall remain in effect, for the entire year covered thereby.

Section 2.8. Use of Proceeds. The proceeds of all Revolving Loans shall be used by the Borrowers and their Subsidiaries solely in accordance with Section 2.1(a) and otherwise subject to the terms of this Agreement.

Section 2.9. Prepayments; Apportionment and Application.

(a) Mandatory Prepayments — Agent Election. The Borrowers shall be required to prepay the Obligations in accordance with Section 2.9(c) upon the following events in the amounts stated below, in each case within one (1) Business Day of the receipt thereof, unless such prepayment is waived in writing by the Administrative Agent with the consent of the Required Lenders:

(i) upon the receipt by any Group Member of the proceeds of a Carson-Dellosa Drag-Along Sale or any other voluntary or involuntary Disposition or spin-offs of property, divisions, business units, or business lines of a Group Member (including casualty losses or condemnations but excluding sales or dispositions which are permitted under clause (a) of Section 6.5 and dispositions of Inventory in the ordinary course of business), in an amount equal to (x) in the case of Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received in respect of ABL DIP Credit Priority Collateral by such Group Member in connection with such Dispositions or spin-offs, 100% of the amount thereof, and (y) in all other cases, in an amount equal to 100% of the Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Group Member in connection with such Dispositions or spin-offs; provided, that, nothing contained in this Section 2.9(a)(i) shall permit any Group Member to Dispose of any property other than in accordance with Section 6.5; and

(ii) upon the receipt by any Group Member of (1) any net proceeds of issuances of Debt for the refinancing of the Obligations, in an amount equal to 100% of such amounts, (2) net proceeds of issuances of Debt (other than Debt described in the preceding clause (1), and other Permitted Debt), in an amount equal to 50% of such amounts, (3) net proceeds of issuances of Equity Interests to any Person other than an Obligor, in an amount equal to 50% of such amounts, (4) Extraordinary Receipts attributable to or received in respect of Term and Revolving Loan Priority Collateral, in an amount equal to 100% of such amounts, (5) Extraordinary Receipts attributable to or received in respect of ABL DIP Credit Priority Collateral, in an amount equal to 0% of such amounts that are received prior to Payment in Full of the ABL Priority Debt (as each such term is defined in the Intercreditor Agreement) and 100% of such amounts that are received thereafter, (6) other Extraordinary Receipts, in an amount equal to 50% of such amounts, (7) any proceeds of business interruption insurance, in an amount equal to 50% of such amounts, (8) any proceeds of all other insurance in respect of loss or destruction of property and of the proceeds of all awards and other recoveries in respect of condemnation and analogous events in respect of property, in each case attributable to or received in respect of Term and Revolving Loan Priority Collateral, in an amount equal to 100% of such amounts, and (9) any proceeds of all other insurance in respect of loss or destruction of property and of the proceeds of all awards and other recoveries in respect of condemnation and analogous events in respect of property, in each case attributable to or received in respect of ABL DIP Credit Priority Collateral (calculated as determined in Section 5.2 of the Intercreditor Agreement), in an amount equal to 0% of such amounts that are received prior to Payment in Full of the ABL Priority Debt (as each such term is defined in the Intercreditor Agreement) and 100% of such amounts that are received thereafter (in each case in clauses (8) and (9) above, subject to exceptions for repairs and replacements effected within 60 days of receipt of such insurance proceeds or other award by any Group Member and costing up to $200,000 per casualty event (or such greater amount as the Administrative Agent may approve, to the extent commercially reasonable)).

(b) Voluntary Prepayments. The Borrowers may prepay the outstanding principal amount of any Loan in whole at any time and/or in part, at par, from time to time, upon not less than thirty (30) days’, and not more than sixty (60) days’ prior written notice to the Administrative Agent, which notice shall be irrevocable once given, provided that (i) the Borrowers will remain liable for any breakage costs that may be owing pursuant to Section 2.13 after giving effect to such prepayment, and (ii) each partial prepayment that is not of the entire outstanding amount of Loans shall be in an aggregate amount that is an integral multiple of $1,000,000.

(c) Prepayments Generally. The following provisions shall apply to all prepayments under Section 2.9(a) and (b)), to the extent specified below:

(i) any prepayment of the Revolving Loans under Section 2.9(a) and (b) shall be applied against the outstanding Revolving Loans of each Lender pro rata according to each Lender’s Percentage of such Loans with a permanent reduction of the Revolving Commitment;

(ii) at any time that an Application Event has occurred, prepayments under Section 2.9(a) shall be applied in accordance with the terms of Section 2.10(f)(ii);

(iii) [Reserved];

(iv) [Reserved]; and

(v) upon receipt by any Obligor of any Net Cash Proceeds, Extraordinary Receipts, net proceeds of issuances of Debt or Equity Interests, insurance proceeds or other awards payable in connection with the loss, destruction or condemnation of any property, or other amounts described in Section 2.9(a) (except clause (a)(i)(x)), the Administrative Borrower shall immediately deposit such funds, or cause such funds to be immediately deposited, in the Term and Revolving Loan Priority Collateral Deposit Account in an amount not less than the maximum amount that would be required to be applied to prepayment of the Obligations hereunder (assuming none of such proceeds would be elected to be used for any permitted repairs or replacements); the Administrative Borrower will cause such funds to be maintained in the Term and Revolving Loan Priority Collateral Deposit Account until applied to prepayment of the Obligations, or to a permitted repair or replacement, in accordance with the terms of this Section 2.9.

(d) No Violation of Intercreditor Agreement. Notwithstanding anything else to the contrary in this Agreement, the Borrowers shall not be permitted to make, and the Agent and the Lenders shall not be required to receive (and for the avoidance of doubt, if the Lenders do so receive, such receipt shall be subject to the Intercreditor Agreement), any voluntary prepayments of the Obligations (for the avoidance of doubt, including voluntary prepayments pursuant to Section 2.9(b) and also prepayments specified to be in such amounts as the Administrative Borrower may elect pursuant to Section 2.9(a)(i)(y)) that would contravene, or result in a breach of, any provision of the Intercreditor Agreement.

Section 2.10. Payments.

(a) Making of Payments. All payments and prepayments of principal, interest and other amounts due hereunder shall be made (unless otherwise expressly stated in this Agreement) to the Administrative Agent for the account of the Lenders pro rata according to their respective applicable Percentages. All payments to the Administrative Agent shall be made to the Administrative Agent at its office in Miami, Florida, not later than 2:00 p.m., New York, New York time, on the date due, in Dollars in immediately available funds, and funds received after that hour shall be deemed, for purposes of determining timeliness of payments and for all purposes of computation of interest, to have been received by the Administrative Agent on the next following Business Day. Any payment or prepayment of principal shall be accompanied by accrued unpaid interest on such amount of principal paid or prepaid through the date of payment or prepayment, and, if applicable, additional compensation calculated in accordance with Section 2.13. The Administrative Agent shall remit to each Lender in immediately available funds its share of all such payments received by the Administrative Agent for the account of such Lender on the Business Day next succeeding the Business Day such payments are received by the Administrative Agent. If the Administrative Agent fails to remit any payment to any Lender when required hereby, the Administrative Agent shall pay interest on demand to that Lender for each day during the period commencing on the date such remittance was due until the date such remittance is made at an annual rate equal to the Federal Funds Rate for such day. All payments under Section 2.11, 2.12 or 2.13 shall be made by the Borrowers directly to each Lender entitled thereto.

(b) Effect of Payments. Each payment by the Borrowers to the Administrative Agent for the account of any Lender pursuant to Section 2.10(a) shall be deemed to constitute payment by the Borrowers directly to such Lender, provided, however, that in the event any such payment by the Borrowers to the Administrative Agent is required to be returned to the Borrowers for any reason whatsoever, then the Borrowers’ obligation to such Lender with respect to such payment shall be deemed to be automatically reinstated.

(c) Distributions by Agent. Unless the Administrative Agent shall have been notified by a Lender or a Borrower prior to the date on which such Lender or Borrower are scheduled to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Revolving Loan to be made by it hereunder or (in the case of a Borrower) a payment to the Administrative

Agent for the account of one or more of the Lenders hereunder (such payment by a Lender or Borrower (as the case may be) being herein called a “Required Payment”), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or Borrower (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon for each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate (i) equal to the Federal Funds Rate for such day, in the case of a Required Payment owing by a Lender, or (ii) equal to the applicable rate of interest as provided in this Agreement for the Loans (calculated daily and not in respect of any Interest Period), in the case of a Required Payment owing by a Borrower.

(d) Setoff. Each Borrower agrees that each Lender, subject to such Lender’s sharing obligations set forth in Section 8.6, shall have all rights of setoff and bankers’ lien provided by Applicable Law, and in addition thereto, each Borrower agrees that if at any time any Obligation is due and owing by such Borrower under this Agreement or the other Loan Documents to any Lender at a time when an Event of Default has occurred hereunder, any Lender may apply any and all balances, credits, and deposits, accounts or moneys of such Borrower then or thereafter in the possession of such Lender (excluding, however, any trust or escrow accounts held by such Borrower for the benefit of any third party) to the payment thereof.

(e) Due Date Extension. If any payment of principal of or interest on any Loan or any fees payable hereunder falls due on a day that is not a Business Day, then such due date shall be extended to the next following Business Day, and (in the case of principal) additional interest shall accrue and be payable for the period of such extension.

(f) Apportionment and Application of Payments.

(i) So long as no Application Event has occurred, and except as otherwise expressly specified herein, all principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses (other than fees or expenses that are for the Agent’s separate account) shall be apportioned ratably among the Lenders to which a particular fee or expense relates. All payments to be made hereunder by the Borrowers shall (subject to the last sentence of Section 2.10(a) hereof) be remitted to the Administrative Agent and all (subject to Section 2.10(f)(iii) hereof) such payments, and all proceeds of Collateral received by the Agent, shall be applied, so long as no Application Event has occurred, to reduce the balance of the Loans and other Obligations outstanding and, thereafter, to the Administrative Borrower or such other Person entitled thereto under Applicable Law.

(ii) At any time that an Application Event has occurred, all payments remitted to the Administrative Agent and all proceeds of Collateral received by the Agent shall be applied as follows:

(A) first, to pay any Agent Expenses (including cost or expense reimbursements) or indemnities then due to the Agent under the Loan Documents, until paid in full;

(B) second, to pay any fees or premiums then due to the Agent under the Loan Documents until paid in full;

(C) third, to pay interest due in respect of all Protective Advances, pro rata, until paid in full;

(D) fourth, to pay the principal of all Protective Advances, pro rata, until paid in full;

(E) fifth, ratably to pay any fees then due to any of the Lenders under the Loan Documents until paid in full;

(F) sixth, ratably to pay interest due in respect of the Loans then outstanding until paid in full;

(G) seventh, ratably to pay the principal of all Loans then outstanding until paid in full;

(H) eighth, ratably to pay any other Obligations; and

(I) ninth, to the Administrative Borrower or such other Person entitled thereto under Applicable Law.

(iii) In each instance, so long as no Application Event has occurred, Section 2.10(f)(i) shall not apply to any payment made by the Borrowers to the Administrative Agent and specified by the Administrative Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

(iv) For purposes of Section 2.10(f)(ii), “paid in full” means payment in cash in Dollars of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(v) In the event of a direct conflict between the priority provisions of this Section 2.10(f) and any other provision contained in any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.10(f) shall control and govern.

(g) Administrative Agent Fee. On the Closing Date the Administrative Borrower shall pay, or cause to be paid, to the Agent, as agency fees set forth in the Administrative Agent Fee Agreement.

(h) Closing Fee. On the Closing Date the Administrative Borrower shall pay, or cause to be paid, to Bayside Capital, Inc. a fee (the “Closing Fee”) in the aggregate amount of $500,000 pursuant to the Administrative Agent Fee Agreement. The Closing Fee shall be due and payable on the Closing Date and not refundable under any circumstances.

(i) [Reserved].

(j) Commitment Fees. On the Closing Date, Administrative Borrower shall pay or cause to be paid to the Lenders commitment fees (the “Commitment Fees”) in the aggregate amount of $1,000,000.

(k) Unused Line Fee. From and after the Closing Date, Administrative Borrower shall pay or cause to be paid to Administrative Agent an unused line fee (the “Unused Line Fee”) equal to 1.00% of the average daily difference between (a) the Revolving Commitments and (b) the aggregate outstanding Revolving Loans payable monthly in arrears and on the Termination Date.

Section 2.11. Taxes.

(a) Payments. All payments made by the Borrowers to the Administrative Agent or any other Secured Party (herein any “Payee”) under or in connection with this Agreement or the Term Notes shall be made without any setoff or other counterclaim, and shall be free and clear of and without deduction or withholding for or on account of any present or future Taxes now or hereafter imposed by any Governmental Authority or other authority, except to the extent that any such deduction or withholding is compelled by law. As used herein, the term “Taxes” shall include all income, excise and other taxes of whatever nature (other than taxes generally assessed on the overall net income of a Payee by any Governmental Authority of the country, state or political subdivision in which such Payee is incorporated or in which the office through which such Payee is acting is located) as well as all levies, imposts, remittances, duties, charges, or fees of whatever nature. If a Borrower is compelled by law to make any deductions or withholdings on account of any Taxes (including any foreign withholding), such Borrower will:

(i) pay such additional amounts (including, without limitation, any penalties, interest or expenses) as may be necessary in order that the net amount received by the Payee after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount the Payee would have received had no such deductions or withholdings been made; and

(ii) pay to the relevant authorities the full amount required to be so withheld or deducted (including with respect to such additional amounts); and

(iii) promptly forward to the Administrative Agent (for delivery to the appropriate Payee) an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authorities.

If any Taxes otherwise payable by a Borrower pursuant to the foregoing are directly asserted against a Payee, such Payee may pay such taxes and such Borrower promptly shall reimburse such Payee to the full extent otherwise required under this Section 2.11.

(b) Other Taxes. In addition, the Borrowers shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made by the Borrowers hereunder or under any other Loan Documents or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as “Other Taxes”).

(c) Indemnification by Borrowers. The Borrowers shall indemnify each Lender and the Administrative Agent for and hold it harmless against the full amount of any Indemnified Taxes and Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.11(c)) imposed on or paid or remitted by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto exclusive of any transfer taxes that the Purchaser will pay pursuant to the Asset Purchase Agreement. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor with appropriate supporting documentation.

(d) Evidence of Payment. Within 30 days after the date of any payment of Taxes, the appropriate Borrower shall furnish to the Administrative Agent, at its address referred to in Section 10.3, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Notes or any other documents to be delivered hereunder by or on behalf of a Borrower through an account or branch outside the United States or by or on behalf of a Borrower by a payor that is not a United States person, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel reasonably acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the IR Code.

(e) Exemption from Withholding. Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), to the extent such Lender is legally entitled to do so, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as may reasonably be requested by the Borrower to permit such payments to be made without such withholding Tax or at a reduced rate; provided that no Lender shall have any obligation under this paragraph (e) with respect to any withholding Tax imposed by any jurisdiction other than the United States if in the reasonable judgment of such Lender such compliance would subject such Lender to any material unreimbursed cost or expense or would otherwise be prejudicial to such Lender in any material respect.

(f) FATCA. If a payment made to a Lender hereunder or under any Loan Documents would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IR Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IR Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. If any form or document referred to in this subsection (f) (other than FATCA documentation) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the Closing Date by IRS Form W-8BEN or W-8ECI or the related certificate described above, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information, except directly to a governmental authority or other Person subject to a reasonable confidentiality agreement. In addition, upon the written request of the Company or the Administrative Agent, each, Lender or the Administratve Agent shall provide any other certification, identification, information, documentation or other reporting requirement if (i) delivery thereof is required by a change in the law, regulation, administrative practice or any applicable tax treaty as a precondition to exemption from or a reduction in the rate of deduction or withholding; (ii) the Administrative Agent or Lender, as the case may be, is legally entitled to make delivery of such item; and (iii) delivery of such item will not result in material additional costs unless Company shall have agreed in writing to indemnify Lender or the Administrative Agent for such costs. Solely for the purposes of this subsection (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Additional Amounts Payable. Any Lender claiming any additional amounts payable pursuant to this Section 2.11 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

(h) Refund of Taxes. If any Lender or the Administrative Agent determines, in its sole discretion, that it has actually and finally received a refund of any Taxes paid or reimbursed by a Borrower pursuant to subsection (a) or (c) above in respect of payments under this Agreement or the other Loan Documents, such Lender or the Administrative Agent, as the case may be, shall pay to the applicable Borrower, with reasonable promptness following the date on which it actually receives such refund, an amount equal to such refund, net of all out-of-pocket expenses in securing such refund; provided, that the Company, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid (with interest and penalties) over to any Borrower to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such amount to such governmental authority. This Section 2.11(h) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrowers or any other person.

(i) Indemnification of Administrative Agent. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes or Other Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Taxes and Other Taxes and without limiting the obligation of the Borrowers to do so) and (ii) any taxes excluded from the definition of Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Agent under this Section 2.11(i). For the avoidance of doubt, except as otherwise provided in Section 2.11(a), Section 2.11(b) and Section 2.11(c), nothing in this Section 2.11(i) shall result in any increase in the liability of any Borrower to any Lender or the Administrative Agent for Taxes or Other Taxes.

Section 2.12. Increased Costs; Capital Adequacy; Funding Exceptions.

(a) Increased Costs on LIBOR Rate. If Regulation D of the Board of Governors of the Federal Reserve System or after the date of this Agreement the adoption of any applicable law, rule or regulation, or any change in any existing law, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall:

(i) subject a Lender to or cause the withdrawal or termination of any exemption previously granted to a Lender with respect to, any tax, duty or other charge with respect to its Loans or its obligation to make Loans, or shall change the basis of taxation of payments to a Lender of the principal of or interest under this Agreement in respect of its Loans or its obligation to make Loans (except for changes in the rate of tax on the overall net income of a Lender imposed by the jurisdictions in which such Lender’s principal executive office is located or in which such Lender is organized), or

(ii) impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 2.4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender; or

(iii) impose on a Lender any other condition affecting its making, maintaining or funding of its Loans or its obligation to make Loans;

and the result of any of the foregoing is to increase the cost to an affected Lender of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or with respect to a Loan, then the affected Lender will notify the Administrative Borrower and the Administrative Agent of such increased cost and within fifteen (15) days after demand by such Lender (which demand shall be accompanied by a statement setting forth the basis of such demand) and the Borrowers shall pay to such Lender such additional amount or amounts as will compensate the Lender for such increased cost or such reduction. Each Lender will notify the Administrative Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 2.12. The obligations of the Borrowers under this Section 2.12(a) shall survive any termination of this Agreement.

(b) Capital Adequacy. If a Lender determines at any time that such Lender’s Return has been reduced as a result of any Capital Adequacy Rule Change, such Lender may require the Borrowers to pay to such Lender the amount necessary to restore such Lender’s Return to what it would have been had there been no Capital Adequacy Rule Change. For purposes of this Section 2.12(b), the following definitions shall apply:

(i) “Return”, for any fiscal quarter or shorter period, means the percentage determined by dividing (A) the sum of interest and ongoing fees earned by a Lender under this Agreement during such period by (B) the average capital such Lender is required to maintain during such period as a result of its being a party to this Agreement, as determined by such Lender based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for a Lender for each fiscal quarter and for the shorter period between the end of a fiscal quarter and the date of termination in whole of this Agreement.

(ii) “Capital Adequacy Rule” means any law, rule, regulation or guideline regarding capital adequacy that applies to a Lender, or the interpretation thereof by any Governmental Authority. Capital Adequacy Rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

(iii) “Capital Adequacy Rule Change” means any change in any Capital Adequacy Rule occurring after the date of this Agreement, but does not include any changes in applicable requirements that at the date hereof are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that a Lender is required to maintain to the extent that the increases are required due to a regulatory authority’s assessment of such Lender’s financial condition.

The initial notice sent by a Lender shall be sent after such Lender learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore such Lender’s Return through and including the quarter in which the notice is sent, and shall state in reasonable detail the cause for the reduction in such Lender’s Return and such Lender’s calculation of the amount of such reduction. Thereafter, a Lender may send a new notice during each fiscal quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore such Lender’s Return for that quarter. A Lender’s calculation in any such notice shall be conclusive and binding absent demonstrable error.

(c) Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

(i) the Administrative Agent determines, or the Required Lenders determine and advise the Administrative Agent (which determination shall be binding and conclusive on all parties), that deposits in Dollars (in the applicable amounts) are not being offered in the London interbank eurodollar market for such Interest Period; or

(ii) the Administrative Agent otherwise determines, or the Required Lenders determine and advise the Administrative Agent (which determination shall be binding and conclusive on all parties), that by reason of circumstances affecting the London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

(iii) the Administrative Agent otherwise determines, or the Required Lenders determine and advise the Administrative Agent (which determination shall be binding and conclusive on all parties), that the LIBOR Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to the Lenders of maintaining or funding a Loan for such Interest Period, or that the making or funding of Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;

then the Administrative Agent shall promptly notify the affected parties and the Administrative Borrower shall enter into good faith negotiations with each affected Lender in order to determine an alternate method to determine the LIBOR Rate for such Lender.

(d) Illegality. In the event that any change in (including the adoption of any new) Applicable Laws, or any change in the interpretation of Applicable Laws by any Governmental Authority, including any central bank or comparable agency or any other regulatory body, charged with the interpretation, implementation or administration thereof, or compliance by a Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, including any central bank or comparable agency or other regulatory body, should make it unlawful or, in the good faith judgment of the affected Lender, shall raise a substantial question as to whether it is unlawful, for such Lender to make, maintain or fund Loans, then (i) the affected Lender shall promptly notify the Administrative Borrower and the Administrative Agent, (ii) the obligation of the affected Lender to make Loans shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (iii) the Borrowers shall prepay all applicable Loans of such Lender, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid.

(e) Procedures to Mitigate. If circumstances arise in respect of any Lender which would, or would upon the giving of notice, result in any liability of the Borrowers under Section 2.11 or this Section 2.12 then, without in any way limiting, reducing or otherwise qualifying the Borrowers’ obligations under Section 2.11 or this Section 2.12, such Lender shall promptly, upon becoming aware of the same, notify the Administrative Agent and the Administrative Borrower thereof and shall, in consultation with the Administrative Agent and the Administrative Borrower and to the extent that it can do so without, in its reasonable judgment, disadvantaging itself, take such reasonable steps as may be available to it to mitigate the effects of such circumstances (including, without limitation, the designation of an alternate office or the transfer of its Loans to another office). If and so long as a Lender has been unable to take, or has not taken, steps reasonably acceptable to the Administrative Borrower and the Administrative Agent to mitigate the effect of the circumstances in question, such Lender shall be obliged, at the request of the Administrative Borrower or the Administrative Agent, to assign all its rights and obligations hereunder to another Person designated by the Administrative Agent, or the Administrative Borrower with the approval of the Administrative Agent (which shall not be unreasonably withheld or delayed), and willing to enter this Agreement in place of such Lender; provided that such Person satisfies all of the requirements of this Agreement, including, but not limited to, providing the forms and documents required by Section 8.12 and any such Person shall cover all costs incurred in connection with effecting such replacement.

Section 2.13. Funding Losses. Each Borrower hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) such Borrower will indemnify such Lender against any loss or expense which such Lender may have sustained or incurred (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain Loans) or which such Lender may be deemed to have sustained or incurred, as reasonably determined by such Lender, (i) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with any Loans, or (ii) due to any failure of the Borrowers to borrow on a date specified therefor in a Notice of Borrowing. For this purpose, all notices under Section 2.2 shall be deemed to be irrevocable.

Section 2.14. Right of Lenders to Fund through Other Offices. Each Lender, if it so elects, may fulfill its agreements hereunder with respect to any Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided, that in such event the obligation of the Borrowers to repay such Loan shall nevertheless be to such Lender and such Loan shall be deemed held by such Lender for the account of such branch or Affiliate.

Section 2.15. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain all or any part of its Loans in any manner it deems fit, it being understood, however, that for the purposes of this Agreement (specifically including, without limitation, Section 2.13 hereof) all determinations hereunder shall be made as if each Lender had actually funded and maintained each Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the appropriate LIBOR Rate for such Interest Period.

Section 2.16. Conclusiveness of Statements; Survival of Provisions. Determinations and statements of a Lender pursuant to Section 2.11, 2.12, or 2.13 shall be conclusive absent demonstrable error. Each Lender may use reasonable averaging and attribution methods in determining compensation pursuant to such Sections 2.11, 2.12, or 2.13 and the provisions of Sections 2.11, 2.12, and 2.13 and the obligations of the Borrowers thereunder shall survive termination of this Agreement.

Section 2.17. Protective Advances.

(a) The Administrative Agent hereby is authorized by each Borrower and the Lenders (but is not obligated to), from time to time in the Administrative Agent’s sole discretion, (i) after the occurrence of a Default or an Event of Default, or (ii) at any time that any of the other applicable conditions precedent set forth in Article III are not satisfied, to make advances to the Borrowers on behalf of the Lenders that the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including Agent Expenses (any of the advances described in this Section 2.17(a) shall be referred to as “Protective Advances”), which Protective Advances shall bear interest at all times at the same rate as would be applicable during the continuation of an Event of Default to the Loans, whether or not an Event of Default then exists.

(b) All payments on the Protective Advances shall be payable to the Administrative Agent solely for its own account. The principal of and accrued unpaid interest on the Protective Advances shall be payable on demand from time to time, and shall be secured by the Agent’s Liens, not be subject to the pro rata payment provisions of this Agreement, and constitute Obligations hereunder. The provisions of this Section 2.17 are for the exclusive benefit of the Administrative Agent and the Lenders, and are not intended to benefit the Obligors in any way, and in no event shall a Borrower or any other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

Section 2.18. Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “maximum rate”). If any Secured Party shall receive interest hereunder in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to the Administrative Borrower. In determining whether the interest contracted for, charged or received by a Secured Party exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 2.19. Defaulting Lenders. The failure of any Lender to fund a Loan or to otherwise perform its obligations hereunder (any Lender who fails to fund a Loan or to otherwise perform its obligations hereunder, a “Defaulting Lender”) shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender. The Lenders and the Administrative Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower or other Group Member) that, solely for purposes of determining a Defaulting Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a Defaulting Lender shall not be deemed to be a “Lender” until all its defaulted obligations have been cured.

ARTICLE III

CONDITIONS OF LENDING

Section 3.1. Conditions Precedent to the Closing Date. The obligation of each Lender to make Loans on the Closing Date hereunder is subject to the satisfaction or due waiver of each of the following conditions precedent, in each case in form and substance satisfactory to the Administrative Agent:

(a) Certain Documents. The Administrative Agent shall have received on or prior to the Closing Date each of the following, each (in the case of clauses (i) through (iii), and (v) through (ix)) dated the Closing Date unless otherwise agreed by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

(i) This Agreement, the Notes (if requested by any Lender) and each of the other Loan Documents, including, without limitation, the Security Agreement, the Intellectual Property Security Agreements, the Intercompany Subordination and Payment Agreement, in each case fully executed and delivered by all parties thereto;

(ii) Copies of all ABL DIP Credit Documents, including copies of all executed counterparts thereof where applicable;

(iii) A certificate or certificates of the Secretary or an Assistant Secretary of each Obligor, attesting to and attaching (i) a complete and correct copy of the corporate resolution of such Person authorizing the execution, delivery and performance of each Loan Document to which such Person is a party, certified as of the Closing Date as being in full force and effect without modification, amendment or revocation, (ii) the names, titles and signatures of the officers of such Person authorized to execute and deliver Loan Documents, (iii) a complete and correct copy of each Constituent Document of such Person (as in effect on the Closing Date) that is on file with any Governmental Authority in the jurisdiction, of organization of such Person, certified as of a recent date by such Governmental Authority, together with, if applicable, certificates attesting to the good standing of such Person in such jurisdiction and (iv) a complete and correct copy of each other Constituent Document of such Person (as in effect on the Closing Date);

(iv) [Reserved];

(v) A certificate of a Responsible Officer to the effect that each condition set forth in this Section 3.1 and Section 3.2 has been satisfied;

(vi) The executed and favorable legal opinions of counsel for the Obligors addressing such matters as the Administrative Agent may reasonably request;

(vii) Evidence of general liability insurance, property, casualty and business interruption insurance, product liability insurance, directors’ and officers’ liability insurance, fiduciary liability insurance, and employment practices liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation, in each case with respect to the insurance coverage required by Section 5.6, together with additional insured / lender’s loss payee endorsements in favor of the Collateral Agent;

(viii) Copies of each of the Material Contracts, in form and substance satisfactory to the Administrative Agent in its sole discretion; and

(ix) Updates or modifications to the projected financial statements of the Borrowers and other Obligors previously received by the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(b) The absence (i) since December 29, 2012, of any event or circumstance, including any event or circumstance generally affecting the industry or industries in which the Obligors operate, that could reasonably be expected to have a Material Adverse Effect, other than matters described in the Administrative Borrower’s annual report on form 10K for the period ended April 30, 2012, or quarterly reports on form 10Q for the periods ending July 28, 2012 and October 27, 2012, which have been previously delivered to the Administrative Agent, and (ii) of any material pending or threatened litigation, proceeding, bankruptcy or insolvency, injunction, order or claims with respect to any Group Member, except as specified on Schedule 4.6.

(c) The absence, as of the Closing Date and after giving effect to all of the transactions contemplated hereby, including, without limitation, the payment of all Closing Date fees and expenses, of any Default or Event of Default under this Agreement or any default or violation (howsoever defined) under any other Material Contract of any Group Member (except for the filing, commencement and continuation of the Chapter 11 Cases and the events that customarily result from the filing, commencement and continuation of the Chapter 11 Cases (including any litigation resulting therefrom)).

(d) The Administrative Agent shall be satisfied that, subject only to the funding of any Revolving Loans hereunder, (i) the proceeds of the Revolving Loans are being applied in accordance with the provisions of Section 2.8, and (ii) all Related Transactions shall have been consummated or shall be consummated simultaneously with the closing of the transactions contemplated hereunder.

(e) The Administrative Agent shall be satisfied with the corporate structure, ultimate ownership and management of the Obligors (it being agreed that the current structure corporate structure and ultimate ownership as disclosed by the Administrative Borrower and its Affiliates to the Administrative Agent on or prior to January 28, 2013, is acceptable) and the management of the Obligors (it being agreed that the current management of the Obligors as disclosed by the Administrative Borrower and its Affiliates to the Administrative Agent on or prior to January 28, 2013, is acceptable).

(f) Appropriate UCC financing statements, Intellectual Property records and other filings shall have been duly filed (or, in the case of Intellectual Property records, shall have been prepared for filing in form and substance satisfactory to the Administrative Agent and executed and delivered to the Administrative Agent) in such office or offices as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Collateral Agent’s first priority Liens in and to the Term and Revolving Loan Priority Collateral and second priority Liens in and to the ABL DIP Credit Priority Collateral, and the Administrative Agent shall have received searches reflecting the filing of all such financing statements, records and filings (except for such Intellectual Property records as have been prepared and delivered to the Administrative Agent but not filed) and the absence of any Liens other than Permitted Liens and Liens for which the Administrative Agent has received releases, terminations, and such other documents as the Administrative Agent may, in its sole discretion, request to evidence and effectuate the termination and release of such Liens and the termination of the financing arrangements that any Borrower or any other Obligor may currently have in place giving rise to such Liens. The Collateral Agent, for the benefit of itself and the Secured Parties, shall hold perfected and first priority Liens in and to the Term and Revolving Loan Priority Collateral and perfected second priority Liens in and to the ABL DIP Credit Priority Collateral, including (i) all personal property other than titled vehicles with an aggregate fair market value not to exceed $200,000, and (ii) all fee owned Real Property owned by the Obligors, and the Administrative Agent shall have received such evidence of the foregoing as it requires.

(g) Payment by the Borrowers, on or prior to the Closing Date, of all fees and expenses owing and payable to the Agent, the Lenders and their respective Affiliates as of the Closing Date (including the Closing Fee) and, without duplication, all fees, expenses and other amounts payable set forth herein and costs and expenses incurred by the Agent, the Lenders, the Borrowers and/or their respective Affiliates in connection with the transactions contemplated hereby.

(h) [Reserved].

(i) Each Obligor shall have received all consents and authorizations required pursuant to any Material Contract with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary (i) in connection with continued operation of the business conducted by each Obligor in substantially the same manner as conducted prior to the Closing Date, or (ii) in connection with the consummation of the transactions contemplated in any Loan Document or Revolving Credit Document (including the Related Transactions). Each such consent, authorization and Permit shall be in full force and effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority or other applicable Person that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the ABL DIP Credit Documents or the Related Transactions. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority or other Person to take action to set aside its consent on its own motion shall have expired.

(j) The materials furnished to the Administrative Agent by the Obligors prior to and on the Closing Date, taken as a whole, shall have contained no misstatement of material fact and shall have omitted no material fact required to be stated in order to make the statements therein contained not misleading in light of the circumstances under which made. The Administrative Agent shall be reasonably satisfied that any financial statements and other financial information delivered to it by the Obligors fairly present the business and financial condition of the Obligors.

(k) The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(l) An Acceptable Cash Management System shall have been entered into, and the Cash Management Accounts shall have been established, and all documentation relating to the foregoing shall have been executed and delivered to the Administrative Agent by all parties thereto.

(m) [Reserved]

(n) The Borrowers and the Administrative Agent shall have agreed upon an Approved Budget.

(o) The Borrowers shall have confirmed that the Prepetition Indebtedness (other than Intercompany Debt listed on Schedule 6.2 hereto) is not greater than $200,000,000 and that the aggregate outstanding principal amount under the Prepetition Term Loan Agreement is not less than $92,054,001.06.

(p) The Prepetition ABL Credit Lenders will have entered into ABL DIP Credit Documents acceptable to the Administrative Agent to provide the Borrowers with DIP financing that when combined with the obligations in respect of the Prepetition ABL Credit Documents will not exceed $175,000,000.

(q) The Chapter 11 Cases shall have been commenced and all of the “first day orders” and all related pleadings to be entered at the time of commencement of the Chapter 11 Cases or shortly thereafter shall have been provided in advance to the Administrative Agent and shall be satisfactory in form and substance to the Administrative Agent in its sole discretion.

(r) Such other items as the Administrative Agent or the Required Lenders shall reasonably require.

Section 3.2. Additional Conditions Precedent to each Loan. The obligation of each Lender to make a Loan on or after the Closing Date, shall be subject to the satisfaction of each of the following further conditions precedent as of such date:

(a) the representations and warranties contained in Article IV hereof shall be true and correct in all material respects (without duplication of any materiality qualifier contained herein) as though made on and as of such date (and each Borrower shall be deemed to have so made each such representation and warranty on and as of such date).

(b) no event shall have occurred, or would result from the making of the Loans or the ABL DIP Credit Loans or consummation of the transactions contemplated by the Loan Documents and the ABL DIP Credit Documents or the Related Transactions that, with the giving of notice or lapse of time or both, if required, constitutes, or would give rise to, a Default or an Event of Default.

(c) With respect to the making of a Revolving Loan (except with respect to the Initial Borrowing on the Closing Date), the Administrative Agent shall have timely received a Notice of Borrowing in compliance with the terms hereof and a certificate as to Availability.

(d) no injunction, writ, judgment, decree, restraining order, or other order of any nature shall have been issued and remain in force by any Governmental Authority or arbitrator against any Obligor, the Agent, any Lender or the ABL DIP Agent or any ABL DIP Credit Lender or letter of credit issuing bank prohibiting or restraining, directly or indirectly, and no other legal bar shall exist directly or indirectly to, the making of such Loans or the ABL DIP Credit Loans or the consummation of the Related Transactions.

(e) With respect to the making of a Revolving Loan (other than the Initial Borrowing on the Closing Date), there shall be no ABL DIP Credit Agreement Availability as projected on the line item “Excess ABL Availability After Reserves and Minimum Liquidity” in the most recently delivered thirteen-week cash flow forecast in the Approved Budget; provided, however, the Administrative Agent may charge the Revolving Loan account at any time to pay for the current cash payments of all fees and expenses payable to the Prepetition Term Loan Agent or the Prepetition Term Loan Lenders under the Prepetition Term Loan Documents (including, without limitation, the reasonable fees and disbursements of counsel, financial and other consultants for the Prepetition Term Loan Agent and Prepetition Term Loan Lenders, arising before or after the Petition Date) or any Obligations hereunder.

(f) The making of such Loan shall not violate any requirement of Applicable Law and shall not be enjoined, temporarily, preliminarily or permanently.

(g) No Material Adverse Effect shall have occurred, other than the filing, commencement and continuation of the Chapter 11 Cases, and the events that customarily result from the filing, commencement and continuation of the Chapter 11 Cases (including any litigation resulting therefrom).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into this Agreement and to make Loans, each Group Member represents and warrants to the Agent and the Lenders that:

Section 4.1. Existence and Power; Good Standing; Compliance with Law. Each Group Member is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and, except as set forth on Schedule 4.1, is duly licensed or qualified to transact business in all jurisdictions where its assets are located, where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary and wherever otherwise necessary to carry out its business and operations. Upon entry of the DIP Order, each Group Member has all requisite power and authority, and the legal right, to conduct its business as currently and proposed to be conducted, to own, operate and pledge its properties and to execute and deliver, and to perform all of its obligations under, each of the Loan Documents and ABL DIP Credit Documents to which it is a party and to consummate the Related Transactions. Each Group Member is in compliance with all applicable Requirements of Law (including Requirements of Law relating to remittances, withholdings, source deductions and wages (including vacation pay and pension contributions)) and has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction over it or its properties, to the extent required for such ownership, operation, pledge or conduct of business. Schedule 4.1 hereto contains, as of the date hereof, (i) a complete and accurate list, for each jurisdiction in which any Group Member operates, of the Permits held by each Group Member with respect to such jurisdiction and (ii) a complete and accurate list of all Permits issued by a Governmental Authority and held by a Group Member with respect to such Group Member’s operations in any state or other jurisdiction generally.

Section 4.2. Authorization for Borrowings; No Conflict as to Law or Agreements. Subject to entry of the DIP Order, the execution and delivery by each Obligor of, and performance by such Obligor of its obligations under, each of the Loan Documents and ABL DIP Credit Documents to which it is a party, and the Loans made hereunder, and the consummation of the Related Transactions, are within such Obligor’s corporate, limited liability company or similar entity powers, have been duly authorized by all necessary corporate, limited liability or similar entity action in respect of such Obligor and do not and will not (i) require any authorization, consent or approval by, or registration, declaration or filing (other than filing of financing statements and mortgages as contemplated hereunder) with, or notice to, any Governmental Authority, any holders of Equity Interests in such Obligor, or any other Person, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof, (ii) violate any Requirement of Law with respect to such Obligor or any of its Subsidiaries, (iii) conflict with or contravene such Obligor’s Constituent Documents, (iv) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any indenture or loan or credit agreement or any other material agreement, lease or instrument to which such Obligor or any of its Subsidiaries is a party or by which it or its properties may be bound or affected (including the Loan Documents and the ABL DIP Credit Documents), or (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by such Obligor or any of its Subsidiaries (other than as required under the Loan Documents in favor of the Collateral Agent and the Secured Parties, and as required under the ABL DIP Credit Documents).

Section 4.3. Legal Agreements. Subject to entry of the DIP Order, each of the Loan Documents and ABL DIP Credit Documents to which any Obligor is a party constitutes the legal, valid and binding obligation and agreement of such Obligor, enforceable against such Obligor in accordance with its terms.

Section 4.4. Group Members; Subsidiaries; Equity Interests. Set forth on Part A of Schedule 4.4 hereto is a complete and correct list of all the Group Members and all Subsidiaries and joint ventures of any of them, reflecting, for each such Person as of the date of this Agreement, its legal name, jurisdiction of organization, the number of shares or units of each class of Equity Interests authorized (if applicable), the number of shares or units of each class of Equity Interests outstanding on the Closing Date and the number and percentage of the outstanding shares or units of each such class of Equity Interests owned (directly or indirectly) by each Borrower and each Guarantor. All outstanding Equity Interests in each such Person have been validly issued, are fully paid and non-assessable (to the extent applicable) and, except in the case of Equity Interests issued by the Administrative Borrower, are owned beneficially and of record by an Obligor free and clear of all Liens other than the security interests created by the Loan Documents and the ABL DIP Credit Documents, any non-consensual Liens arising as a matter of law and permitted under Section 6.1 and, in the case of joint ventures, Permitted Liens. Except as provided in Part B of Schedule 4.4, as of the Closing Date, there are no preemptive or other outstanding subscription or other rights, options, warrants, convertible interests, conversion rights, agreements to issue or sell or vote, phantom rights or powers of attorney other or similar agreements or understandings for the purchase or acquisition from any Group Member, or the voting, of any Equity Interests in any such Person or otherwise relating to the Equity Interests in any Group Member. Except as disclosed in Part C of Schedule 4.4, in the five years preceding the Closing Date, no Obligor and no Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination.

Section 4.5. Financial Condition; No Adverse Change; No Restricted Payments. The Administrative Borrower has furnished to the Administrative Agent various documents, files, materials, correspondence and other information regarding the business of Borrower and its Subsidiaries, including, without limitation, the audited financial statements for the fiscal year ended April 28, 2012, the unaudited consolidating financial statements for the fiscal year ended April 28, 2012, the unaudited consolidated and consolidating financial statements for each fiscal month and fiscal quarter ended after April 28, 2012 through the Closing Date, and financial projections through April 30, 2016 (the “Projections”). All such documents, files, materials, correspondence and information (other than the Projections) are complete and correct as to the subject matter thereof (taken as a whole) in all respects as of the date made available to the Administrative Agent, do not contain any misstatement of material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading, fairly present in all material respects the financial condition of the Administrative Borrower and its Subsidiaries on the dates thereof and the results of operations for the periods then ended (subject to year-end audit adjustments) and were prepared in accordance with GAAP. The Projections have been prepared in good faith based upon reasonable estimates and assumptions stated therein, which the Administrative Borrower has determined to be reasonable and fair in light of the then current conditions and facts. Since December 29, 2012, other than the filing, commencement and continuation of the Chapter 11 Cases, and the events that customarily result from the filing, commencement and continuation of the Chapter 11 Cases (including any litigation resulting therefrom), there has not occurred any event, development or circumstance or other change in fact, that could, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Since the Petition Date, no Group Member has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so except as set forth on Schedule 4.5 or as permitted by Section 6.4.

Section 4.6. Litigation. Other than the filing, commencement and continuation of the Chapter 11 Cases and any litigation resulting therefrom, there are no actions, investigations, suits, audits, claims, demands, orders, disputes or proceedings pending or, to the knowledge of any Group Member, threatened against or affecting any Group Member or the properties of any of them before any Governmental Authority, that in each case (i) seek injunctive or similar relief or a monetary recovery against any Group Member in excess of $50,000 or (ii) if adversely determined, could reasonably be expected to have a Material Adverse Effect; in each case, except as set forth and described in Schedule 4.6.

Section 4.7. Margin Regulations. No Group Member has engaged in, or will engage in, the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or other extensions of credit hereunder will be used to purchase or carry any margin stock, or to extend credit to others for the purpose of purchasing or carrying any margin stock, in a manner that would result in a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.8. Taxes. Each Group Member has paid or caused to be paid to the proper Governmental Authorities all federal or national, state or provincial, and local taxes, domestic or foreign, required to be paid by it. Each Group Member has duly filed with the appropriate Governmental Authority all federal or national, state or provincial, local income, franchise and other tax returns, reports and statements (the “Tax Returns”), domestic or foreign, required to be filed by it, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Group Member in accordance with GAAP all of which are described in Schedule 4.8.

Section 4.9. Titles and Liens; Letters of Credit. Each of the Group Members has good and absolute title to all properties and assets reflected as being owned by such Person in the latest consolidating balance sheets referred to in Section 4.5 (including good record and marketable fee simple title to all Owned Real Property and valid leasehold interests in all Leased Real Property), and each Group Member has good and absolute title to all properties pledged by it, or a Lien on which is granted by it, pursuant to any Loan Document, in each case free and clear of all Liens, except for Permitted Liens. In addition, no financing statement or other Lien notice or recordation naming any Group Member as debtor is on file in any office except to perfect only Permitted Liens and precautionary filings for leases and consignments. The Collateral Agent has a valid, perfected, first-priority (subject only to Permitted Senior Liens) and enforceable security interest in and Lien on the Collateral. As of the date hereof, no Obligor is the account party under any letter of credit other than (x) as listed and described on Schedule 4.9 or (y) as may be issued pursuant to and under the ABL DIP Credit Agreement.

Section 4.10. Employee Benefits Plans. Schedule 4.10 identifies each ERISA Plan as of the Closing Date. No ERISA Event has occurred or could reasonably be expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts that a Controlled Group member is required, under Applicable Law or under the governing documents, to have paid as a contribution to or a benefit under each ERISA Plan. As of the most recent date of release of the financial statements for each Controlled Group member, the liability of such Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions or has been fully insured. No changes have occurred that would cause a material increase in the cost of providing benefits under any ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Section 401(a) of the IR Code: (a) such ERISA Plan and any associated trust operationally comply in all respects with the applicable requirements of Section 401(a) of the IR Code; (b) such ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the “remedial amendment period” available under Section 401(b) of the IR Code (as extended under Treasury regulations and other Treasury pronouncements upon which taxpayers may rely); (c) such ERISA Plan and any associated trust have received a favorable determination or opinion letter from the IRS stating that such ERISA Plan qualifies under Section 401(a) of the IR Code, that the associated trust qualifies under Section 501(a) of the IR Code and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Section 401(k) of the IR Code, unless such ERISA Plan was first adopted at a time for which the above-described “remedial amendment period” has not yet expired; (d) such ERISA Plan currently satisfies the requirements of Section 410(b) of the IR Code, without regard to any retroactive amendment that may be made within the above-described “remedial amendment period”; and (e) no contribution made to such ERISA Plan is subject to an excise tax under Section 4972 of the IR Code. With respect to any Pension Plan, there are no unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA and the “accumulated benefit obligation” with respect to such Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, “Employers’ Accounting for Pensions”) does not exceed the fair market value of Pension Plan assets.

Section 4.11. Default; Affiliate Transactions; Material Contracts. Each Group Member is in compliance with all provisions of all material agreements, instruments, decrees and orders (including the Loan Documents and the ABL DIP Credit Documents) to which it is a party or by which it or its property is bound or affected. Each representation, warranty and certification made by each Group Member under the ABL DIP Credit Documents was true and correct when made or deemed made. Except as set forth on Part A of Schedule 4.11, no Obligor has (i) any written agreements or binding arrangements of any kind with any Affiliate of any Obligor (except for another Obligor) or (ii) any management or consulting agreements of any kind. Part B of Schedule 4.11 contains a true, correct and complete list of all the Material Contracts (other than the Loan Documents and the ABL DIP Credit Documents) in effect as of the date hereof, and except as set forth on Part C of Schedule 4.11, all Material Contracts (including the Loan Documents and the ABL DIP Credit Documents) are in full force and effect and no defaults exist thereunder.

Section 4.12. Environmental Compliance. Each Group Member has obtained all Permits that are required under Environmental Laws at the facilities of such Group Member or any of its Subsidiaries or in connection with the operation of such facilities.

Except as disclosed in Schedule 4.12, each Group Member complies, and all activities of each Group Member at its respective facilities comply, and has or have complied for the past five years, with all Environmental Laws and with all terms and conditions of any required Permits applicable to such Group Member with respect thereto.

Except as disclosed in Schedule 4.12, each Group Member is in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which such Group Member is aware.

Except as disclosed in Schedule 4.12:

(i) no Group Member is aware of, nor has any Group Member received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any Liability under, any Environmental Laws, and each Group Member has maintained an environmental management system for its and each of its Subsidiaries’ operations that demonstrates a commitment to environmental compliance and includes procedures for (a) preparing and updating written compliance manuals covering pertinent regulatory areas, (b) tracking changes in applicable Environmental Laws and modifying operations to comply with new requirements thereunder, (c) training employees to comply with applicable environmental requirements and updating such training as necessary, (d) performing regular internal compliance audits of each of its facility and ensuring correction of any incidents of non-compliance detected by means of such audits, and (e) reviewing the compliance status of off-site waste disposal facilities,

(ii) no Group Member is party to, and no Group Member is subject to or, with respect to any Real Property currently (or to the knowledge of any Group Member previously) owned, leased, subleased, operated or otherwise occupied by or for any Group Member, the subject of, any pending or threatened order, action, suit, proceeding, claim, written demand, dispute or notice of violation or of potential Liability or similar notice under or pursuant to any Environmental Law,

(iii) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Group Member and, to the knowledge of each Group Member, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property,

(iv) no Group Member has caused or permitted to occur a Release of Hazardous Substances at, to or from any Real Property currently (or to the knowledge of any Group Member previously) owned, leased, subleased, operated or otherwise occupied by or for any Group Member and each such Real Property is free of contamination by any Hazardous Substances except for such Release or contamination that could not reasonably be expected to result in Environmental Liabilities of any Group Member,

(v) to the best of its knowledge, no Group Member nor any of its Subsidiaries has any unregistered underground storage tanks on or under any Real Property currently (or to the knowledge of any Group Member previously) owned, leased, subleased, operated or otherwise occupied by or for any Group Member that are subject to any Environmental Laws, including underground storage tank laws or regulations,

(vi) no Group Member nor any of its Subsidiaries owns a storage tank facility,

(vii) no Group Member (x) is or has been engaged in, or has permitted any current or former tenant to engage in, operations, or (y) knows of any facts, circumstances or conditions, including receipt of any information request or notice of potential responsibility under CERCLA or similar Environmental Laws, that, in all cases in clause (x) or (y) above in the aggregate, could have a reasonable likelihood of resulting in material Environmental Liabilities, and

(viii) compliance with all requirements pursuant to or under Environmental Laws in effect on the date hereof.

Section 4.13. [Reserved].

Section 4.14. Real Estate.

(a) As of the date hereof, Part A of Schedule 4.14(a) hereto contains a true, accurate and complete list of all Owned Real Property and all Leased Real Property, which schedule sets forth for each such Real Property the facility designation, the current street address (including, the county (or other relevant jurisdiction) and state), whether such Real Property is Owned Real Property or Leased Real Property, the record owner thereof (in the case of Owned Real Property) and, if applicable, the name of each landlord and tenant thereof. As of the date hereof, Part B of Schedule 4.14(a) hereto contains a true, accurate and complete list of all Leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting Owned Real Property or Leased Real Property in respect of which an Obligor is the landlord or sublessor.

(b) Except as specified on Part A of Schedule 4.14(b) hereto, each Lease affecting Owned Real Property or Leased Real Property in respect of which an Obligor is the tenant or subtenant is in full force and effect and no Obligor has knowledge of any default that has occurred and is continuing thereunder, and each such Lease constitutes the legally valid and binding obligation of the applicable Obligor, enforceable against such Obligor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

(i) Except as specified on Part B of Schedule 4.14(b) hereto, each Lease affecting Owned Real Property or Leased Real Property in respect of which an Obligor is the landlord or sublessor is in full force and effect and no Obligor has knowledge of any default that has occurred and is continuing thereunder, and each such Lease constitutes the legally valid and binding obligation of the applicable Obligor, enforceable against such Obligor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

(c) As of the date hereof, Schedule 4.14(c) hereto contains a true, accurate and complete list of each location at which Inventory or equipment is located, specifying the character thereof in each case.

Section 4.15. Deposit Accounts and Securities Accounts. Schedule 4.15 hereto is a complete and correct list of all of the Obligors’ deposit accounts and securities accounts as of the date of this Agreement, including, for each deposit account and securities account, (i) the name and contact details for the institution at which such account is maintained, (ii) the account name and number, and account type, and (iii) the purpose and use of such account.

Section 4.16. Labor Relations. No Group Member is aware that it is, or has within the last five years, engaged in any unfair labor practice. Except as set forth on Schedule 4.16A hereto, there is no unfair labor practice complaint or complaint of employment discrimination, or grievance or arbitration arising out of or under any collective bargaining agreement, pending against any Group Member, or, to the knowledge of the Group Members, threatened against any Group Member, before any Governmental Authority. There are no strikes, labor disputes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Group Member, threatened) against or involving any Group Member. As of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Group Member, (b) except as set forth on Schedule 4.16B hereto, no petition for certification or election of any such representative is existing or pending with respect to any employee of any Group Member, and (c) no such representative has sought certification or recognition with respect to any employee of any Group Member. The Administrative Borrower covenants and agrees that it shall advise the Administrative Agent in writing of its becoming aware of the occurrence of any of the foregoing events or circumstances arising subsequent to the Closing Date, promptly, and in any event within five Business Days of obtaining knowledge thereof.

Section 4.17. Relevant Jurisdictions. Schedule 4.17 identifies in respect of each Group Member as of the date hereof, its jurisdiction of formation or organization, the full address (including postal code or zip code) of its chief executive office and all places of business and, if different, the address at which the books and records of such Group Member are located, the address at which senior management of such Group Member are located and conduct their deliberations and make their decisions with respect to the business of such Group Member, all jurisdictions in which such Group Member has property, and the address from which the invoices and accounts of such Group Member are issued.

Section 4.18. Intellectual Property. Each Group Member owns or licenses all Intellectual Property that is necessary for the conduct of its businesses as currently conducted. All items of Intellectual Property that have been either registered, or in respect of which a registration application has been filed, by any Group Member, as at the Closing Date, are listed on Schedule 4.18. Except as disclosed on Schedule 4.18, to the knowledge of each Group Member, (a) the conduct and operations of the businesses of each Group Member do not, and have not been alleged in writing by any other Person to, infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property rights of any other Person and (b) no other Person has contested any right, title or interest of any Group Member in, or relating to, any Intellectual Property. In addition, except as disclosed on Schedule 4.18, (x) there are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting any Group Member with respect to, (y) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority, and no settlement agreement or similar contractual obligation has been entered into by any Group Member, with respect to, and (z) no Group Member knows of any valid basis for any claim based on, any such infringement, misappropriation, dilution, violation or impairment or contest. None of the items of Intellectual Property of the Group Members that is registered (or for which an application for registration is pending) in any jurisdiction other than the United States and Canada is, singly or as a whole, of more than de minimis value or necessary for the conduct of any Group Member’s business.

Section 4.19. Ownership. Schedule 4.19 identifies completely and accurately as at the Closing Date, to the best of the knowledge of the Responsible Officers of the Administrative Borrower, each Person that (a) Controls the Administrative Borrower or any Affiliate of the Administrative Borrower or (b) owns or controls more than 5.0% of the outstanding Equity Interests of the Administrative Borrower (each Person referred to in clause (a) or (b) above, a “Control Person”).

Section 4.20. Restrictions on Subsidiaries. No Subsidiary of any Group Member is subject to any instrument, contractual obligation or agreement imposing restrictions or limitations of a type prohibited by Section 6.6(c) or Section 6.9.

Section 4.21. Insurance. The Group Members maintain insurance in accordance with the requirements of Section 5.6, including, as of the Closing Date, pursuant to the insurance policies described on Schedule 4.21, which Schedule sets forth in reasonable detail the name of the relevant insurance company, the type of policy, the coverage thereof and deductibles provided for therein, and the policy number. The insurance policies of the Group Members, pursuant to which such insurance is maintained, are valid and current, and subject to endorsements for the benefit of the Collateral Agent as required by Section 5.6.

Section 4.22. Schedules. All of the information that is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

Section 4.23. Anti-Terrorism Laws.

(a) No Group Member or Reporting Affiliate of a Group Member (in the case of Carson-Dellosa Publishing, LLC, to the best knowledge of the Administrative Borrower after due inquiry) is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. No Group Member or Reporting Affiliate of a Group Member (in the case of Carson-Dellosa Publishing, LLC, to the best knowledge of the Administrative Borrower after due inquiry) (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

(b) No Group Member or Reporting Affiliate of a Group Member (in the case of Carson-Dellosa Publishing, LLC for purposes of clauses (C), (D), and (F) below, to the best knowledge of the Administrative Borrower after due inquiry), or to any Group Member’s knowledge, any of their respective agents acting or benefiting in any capacity in connection with the making of the Loans or the other transactions hereunder, is any of the following (each a “Blocked Person”): (A) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (B) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (C) a Person with which any Agent or any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (D) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (E) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (F) a Person who is affiliated with a Person listed above.

Section 4.24. [Reserved].

Section 4.25. Surety Obligations. No Group Member is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as expressly permitted hereunder.

Section 4.26. Brokers. Except as disclosed on Schedule 4.26, there are no brokerage commissions, finder’s fees or investment banking fees payable by any Group Member in connection with any transactions contemplated by the Loan Documents or the ABL DIP Credit Documents or the Related Transactions and each Obligor hereby jointly and severally indemnifies the Secured Parties against, and agrees that it will hold the Secured Parties harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

Section 4.27. Burdensome Contracts. No Group Member is party or subject to any Restrictive Agreement, except (i) the Loan Documents and the ABL DIP Credit Documents, (ii) Restrictive Agreements with respect to specific property unencumbered to secure payment of particular Debt permitted hereby or to be sold pursuant to an executed agreement with respect to an asset Disposition permitted hereby, (iii) Restrictive Agreements evidencing restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in a Lease, or any other lease, license or similar agreement entered into in the ordinary course of business; provided that such restrictions are limited to the property secured by such Liens or the property subject to such Lease, lease, license or similar agreement, as the case may be, and (iv) as shown on Schedule 4.27. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document or Revolving Credit Document by a Group Member.

Section 4.28. Not a Regulated Entity. No Group Member is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under any public utilities code or any other Applicable Law regarding its authority to incur Debt or grant Liens on its property.

Section 4.29. Payables Practices. Except to the extent subject to the automatic stay of Section 362 of the Bankruptcy Code, each Group Member has paid or discharged, or caused to be paid or discharged, when due (or, if earlier, prior to the date on which penalties attach thereto), (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it, (b) all federal, state, local and foreign taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien or charge upon any of its properties; except, in each case, to the extent the amount, applicability or validity of any such tax, assessment, charge or claim was and is contested in good faith by appropriate proceedings diligently conducted and for which such Group Member, as applicable, set aside adequate reserves in accordance with GAAP.

Section 4.30. Criminal Charges. Other than as disclosed on Schedule 4.30, no Group Member, or any officer, director, member, executive board member or similar function-holder of any Group Member, is or has been under investigation by a Governmental Authority for, or has been indicted, arrested, or convicted of, or has settled (with or without an admission of guilt) any charges relating to, any criminal offense (whether a felony, misdemeanor, or other crime).

Section 4.31. Commodity Hedging. Giving effect to the Loans and ABL DIP Credit Loans to be made on the Closing Date and the use of the proceeds thereof, no Obligor has any Commodity Hedging Obligations.

Section 4.32. Complete Disclosure. The Loan Documents do not, when taken as a whole, contain any untrue statement of a material fact, or fail to disclose any material fact necessary to make the statements contained therein not materially misleading. To the best of each Obligor’s knowledge, there is no fact or circumstance that any Obligor has failed to disclose to the Administrative Agent in writing that could reasonably be expected to have a Material Adverse Effect.

Section 4.33. Survival of Representations and Warranties. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution and delivery hereof by the Secured Parties, or any of them, any investigation or inquiry by any Secured Party, or the making of any Loan under this Agreement.

Section 4.34. Reorganization Matters.

(a) The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof and the proper notice for (x) the motion seeking approval of the Loan Documents and the Interim Order and Final Order, (y) the hearing for the approval of the Interim Order, and (z) the hearing for the approval of the Final Order will be given. The Borrowers shall give on a timely basis as specified in the Interim Order or the Final Order, as applicable, all notices required to be given to all parties specified in the Interim Order or Final Order, as applicable.

(b) After the entry of the Interim Order, and pursuant to and to the extent permitted in the Interim Order and the Final Order, the Obligations will constitute allowed superpriority administrative expense claims in the Chapter 11 Cases having priority over all administrative expense claims and unsecured claims against the Borrowers now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expense claims of the kind specified in sections 326, 330, 331, 503(b), 506(c), 507(a), 507(b), 726, or any other provision of the Bankruptcy Code or otherwise, as provided under section 364(c)(l) of the Bankruptcy Code, subject, as to priority only, to the Carve-Out and, solely to the extent required by the Intercreditor Agreement, the ABL DIP Credit Obligations.

(c) After the entry of the Interim Order and pursuant to and to the extent provided in the Interim Order and the Final Order, the Obligations will be secured by a valid and perfected first priority Lien on all of the Collateral, subject, as to priority only, to the Carve-Out and the ABL DIP Credit Priority Collateral.

(d) The Interim Order (with respect to the period prior to entry of the Final Order) or the Final Order (with respect to the period on and after entry of the Final Order), as the case may be, is in full force and effect has not been reversed, stayed, modified or amended without the Agent’s and Lenders’ consent.

ARTICLE V

AFFIRMATIVE COVENANTS

From the date of this Agreement and thereafter until the Commitments are terminated or expire and the Loans and all other Obligations have been paid in full, unless the Required Lenders shall otherwise expressly consent in writing:

Section 5.1. Reporting Requirements. The Administrative Borrower (or any applicable Group Member) will deliver, or cause to be delivered, to the Administrative Agent, and the Administrative Agent will deliver, or caused to be delivered, to each Lender each of the following, which shall be in form and detail reasonably acceptable to the Required Lenders:

(a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Administrative Borrower, annual financial statements of the Administrative Borrower and its Subsidiaries, prepared on a consolidated and consolidating basis, with the unqualified opinion of independent certified public accountants of recognized national standing selected by the Administrative Borrower and reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification, assumption or exception and without any qualification or exception as to the scope of such audit; provided that the financial statements required by this Section 5.1(a) in respect of the fiscal year ending April 27, 2013 may contain a “going concern” or like qualification or exception relating solely to the commencement of the Chapter 11 Cases, and not resulting from a limitation of scope or the failure of such financial statements to present fairly, in all material respects, the financial position, results of operations, or cash flow of the Administrative Borrower and its subsidiaries in accordance with GAAP) to the effect that such financial statements present fairly in all material respects the financial condition, cash flow and results of operations of the Administrative Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter, audit report or similar letter or report prepared by said accountants in connection with such financial statements or any audit thereof; which annual financial statements shall include the balance sheets of the Administrative Borrower and its Subsidiaries as at the end of such fiscal year and the related statements of income, retained earnings, cash flows and shareholder’s equity of the Administrative Borrower and its Subsidiaries for the fiscal year then ended, all in reasonable detail in form acceptable to Agent and prepared in accordance with GAAP;

(b) (i) as soon as available, and in any event within 30 days after the end of each fiscal month of the Administrative Borrower, internally prepared financial statements of the Administrative Borrower and its Subsidiaries and Business Segment Financial Statements and other operational and financial reporting required by the Administrative Agent, in each case in form and substance acceptable to the Administrative Agent, prepared on a consolidated and consolidating basis, as at the end of and for such month and for the year-to-date period then ended, in reasonable detail in form acceptable to the Administrative Agent, and the figures for the corresponding date and periods in the previous year on a monthly and year-to-date basis and for the corresponding date and periods in the then-applicable operating plan and projections delivered pursuant to Section 5.1(c), all prepared in accordance with GAAP, subject to year-end audit adjustments and the addition of footnotes, in each case accompanied by an analysis of material factors affecting the period and an MD&A of such financial statements for (w) the Administrative Borrower and its Subsidiaries on a consolidated basis, (x) the Accelerated Learning Business, (y) the Educational Resources Business, and (z) the Delta Business; (ii) as soon as available, and in any event within 45 days after the end of each fiscal quarter of the Administrative Borrower, internally prepared financial statements of the Administrative Borrower and its Subsidiaries and Business Segment Financial Statements in form and substance acceptable to the Administrative Agent, prepared on a consolidated and consolidating basis, as at the end of and for such quarter and for the year-to-date period then ended, in reasonable detail in form acceptable to the Administrative Agent, and the figures for the corresponding date and periods in the previous year on a quarterly and year-to-date basis and for the corresponding date and periods in the then-applicable operating plan and projections delivered pursuant to Section 5.1(c), all prepared in accordance with GAAP, subject to year-end audit adjustments and the addition of footnotes, in each case accompanied by an analysis of material factors affecting the period and an MD&A of such financial statements for (w) the Administrative Borrower and its Subsidiaries on a consolidated basis, (x) the Accelerated Learning Business, (y) the Educational Resources Business, and (z) the Delta Business and (iii) as soon as available, and in any event within 30 days after the end of each fiscal month of the Administrative Borrower, an updated six-month consolidated balance sheet, income statement and statement of cash flow of the Administrative Borrower and its Subsidiaries and income statements by Business Segment for the succeeding six-month period in form and substance satisfactory to the Administrative Agent, in its sole discretion.

(c) as soon as available, and in any event no later than May 30 of each fiscal year of the Administrative Borrower, a consolidated operating plan and projections for each of the Business Segments for the subsequent fiscal year, prepared on a monthly basis, which have been approved by the Administrative Borrower’s board of directors (or equivalent body), in the same form as submitted to such board of directors or equivalent body and accompanied by such supporting calculations as may be requested by the Agent, and which present a good faith opinion as of the date made as to such projections, valuations and pro forma conditions and results, and as soon as available, and in any event no later than July 31 of each fiscal year, a copy of the annual auditor’s report to the board of directors (or equivalent body); and as soon as available and in any event no later than October 31st of each fiscal year (but not prior to October 15th of such fiscal year) a reforecast of the previously delivered operating plan and projections for the businesses of the Administrative Borrower and its Subsidiaries as at June 30th of such year, which presents a good faith opinion as of the date made as to such projections, valuations and pro forma conditions;

(d) together with delivery of the financial statements described in Sections 5.1(a) and (b), a Compliance Certificate of the Chief Financial Officer of the Administrative Borrower stating (i) that such financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the financial conditions, cash flow and results of operations of the Administrative Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject, in the case of financial statements described in Section 5.1(b), to normal year-end audit adjustments and the addition of footnotes, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether the Administrative Borrower and its Subsidiaries are in compliance with the requirements set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.12 and 6.16;

(e) together with each Compliance Certificate delivered pursuant to Section 5.1(d) above, a certificate, each in form and substance satisfactory to the Administrative Agent, by a Responsible Officer that (i) the information provided on Schedules 4.4, 4.6, 4.11, 4.12, 4.14, 4.15, 4.18, 4.19, 4.21 and 4.30 (or on updated schedules attached to such certificate, or the most recent updated schedules delivered pursuant to this clause (e)) is correct and complete in all material respects as of the date of such Compliance Certificate, (ii) the Obligors have delivered all documents (including updated schedules as to locations of Collateral and acquisition of Intellectual Property or Real Property) they are required to deliver pursuant to any Loan Document on or prior to the date of delivery of such Compliance Certificate, (iii) complete and correct copies of all documents modifying any term of any (A) Constituent Document of any Group Member or any Subsidiary or joint venture thereof on or prior to the date of delivery of such Compliance Certificate, and (B) Revolving Credit Document or other Material Contract, in each case, have been delivered to the Administrative Agent or are attached to such certificate;

(f) together with each Compliance Certificate delivered pursuant to clause (d) above, a discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the fiscal year then elapsed and discussing the reasons for any significant variations from (i) the projections for such period delivered pursuant to clause (c) above, and (ii) the figures for the corresponding period in the previous fiscal year;

(g) together with each delivery of annual financial statements pursuant to clause (a) above, each in form reasonably satisfactory to the Administrative Agent and certified as complete and correct by a Responsible Officer as part of the Compliance Certificate delivered in connection with such financial statements, a summary of all material insurance coverage maintained as of the date thereof by any Group Member, together with such other information as the Administrative Agent may reasonably require;

(h) together with each delivery of annual financial statements pursuant to Section 5.1(a) above and each delivery of monthly and quarterly financial statements pursuant to Section 5.1(b) above, (i) a listing of government contracts of any Obligor subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Intellectual Property filed by any Obligor with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior fiscal year or month, as applicable;

(i) as soon as possible, but in any event no later than three Business Days, after an officer of any Group Member obtains knowledge thereof, a notice of any written information, exhibit, or report furnished to the Administrative Agent or the Lenders having contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made (provided, that any such notification pursuant to this clause (i) will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto);

(j) as soon as possible, but in any event no later than three Business Days, after the commencement of, or any material developments in, any action, investigation, suit, proceeding, audit, claim, demand, order or dispute with, by or before any Governmental Authority affecting any Group Member, or any officer, director, member, executive board member or similar function-holder of any of them, or any property of any Group Member, of the type described in Section 4.6 or which (i) seeks injunctive or similar relief or a monetary recovery against any Group Member in excess of $200,000 or (ii) if adversely determined, could reasonably be expected to have a Material Adverse Effect, notice of such commencement or development, together with a statement by a Responsible Officer setting forth reasonable detail thereof;

(k) as soon as possible, but in any event no later than two Business Days, after an officer of any Group Member obtains knowledge of the occurrence of a Default or Event of Default or default or event of default hereunder or under any Material Contract, or of the termination of any Material Contract, notice of such occurrence or termination, together with a detailed statement by a Responsible Officer setting forth the steps being taken by the Administrative Borrower or its Subsidiaries to cure the effect of any such Default or Event of Default or default or event of default;

(l) as soon as possible, but in any event no later than three Business Days, after an officer of any Group Member obtains knowledge of the occurrence of any event, or the existence of any circumstance, that would reasonably be expected to have a Material Adverse Effect, notice of such occurrence or existence, together with a detailed statement by a Responsible Officer setting forth the nature and anticipated effect thereof and any action proposed to be taken in connection therewith;

(m) as soon as possible, but in any event no later than five Business Days, after an officer of any Group Member obtains knowledge of the occurrence of any event reasonably expected to result in a mandatory payment of the Obligations pursuant to Section 2.9, notice of such occurrence, together with a detailed statement by a Responsible Officer setting forth, in the case of a transaction, the material terms and conditions of such transaction, and in any case estimating the Net Cash Proceeds thereof, if any;

(n) as soon as possible, but in any event no later than five Business Days, after (i) any Group Member knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, the statement of a Responsible Officer setting forth details as to such Reportable Event and the action which the Administrative Borrower or its Subsidiaries propose to take with respect thereto, together with a copy of the notice of such Reportable Event to the PBGC, (ii) any Group Member fails to make any quarterly contribution required with respect to any ERISA Plan under the IR Code, as amended, the statement of a Responsible Officer setting forth details as to such failure and the action which the Administrative Borrower or its Subsidiaries propose to take with respect thereto, together with a copy of any notice of such failure required to be provided to the PBGC, (iii) the commencement of any material labor dispute to which any Group Member is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person’s plants and other facilities, or the incurrence by any Group Member of any Worker Adjustment and Retraining Notification Act or related or similar liability incurred with respect to the closing of any plant or other facility of any such Person, the statement of a Responsible Officer setting forth details as to such dispute or liability and the action which the Administrative Borrower or its Subsidiaries propose to take with respect thereto;

(o) as soon as possible, but in any event no later than five Business Days, after (i) any Group Member knows or has reason to know thereof, notice of (A) unpermitted Releases, (B) the receipt by any Group Member of any notice of violation of or potential Liability or similar notice under, or the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, written demand, dispute alleging a violation of or Liability under any Environmental Law, that, for each of clauses (A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to result in aggregate Environmental Liabilities, collectively for all such Environmental Liabilities, in excess of $200,000, or resulting, in the aggregate, in Environmental Cash Expenses in excess of $200,000 in any fiscal year of the Administrative Borrower, in each case net of Environmental Reimbursements in respect of such Environmental Liabilities, (ii) the receipt by any Group Member of notification that any property of any Group Member is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities, notice thereof together with a copy of such notification, and (iii) any Group Member knows or has reason to know that any proposed acquisition or lease, license or other occupancy of Real Property has a reasonable likelihood of resulting in Environmental Liabilities, notice thereof together with the statement of a Responsible Officer setting forth details as to such transaction and such Environmental Liabilities;

(p) as soon as possible, but in any event no later than three Business Days, after any Group Member knowing or having reason to know thereof, notice of the violation by any Group Member of any Applicable Law that could have a Material Adverse Effect;

(q) as soon as possible, but in any event no later than two Business Days, after any Group Member knowing or having reason to know thereof, notice of (a) the creation, or filing with the Internal Revenue Service or any other Governmental Authority, of any contractual obligation or other document extending, or having the effect of extending, the period for assessment or collection of any taxes with respect to any Group Member and (b) the creation of any contractual obligation of any Group Member, or the receipt of any request directed to any Group Member, to make any adjustment under Section 481(a) of the IR Code, by reason of a change in accounting method or otherwise;

(r) as soon as possible, but in any event no later than one Business Day, after their distribution, copies of all (i) press releases concerning material developments in the business of the Group Members, (ii) financial statements, reports, proxy statements and other communications which the Administrative Borrower, any other Group Member, shall have sent to (x) its shareholders or any other stakeholders (including, without limitation, holders of Debt) or (y) the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any securities exchange or any Governmental Authority exercising similar functions;

(s) as soon as possible, but in any event no later than three Business Days, after execution, receipt or delivery thereof, copies of any notices, demands, statements, certificates, reports, valuations, appraisals, Borrowing Base Certificates or other communications or documents that any Obligor executes, receives or delivers in connection with any ABL DIP Credit Documents or other Material Contracts; provided, that each Borrowing Base Certificate delivered by the Borrowers shall have at least the level of detail as, and shall reflect a calculation of the borrowing base using a methodology consistent with, the Borrowing Base Certificate delivered as of the Closing Date;

(t) as soon as possible, but in no event later than one Business Day, after any Group Member knowing or having reason to know thereof, notice of any reduction in the value of any Inventory, equipment, Real Property or other Collateral due to loss, damage, sale, transfer or other Disposition or conveyance (including, without limitation, by eminent domain or similar process) that could have a Material Adverse Effect;

(u) as soon as possible, but in any event no later than five Business Days, after management of any Group Member obtains knowledge thereof, the identity of each Person that obtains ownership or control of more than 5.0% of the outstanding Equity Interests of the Administrative Borrower;

(v) promptly, upon request of the Administrative Agent, a written statement duly acknowledged by the Borrowers setting forth the outstanding principal balance of the Revolving Loans and stating whether any offsets or defenses exist against the Obligations (whether or not any Borrower is entitled to utilize or rely on such offsets or defenses pursuant to the terms of this Agreement and the other Loan Documents);

(w) copies of all public filings made by any Group Member;

(x) such other information respecting the financial or other condition, and results of operations, of any Group Member, or the Collateral, as the Administrative Agent or the Required Lenders may from time to time reasonably request, including without limitation backup calculations for each Borrowing Base Certificate in at least the level of detail provided by the Borrowers to the ABL DIP Agent;

(y) (i) two Business Days prior to the Closing Date, the initial Approved Budget; (ii) no later than five Business Days prior to the beginning of each fiscal month (with the first such delivery date being February 25, 2013), an updated thirteen-week cash flow forecast for the succeeding thirteen-week period in form and substance satisfactory to the Administrative Agent, in its sole discretion, which, upon acceptance by the Administrative Agent, shall become the thirteen-week cash flow forecast in the Approved Budget, and (iii) on or before 12:00 p.m. New York, New York time on the third Business Day following the end of each fiscal week (with the first such delivery date being February 6, 2013), a Variance Report, in form and substance satisfactory to the Administrative Agent, in its sole discretion, together with a certificate substantially in the form of Exhibit B jointly from the chief financial officer and chief restructuring officer as to the compliance with the requirements under Section 6.31.

(z) copies of all monthly reports, projections, or other information respecting Administrative Borrower’s or any of its Subsidiaries’ business or financial condition or prospects as well as all pleadings, motions, applications and judicial information filed by or on behalf of the Borrowers with the Bankruptcy Court or provided by or to the U.S. Trustee (or any monitor or interim receiver, if any, appointed in any Chapter 11 Case) or the Committee, at the time such document is filed with the Bankruptcy Court, or provided by or to the U.S. Trustee (or any monitor or interim receiver, if any, appointed in any Chapter 11 Case) or the Committee.

(aa) monthly at reasonable times upon the request of the Agent, confirmation of availability for, and arrange for, the chief executive officer, chief financial officer and chief restructuring officer and other members of management of the Borrowers to participate in a call with the Agent and the Lenders to discuss matters relating to the Borrowers.

(bb) (i) As soon as possible, but in any event no later than five Business Days after the Closing Date, a list describing (x) any actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship, or any supply, sales or other agreement between (i) any Group Member, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Group Member are individually or in the aggregate material to the business or operations of such Group Member, or (ii) any Group Member, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Group Member are individually or in the aggregate material to the business or operations of such Group Member and (y) the amount of revenues or purchases of the Group Members from such customer and/or supplier in the prior fiscal year, and (ii) as soon as possible, but in any event no later than one Business Day after any Group Member’s knowledge of any such actual or threatened termination, cancellation, limitation, modification or change, a notice to the Administrative Agent describing the same and the amount of revenues or purchases of the Group Members from such customer and/or supplier in the prior fiscal year.

Section 5.2. Books and Records; Inspection and Examination; Appraisals.

(a) Each Obligor will, and will cause each of its Subsidiaries to, (i) keep accurate books of record and account for itself pertaining to its business, financial condition, financial transactions, assets and liabilities, and such other matters as the Administrative Agent may from time to time request, in which true and complete entries in all material respects will be made in accordance with GAAP consistently applied; (ii) upon the request of and reasonable notice by the Administrative Agent to the Administrative Borrower (which notice shall not be required during the continuance of an Event of Default), permit any officer, employee, attorney, agent, consultant, advisor or accountant of the Administrative Agent to audit, review, make extracts from or copy any and all of any Obligor’s corporate (and similar), financial, operating and other books and records at all reasonable times during ordinary business hours (at the Borrowers’ expense) and to discuss its affairs with any of its directors, officers, employees, attorneys, consultants, advisors or agents (collectively, a “Field Review”); provided that, so long as no Event of Default has occurred and be continuing, the Administrative Agent shall be limited to two such Field Reviews during any twelve consecutive month period; and (iii) permit the Administrative Agent or its employees, accountants, attorneys, consultants, advisors or agents, to examine and inspect any of its property at any time during ordinary business hours upon reasonable advance notice (which notice shall not be required during the continuance of an Event of Default), and to communicate directly with any registered certified public accountants (including the Group Members’ accountants). Upon prior notice to the Administrative Borrower, each Group Member shall authorize its respective registered certified public accountants to communicate directly with the Administrative Agent and to disclose to the Administrative Agent all financial statements and other documents and information as they might have and the Administrative Agent requests with respect to any Group Member.

(b) Without limitation of the provisions of Section 5.2(a), each Obligor will cooperate with the Administrative Agent in order to enable the Administrative Agent (or one or more third-parties engaged by the Administrative Agent) to complete collateral appraisals, examinations and audits of the Obligors’ Inventory, Accounts, financial books and records and fixed assets as deemed necessary at any time and from time to time in the Administrative Agent’s Permitted Discretion. The Borrowers shall reimburse the Administrative Agent for all reasonable costs and expenses associated with any such appraisals, examinations and/or audits, including, without limitation, the Administrative Agent’s customary per diem charges for any employees, agents, consultant or advisors of the Administrative Agent conducting such appraisals, examinations and audits; provided, that, unless a Default or Event of Default has occurred, the Borrowers shall not be obligated to reimburse the Administrative Agent for more than one appraisal for each type of Collateral (including, without limitation, any such appraisal with respect to each of Accounts, Inventory, Real Property and equipment) during any twelve consecutive month period commencing after the Closing Date.

Section 5.3. Compliance with Laws. Except as otherwise permitted by the Bankruptcy Code or pursuant to any order of the Bankruptcy Court, which order shall be in form and substance acceptable to the Administrative Agent, each Obligor will, and will cause each of its Subsidiaries to, (a) comply in all material respects with all Requirements of Law, including without limitation Environmental Laws, (b) use and keep its assets, and require that others use and keep its assets, only for lawful purposes, without violation of any material Applicable Law, or any Applicable Law the violation of which could have a Material Adverse Effect.

Section 5.4. Payment of Taxes and Other Claims; Environmental Compliance Payments. Except to the extent subject to the automatic stay of Section 362 of the Bankruptcy Code, each Obligor will, and will cause each of its Subsidiaries to, pay or discharge, or cause to be paid or discharged, when due (or, if earlier, prior to the date on which penalties attach thereto or the obligee thereof may exercise remedies under or in respect of any Lien securing such amounts), (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it, (b) all federal, state, local and foreign taxes required to be withheld by it, and (c) all lawful claims for labor, materials, services and supplies which, if owing or unpaid, might by law become a Lien or charge upon any of its properties (including without limitation any claim that might result in a Lien of the types described in clause (c) of the definition of Permitted Liens); provided that, no Obligor shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings diligently conducted and for which such Obligor, as applicable, has set aside adequate reserves in accordance with GAAP, provided that no exercise of remedies under or in respect of any Lien securing such amounts shall have been commenced, and provided further that any Lien that arises or may exist in respect thereof is a Permitted Lien.

Section 5.5. Maintenance of Properties; Material Contracts.

Except to the extent subject to the automatic stay of Section 362 of the Bankruptcy Code, excused by the Bankruptcy Code, or caused by the filing, commencement and continuation of the Chapter 11 Cases and effect thereof (including any litigation resulting therefrom), each Obligor will, and will cause each of its Subsidiaries to, keep and maintain all of its properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted); provided, however, that nothing in this Section 5.5 shall prevent any Group Member from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the reasonable judgment of such Group Member, desirable in the conduct of its business and not disadvantageous in any respect to the Secured Parties.

(a) Except to the extent subject to the automatic stay of Section 362 of the Bankruptcy Code, excused by the Bankruptcy Code, or caused by the filing, commencement and continuation of the Chapter 11 Cases and effect thereof (including any litigation resulting therefrom), each Obligor will, and will cause each of its Subsidiaries to, maintain in full force and effect all Material Contracts (and in furtherance thereof to fulfill of its obligations thereunder), in each case necessary or useful for the conduct of its businesses as presently conducted.

Section 5.6. Insurance. Each Obligor will, and will cause each of its Subsidiaries to, at the Group Members’ expense, (i) maintain in full force and effect insurance respecting each of the Group Members and their assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses, (ii) maintain in full force and effect (with respect to each of the Group Members) business interruption insurance, general liability insurance, product liability insurance, directors’ and officers’ liability insurance, fiduciary liability insurance, and employment practices liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation, and (iii) if at any time the area in which any Real Property encumbered by a Mortgage is located is designated (1) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and if available in the community in which the Real Property is located, obtain flood insurance in such total amount as the Collateral Agent may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (2) a “Zone 1” area, obtain earthquake insurance in such total amount as the Collateral Agent may from time to time require. All such policies of insurance shall be with responsible, financially sound and reputable insurance companies acceptable to the Administrative Agent and in such amounts, and subject to such deductibles, as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and in any event in amount, adequacy and scope reasonably satisfactory to the Administrative Agent. All property insurance policies covering the Term and Revolving Loan Priority Collateral shall be made payable first to the Collateral Agent for the benefit of the Secured Parties and, secondarily, to the ABL DIP Agent for the benefit of the ABL DIP Credit Lender and all property insurance policies covering the ABL DIP Credit Priority Collateral shall be made payable first to the ABL DIP Agent for the benefit of the ABL DIP Credit Lender and, secondarily, to the Agent for the benefit of the Secured Parties, and all in case of loss, pursuant to a standard loss payable endorsement (notwithstanding a breach of the policy by the insured party) with a standard non-contributory “lender” or “secured party” clause and shall contain such other provisions as the Administrative Agent may require to fully protect the Secured Parties’ interest in the Collateral and in any payments to be made under such policies. All certificates of property insurance in respect of the Collateral and general liability insurance are to be delivered to the Collateral Agent, with loss payable or mortgagee (in respect of Collateral) and additional insured endorsements in favor of the Collateral Agent for the benefit of the Secured Parties, subject to the Intercreditor Agreement, and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to the

Administrative Agent of the exercise of any right of cancellation. If any Group Member fails to maintain such insurance, the Administrative Agent may arrange for such insurance, but at the Borrowers’ expense and without any responsibility on the Administrative Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default, the Collateral Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies, subject to the rights of the ABL DIP Agent under the Intercreditor Agreement.

Section 5.7. Preservation of Existence. Each Borrower will, and will cause each of its Subsidiaries (subject to Section 6.7) to, preserve and maintain its corporate or limited liability company (or other organizational) existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly, efficient and regular manner.

Section 5.8. Subsidiaries. At the time that any Group Member forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, such Group Member shall (a) at the time of such formation or acquisition (or such later date as permitted by the Administrative Agent in its sole discretion) cause any such new Subsidiary (unless it is a CFC (as defined in the Security Agreement) and to the extent that the taking of the actions described below with respect to such Subsidiary would result in adverse tax consequences to any of the Group Members) to provide to the Administrative Agent a joinder and supplement to this Agreement substantially in the form of Exhibit C (each, a “Guaranty Supplement”), pursuant to which such Subsidiary shall agree to join as a Guarantor of the Obligations under Article IX and as an Obligor under this Agreement, a joinder to the Security Agreement, together with all other security documents (including Mortgages and other items in accordance with Section 5.11 and Section 5.14 with respect to any Real Property owned in fee of such new Subsidiary and any Leased Real Property of such Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance satisfactory to the Administrative Agent, sufficient to grant the Collateral Agent a first priority Lien (subject to Permitted Senior Liens) in and to the property of such newly formed or acquired Subsidiary, together with title insurance policies, Surveys, environmental reports, flood determinations, evidence of flood insurance (if applicable), landlord’s waivers, certified resolutions and other Constituent Documents, opinions, and other documents as may be requested by the Agent, (b) at the time of such formation or acquisition (or such later date as permitted by the Administrative Agent in its sole discretion) provide to the Administrative Agent a pledge agreement and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interests and other Equity Interests owned by the Obligors in such new Subsidiary reasonably satisfactory to the Administrative Agent (provided that if such Subsidiary is a CFC (as defined in the Security Agreement) and to the extent that a pledge of more than 65% of the outstanding voting Equity Interests in such Subsidiary would result in adverse tax consequences to any of the Group Members, no more than 65% of the outstanding voting Equity Interests in such Subsidiary shall be required to be so pledged), and (c) at the time of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to the Administrative Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to the Administrative Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all Real Property with a value in excess of $200,000 owned in fee and subject to a Mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.8 shall be a Loan Document. Nothing contained in this Section 5.8 shall permit the formation or acquisition of a Subsidiary to the extent not permitted by, or to the extent prohibited elsewhere in, this Agreement or any other Loan Document.

Section 5.9. Permits. Each Group Member will, and will cause each of its Subsidiaries to, obtain all Permits that are required under Applicable Law or under contract to continue to operate the business of the Group Members as currently operated, or that are otherwise required by the Administrative Agent, and in furtherance thereof to make all necessary or appropriate filings with, and give all required notices to, Government Authorities in respect thereof.

Section 5.10. Lender Group Meetings. The Administrative Borrower will (and will cause key management of each Group Member to), within 30 days after any request of the Administrative Agent, hold a meeting (at a mutually agreeable location and time or, at the option of the Agent, by conference call) with all Secured Parties who choose to attend such meeting, at which meeting shall be reviewed the financial results and financial condition of the Group Members and such other matters as the Administrative Agent may reasonably request; provided, that, unless a Default or Event of Default exists, no more than two such meetings shall be required, and in addition thereto, no more than two such lender calls, during any twelve consecutive month period commencing after the Closing Date.

Section 5.11. Real Estate.

(a) From and after the date hereof, in the event that (i) any Borrower or other Obligor acquires (x) in fee, any Real Property with a value in excess of $200,000, or (y) by lease, any Real Property in connection with which the gross rental payments are in excess of $100,000 annually and for which the term of the leasehold (giving effect to any renewals and extensions at the option of the Obligors) is two years or longer, or (ii) at the time any Person becomes a Borrower or other Obligor, such Person owns or holds any Real Property (excluding any Real Property in respect of which the Administrative Agent determines, in its sole discretion, that the provision of a Mortgage (any such Real Property not so excluded, an “Additional Mortgaged Property”)), the Administrative Borrower shall grant (or cause the relevant Obligor to grant), within 30 days (subject to extension by the Administrative Agent in the Administrative Agent’s sole discretion) after such Person acquires or holds such Real Property or becomes an Obligor, as the case may be, a security interest in and Mortgage on such Additional Mortgaged Property mutatis mutandis, in respect of such Additional Mortgaged Property as the Administrative Agent may require.

(b) Except to the extent subject to the automatic stay of Section 362 of the Bankruptcy Code or excused by the Bankruptcy Code, each Obligor shall make all payments and otherwise perform all obligations in respect of all Leases to which the Obligor or any of its Subsidiaries is a party, keep such Leases in full force and effect and not allow such Leases to lapse or be terminated or any rights to renew such Leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such Leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so.

Section 5.12. Deposit Accounts and Securities Accounts; Cash Management.

(a) Each Obligor shall maintain its deposit accounts and securities accounts in a manner satisfactory to the Administrative Agent, subject to an acceptable cash management system that provides the Collateral Agent with perfection of its Lien on and in the funds on deposit in any deposit account under the UCC pursuant to Control Agreements and is otherwise as set forth on Schedule 5.12, as such Schedule may be updated from time to time by the Administrative Agent in its sole discretion (the “Acceptable Cash Management System”). Prior to any Obligor’s establishment or acquisition of any deposit account or securities account after the date of this Agreement (other than Excluded Accounts (as defined in the Security Agreement)), the Administrative Borrower shall arrange for the delivery to the Administrative Agent of a Control

Agreement with respect to such deposit account or securities account. Prior to any Obligor’s (i) establishment or acquisition of any deposit account or securities account after the date of this Agreement, that is a Non-Controlled Account, or (ii) transfer of any funds from any account to any Non-Controlled Account, or (iii) changing banking practices for any facility from the deposit of funds into banking accounts governed by a Control Agreement to the depositing of any funds into Non-Controlled Accounts, in each case in clause (i), (ii) and (iii) the Administrative Borrower shall obtain the prior written consent of the Administrative Agent.

(b) There shall not be on deposit in any Non-Controlled Accounts any funds of any Group Member. Promptly after the Closing Date each Obligor shall, and shall cause each of its Subsidiaries to, cause all payments on Accounts and all payments constituting proceeds of Inventory and other Collateral in the form in which such payments are made, whether by cash, check, credit card sales drafts, credit card sales, charge slips or any other manner whatsoever (collectively, “Receipts”), to be sent directly into deposit accounts that are subject to Control Agreements and are part of the Acceptable Cash Management System. If and to the extent that any Receipts come into the possession or control of any of the Obligors, all such Receipts shall be held in trust for the Collateral Agent as the property of the Agent, for the benefit of the Secured Parties, and shall be promptly deposited into one or more deposit accounts subject to a Control Agreement.

(c) Subject to the rights of the Obligors hereunder, the Obligors agree that all deposits made in, and payments made to, a deposit account and other funds received and collected by the Agent, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise, except for Excluded Accounts (as defined in the Security Agreement) shall be the collateral of the Collateral Agent and the ABL DIP Agent, subject to the Intercreditor Agreement, under the sole dominion and control of the ABL DIP Agent or the Agent.

(d) The Borrowers jointly and severally agree to reimburse the Administrative Agent on demand for any amounts owed or paid to any financial institution or other Person involved in the transfer of funds to or from the deposit accounts arising out of the Administrative Agent’s payments to or indemnification of such financial institution or other Person. The obligation of the Borrowers to reimburse the Administrative Agent, for such amounts pursuant to this Section 5.12, shall survive the termination or non-renewal of this Agreement.

Section 5.13. Inventory Sold on Consignment. Prior to or simultaneously with any Obligor selling Inventory to any third party on consignment (“Consigned Goods”), the Obligors shall have taken all steps necessary, including the filing of UCC-1 financing statements and the giving of notices in accordance with the UCC, to perfect its security interest in such Consigned Goods. No later than 10 calendar days after receipt of such Consigned Goods by the applicable consignee, the Administrative Agent shall have received copies of all UCC-1 and other financing statements filed in favor of any Borrower with respect to each location, if any, at which Consigned Goods may be located.

Section 5.14. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Obligor will execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate, in the Administrative Agent’s Permitted Discretion, to effectuate and perform its obligations under this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, including execution, delivery and filing, where applicable, of all documents requested by the Administrative Agent or Collateral Agent appropriate to grant and perfect Liens on all property of the Obligors in favor of the Collateral Agent to secure the Obligations, having first priority (subject only to Permitted Senior Liens).

Section 5.15. ERISA Compliance.

(a) The Administrative Borrower will not, and will not permit any member of the Controlled Group to, incur any accumulated funding deficiency with the meaning of ERISA, or any material liability to the PBGC or fail to make any minimum required contribution (under Section 430 of the IR Code) with respect to any Pension Plan.

(b) The Administrative Borrower will furnish to the Administrative Agent (i) as soon as possible and in any event within five (5) Business Days after a Responsible Officer knows of any Reportable Event with respect to any ERISA Plan, a statement of a Responsible Officer, setting forth details as to such Reportable Event and the action that the Administrative Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to the Administrative Borrower, and (ii) promptly after receipt thereof, a copy of any notice the Administrative Borrower or any member of the Controlled Group may receive from the PBGC or the IRS with respect to any ERISA Plan administered by the Administrative Borrower or any other member of the Controlled Group; provided that clause (ii) shall not apply to notices of general application promulgated by the PBGC or the IRS.

(c) The Administrative Borrower will promptly notify the Administrative Agent of any taxes, fines or penalties assessed or proposed to be assessed against the Administrative Borrower or other member of the Controlled Group by the IRS or the U.S. Department of Labor with respect to any ERISA Plan as a result of a violation of the IR Code or ERISA.

(d) The Administrative Borrower will, as soon as practicable, and in any event within five (5) Business Days after the Administrative Borrower becomes aware that an ERISA Event has occurred, provide the Administrative Agent with a certificate of a Responsible Officer setting forth the details of the event and the action the Administrative Borrower proposes to take with respect thereto.

(e) The Administrative Borrower will, at the request of the Administrative Agent, deliver, or cause to be delivered, to the Administrative Agent true and correct copies of any documents relating to any ERISA Plan.

Section 5.16. [Reserved].

Section 5.17. [Reserved].

Section 5.18. Milestones. The Administrative Borrower shall comply with the milestones set forth in Schedule 5.18 with respect to the Bayside Sale (the “Milestones”).

Section 5.19. Chief Restructuring Officer. Borrowers will continue to appoint, retain and engage a representative of Alvarez & Marsal to serve as chief restructuring officer on terms and conditions acceptable to the Administrative Agent, which will include, without limitation, assisting Borrowers in the management of their businesses, preparation of forecasts and projections, and the formulation and implementation of strategic initiatives in connection with the Chapter 11 Cases. Borrowers hereby and will continue to authorize and instruct the chief restructuring officer to (a) share with the Administrative Agent and Lenders all budgets, records, projections, financial information, reports and other information relating to the Collateral, the financial condition, operations and the sale, marketing or reorganization process of the

Borrowers’ businesses and assets as requested from time to time, except to the extent access to such information would compromise the Borrowers’ attorney-client privilege and (b) make himself available to the Administrative Agent and the Lenders as reasonably requested by the the Administrative Agent and the Lenders. Borrowers will provide the chief restructuring officer, complete access to all of the Borrowers’ books and records, all of Borrowers’ premises and to Borrowers’ management as and when deemed necessary by the chief restructuring officer or the Administrative Agent.

ARTICLE VI

NEGATIVE COVENANTS

From the date of this Agreement and thereafter until the Commitments are terminated or expire, and the Loans and all other Obligations have been paid in full, unless the Required Lenders shall otherwise expressly consent in writing:

Section 6.1. Liens. The Obligors will not, and will not permit any Subsidiary to, (i) create, incur or suffer to exist any Lien upon or on any assets (including any document or instrument in respect of goods or accounts receivable) of any Obligor or any such Subsidiary, now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such asset, income or profits under the UCC or under any similar recording or notice statute, except for Permitted Liens, or permit any such Lien to have priority over the Liens on the Collateral created by the Loan Documents other than Permitted Senior Liens, or permit any such Lien to have priority over the Liens on the Collateral created by the ABL DIP Credit Documents other than Permitted Senior Liens and the Liens created by the Loan Documents, or (ii) enter into, or suffer to exist, any control agreements (as such term is defined in the UCC), other than Control Agreements entered into pursuant to this Agreement or the Security Agreement or the ABL DIP Credit Agreement or other ABL DIP Credit Documents.

The prohibition provided for in this Section 6.1 specifically includes, without limitation, any effort by the Borrower, any Committee, or any other party-in-interest in any Chapter 11 Case to create any Liens that prime, or are senior or pari passu with, any claims, Liens or interests of the Agent and Lenders (other than for the Carve-Out and the Liens with respect to the ABL DIP Credit Priority Collateral) irrespective of whether such claims, Liens or interests may be “adequately protected”.

Section 6.2. Debt; Surety Bonds. The Obligors will not, and will not permit any Subsidiary to, incur, create, assume, permit or suffer to exist, any Debt, except for Permitted Debt. The Obligors will not, and will not permit any Subsidiary to, be or remain liable with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee or similar obligations (whether or not drawn) except for Permitted Surety Bonds in an aggregate amount not in excess of $30,000,000 at any time.

Section 6.3. Investments. The Obligors will not, and will not permit any Subsidiary to, directly or indirectly, purchase or hold beneficially any Equity Interests or other securities or Debt of, make or permit to exist any loans or advances to, or create or acquire any Subsidiary or acquire all or substantially all the business, property or fixed assets of, or any division or line of business of, or make any other investment or acquire any other interest whatsoever in, any other Person, except:

(a) investments in cash and Cash Equivalents that are subject to a Control Agreement;

(b) Intercompany Debt owed by (i) an Obligor to another Obligor, (ii) a Non-Obligor to another Non-Obligor, or (iii) an Obligor to a Non-Obligor; provided, that all Intercompany Debt owing from an Obligor to another Obligor or to a Non-Obligor shall be subject to the terms of the Intercompany Subordination and Payment Agreement;

(c) investments in existence on the date of this Agreement and listed on Schedule 6.3;

(d) investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(e) advances made in connection with purchases of goods or services in the ordinary course of business;

(f) investments received in settlement of amounts due to any Obligor or any of its Subsidiaries effected in the ordinary course of business or owing to any Obligor or any of its Subsidiaries as a result of insolvency proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of an Obligor or its Subsidiaries;

(g) [Reserved];

(h) [Reserved];

(i) deposits of cash outstanding on the Petition Date made in the ordinary course of business to secure performance of operating leases;

(j) [Reserved];

(k) [Reserved];

(l) Permitted LC Collateral; and

(m) [Reserved].

Section 6.4. Restricted Payments; Payments on Subordinated Debt and Other Debt.

(a) The Obligors will not, and will not permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payments or set aside funds for the making of Restricted Payments, except, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby:

(i) distributions and dividends by any Subsidiaries of the Administrative Borrower to any Obligor; and

(ii) [Reserved].

(b) Subject to Section 6.4(c), the Obligors will not, and will not permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for (i) any payment or prepayment, redemption, retirement, defeasance or acquisition of or with respect to (A) any Subordinated Debt or (B) any Permitted Debt referred to in clauses (a), (b), (f) or (g) of the definition thereof, or (ii) any scheduled payment, redemption or retirement of or with respect to any Subordinated Debt

(c) The Obligors will not, and will not permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any payment or prepayment, redemption, retirement, defeasance or acquisition of or with respect to the 2011 Convertible Subordinated Debentures.

Section 6.5. Sale or Transfer of Assets; Suspension of Business Operations. The Obligors will not, and will not permit any Subsidiary to, directly or indirectly, Dispose of all or any part of their properties or any interest therein (whether in one transaction or in a series of transactions) to any other Person, or materially reduce, or suspend, their business activities except in connection with a transaction permitted by Section 6.7; provided, however, that the restrictions contained in this Section 6.5 shall not apply to:

(a) the conveyance, lease or transfer of all or part of its properties by (i) an Obligor to another Obligor, (ii) a Non-Obligor to an Obligor, or (iii) a Non-Obligor to another Non-Obligor;

(b) sales of Inventory to non-Affiliates in the ordinary course of business upon fair and reasonable terms not less favorable to the applicable Obligor or such Subsidiary than could be obtained on an arm’s-length basis from another unrelated third party;

(c) sales or leases to non-Affiliates of surplus, obsolete or worn out assets, not used or useful in such Obligor’s business, in the ordinary course of business; provided that the aggregate fair market value of all such property so disposed of by the Obligors, at the time of disposal, shall not exceed $200,000 in any fiscal year;

(d) Intercompany Debt permitted under Section 6.3;

(e) [Reserved];

(f) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(g) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;

(h) The granting of Permitted Liens;

(i) The subleasing of the improved real property located at 101 Almgren Drive, Agawam, MA 01001 under the terms of a Sublease dated 12/31/2004 and effective 01/07/2005 by and between School Specialty, Inc. as Sublessor and Vaupell Holdings, Inc. as Sublessee;

(j) Leasing of science kits in connection with the refurbishment business of the Administrative Borrower and the Subsidiaries;

(k) [Reserved];

(l) [Reserved];

(m) [Reserved];

(n) [Reserved];

(o) [Reserved];

(p) [Reserved];

(q) [Reserved]; and

(r) the Bayside Sale.

Section 6.6. Restrictions on Issuance and Sale of Subsidiary Stock; Agreements Binding on Subsidiaries. The Obligors will not, and will not permit any Subsidiary to, directly or indirectly:

(a) issue or sell any Equity Interests of any class of any Subsidiary to any Person other than an Obligor;

(b) Dispose of any Equity Interests of any class of any Subsidiary; or

(c) enter into, or be otherwise subject to, any instrument, contract or other agreement (including its Constituent Documents), or any other obligation or constraint, that limits the amount of or otherwise imposes restrictions on:

(i) the payment of dividends and distributions by any Subsidiary of the Administrative Borrower to the Administrative Borrower or any other such Subsidiary;

(ii) the payment or prepayment by any Subsidiary of the Administrative Borrower of any Debt owed to the Administrative Borrower or any other such Subsidiary;

(iii) the making of loans or advances by any Subsidiary of the Administrative Borrower to the Administrative Borrower or any other such Subsidiary;

(iv) the transfer by any Subsidiary of the Administrative Borrower of its property to the Administrative Borrower or any other such Subsidiary; or

(v) the merger or consolidation of any Subsidiary of the Administrative Borrower with or into the Administrative Borrower or any other such Subsidiary;

provided that the foregoing shall not prohibit restrictions and conditions imposed by: (A) Applicable Laws which (taken as a whole) could not reasonably be expected to have a Material Adverse Effect, (B) the Loan Documents, and (C) the ABL DIP Credit Documents as in effect on the date hereof.

Section 6.7. Consolidation, Dissolution, Amalgamation and Merger; Fundamental Changes; Asset Acquisitions; Officer Appointments. The Obligors will not, and will not permit any Subsidiary to, alter the corporate, capital or legal structure of any Obligor or any of its Subsidiaries, consolidate or amalgamate with or merge into any Person, or permit any other Person to merge into it, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or reorganize or recapitalize, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person, or change its name or conduct its business under a fictitious name, or change its tax, charter or other organizational identification number, or change its form or state of organization.

Section 6.8. Restrictions on Nature of Business. The Obligors will not, and will not permit any Subsidiary to, acquire assets in, or engage, in any line of business materially different from that in which the Obligors are presently engaged (or that is reasonably related thereto or a logical extension thereof), and will not purchase, lease, license or otherwise acquire assets not related to such business. The Obligors will not make or permit any change in the manner in which they operate business transactions between the Obligors, on the one hand, and the Non-Obligors, on the other hand, that could reasonably be expected to be adverse to the interests of the Agent or the Secured Parties.

Section 6.9. Prohibition of Entering into Negative Pledge Arrangements. The Obligors will not, and will not permit any Subsidiary to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Secured Parties which would:

(a) prohibit such Obligor or such Subsidiary from granting, or otherwise limit the ability of such Obligor or such Subsidiary to grant, to the Agent or the Secured Parties or the ABL DIP Agent or the ABL DIP Credit Lender any Lien on any assets or properties of such Obligor or such Subsidiary, except that the documents pertaining to the Permitted PMM/Capital Lease Debt may prohibit Liens on the permitted assets securing or otherwise related to such Permitted PMM/Capital Lease Debt; or

(b) be violated or breached by the Obligors’ performance of their obligations under the Loan Documents or the ABL DIP Credit Documents.

Section 6.10. Accounting. The Obligors will not, and will not permit any Subsidiary to, adopt any material change in accounting principles, other than as required by GAAP, or adopt, permit or consent to any change in its fiscal year from the year ending on the last Saturday in April of each year, except with the consent of the Administrative Agent, or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of any Group Member’s accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Group Members’ financial condition.

Section 6.11. Hazardous Substances. The Obligors will not, and will not permit any Subsidiary to, cause or permit any Hazardous Substances to be disposed of in any manner which might result in any liability to any Group Member, on, under or at any Real Property which is operated by any Group Member or in which any Group Member has any interest (including, but not limited to, as owner, tenant, lessee, sublessee or otherwise).

Section 6.12. Transactions with Affiliates. The Obligors will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease, license, transfer or exchange or other Disposition of property, the rendering of any service or the payment of any management fees, with any Affiliate, except:

(a) (i) transactions between or among the Obligors not involving any other Affiliate, (ii) transactions between or among Obligors and Non-Obligors in the ordinary course of business on terms no less favorable to the Obligors than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, and (iii) transactions between or among Non-Obligors;

(b) any Debt permitted under clauses (a) or (c) of the defined term Permitted Debt;

(c) any payment permitted by Section 6.4;

(d) [Reserved];

(e) [Reserved];

(f) transactions (other than the payment of management, consulting, monitoring, or advisory fees) between School Specialty or its Subsidiaries, on the one hand, and any Affiliate of School Specialty or its Subsidiaries, on the other hand, so long as such transactions (i) are fully disclosed to the Administrative Agent prior to the consummation thereof, if they involve one or more payments by School Specialty or its Subsidiaries in excess of $250,000 for any single transaction or series of related transactions, and (ii) are no less favorable, taken as a whole, to School Specialty or its Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate;

(g) so long as it has been approved by School Specialty’s or its applicable Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of School Specialty or its applicable Subsidiary; and

(h) so long as it has been approved by School Specialty’s or its applicable Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to executive officers and outside directors of School Specialty and its Subsidiaries.

Each Obligor will cause each of its Non-Obligor Subsidiaries to comply with all of the terms of the Intercompany Subordination and Payment Agreement. Notwithstanding anything contained in this Agreement to the contrary, (x) except for Intercompany Debt permitted under Section 6.3(b), no Obligor shall enter into any transaction with, make any loan, advance or other investment in, or otherwise transfer any property to any Non-Obligor, and (y) the Obligors shall not directly or indirectly declare, order, pay, make or set apart any sum for any payment or prepayment, redemption, retirement, defeasance or acquisition of or with respect to Intercompany Debt owed by any Obligor to any Non-Obligor, except in an aggregate amount not in excess of $250,000 over the term of this Agreement.

Section 6.13. No Amendments of Organization Documents, Material Contracts or ABL DIP Credit Documents. The Obligors will not, and will not permit any Subsidiary to, amend, supplement, terminate, suspend or otherwise modify in any way (a) any Constituent Documents pertaining to any Group Member or (b) any Material Contract in any manner that could be adverse to the Secured Parties or that could have a Material Adverse Effect. The Obligors will not, and will not permit any Subsidiary to, agree to any amendment or other modification, refinancing, extension or renewal of, or waive any of their respective rights under, the ABL DIP Credit Documents except as permitted under the Intercreditor Agreement (as in effect on the date hereof). Without limiting the foregoing, the Obligors will not, and will not permit any Subsidiary to, amend or otherwise modify, refinance, extend or renew or otherwise change the terms of any other Debt listed on Schedule 6.2, or make any payment consistent with an amendment, refinancing, extension or renewal thereof or change thereto, if the effect of such amendment, refinancing, extension or renewal or change is to increase the interest rate on, or fees or premiums payable with respect to, such Debt, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, make more restrictive any covenant or other agreement of any Obligor or Subsidiary thereunder, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Debt (or a trustee or other representative on their behalf) which would be adverse to any Obligor or to the Secured Parties, in each case as determined by the Administrative Agent in its sole discretion.

Section 6.14. No Sale-Leaseback Transactions. The Obligors will not, and will not permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease (including without limitation, a Lease), whether an operating lease or a capitalized lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that any Group Member has sold or transferred or is to sell or transfer to any other Person (other than any other Group Member) or (ii) that any Group Member intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by any Group Member to any Person (other than any Group Member) in connection with such lease, in each case except for those lease transactions existing as of the Closing Date and set forth on Schedule 6.14.

Section 6.15. Anti-Terrorism Laws. The Obligors will not, and will not permit any Subsidiary to, knowingly (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224 or the USA Patriot Act. The Obligors shall deliver to the Administrative Agent any certification or other evidence reasonably requested from time to time by the Administrative Agent in its sole discretion, confirming the Obligors’ and their Subsidiaries’ compliance with this Section 6.15.

Section 6.16. Total Outstanding ABL DIP Amount. The Obligors will not permit the Total Outstanding ABL DIP Amount to exceed $175,000,000.

Section 6.17. [Reserved].

Section 6.18. [Reserved].

Section 6.19. [Reserved].

Section 6.20. [Reserved].

Section 6.21. [Reserved].

Section 6.22. [Reserved].

Section 6.23. Inventory at Bailees. The Administrative Borrower will not, and will not permit any of its Subsidiaries to, store any of its Inventory at any time with a bailee, warehouseman, or similar party except to the extent the aggregate amount of such Inventory does not exceed $38,000,000 during the period commencing on May 1st through September 30 of each year and does not exceed $10,000,000 at any other time.

Section 6.24. Maximum ABL Outstandings. The Borrowers will not permit the aggregate amount of (x) ABL DIP Credit Loans and LC Obligations outstanding under the ABL DIP Credit Documents, (y) loans, outstanding letters of credit and reimbursement obligations in respect of drawn letters of credit under any replacement or refinancing of the ABL DIP Credit Documents, and (z) fees payable by the Group Members in connection with the foregoing, at any time to exceed 107.5% of the amount, at such time, of the Stated Borrowing Base.

Section 6.25. Proceeds of Term and Revolving Loan Priority Collateral. The Borrowers will not permit any Net Cash Proceeds of any Dispositions of property of the Obligors constituting Term and Revolving Loan Priority Collateral (including without limitation from a Carson-Dellosa Drag-Along Sale) to fail to be deposited, immediately upon receipt thereof by any Group Member, in the Term and Revolving Loan Priority Collateral Deposit Account. In the case of any Disposition (or series of related Dispositions) of property of the Obligors that includes assets constituting Term and Revolving Loan Priority Collateral, for which the aggregate consideration received by the Obligors exceeds $50,000, the Obligors shall (x) no later than two Business Days prior to consummation of such Disposition or of the first Disposition in such series, notify in writing each of the Agent and the ABL DIP Agent, and such notice shall specify (1) the property to be so Disposed of, and the portion of such property constituting Term and Revolving Loan Priority Collateral, (2) the aggregate consideration to be received by the Obligors in connection with such Disposition or Dispositions, (3) the amount of the Net Cash Proceeds to be received by the Obligors in connection with such Disposition or Dispositions, and (4) the amount of the Net Cash Proceeds to be received by the Obligors in connection with such Disposition or Dispositions that is to be deposited in the Term and Revolving Loan Priority Collateral Deposit Account, and (y) immediately upon receiving any Net Cash Proceeds in respect of such Disposition or Dispositions, notify in writing each of the Agent and the ABL DIP Agent, and such notice shall specify (1) the amount of the Net Cash Proceeds so received by the Obligors, and (2) the amount of the Net Cash Proceeds so received by the Obligors that has been deposited in the Term and Revolving Loan Priority Collateral Deposit Account.

Section 6.26. Select Agendas Legal Opinion. The Borrowers will not permit the revenues of Select Agendas, Corp. (or any successor entity) to exceed $5,000,000 in any trailing twelve month period, prior to the date on which the Agent shall have received (x) the executed and favorable legal opinions of Nova Scotia counsel (or other applicable local counsel, in the case of a successor entity) to Select Agendas, Corp. (or such successor entity), addressing such matters as the Administrative Agent may reasonably request, and (y) executed and, if applicable, notarized security documentation under the laws of Quebec, effective to grant and perfect a Lien in all property of Select Agendas, Corp. (or such successor entity) under the laws of Quebec in favor of the Collateral Agent to secure the Obligations, together with the executed and favorable legal opinions of Quebec counsel to Select Agendas, Corp. (or such successor entity), addressing such matters as the Administrative Agent may reasonably request.

Section 6.27. Premier School Agendas Investments. Notwithstanding anything else to the contrary in this Agreement, the Borrowers will not permit Premier School Agendas, Ltd. or any other Non-Obligor to (x) make a Restricted Payment to any Obligor constituting (or giving such Obligor any right to receive from Premier School Agendas, Ltd. or any other Non-Obligor) cash or Cash Equivalents, or (y) make any loan or advance to, or investment of cash or Cash Equivalents in, any Obligor.

Section 6.28. Chapter 11 Claims. The Borrowers will not, and will not permit any Borrower to, incur, create, assume, suffer to exist or permit any other super priority claim or Lien on any Collateral which is pari passu with or senior to the Obligations (or the Liens securing the Obligations) hereunder, except in each case for the Carve Out, and Liens with respect to the ABL DIP Credit Priority Collateral.

Section 6.29. Prohibited Use of Proceeds. Unless and to the extent provided in the DIP Order, the Borrowers will not, and will not permit any Borrower (a) to, use any cash or Cash Equivalents (including any proceeds of the Loans) to fund any objection, proceeding or other litigation (i) against the Administrative Agent, the Lenders, the Prepetition Term Loan Agent or the Prepetition Term Loan Lenders, (ii) challenging the validity, perfection, priority, extent or enforceability of the Liens or security interests granted to the Administrative Agent, the Lenders, the Prepetition Term Loan Agent or the Prepetition Term Loan Lenders, or (iii) challenging, disputing or objecting to the claims of the Administrative Agent, the Lenders, the Prepetition Term Loan Agent or the Prepetition Term Loan Lenders or (b) to use the proceeds of any Loan to (i) repay or prepay any of the Debt under the Prepetition ABL Credit Documents or the ABL DIP Credit Documents (including any interest, fees, costs and expenses, tax or indemnification obligations) or (ii) any Taxes incurred upon or as a result of the Disposition of the ABL DIP Credit Priority Collateral.

Section 6.30. Amendments to the DIP Order. The Borrowers will not, and will not permit any Borrower to, in each case itself or on its behalf, amend, supplement or otherwise modify the DIP Order without the written consent of the Administrative Agent, in its sole discretion.

Section 6.31. Variance Test. Borrowers will not permit

(a) (i) the aggregate amount of the actual receipts of the type set forth in the line item “Collections” on the accepted thirteen-week cash flow forecast under the Approved Budget during any first fiscal week of any fiscal month of the Administrative Borrower (the first such fiscal week ending on February 2, 2013) (each, a “Single Test Week”) to be less than 75% of the budgeted amount, or (ii) the average amount of such actual receipts in any rolling two fiscal week period of any fiscal month of the Administrative Borrower (for the avoidance of doubt, such rolling two fiscal week period ends on the end of the second, third, fourth and (if applicable) fifth fiscal week of each fiscal month) (each, a “Rolling Two Week Test Period”) to be less than 80% of the average budgeted amounts for such period, in each case of (i) and (ii), set forth in the line item “Collections” on the accepted thirteen-week cash flow forecast under the Approved Budget;

(b) the average amount of the actual disbursements of the type set forth in the line item “Payroll” on the accepted thirteen-week cash flow forecast under the Approved Budget in any Rolling Two Week Test Period to exceed 110% of the average of the budgeted amounts for such period set forth in the line item “Payroll” on the accepted thirteen-week cash flow forecast under the Approved Budget;

(c) (i) the aggregate amount of the actual disbursements of the type set forth in any of the line items “Debtor Professional Fees”, “Professional Fees for Unsecured Creditors”, “AP Disbursement” and “Total Disbursements” on the accepted thirteen-week cash flow forecast under the Approved Budget in any Single Test Week to exceed 115% of the budgeted amount, or (ii) the average amount of each type of such disbursements in any Rolling Two Week Test Period to exceed 110% of the average of the budgeted amounts for such period, in each case of (i) and (ii), set forth in the corresponding line item “Debtor Professional Fees”, “Professional Fees for Unsecured Creditors”, “AP Disbursement” and “Total Disbursements” on the accepted thirteen-week cash flow forecast under the Approved Budget;

(d) (i) the sum of the aggregate amounts of the actual disbursements of the types set forth in line items “Debtor Professional Fees”, “Professional Fees for Unsecured Creditors” and “Restructuring/Other Profess. Fees” on the accepted thirteen-week cash flow forecast under the Approved Budget (the “Professional Fees Line Items”) in any Single Test Week to exceed 115% of sum of the budgeted amounts, or (ii) the average amount of the sum of such types of disbursements in any Rolling Two Week Test Period to exceed 110% of the average of the sum of the budgeted amounts for such period, in each case of (i) and (ii), set forth in the Professional Fees Line Items on the accepted thirteen-week cash flow forecast under the Approved Budget, or

(e) (i) the aggregate amount of the actual net cash flows of the type set forth in any of the line items “Net Cash Flows” on the accepted thirteen-week cash flow forecast under the Approved Budget during any Single Test Week to be (x) less than 85% of the budgeted amount if such budgeted amount is positive or (y) more than 115% of the budgeted amount if such budgeted amount is negative, or (ii) the average amount of such type of net cash flows in any Rolling Two Week Test Period to be (x) less than 85% of the average of the budgeted amounts for such period if such average is positive or (y) more than 115% of the average of the budgeted amounts if such average is negative, in each case of (i) and (ii), set forth in the corresponding line item “Net Cash Flows” on the accepted thirteen-week cash flow forecast under the Approved Budget.

Notwithstanding the variance tests set forth in Section 6.31(c) and (e) of this Agreement and solely with respect to the variance tests set forth therein, (i) the fiscal week ending February 2, 2013 (“Week 1”) and the fiscal week ending February 9, 2013 (“Week 2”) in the Approved Budget will be combined and treated as a Single Test Week and (ii) such tests with respect to any Rolling Two Week Test Period shall not apply until the end of the rolling three fiscal week period ending February 16, 2013 (and for the avoidance of doubt, will include the combined Week 1 and Week 2 referenced in (i) together with the fiscal week ending February 16, 2013 on a cumulative basis).

ARTICLE VII

EVENTS OF DEFAULT; RIGHTS AND REMEDIES

Section 7.1. Events of Default. “Event of Default”, wherever used herein, means any one of the following events or circumstances:

(a) Failure to pay any principal of any Loan or Note, in each case when the same becomes due and payable (whether at stated maturity or due date, on demand, upon acceleration or otherwise); or

(b) Failure to pay any interest on any Loan or Note or other Obligation, or any fees, costs, expenses, indemnities, reimbursements or other amounts required to be paid by any Obligor under this Agreement or any other Loan Document, in each case when the same becomes due and payable (whether at stated maturity or due date, on demand, upon acceleration or otherwise); or

(c) (i) Any Group Member shall default in the performance of, or breach, any covenant or other agreement on the part of, or applicable to, such Group Member contained in this Agreement or any other Loan Document (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 7.1 specifically dealt with), and, solely in the case of a default in the performance of the provisions in Sections 5.2, 5.3, 5.4, 5.5, 5.11(b), 5.14, such default and all consequences thereof have not been cured within five (5) days; or (ii) any Default or default or Event of Default or event of default shall occur under any ABL DIP Credit Documents; or

(d) Except pursuant to a valid, binding and enforceable termination or release permitted under the Loan Documents and executed by the Administrative Agent or as otherwise expressly permitted under any Loan Document, (i) any provision of any Loan Document shall, at any time after the delivery of such Loan Document, fail to be valid and binding on, or enforceable against, any Obligor party thereto, (ii) any Loan Document purporting to grant a Lien to secure any Obligation shall, upon or at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document, (iii) any subordination provision pertaining to Subordinated Debt shall, in whole or in part, terminate or otherwise fail or cease to be valid and binding on, or enforceable against, any holder of Subordinated Debt or any trustee or representative thereof, or (iv) any Group Member, or any Affiliate thereof, shall assert that any of the events described in clause (i), (ii) or (iii) above shall have occurred or exist, or shall contest the validity or enforceability of any Loan Document, or of any such Lien or subordination provision; or the perfection or priority of any such Lien; or

(e) [Reserved]; or

(f) Any representation, warranty or certification made, or deemed made, by or on behalf of any Group Member (or any of the officers of any such entity) in this Agreement or any other any Loan Document (including pursuant to any request for Loans), or in any other certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with any Loan Document, shall prove to have been untrue or incorrect in any material respect (of if such representation is subject to materiality exceptions, in any respect) when made or deemed made; or

(g) After the Petition Date, one or more judgments, orders, decrees, writs, or warrants of attachment or execution (or other similar process) shall be rendered against any Group Member or issued or levied against a substantial part of the property of any Group Member (i) (A) in the case of money judgments, orders and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to any Group Member, to the extent the relevant insurer has confirmed in writing coverage and liability therefor) in excess of $200,000 for all Group Members in the aggregate, or (B) otherwise, that would have, in the aggregate, a Material Adverse Effect and (ii) (A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, decree, writ, warrant or similar process or (B) such judgment, order, decree, writ, warrant or similar process shall not have been vacated or discharged for a period of 20 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof; or

(h) Any Group Member is convicted of, or admits in writing its culpability for, a violation of (i) any criminal statute (or non-statutory Applicable Law relating to criminal offenses) in any jurisdiction constituting a felony offense or, whether or not a felony offense, an act of fraud, money laundering, larceny or similar offense or (ii) any statute or other Applicable Law, if forfeiture of, or the imposition of a Lien or other claim by any Person (other than the Collateral Agent) on or in respect of, any Collateral is a possible remedy or penalty that may lawfully be sought for such violation; or

(i) After the Petition Date, any Group Member (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt incurred or arising after the Petition Date (other than the Obligations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $200,000, or in respect of any other material contractual obligation or agreement of such Group Member incurred or arising after the Petition Date (including any Material Contract), and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant incurred or arising after the Petition Date under any agreement or instrument relating to any such Debt, contractual obligation or other agreement, or any other event shall occur or condition exist under any agreement or instrument relating to any such Debt, contractual obligation or other agreement, that is a default or event of default thereunder or gives rise to a right of any other Person to terminate any such agreement or accelerate any such Debt; or (iii) permits to occur or exist after the Petition Date any default or early termination event with respect to any Hedge Agreement to which any Group Member is a party under which the aggregate liability of the Group Members is more than $200,000, other than (x) any default arising prior to the Petition Date, (y) due to the filing, commencement and continuation of the Chapter 11 Cases and any litigation resulting therefrom), or (z) due to restrictions on payments arising thereby; or

(j) Any occurrence of one or more ERISA Events that, either individually or in the aggregate, (a) have had or could reasonably be expected to result in a Liability in excess of $50,000 or (b) result in a Lien on any of the assets of any Group Member; or

(k) Any Group Member incurring or becoming liable for, or (except to the extent disclosed on Schedule 4.12) being liable for or suffering to exist, any Environmental Liability (i) that, individually or in the aggregate together with all other such Environmental Liabilities of the Group Members taken as a whole, could reasonably be expected to have a Material Adverse Effect or result in a material diminution of the value of the Collateral, or (ii) in an aggregate amount, collectively for all such Environmental Liabilities, in excess of $50,000; or

(l) Except to the extent permitted by Section 6.5 or Section 6.7, any Group Member shall liquidate, dissolve, terminate or suspend its business operations or any substantial part thereof or otherwise fail to operate its business in the ordinary course (except for the filing, commencement and continuation of the Chapter 11 Cases and events that customarily result from the filing, commencement and continuation of the Chapter 11 Cases), or shall sell all or a material part of its assets, or a material part of its property or business is taken, lost or impaired through condemnation or otherwise, the loss of which could reasonably be expected to have a Material Adverse Effect, or the management of any Group Member or is displaced of its authority in the conduct of its business or such business is curtailed or materially impaired, whether by action of any Governmental Authority or otherwise; or

(m) A Change of Control shall occur; or

(n) A Material Adverse Effect shall occur; or

(o) There shall occur one or more casualty or condemnation losses (excluding amounts adequately covered by insurance payable to any Group Member, to the extent the relevant insurer has confirmed in writing coverage and liability therefor) in an aggregate amount in excess of $200,000 in connection with the properties of the Group Members; or

(p) Any scheduled or non-scheduled payment, redemption, retirement, or other satisfaction of or with respect to any principal, interest or other amount payable on or with respect to any Subordinated Debt shall occur; or

(q) [Reserved]; or

(r) A Cash Dominion Event shall occur; or

(s) There shall have occurred any of the following in any Chapter 11 Case:

(i) the bringing of a motion, taking of any action or the filing of any plan of reorganization or disclosure statement attendant thereto, in each case, by any Obligor in any Chapter 11 Case, or the entry of any order by the Bankruptcy Court in any Chapter 11 Case: (w) to obtain additional financing under Section 364(c) or (d) of the Bankruptcy Code not otherwise permitted pursuant to this Agreement or that does not provide for the repayment of all Obligations under this Agreement in full in cash; (x) to grant any Lien other than Liens expressly permitted under this Agreement upon or affecting any Collateral; (y) except as provided in the Interim or Final Order, as the case may be, to use cash collateral of Agent under Section 363(c) of the Bankruptcy Code without the prior written consent of the Agent and the Required Lenders; or (z) that (in the case of any Obligor) requests or seeks authority for or that (in the case of an order entered by the Bankruptcy Court on account of a request by any Obligor) approves or provides authority to take any other action or actions adverse to the Agent and the Lenders or their rights and remedies hereunder or their interest in the Collateral;

(ii) the filing of any plan of reorganization or disclosure statement attendant thereto, or any direct or indirect amendment to such plan or disclosure statement, by any Obligor which does not provide for the repayment of all Obligations under this Agreement in full in cash on the “Effective Date” of such plan and to which the Agent and the Required Lenders do not consent or otherwise agree to the treatment of their claims or the termination of any Obligor’s exclusive right to file and solicit acceptances of a plan of reorganization;

(iii) the entry of an order in any of the Chapter 11 Cases confirming a plan or plans of reorganization that does not (a) contain a provision for repayment in full in cash of all of the Obligations under this Agreement on or before the effective date of such plan or plans and (b) provide for the continuation of the Liens and security interests granted to the Collateral Agent for the benefit of the Lenders and priority until the Obligations have been paid in full;

(iv) the entry of an order amending, supplementing, staying, vacating or otherwise modifying any Loan Document or the Interim Order or the Final Order in any case without the prior written consent of Agent and the Required Lenders;

(v) the Final Order is not entered within thirty (30) days (or such other period as Agent and Required Lenders may agree to in writing) following the entry of the Interim Order;

(vi) the payment of, or application by any Obligor for authority to pay, any pre-petition claim without the Agent’s and Required Lenders’ prior written consent other than as provided in any “first day order” in form and substance acceptable to Required Lenders and as set forth in the Approved Budget or unless otherwise permitted under this Agreement;

(vii) the entry of an order by the Bankruptcy Court appointing, or the filing of an application by any Obligor, for an order seeking the appointment of, in either case with the consent of the Required Lenders, an interim or permanent trustee in any Chapter 11 Case or the appointment of a receiver or an examiner under section 1104 of the Bankruptcy Code in any Chapter 11 Case with expanded powers (beyond those set forth in sections 1106(a)(3) and 1106(a)(4) of the Bankruptcy Code) to operate or manage the financial affairs, the business, or reorganization of the Borrowers or with the power to conduct an investigation of (or compel discovery from) Agent or Lenders or against Prepetition Term Loan Agent or Prepetition Term Loan Lenders under the Prepetition Term Loan Documents; or the sale without the Agent’s and Required Lenders’ consent, of all or substantially all of a Borrower’s assets either through a sale under section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in the Chapter 11 Cases, or otherwise that does not provide for payment in full in cash of the Obligations;

(viii) the dismissal of any Chapter 11 Case which does not contain a provision for payment in full in cash of all noncontingent monetary Obligations of the Borrowers hereunder, or if any Obligor shall file a motion or other pleading seeking the dismissal of any Chapter 11 Case which does not contain a provision for payment in full in cash of all noncontingent monetary Obligations of the Borrowers hereunder;

(ix) the conversion of any Chapter 11 Case from one under chapter 11 to one under chapter 7 of the Bankruptcy Code or any Obligor shall file a motion or other pleading seeking the conversion of any Chapter 11 Case under section 1112 of the Bankruptcy Code or otherwise;

(x) the entry of an order by the Bankruptcy Court granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (x) to allow any creditor to execute upon or enforce a Lien on any Collateral, or (y) with respect to any Lien of or the granting of any Lien on any Collateral to any state or local environmental or regulatory agency or authority;

(xi) the entry of an order in any Chapter 11 Case avoiding or requiring repayment of any portion of the payments made on account of the Obligations owing under this Agreement or the other Loan Documents;

(xii) the failure of any Obligor to perform any of its obligations under the Interim Order or the Final Order or any violation of any of the terms of the Interim Order or the Final Order;

(xiii) the challenge by any Obligor to the validity, extent, perfection or priority of any liens granted under the Prepetition Term Loan Documents;

(xiv) the remittance, use or application of the proceeds of Collateral other than in accordance with cash management procedures and agreements acceptable to Agent;

(xv) the use of cash collateral of the Prepetition Agents and Prepetition Debt Holders for any purpose other than to pay expenditures set forth in the Approved Budget;

(xvi) the entry of an order in any of the Chapter 11 Cases granting any other super priority administrative claim or Lien equal or superior to that granted to Agent, on behalf of itself and Lenders without the consent in writing of Agent and Required Lenders other than Liens with respect to the ABL DIP Credit Priority Collateral;

(xvii) the filing of a motion by any Obligor requesting, or the entry of any order granting, any super-priority claim which is senior or pari passu with the Lenders’ claims or with the claims of the Prepetition Debt Holders under the Prepetition Debt Documents;

(xviii) the entry of an order precluding the Agent or Prepetition Term Loan Agent to have the right to or be permitted to “credit bid”;

(xix) the obtaining of additional financing or the granting of Liens not expressly permitted hereunder;

(xx) the use of cash collateral without the prior written consent of the Agent and Required Lenders;

(xxi) any attempt by an Obligor to reduce, set off or subordinate the Obligations or the Liens securing such Obligations to any other Debt;

(xxii) the reversal, vacation or stay of the effectiveness of either the Interim Order or the Final Order;

(xxiii) the payment of or granting adequate protection (except for Adequate Protection Payments) with respect to any Prepetition Indebtedness (other than with respect to payment permitted under any “first day order” in form and substance satisfactory to the Lenders or as set forth in the Interim Order or the Final Order);

(xxiv) an application for any of the orders described in this Section 7.1(s) including, without limitation, clauses (i), (iii), (iv), (viii), (ix), (x), (xi) (xvi) or (xviii) shall be made by a Person other than the Agent or the Lenders and such application is not contested by the Borrowers in good faith and the relief requested is granted in an order that is not stayed pending appeal;

(xxv) the cessation of Liens or super-priority claims granted with respect to this Agreement to be valid, perfected and enforceable in all respects; or

(xxvi) the Bankruptcy Court shall cease to have exclusive jurisdiction with respect to all matters relating to the exercise of rights and remedies under the Loan Documents, the DIP Order, DIP Liens and the Collateral;

(xxvii) the challenge by any Obligor to the validity, extent and enforceability of the “Early Payment Fee” that became payable under and as defined in the Prepetition Term Loan Agreement; or

(t) A representative of Alvarez & Marsal ceases to serve as chief restructuring officer and the Administrative Borrower fails to appoint a replacement reasonably acceptable to the Lenders within seven days following such cessation of service.

Section 7.2. Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default (unless waived in writing by the Required Lenders), the Administrative Agent may upon five (5) days’ written notice to the Administrative Borrower (and, upon written request of the Required Lenders, the Administrative Agent shall) exercise any or all of the following rights and remedies:

(a) declare all or any portion of the Commitments, if then in effect, to be terminated, whereupon the same shall forthwith terminate;

(b) declare all or any portion of the unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other Obligations to be forthwith immediately due and payable or otherwise accelerated, whereupon the Loans, all such accrued interest and all such other Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Obligor;

(c) apply any and all monies owing by any Secured Party to any Group Member to the payment of the Loans, including interest accrued thereon, or to payment of any or all other Obligations then owing by the Obligors;

(d) exercise and enforce the rights and remedies available to the Agent, the Lenders or any other Secured Party under any Loan Document and under Applicable Law, including all rights and remedies with respect to the Collateral under the Loan Documents and under Applicable Law; and

(e) exercise any other rights and remedies available to the Agent (including, without limitation, hereunder and under any other Loan Documents), the Lenders or any other Secured Party under Applicable Law, any Loan Document or otherwise.

Such rights and remedies include the rights (subject to the provisions of the Intercreditor Agreement, where applicable) to (i) take possession of any Collateral; (ii) require the Obligors to assemble Collateral, at the Obligors’ expense, and make it available to the Collateral Agent at a place designated by the Collateral Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, such Obligor agrees not to charge for such storage); and (iv) Dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, and at such locations, all as the Collateral Agent, in its discretion, deems advisable. Each Obligor agrees that 10 days’ notice of any proposed Disposition of Collateral by the Collateral Agent shall be reasonable. The Collateral Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. The Collateral Agent shall have the right to Dispose of any Collateral for cash, credit or any combination thereof, and the Collateral Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may “credit bid” or otherwise set off the amount of such price against the Obligations.

Each Obligor hereby agrees that: (a) so long as the Agent complies with its obligations, if any, under the Code, the Agent, the Lenders, and the other Secured Parties shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Obligors.

At any time during an Event of Default, the Agent, the Lenders, the other Secured Parties and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Agent, such Lender, such other Secured Party or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not the Agent, such Lender, such other Secured Party or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of the Agent, such Lender, such other Secured Party or such Affiliate different from the branch or office holding such deposit or obligated on such obligation. The rights of the Agent, each Lender, each such other Secured Party and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

ARTICLE VIII

AGREEMENT AMONG LENDERS AND AGENT

Section 8.1. Authorization; Powers. Each Lender irrevocably appoints and authorizes the Administrative Agent to act as administrative agent, and the Collateral Agent to act as collateral agent, for and on behalf of such Lender to the extent provided herein, in any Loan Documents (including by way of acting as “Secured Party” under any Loan Document relating to Collateral) or in any other document or instrument delivered hereunder or in connection herewith, and to take such other actions as may be reasonably incidental thereto. The Administrative Agent agrees to act as administrative agent for each Lender, and the Collateral Agent agrees to act as collateral agent for each Lender, upon the express conditions contained in this Article VIII, but in no event shall the Agent constitute a fiduciary of any

Lender, nor shall the Agent have any fiduciary responsibilities in respect of any Lender. In furtherance of the foregoing, and not in limitation thereof, each Lender irrevocably (a) authorizes the Agent to execute and deliver and perform those obligations under each of the Loan Documents to which the Agent is a party as are specifically delegated to the Agent, and to exercise all rights, powers and remedies as may be specifically delegated hereunder or thereunder, together with such additional powers as may be reasonably incidental thereto, (b) appoints the Agent as nominal beneficiary or nominal secured party, as the case may be, under the Loan Documents and all related UCC financing statements (to the extent of the collateral security granted with respect to the Obligations), and (c) authorizes the Agent to act as agent of and for such Lender for purposes of holding, perfecting and Disposing of Collateral under the Loan Documents. As to any matters not expressly provided for by the Loan Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders or, if so required pursuant to Section 10.2, upon the instructions of all Lenders; provided, however, that except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, and the Agent shall not in any event be required to take any action which is contrary to the Loan Documents or Applicable Law.

(a) The Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all of the Obligations, (ii) constituting property being Disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the Disposition is permitted under Section 6.5 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which School Specialty or its Subsidiaries owned no interest at the time Agent’s Lien was granted nor at any time thereafter, or (iv) constituting property leased to School Specialty or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. The Obligors and the Lenders hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to (a) consent to, credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any Disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by Agent (whether by judicial action or otherwise) in accordance with applicable law. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of Agent to credit bid or purchase at such Disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by such acquisition vehicle or vehicles and in connection therewith Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their

Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 8.1(b); provided, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Obligor in respect of) all interests retained by any Loan Party, including, the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral. The Lenders further hereby irrevocably authorize Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures Permitted PMM/Capital Lease Debt.

(b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by School Specialty or its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or that any particular items of Collateral meet the eligibility criteria applicable in respect thereof or whether to impose, maintain, reduce, or eliminate any particular reserve hereunder or whether the amount of any such reserve is appropriate or not, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

Section 8.2. Application of Proceeds. The Agent, after deduction of any costs of collection, as provided in Section 8.5, shall remit to each Lender (to the extent a Lender is to share therein and subject to the provisions of Section 2.10(f)) that Lender’s pro rata share of all payments of principal, interest, premiums and fees payable hereunder in accordance with such Lender’s appropriate Percentage. Each Lender’s interest under the Loan Documents shall be payable solely from payments, collections and proceeds actually received by the Agent under the Loan Documents; and the Agent’s only liability to a Lender with respect to any such payments, collections and proceeds shall be to account for such Lender’s Percentage of such payments, collections and proceeds in accordance with this Agreement. If the Agent is required for any reason to refund any such payments, collections or proceeds, each Lender will refund to the Agent, upon demand, its Percentage of such payments, collections or proceeds, together with its Percentage, or share, as applicable, of interest or penalties, if any, payable by the Agent in connection with such refund. If any Lender has wrongfully refused to fund its Percentage of any Loans, or if the outstanding principal balance of the Loans made by any Lender is for any other reason less than its respective Percentage of the aggregate principal balance of all Loans, the Agent may remit payments received by it to the other Lenders until such payments have reduced the aggregate amounts owed by the Borrowers to the extent that the aggregate amount of the Loans owing to such Lender hereunder are equal to its Percentage of the aggregate amounts of the Loans owing to all of the Lenders hereunder. The foregoing provision is intended only to set forth certain rules for the application of payments, proceeds and collections in the event that a Lender has breached its obligations hereunder and shall not be deemed to excuse any Lender from such obligations.

Section 8.3. Exculpation. The Agent shall not be liable for any action taken or omitted to be taken by the Agent in connection with the Loan Documents, except for its own gross negligence, fraud or willful misconduct. The Agent shall be entitled to rely upon advice of counsel concerning legal matters, the advice of independent public accountants with respect to accounting matters and advice of other experts as to any other matters and upon any Loan Document and any schedule, certificate, statement, report, notice or other writing which it reasonably believes to be genuine or to have been presented by a proper Person. Neither the Agent nor any of its Affiliates or any of its or their respective directors, officers, employees or agents shall be responsible or in any way liable with respect to or for (a) any recitals, representations or warranties contained in, or for the execution, legality, validity, genuineness, sufficiency, effectiveness or enforceability of any Loan Document, or any other instrument or document delivered hereunder or in connection herewith, (b) the validity, genuineness, perfection, priority, effectiveness, enforceability, existence, value or enforcement of any Collateral, or (c) except for its own gross negligence, fraud or willful misconduct, any action taken or omitted by it. The designation of Bayside (or any successor thereto as Agent) as Agent hereunder shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Bayside (or such successor thereto) in its individual capacity as Lender hereunder.

Section 8.4. Use of the term “Agent”. The term “Agent” is used herein in reference to the Agent merely as a matter of custom. It is intended to reflect only an administrative relationship between the Agent and the Lenders, in each case as independent contracting parties. However, the obligations of the Agent shall be limited to those expressly set forth herein and in no event shall the use of such term create or imply any fiduciary relationship or any other obligation arising under the general law of agency.

Section 8.5. Reimbursement for Costs and Expenses. All payments, collections and proceeds received or effected by the Agent may be applied first to pay or reimburse the Agent for all reasonable costs and expenses at any time incurred by or imposed upon the Agent in connection with this Agreement or any other Loan Document (including but not limited to all reasonable attorney’s fees), foreclosure or liquidation expenses and advances made to protect the security of any collateral (to the extent of the collateral security is granted with respect to the Obligations). If the Agent does not receive payments, collections or proceeds sufficient to cover any such costs and expenses within five (5) days after their incurrence or imposition, each Lender shall, upon demand, remit to the Agent such Lender’s Percentage of the difference between (i) such costs and expenses and (ii) such payments, collections and proceeds, together with interest on such amount for each day following the thirtieth day after demand therefor until so remitted at a rate equal to the Federal Funds Rate for each such day.

Section 8.6. Payments Received Directly by Lenders. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of any Loan or on account of any interest, premium or fees under this Agreement (other than through distributions made in accordance with Section 8.2 hereof) in excess of such Lender’s applicable Percentage with respect to the Loan, such Lender shall promptly give notice of such fact to the Agent and shall promptly remit to the Agent such amount as shall be necessary to cause the remitting Lender to share such excess payment or other recovery ratably with each of the Lenders in accordance with their respective applicable Percentages, together with interest for each day on such amount until so remitted at a rate equal to the Federal Funds Rate for each such day; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such remitting Lender or holder, the remittance shall be restored to the extent of such recovery.

Section 8.7. Indemnification. Each Lender severally, but not jointly, hereby agrees to indemnify and hold harmless the Agent, as well as the Agent’s agents, employees; officers and directors, ratably according to their respective Percentages from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgment, demands, damages, costs, disbursements, or expenses (including attorneys’ fees and expenses, and costs of in-house counsel) of any kind or nature whatsoever, which are imposed on, incurred by, or asserted against the Agent or its agents, employees, officers or directors in any way relating to or arising out of the Loan Documents, or as a result of any action taken or omitted to be taken by the Agent; provided, however, that no Lender shall be liable for any portion of any such losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs disbursements, or expenses resulting from the gross negligence, fraud or willful misconduct of the Agent.

Section 8.8. Agent and Affiliates. Bayside (and any successor thereto as Agent) shall have the same rights and powers in its capacity as a Lender hereunder as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and Bayside (or such successor) and its affiliates may accept deposits from and generally engage in any kind of business with the Group Members or their Affiliates as fully as if Bayside (or such successor) were not the Agent hereunder.

Section 8.9. Credit Investigation. Each Lender acknowledges that it has made such inquiries and taken such care on its own behalf as would have been the case had its Loans made directly by such Lender to the Borrowers without the intervention of the Agent or any other Lender. Each Lender agrees and acknowledges that the Agent and each other Lender makes no representations or warranties about the creditworthiness of the Obligors or any other party to this Agreement or with respect to or for (a) any recitals, representations or warranties contained in, or for the execution, legality, validity, genuineness, sufficiency, effectiveness or enforceability of any Loan Document, or any other instrument or document delivered hereunder or in connection herewith, (b) the validity, genuineness, perfection, priority, effectiveness, enforceability, existence, value or enforcement of any Collateral.

Section 8.10. Defaults. The Agent shall have no duty to inquire into any performance or failure to perform by the Group Members and shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than under Sections 7.1(a) or 7.1(b)) hereof unless the Agent has received notice from a Lender or a Borrower specifying the occurrence of such Default or Event of Default. In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Lenders. In the event of any Default, the Agent shall (subject to Section 8.7 hereof) (a) in the case of a Default that constitutes an Event of Default, not take any of the actions referred to in Section 7.2(b) hereof unless so directed by the Required Lenders, and (b) in the case of any Default or Event of Default, take such actions with respect to such Default as shall be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may take any action, or refrain from taking any action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

Section 8.11. Obligations Several. The obligations of each Lender hereunder are the several obligations of such Lender, and neither any Lender nor the Agent shall be responsible for the obligations of any other Lender hereunder, nor will the failure by the Agent or any Lender to perform any of its obligations hereunder relieve the Agent or any other Lender from the performance of its respective obligations hereunder. Nothing contained in this Agreement, and no action taken by any Lender or the Agent pursuant hereto or in connection herewith or pursuant to or in connection with the Loan Documents shall be deemed to constitute the Lenders, together or with or without the Agent, as a partnership, association, joint venture, or other entity.

Section 8.12. Sale or Assignment; Addition of Lenders. Except as permitted under the terms and conditions of this Section 8.12, no Lender may sell, assign or transfer its rights or obligations under this Agreement or such Lender’s Notes or Loans or Commitment.

(i) Subject to the conditions set forth in paragraph (a)(ii) below, any Lender may at any time upon at least five Business Day’s advance notice to the Administrative Agent and the Administrative Borrower assign to one or more assignees that (x) is a domestic or foreign bank (having a branch office in the United States), an insurance company, a hedge fund or analogous investment fund, an Approved Fund or any other financial institution (provided that such proposed assignee, if other than a fund, has capital and surplus, or in the case of a fund (other than an Approved Fund), has, together with all other funds under common management, investment assets, as applicable, in excess of $250 million), and (y) is not an Obligor or a Group Member or an Affiliate of any of the foregoing or a natural person or a competitor of any Group Member whose primary business competes in the same business segment and in the same geographic area as the Group Members (any such bank, insurance company, fund or Approved Fund meeting the foregoing requirements, an “Applicant”) on any date (the “Adjustment Date”) selected by such Lender, all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment, the Revolving Notes and Revolving Loans at the time owing to it) with the prior written consent of:

(A) the Administrative Borrower (such consent not to be unreasonably withheld or delayed); provided that no consent of the Administrative Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default or Event of Default has occurred and is continuing, any other assignee; and

(B) the Administrative Agent (which consent of the Administrative Agent may be withheld or given in the Administrative Agent’s sole discretion); provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Note or Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of any assignment made in connection with an assignment of the entire remaining amount of the assigning Lender’s Commitment and Notes and Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Certificate with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment Certificate, as of the Trade Date) shall not be less than $1.0 million, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, Administrative Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Loans or the Revolving Commitment, as applicable, assigned;

(C) the Administrative Agent, the assigning Lender and such Applicant shall, on or before the Adjustment Date, execute and deliver to the Administrative Agent an Assignment Certificate in substantially the form of Exhibit G (an “Assignment Certificate”);

(D) if requested by the Administrative Agent, each Borrower will execute and deliver to the Administrative Agent, for delivery by the Administrative Agent in accordance with the terms of the Assignment Certificate, (i) a new Revolving Note or Term Note, as applicable, payable to the order of the Applicant in the amount corresponding to the applicable Revolving Loan acquired by such Applicant and (ii) a new Revolving Note or Term Note payable to the order of the assigning Lender in the amount corresponding to the retained Revolving Loan. Such new Term Notes or Revolving Notes shall be in an aggregate principal amount equal to the principal amount of the Term Notes or Revolving Notes to be replaced by such new Term Notes or Revolving Notes, shall be dated the effective date of such assignment and shall otherwise be in the form of the Term Note or Revolving Note to be replaced thereby. Such new Term Notes or Revolving Notes shall be issued in substitution for, but not in satisfaction or payment of, the Term Note or Revolving Note being replaced thereby and such new Term Notes or Revolving Notes shall be treated as a Term Note or Revolving Note) for all purposes of this Agreement; and

(E) the assigning Lender shall pay to the Administrative Agent an administrative fee of $3,500.

(iii) Any assignment or purported assignment to any Person that is not an Eligible Assignee shall be null and void. Upon the execution and delivery of such Assignment Certificate and such new Term Notes or Revolving Notes, and effective as of the effective date thereof (A) this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such additional Lender and the resulting adjustment of the Percentages arising therefrom, (B) the assigning Lender shall be relieved of all obligations hereunder to the extent of the reduction of the assigning Lender’s Percentage, and (C) the Applicant shall become a party hereto and shall be entitled to all rights, benefits and privileges accorded to a Lender herein and in each other Loan Document or other document or instrument executed pursuant hereto and subject to all obligations of a Lender hereunder, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Required Lenders or all Lenders. In order to facilitate the addition of additional Lenders hereto, the Administrative Borrower (subject to its approval rights hereunder, if any) and the Lenders shall cooperate fully with the Administrative Agent in connection therewith and shall provide all reasonable assistance requested by the Administrative Agent relating thereto, including, without limitation, the furnishing of such written materials and financial information regarding the Group Members as the Administrative Agent may reasonably request, the execution of such documents as the Administrative Agent may reasonably request with respect thereto, and the participation by officers of the Administrative Borrower and the Lenders at reasonable times and places in a meeting or teleconference call with any Applicant upon the reasonable request of the Administrative Agent.

Section 8.13. Participation. In addition to the rights granted in Section 8.12, each Lender may, upon the prior written consent of the Administrative Agent (which consent may be given or withheld in Agent’s sole discretion), grant participations in all or a portion of its Revolving Note and Revolving Loans to any domestic or foreign commercial bank (having a branch office in the United States), insurance company, financial institution or an Affiliate of such Lender pursuant to documentation delivered to and deemed acceptable to the Administrative Agent. No holder of any such participation shall be entitled to require any Lender to take or omit to take any action hereunder, except that a Lender selling a participation may agree with the participant that such Lender will not, without such participant’s consent, take any action which would, in the case of any principal, interest, premium or fee in which the participant has an ownership or beneficial interest: (a) extend the final maturity of any Loans or extend the Maturity Date, (b) reduce the interest rate on the Loans or the amount of any premium or fee payable in respect of the Loans, (c) forgive any principal of, or interest on, the Loans, or any premium or fees payable in respect thereof, or (d) release all or substantially all of any Collateral for the Loans. The Lenders shall not, as among the Borrowers, the Agent and the Lenders, be relieved of any of their respective obligations hereunder as a result of any such granting of a participation. Each Obligor hereby acknowledges and agrees that any holder of a participation described in this Section 8.13 may rely upon, and possess all rights under, any opinions, certificates, or other instruments or documents delivered under or in connection with any Loan Document. Except as set forth in this Section 8.13, no Lender may grant any participation in its Notes or Loans.

Section 8.14. Withholding Tax Exemption. At least five (5) Business Days prior to the first date on which interest or premium or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to the Administrative Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender that so delivers a Form W-8BEN or W-8ECI further undertakes to deliver to the Administrative Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Administrative Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Term Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Administrative Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

Section 8.15. Agent’s Counsel. In connection with the negotiation, drafting and execution of this Agreement and the other Loan Documents, perfecting any security interest, completing any filings or registrations and in connection with future legal representation relating to loan administration, amendments, modifications, waivers, forbearance or enforcement of remedies, any law firm engaged by the Agent (the “Agent Firm”) has only represented and shall only represent the Agent (or its Affiliates), in its/their capacity as Agent or as a Lender, as applicable. Each Borrower and each other Lender hereby acknowledges, and each Assignee and Participant (by accepting an Assignment or a Participation, as provided in Sections 8.12 and 8.13 hereof) shall be deemed to acknowledge, that no Agent Firm represents it in connection with any such matters.

Section 8.16. Obligor not a Beneficiary or Party. Except with respect to the limitation of liability applicable to the Lenders under Section 8.11, the provisions and agreements in this Article VIII are solely among the Lenders and the Agent, and no Obligor shall be considered a party thereto or a beneficiary thereof.

Section 8.17. Administrative Agent and Collateral Agent May Delegate Duties. The Administrative Agent and the Collateral Agent may appoint sub-agents to exercise on their behalf any of their respective duties, obligations or rights under the Loan Documents, and each such sub-agent shall have all of the rights and benefits of the Administrative Agent or Collateral Agent, as applicable, under this Article VIII. Each of the Administrative Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents selected by it with reasonable care, except as otherwise provided in Section 8.3.

Section 8.18. Collateral Matters.

(a) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its sole discretion, to release any Lien on any Collateral upon the termination of the Commitments, and payment and satisfaction in full in cash by the Borrowers of all Obligations, constituting property being Disposed of if a release is required or desirable in connection therewith and if the Administrative Borrower certifies to the Collateral Agent that the Disposition is permitted under Section 6.5 of this Agreement or the other Loan Documents (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry), constituting property in which no Group Member owned any interest at the time the Agent’s Lien was granted nor at any time thereafter, or constituting property leased to a Group Member under a Lease or other lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, the Collateral Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by the Administrative Agent or the Administrative Borrower at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 8.18; provided, however, that (1) the Collateral Agent shall not be required to execute any document necessary to evidence such release on terms that, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Obligor in respect of) all property and other interests retained by the Obligors, including, the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral.

(b) The Agent and its Affiliates and Agent Firm and other representatives shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Group Members or is cared for, protected, or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise expressly provided herein.

Section 8.19. Agency for Perfection. The Collateral Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent’s Liens in property that, in accordance with Article VIII or Article IX, as applicable, of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver possession or control of such Collateral to the Collateral Agent or in accordance with the Administrative Agent’s instructions.

Section 8.20. Field Audits and Examinations; Confidentiality; Disclaimers by Lenders. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each completed field audit or examination report respecting the Group Members (each a “Report” and collectively, “Reports”) prepared by or at the request of the Administrative Agent, and the Administrative Agent shall so furnish each Lender with such Reports,

(b) expressly agrees and acknowledges that the Administrative Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or other party performing any audit or examination will inspect only specific information regarding the Group Members and will rely significantly upon the Group Members’ books and records, as well as on representations of the Group Members’ personnel,

(d) agrees to keep all Reports and other material, non-public information regarding the Group Members and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 10.12, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Administrative Agent, and any such other Lender preparing a Report, harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 8.21. Successor Agent. Each of the Administrative Agent and the Collateral Agent may voluntarily resign as administrative agent or collateral agent, as applicable, at any time by giving ten Business Days’ prior written notice thereof to the other Agent, the Administrative Borrower and the Lenders. Upon any such notice of resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent or Collateral Agent, as applicable. If no successor shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders or from among those financial institutions who regularly provide such services in the New York financial markets. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall promptly (i) transfer to such successor Agent all sums, securities and other items of collateral (if any) held by it under the Loan Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under the Loan Documents, and (ii) execute and deliver to such successor Agent such documents, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the rights and benefits under the Loan Documents, whereupon such retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

ARTICLE IX

GUARANTY

Section 9.1. Guaranty.

(a) Each Guarantor, and each Borrower (with respect to each other Borrower), hereby irrevocably and unconditionally guarantees to the Administrative Agent, for the benefit of the Secured Parties, the full and prompt payment when due of the Obligations, including, without limitation, any interest thereon (including, without limitation, interest, premiums and fees, as provided in this Agreement, accruing after the filing of a petition initiating any Insolvency Proceeding, whether or not such interest, premium or fees accrue or are recoverable against the Borrowers after the filing of such petition for purposes of the Bankruptcy Code or are an allowed claim in such proceeding), plus documented, reasonable attorneys’ fees and expenses if the obligations represented by this Guaranty are collected by law, through an attorney-at-law, or under advice therefrom.

(b) Regardless of whether any proposed guarantor or any other Person shall become in any other way responsible to the Secured Parties, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person now or hereafter responsible to the Secured Parties, or any of them, for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, each Guarantor and each Borrower hereby declares and agrees that this Guaranty shall be a joint and several obligation, shall be a continuing guaranty and shall be operative and binding until the Obligations shall have been indefeasibly paid in full in cash and all Commitments shall have been terminated.

(c) Each Guarantor and each Borrower absolutely, unconditionally and irrevocably waives any and all right to assert any defense (other than the defense of payment in cash in full, or performance, to the extent of its obligations hereunder, or a defense that such Guarantor’s or such Borrower’s liability is limited as provided in Section 9.3), set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations of the Guarantors or the Borrowers under this Guaranty or the obligations of any other Person or party (including, without limitation, the Borrowers) relating to this Guaranty or the obligations of any of the Guarantors and the Borrowers under this Guaranty or otherwise with respect to the Obligations in any action or proceeding brought by the Administrative Agent or any other Secured Party to collect the Obligations or any portion thereof, or to enforce the obligations of any of the Guarantors or the Borrowers under this Guaranty or to foreclose on any Collateral owned by any Obligor.

(d) The Secured Parties, or any of them, may from time to time, without exonerating or releasing any Guarantor or any Borrower in any way under this Agreement, including this Guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as they may deem proper, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any Guarantor or guarantor or Borrower of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Secured Parties, or any of them, or (iii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Loan Documents, all as they may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Section 9.1(e), it is understood that the Secured Parties, or any of them, may, without exonerating or releasing any Guarantor or Borrower, give up, modify or abstain from perfecting or taking advantage of any security for or guarantee of the Obligations and accept or make any compositions or arrangements, and realize upon any security for or guarantee of the Obligations when, and in such manner, and with or without notice, all as such Person may deem expedient.

(e) Each Guarantor and each Borrower acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Loan Documents, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), shall discharge all or any part of the liabilities and obligations of such Guarantor or Borrower pursuant to this Guaranty; it being the purpose and intent of the Guarantors, the Borrowers and the Secured Parties that the covenants, agreements and all liabilities and obligations of each Guarantor and of each Borrower hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, each Guarantor and each Borrower agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, and without possibility of recourse, whether by operation of law or otherwise, such Guarantor’s or such Borrower’s undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Secured Parties, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Secured Parties, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, such Guarantor or such Borrower, or by reason of any further dealings between the Borrowers or Guarantors, on the one hand, and any Secured Party, on the other hand, or any other guarantor or surety, and such Guarantor or such Borrower hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

(f) The Secured Parties, or any of them, may, without demand or notice of any kind upon or to any Guarantor or Borrower, at any time or from time to time when any amount shall be due and payable hereunder by any Guarantor or Borrower following and during the continuance of an Event of Default, if the Borrowers shall not have timely paid any of the Obligations, set-off and appropriate and apply to any portion of the Obligations hereby guaranteed, and in such order of application as the Administrative Agent may from time to time elect in accordance with this Agreement, any deposits, property, balances, credit accounts or moneys of any Guarantor or any Borrower in the possession of any Secured Party or under their respective control for any purpose. If and to the extent that any Guarantor or Borrower makes any payment to the Administrative Agent or any other Person pursuant to or in respect of this Guaranty, any claim, by subrogation, contribution or otherwise, which such Guarantor or Borrower may have against any Borrower or other Guarantor by reason thereof shall be subject and subordinate to the prior payment in full of the Obligations to the satisfaction of the Administrative Agent.

(g) Upon the bankruptcy or winding up or other distribution of assets of any Borrower, or of any surety or guarantor (other than the applicable Guarantor or other Borrower) for any Obligations of the Borrowers to the Secured Parties, or any of them, the rights of the Administrative Agent against any Guarantor or Borrower shall not be affected or impaired by the omission of any Secured Party to prove its claim, or to prove the full claim, as appropriate, against any Borrower, or any other Borrower or any such other guarantor or surety, and the Administrative Agent may prove such claims as it sees fit and may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any Collateral or other security held by it without in any way releasing, reducing or otherwise affecting the liability to the Secured Parties of each of the Guarantors and each of the Borrowers.

(h) Each Guarantor and each Borrower hereby absolutely, unconditionally and irrevocably expressly waives, except to the extent such waiver would be expressly prohibited by Applicable Law, the following: (i) notice of acceptance of this Guaranty, (ii) notice of the existence or creation of all or any of the Obligations, (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever (other than notices expressly required hereunder or under any other Loan Document to which any Guarantor is a party), (iv) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, (v) until the Obligations shall have been paid in full in cash, all rights to enforce any remedy which the Secured Parties, or any of them, may have against any Borrower and (vi) until the Obligations shall have been paid in full in cash, all rights of subrogation, indemnification, contribution and reimbursement from the Borrowers or other Guarantors for amounts paid hereunder and any benefit of, or right to participate in, any Collateral or other security now or hereinafter held by the Secured Parties, or any of them, in respect of the Obligations. If a claim is ever made upon any Secured Party for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (A) any judgment, decree or order of any court or administrative body or other Governmental Authority having jurisdiction over such Person or any of its property, or (B) any settlement or compromise of any such claim effected by such Person with any such claimant, including any Borrower, then in such event each Guarantor and each Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor or such Borrower, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and such Guarantor or such Borrower shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

(i) This Guaranty is a continuing guaranty of the Obligations and all liabilities to which it applies or may apply under the terms hereof and shall be conclusively presumed to have been created in reliance hereon. No failure or delay by any Secured Party in the exercise of any right, power, privilege or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy and no course of dealing between any Guarantor, any Borrower and any Secured Party shall operate as a waiver thereof. No action by any Secured Party permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrowers to the Secured Parties, notwithstanding any right or power of any third party, individually or in the name of any Borrower or the Secured Parties, or any of them, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of any Guarantor or any Borrower hereunder.

(j) This is a guaranty of payment and not of collection. In the event the Administrative Agent makes a demand upon any Guarantor or any Borrower in accordance with the terms of this Guaranty, such Guarantor or Borrower shall be held and bound to the Administrative Agent directly as debtor in respect of the payment of the amounts hereby guaranteed. All costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Administrative Agent in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Obligations guaranteed hereby.

(k) Each Guarantor and each Borrower expressly represents and acknowledges that any financial accommodations by the Secured Parties to the Borrowers, including, without limitation, the extension of credit, are and will be of direct interest, benefit and advantage to such Guarantor or such Borrower.

(l) Each Guarantor and each Borrower shall be entitled to subrogation and contribution rights from and against the Borrowers to the extent any Guarantor or any Borrower is required to pay to any Secured Party any amount in excess of the Revolving Loans advanced directly to, or other Obligations incurred directly by, such Guarantor or Borrower or as otherwise available under Applicable Law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of this Section 9.1(l), and provided further that the payment obligation of a Guarantor or a Borrower to any other Guarantor or any other Borrower under any Applicable Law regarding contribution rights or subrogation rights or similar rights among co-obligors or otherwise is and shall be expressly subordinate and subject in right of payment to the prior indefeasible payment in full in cash of the obligations of such Guarantor or such Borrower under the other provisions of this Guaranty and the indefeasible payment in full in cash of all Obligations and termination of all Commitments, and such Guarantor or such Borrower shall not exercise any right or remedy with respect to such contribution rights or subrogation rights or similar rights until (i) payment and satisfaction in full of all such obligations and (ii) the Obligations shall have been indefeasibly paid in full in cash and all Commitments shall have been terminated.

Section 9.2. Special Provisions Applicable to Additional Guarantors. Pursuant to Section 5.8 of this Agreement, any new Subsidiary of any Obligor is required to enter into this Agreement by executing and delivering to the Administrative Agent a Guaranty Supplement. Upon the execution and delivery of a Guaranty Supplement by such new Subsidiary, such Subsidiary shall become a Guarantor and Obligor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any Guaranty Supplement (or any other supplement to any Loan Document delivered in connection therewith) adding an additional Guarantor as a party to this Agreement or any other applicable Loan Document shall not require the consent of any other party hereto. The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor hereunder.

Section 9.3. Maximum Liability of Obligors. It being understood that the intent of the Secured Parties is to obtain a guaranty from each Guarantor and each Borrower, and the intent of each Guarantor and each Borrower is to incur guaranty obligations, in an amount no greater than the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any applicable state law relating to fraudulent conveyances or fraudulent transfers, it is hereby agreed that:

(a) If (i) the sum of the guaranty obligations of the Guarantors and the Borrowers under Section 9.1 and, without duplication, in the case of each Borrower, the obligations arising from the joint and several liability of such Borrower with respect to Loans or other extensions of credit made under this Agreement to each other Borrower (collectively, the “Guarantor Obligations”) exceeds (ii) the sum (the “Total Available Net Assets”) of the Maximum Available Net Assets (as defined in Section 9.4) of each Guarantor and each Borrower, in the aggregate, then (without prejudice to the Obligations of each of the Borrowers under this Agreement with respect to Loans or other extensions of credit made under this Agreement to it) the Guarantor Obligations of each Guarantor and each Borrower shall be limited to the greater of (x) the Total Available Net Assets and (y) the value received by such Guarantor or such Borrower in connection with the incurrence of the Guarantor Obligations to the greatest extent such value can be determined; and

(b) if, but for the operation of this Section 9.3(b) and notwithstanding Section 9.3(a), the Guarantor Obligations of any Guarantor or any Borrower hereunder otherwise would be subject to avoidance under Section 548 of the Bankruptcy Code or any applicable state law relating to fraudulent conveyances or fraudulent transfers, taking into consideration such Guarantor’s or such Borrower’s (i) rights of contribution, reimbursement and indemnity from the Borrowers and the other Guarantors with respect to amounts paid by such Guarantor or such Borrower in respect of the Obligations (including pursuant to Section 9.4) (calculated so as to reasonably maximize the total amount of obligations able to be incurred hereunder), and (ii) rights of subrogation to the rights of the Secured Parties, then the Guarantor Obligations of such Guarantor or such Borrower shall be the largest amount, if any, that would not leave such Guarantor or such Borrower, after the incurrence of such obligations, insolvent or with unreasonably small capital within the meaning of Section 548 of the Bankruptcy Code or any applicable state law relating to fraudulent conveyances or fraudulent transfers, or otherwise make such obligations subject to such avoidance.

Any Person asserting that the Guarantor Obligations of such Guarantor or such Borrower are subject to Section 9.3(a) or are avoidable as referenced in Section 9.3(b) shall have the burden (including the burden of production and of persuasion) of proving (a) the extent to which such Guarantor Obligations, by operation of Section 9.3(a), are less than the Obligations of the Borrowers owed to the Secured Parties or (b) that, without giving effect to Section 9.3(b), such Guarantor’s or such Borrower’s Guarantor Obligations hereunder would be avoidable and the extent to which such Guarantor Obligations, by operation of Section 9.3(b), are less than such Obligations of the Borrowers, as the case may be.

Section 9.4. Contribution Rights, Etc. In order to provide for just and equitable contribution, indemnity and reimbursement among the Guarantors and any other Obligors, including the Borrowers, in connection with the execution of this Guaranty, the Obligors have agreed among themselves that if any Obligor satisfies some or all of the Obligations (a “Funding Obligor”), the Funding Obligor shall be entitled to contribution, indemnity or reimbursement, as applicable, from the other Obligors that have positive Maximum Available Net Assets (as defined below) for all payments made by the Funding Obligor in satisfying the Obligations, so that each Obligor that remains obligated under this Guaranty or any other guaranty or otherwise for the Obligations at the time that a Funding Obligor makes such payment, without regard to the making of such payment (a “Remaining Obligor”), and that has a positive Maximum Available Net Assets, shall bear a portion of such payment equal to the percentage that such Remaining Obligor’s Maximum Available Net Assets bears to the aggregate Maximum Available Net Assets of all Obligors that have positive Maximum Available Net Assets, provided that no Remaining Obligor’s obligation to make such contribution, indemnity or reimbursement payments hereunder shall exceed an amount equal to the Maximum Available Net Assets of such Remaining Obligor.

As used herein, “Available Net Assets” means, with respect to any Obligor, the amount, as of the respective date of calculation, by which the sum of a Person’s assets (including subrogation, indemnity, contribution, reimbursement and similar rights that the Obligor may have, but excluding any such rights in respect of the Guarantor Obligations), determined on the basis of a “fair valuation” or their “fair saleable value” (whichever is the applicable test under Section 548 and other relevant provisions of the Bankruptcy Code and the relevant state fraudulent conveyance or transfer laws), is greater than the amount that will be required to pay all of such Person’s debts, in each case matured or unmatured, contingent or otherwise, as of the date of calculation, but excluding liabilities arising under this Guaranty or, in the case of each Borrower, the liabilities arising from the joint and several liability of such Borrower with respect to Loans or other extensions of credit made under this Agreement to each other Borrower and excluding, to the maximum extent permitted by Applicable Law with the objective of avoiding rendering such Person insolvent, liabilities subordinated to the Obligations arising out of loans or advances made to such Person by any other Person, and

“Maximum Available Net Assets” means, with respect to any Obligor, the greatest of the Available Net Assets of such Obligor calculated as of the following dates: (A) the date on which such Person becomes an Obligor, and (B) each date on which such Obligor expressly reaffirms this Guaranty.

Each Guarantor and Borrower shall be deemed to expressly reaffirm the guaranty provided for in this Article IX upon each borrowing of a Loan and automatically, without further action, upon each delivery by the Administrative Borrower of financial statements required pursuant to Section 5.1(a). The meaning of the terms “fair valuation” and “fair saleable value” and the calculation of assets and liabilities shall be determined and made in accordance with the relevant provisions of the Bankruptcy Code and applicable state fraudulent conveyance or transfer laws.

ARTICLE X

MISCELLANEOUS

Section 10.1. No Waiver; Cumulative Remedies. No failure or delay on the part of the Agent, any Lender or any other Secured Party in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

Section 10.2. Amendments, Requested Waivers, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by any Obligor therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders; provided that no amendment, modification, termination, waiver or consent shall do any of the following unless the same shall be in writing and signed by the Administrative Agent and each Lender directly affected thereby:

(a) increase the Commitments;

(b) reduce the amount of any principal of or interest, premium or fees due on or in respect of the Loans other fees payable to the Lenders;

(c) postpone any date fixed for any scheduled payment of principal of or interest, premium or fees due on or in respect any outstanding Loan or other fees payable to the Lenders hereunder (for the avoidance of doubt, mandatory prepayments pursuant to Section 2.9(a) may be postponed, delayed, waived or modified with the consent of the Required Lenders);

(d) release any material Guaranty or the pledge of any Equity Interest in any Subsidiary under any Loan Document, other than a release of such Guaranty or pledge of such Equity Interest to permit divestiture of the relevant Subsidiary permitted by this Agreement or specifically approved by the Required Lenders;

(e) other than as permitted by Section 8.18(a)(i), release Agent’s Lien in all or substantially all of the Collateral;

(f) change the definition of “Required Lenders”; or

(g) amend this Section 10.2 or any other provision of this Agreement requiring the consent or other action of the Required Lenders or all Lenders.

Any waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Administrative Agent may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is satisfactory to the Administrative Agent shall agree, as of such date, to purchase for cash the Revolving Loans and other Obligations due to the Non-Consenting Lender pursuant to an assignment and assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of Section 8.12, unless waived by the Administrative Agent and the Administrative Borrower and (ii) the Administrative Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, and (2) an amount, if any, equal to the payment (in excess of the face value of the principal amount) which would have been due to such Lender on the day of such replacement had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

Section 10.3. Notices and Distributions.

(a) Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and delivered to the applicable parties at their respective addresses set forth on Schedule 10.3, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.3. All such notices, requests, demands and other communications, shall be effective upon actual delivery if hand delivered, or shall be effective when sent by nationally recognized overnight mail courier or delivery service, or if sent by email or PDF, whet sent, in each case addressed as aforesaid, except that notices or requests to the Agent, any Lender, or any other Secured Party pursuant to any of the provisions of Article II shall not be effective until received by the Agent, such Lender, or such other Secured Party.

(b) Each Obligor agrees that the Administrative Agent may (but shall not be required to) make any materials delivered by such Obligor to the Administrative Agent, as well as, but not limited to, any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to any Group Member, or any other materials or matters relating to this Agreement, the other Loan Documents, the ABL DIP Credit Documents, the Related Transactions or any of the transactions contemplated hereby or thereby (collectively, the “Communications”) available to the Secured Parties by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, an Affiliate, or any Person that is not an Affiliate of the Administrative Agent), such as IntraLinks®, or a substantially similar electronic system that requires passwords for access and takes other customary measures with respect to confidentiality and security (the “Platform”) all of which shall be at the cost and expense of the Obligors. Each of Holdings and each Obligor acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates represents or warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Communications posted on the Platform. The Administrative Agent and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

(c) Each Secured Party party hereto agrees that notice to it (as provided in the next sentence) (a “Notification”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Secured Party, as applicable, of such information, documents or other materials comprising such Communication. Each Secured Party party hereto agrees (i) to notify, on or before the date such Secured Party becomes a party to this Agreement, the Administrative Agent in writing of such Secured Party’s e-mail address to which a Notification may be sent (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Secured Party) and (ii) that any Notification may be sent to such e-mail address.

Section 10.4. Agent Expenses. Any action taken by any Obligor under or with respect to any Loan Document, even if required under any Loan Document or at the request of any Secured Party, shall be at the expense of such Obligor, and no Secured Party shall be required under any Loan Document to reimburse any Group Member therefor except as expressly provided therein. The Borrowers will reimburse the Agent for all Agent Expenses, such reimbursement to be made (a) on the Closing Date, in the case of all Agent Expenses incurred on or prior to the Closing Date (unless waived by the Agent), and (b) promptly following request for reimbursement, in the case of other Agent Expenses. The obligations of the Obligors under this Section 10.4 shall survive termination of this Agreement and the discharge of the Obligations.

Section 10.5. Costs and Expenses; Indemnification. In addition to the payment of Agent Expenses pursuant to Section 10.4, each Borrower agrees to indemnify, defend and hold harmless the Agent, each Lender, each other Secured Party and each of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents (the “Indemnitees”), from and against (i) any Environmental Liability, or any other Liability to which any Indemnitee may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any Hazardous Substance by any Group Member or with respect to any property owned, leased or controlled by any Group Member, (ii) any and all transfer taxes, documentary taxes, recording taxes, assessments or charges made by any Governmental Authority (excluding income or gross receipts taxes) by reason of the execution and delivery of this Agreement and the other Loan Documents, the recording or filing of any Mortgage or other Loan Document, the Agent’s Lien in any Collateral, or the making of any Loans, and (iii) any and all Liabilities of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, or with any other matter, in each case which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with, (w) the Commitments, the making or maintaining of any Loans, the entering into of this Agreement or any other Loan Documents, any Obligation (or the repayment thereof), the Agent’s Lien in any Collateral, or the use or intended use of the proceeds of the Loans, or any securities filing of, or with respect to, any Group Member, (x) any commitment letter, proposal letter or term sheet with any Person or any contractual obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Group Member or any Affiliate of any of them in connection with any of the foregoing and any contractual obligation entered into in connection with any Platform, (y) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of its securities or its creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise, or (z) any other act, event or transaction related, contemplated in or attendant to any of the foregoing. If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Administrative Borrower, or counsel designated by the Administrative Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrowers’ sole cost and expense. Each Indemnitee will use its commercially reasonable efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities contemplated hereby which is permissible under Applicable Law. Each of the Group Members hereby releases, acquits, and forever discharges the Agent, each of the Lenders, and each other Secured Party, and each of and every past and present affiliates, officers, directors, agents, servants, employees, representatives and attorneys of the Agent, the Lenders and the other Secured Parties, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which any Group Member may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of the Indemnitees (except, as to each Indemnitee, to the extent arising solely out of the gross negligence, fraud or willful misconduct of such Indemnitee as finally determined by a non-appealable judgment of a court of competent jurisdiction) including, without limitation, any claims, liabilities or obligations arising with respect to the this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. The provisions of this Section 10.5 shall be binding upon each of the Group Members and shall inure to the benefit of the Agent, the Lenders and the other Secured Parties and each of the past and present affiliates, officers, directors, agents, servants, employees, representatives and attorneys of the Agent, the Lenders and the other Secured Parties. The obligations of the Obligors under this Section 10.5 shall survive termination of this Agreement and the discharge of the Obligations.

Section 10.6. Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered (including by PDF or facsimile transmission, which shall be as effective as delivery of a manually executed counterpart hereof) shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

Section 10.7. Governing Law; Jurisdiction; Waiver of Jury Trial; Waiver of Special, Direct, or Consequential Damages.

(a) Governing Law. The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to any conflict of law principles), except to the extent the law of any other jurisdiction applies as to the perfection or enforcement of the any security interest in any Collateral (to the extent collateral security is granted with respect to the Obligations) and except to the extent expressly provided to the contrary in any Loan Document.

(b) Jurisdiction. The Obligors, the Agent and the Lenders hereby irrevocably submit to the exclusive jurisdiction and venue of the Bankruptcy Court and any state or federal court of the United States sitting in the State of New York, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, and the Obligors, the Agent and the Lenders hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The Obligors, the Agent and the Lenders hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Obligor agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 10.7(b) shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against any Group Member or the property of any Group Member (including the Collateral) in the courts of other jurisdictions.

(c) WAIVER OF JURY TRIAL. THE OBLIGORS, THE LENDERS AND THE AGENT HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

(d) Special, Indirect or Consequential Damages. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings), unless resulting solely and directly from the gross negligence, fraud or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. Each Obligor hereby waives, releases and agrees (and shall cause each other Group Member to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 10.8. Integration; Inconsistency. This Agreement, together with the Loan Documents, comprise the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings. If any provision of a Loan Document (other than the Intercreditor Agreement) is inconsistent with or conflicts with a comparable or similar provision appearing in this Agreement, the comparable or similar provision in this Agreement shall govern.

Section 10.9. Agreement Effectiveness. This Agreement shall become effective upon delivery of fully executed counterparts hereof to each of the parties hereto.

Section 10.10. Advice from Independent Counsel. The parties hereto understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party hereto represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

Section 10.11. Binding Effect; No Assignment by Borrower; Third Party Beneficiary. This Agreement shall be binding upon and inure to the benefit of the Obligors, the Lenders, the Agent and their respective successors and assigns; provided, however, no Obligor may assign any or all of its rights or obligations hereunder or any of its interest herein without the prior written consent of the Administrative Agent and all Lenders.

Section 10.12. Confidentiality. The Agent and each Lender shall hold all non-public information regarding the Group Members and their businesses obtained by the Agent or such Lender pursuant to the requirements hereof in accordance with the Agent’s or such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by each Group Member that, in any event, the Agent and each Lender may make (i) on a confidential basis, disclosures of such information to Affiliates of such Lender or the Agent and to their respective agents and advisors (and to other Persons authorized by a Lender or the Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.12), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of or in any Revolving Loans or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to any Group Member and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.12 or other provisions at least as restrictive as this Section 10.12), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Group Members received by it from the Agent or any Lender, (iv) disclosures in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents, and (v) disclosures required or requested by any Governmental Authority or representative thereof or pursuant to legal or judicial process; provided, unless specifically prohibited by Applicable Law or court order, each Lender and the Agent shall make reasonable efforts to notify the Administrative Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information. In addition, notwithstanding the above, Bayside (or any successor thereto as Agent) and its Affiliates (but, subject to the foregoing, not any other Lenders or their Affiliates) may disclose the existence of the Loan Documents and the information about the Loan Documents to any Person.

(a) Each Group Member shall, and shall cause its Affiliates to, not disclose any of the terms and conditions or other provisions of the Administrative Agent Fee Agreement to any Person, and shall keep all such terms and conditions confidential, provided that notwithstanding the foregoing, any Group Member make disclosures of such information (i) to its accountants, legal counsel and other advisors provided that such Persons are informed of the confidentiality of such information and agree to keep such information confidential at least to the same extent as is required hereby, or (ii) as required or requested by any Governmental Authority or representative thereof or pursuant to legal or judicial process or as required by Applicable Law; provided that, unless specifically prohibited by Applicable Law, each Group Member shall make reasonable efforts to notify the Administrative Agent of any request by any Governmental Authority or representative thereof for disclosure of any such confidential information, and shall in any event, unless specifically prohibited by Applicable Law, notify the Administrative Agent of each public disclosure of any such information by a Group Member or any Affiliate thereof, together with the proposed text of such public disclosure, prior to disclosure of such information, and provide the Administrative Agent an opportunity to comment thereon, and will not in any such disclosure disclose more information than is mandatorily required to be disclosed under Applicable Law.

Section 10.13. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 10.14. Senior Debt. The Obligations are intended to be senior Debt, and not subordinated to any other senior Debt, or made pari passu with Debt that is subordinated to any other Debt, of any Obligor. The Obligations are deemed to be expressly designated and named as “Designated Senior Debt,” “Designated Senior Indebtedness,” “Senior Indebtedness” or similar terms for purposes of any present or future loan agreement, indenture, note issuance or purchase agreement or other document under which such a designation is applicable or available for senior Debt of any Obligor (including without limitation the 2011 Convertible Subordinated Debenture Indenture).

Section 10.15. Release of Carson-Dellosa Equity. Upon the consummation of a Carson-Dellosa Drag-Along Sale, the Collateral Agent shall release the Liens, securing the Obligations, on the Equity Interests in Carson-Dellosa Publishing, LLC that are Disposed of in such transaction, provided that (and only if) (x) all of the conditions set forth in Section 8.18(a)(ii) (including the requisite certification by the Administrative Borrower) have been satisfied with respect to such release, (y) the Liens on all of such Equity Interests securing the ABL DIP Credit Obligations are concurrently being released, and (z) 100% of the Net Cash Proceeds of such Carson-Dellosa Drag-Along Sale are immediately applied to prepay the Obligations in accordance with Section 2.9(a)(i).

Section 10.16. USA Patriot Act. Each Lender hereby notifies the Administrative Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the USA Patriot Act.

Section 10.17. Administrative Borrower as Agent for Borrower. Each Borrower hereby irrevocably appoints Administrative Borrower as the borrowing agent and attorney-in-fact for all Borrowers. Each Borrower hereby irrevocably appoints and authorizes Administrative Borrower (i) to provide Agent with all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. Each Borrower hereby jointly and severally agrees to indemnify each Indemnitee and hold each Indemnitee harmless against any and all liability, expense, loss or claim of damage or injury, made against the Indemnitees by any Obligor or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Collateral as herein provided, (b) the Indemnitees’ relying on any instructions of Administrative Borrower, or (c) any other action taken by the Indemnitees hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Indemnitee under this Section 10.17 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence, fraud or willful misconduct of such Indemnitee.

Section 10.18. Intercreditor Agreement. Agent and each Lender hereunder, by its acceptance of the benefits provided hereunder, (a) consents to the subordination of liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, and (c) authorizes and instructs the Agent to enter into the Intercreditor Agreement as Agent on behalf of each Lender. Agent and each Lender hereby agrees that the terms, conditions and provisions contained in this Agreement are subject to the Intercreditor Agreement and, in the event of a conflict between the terms of the Intercreditor Agreement and this Agreement or any of the Loan Documents, the terms of the Intercreditor Agreement shall govern and control.

Section 10.19. Conflict. In the event of a conflict between this Agreement and the Final Order, the Final Order shall govern.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SCHOOL SPECIALTY, INC.,

CLASSROOMDIRECT.COM, LLC,

DELTA EDUCATION, LLC,

SPORTIME, LLC,

CHILDCRAFT EDUCATION CORP.,

BIRD-IN-HAND WOODWORKS, INC.,

CALIFONE INTERNATIONAL, INC.,

PREMIER AGENDAS, INC., as Borrowers

By:	/s/ Michael P. Lavelle
Name:	Michael P. Lavelle
Title:

SELECT AGENDAS, INC.,

By:	/s/ Michael P. Lavelle
Name:	Michael P. Lavelle
Title:

FREY SCIENTIFIC, INC.,

By:	/s/ Michael P. Lavelle
Name:	Michael P. Lavelle
Title:

SAX ARTS & CRAFTS, INC.,

By:	/s/ Michael P. Lavelle
Name:	Michael P. Lavelle
Title:

Signature Page to DIP Credit Agreement

BAYSIDE FINANCE, LLC., as
Administrative Agent

By:	/s/ Richard Siegel
Name:	Richard Siegel
Title:	Authorized Signatory

BAYSIDE FINANCE, LLC., as
Collateral Agent

By:	/s/ Richard Siegel
Name:	Richard Siegel
Title:	Authorized Signatory

BAYSIDE FINANCE, LLC., as a Lender

By:	/s/ Richard Siegel
Name:	Richard Siegel
Title:	Authorized Signatory

Signature Page to DIP Credit Agreement

Schedule 5.18

Milestones

Milestone	Deadline
1. Sellers and Purchaser shall have entered into the Asset Purchase Agreement, which shall be in form and substance acceptable to Agent.	Petition Date

2. Sellers shall have filed the Chapter 11 Cases in the Bankruptcy Court.	Petition Date

3. Sellers shall have filed the Sale Motion seeking the Bankruptcy Court’s approval of the Bidding Procedures Order and the Sale Order and appropriate supporting declarations, in each case, in form and substance acceptable to Agent	Petition Date

4. The Bankruptcy Court shall have (i) held a hearing to consider approval of the proposed Bidding Procedures Order and (ii) entered the Bidding Procedures Order.	February 12, 2013

5. Deadline to submit Qualified Bids (the “Bid Deadline”).	March 19, 2013

6. Deadline for Sellers to commence the Auction if any other Qualified Bid is submitted prior to the Bid Deadline (the “Auction Deadline”).	March 25, 2013

7. The Bankruptcy Court shall have entered the Sale Order, which shall be in form and substance acceptable to Agent.	March 27, 2013

8. The APA Closing Date shall have occurred.	April 11, 2013

Schedule 1.1.1 – Revolving Commitments and Percentages

Lender	Revolving Commitment	Percentage
Bayside Finance, LLC	$50,000,000	100%

Schedule 4.1 – Permits

Domestic and Foreign Entity Filings Jurisdictions:

School Specialty, Inc.
Alabama	Montana
Arizona	Nebraska
Arkansas	Nevada
California	New Hampshire
Connecticut	New Mexico
District of Columbia	New Jersey
Florida	New York
Georgia	North Dakota
Hawaii	Ohio
Idaho	Oklahoma
Illinois	Oregon
Indiana	Pennsylvania
Iowa	South Carolina
Kansas	Tennessee
Kentucky	Texas
Louisiana	Virginia
Maryland	Washington
Massachusetts	West Virginia
Michigan	Wisconsin
Minnesota
Mississippi
Missouri

Premier Agendas, Inc.
Alabama	Massachusetts	Oklahoma
Alaska	Michigan	Oregon
Arizona	Minnesota	Pennsylvania
California	Mississippi	Rhode Island
Colorado	Missouri	South Carolina
Connecticut	Montana	Tennessee
Hawaii	Nebraska	Texas
Idaho	Nevada	Utah
Illinois	New Hampshire	Vermont
Indiana	New Jersey	Virginia
Iowa	New Mexico	Washington
Kentucky	New York	West Virginia
Louisiana	North Carolina	Wisconsin
Maine	North Dakota	Wyoming
Maryland	Ohio

Delta Education, LLC
Delaware
Alabama
California
Illinois
Indiana
Louisiana
Massachusetts

New Hampshire
New York
Texas

Sportime, LLC
Delaware
California
Colorado
Georgia
Mississippi
New York

Childcraft Education Corp.
Arizona
California
Connecticut
Florida
Massachusetts
New York
Pennsylvania
Tennessee
Wyoming

Sax Arts & Crafts, Inc.
Delaware
Filing Jurisdictions:

Frey Scientific, Inc.
Delaware

ClassroomDirect.com, LLC
Delaware
Alabama
Indiana

Califone International, Inc.
Delaware
California

Bird-in-Hand Woodworks, Inc.
New Jersey
Pennsylvania

Select Agendas, Corp.
Nova Scotia
Contractor Licenses:

School Specialty, Inc.
Arizona
Arkansas
California
Idaho
Idaho
Iowa
Louisiana
Montana
New Jersey
New Mexico
North Dakota
Oregon
Washington

Schedule 4.4 – Group Members (including subsidiaries and joint ventures)

Part A

Entity	Tax ID	State of Domicile	Authorized Shares	Outstanding Shares
School Specialty, Inc.	39-0971239	Wisconsin	151,000,000	19,178,949
ClassroomDirect.com, LLC	47-0892425	Delaware	N/A	1 member share
Childcraft Education Corp.	13-5619818	New York	3,000,000	1,000
Bird-in-Hand Woodworks, Inc.	22-2618811	New Jersey	2,500	5
Frey Scientific, Inc.	39-1953771	Delaware	3,000	100
Sportime, LLC	22-3476939	Delaware	N/A	100
Sax Arts & Crafts, Inc.	39-1956436	Delaware	100	100
Premier Agendas, Inc.	33-0481380	Washington	1,000,000	11,200
Select Agendas, Corp	HFX9927	Canada	100,000	1,000
Califone International, Inc.	56-2003579	Delaware	1,000	100
Delta Education, LLC	52-2328764	Delaware	N/A	100
Premier School Agendas, Ltd.	126517564	Canada	Unlimited	100
Carson – Dellosa Publishing, LLC	27-0645872	Delaware	N/A	3,500 Units

The outstanding shares or membership interests of all entities are 100% owned by School Specialty, Inc., with the exception of (i) Bird-in-Hand Woodworks, Inc., which is 100% owned by Childcraft Education Corp. and (ii) Carson – Dellosa Publishing, LLC in which School Specialty, Inc. owns 35% of the Equity Interests in such party.

Schedule 4.4 – Group Members

Part B

Long-Term Debt

3.75% Convertible Subordinated Notes due 2026, issued 2011

Stock Option Plans	Shares Outstanding
School Specialty, Inc. 1998 Stock Incentive Plan	184,200
School Specialty, Inc. 2002 Stock Incentive Plan	929,870*
School Specialty, Inc. 2008 Equity Incentive Plan	1,427,675^
Inducement Stock Option Grants	330,000

*	2002 Plan 778,725 Stock options; 151,145 Non-vested restricted stock units
^	2008 Plan 1,264,675 Stock options; 163,000 Non-vested restricted stock units

Schedule 4.4 – Group Members

Part C

Mergers:

AutoSkill International, Inc. (acquisition sub) liquidated into School Specialty 12/10/09.

Acquisitions:

11/30/2007     Sitton Spelling (Asset Acquisition directly by School Specialty, Inc.)

08/19/2009     AutoSkill International, Inc. (Asset Acquisition by School Specialty, Inc. acquisition sub)

03/23/2010     ThinkMath! Assignment and transfer of License Agreement and Inventory purchase directly by School Specialty, Inc.

04/04/2011     Telex (Bosch) product line (Asset Acquisition directly by Califone International, Inc.)

Schedule 4.5 Agreed Restricted Payments

None

Schedule 4.6 – Litigation

James Keller, James Hoff and Larry Ward vs. School Specialty, Inc. – This matter deals with a claim from for sales representatives regarding the classification of items and the marginal commission rates based upon that classification. School Specialty, Inc. anticipates its likely exposure will not exceed $200,000. This claim is not covered by insurance. As of the closing this case is currently in the discovery stage with ongoing deposition.

Wilbert Scott Herman vs. School Specialty Inc., Case Number 37-2008-00092226-OU-PL-CTL, filed September 22, 2008 in the Superior Court of California, County of San Diego. Mr. Herman was a school teacher in California and was struck in the head by falling flagpole which was sold by the Parent but not designed or manufactured by the Parent. This is an insured product liability claim and the Parent’s deductible for products liability is $50,000.

Jenna Baker (d.o.b. 10/5/2006; date of accident 06/09/2009; date of reported claim 05/26/2011) claim against Childcraft Education Corp. (a wholly owned subsidiary of School Specialty, Inc.) due to injury suffered by Ms. Baker while at C J’s County Kids Childcare Center LLC with a product allegedly sold by Childcraft. Gallagher Bassett Services through its Subsequent Detailed Status Report dated 01/23/2013, has set the liability reserve on this claim for School Specialty to be $200,000.

School Specialty, Inc. ("SSI") v. RR Donnelley & Sons Company ("RRD"), U.S. Dist. Ct. E.D. Wis., Case No.1:12-CV-01034. SSI sued RRD for damages resulting from a deficient printing job. RRD counterclaimed against SSI for fraud in the inducement and breach of contract, claiming SSI concealed known problems with the inks RRD used for the printing job, and SSI breached its contract with RRD by cancelling purchase orders for additional work. RRD seeks damages in excess of $500,000.

Redcay Industrial Development, III, LLC ("Redcay") v. School Specialty, Inc., U.S. Dist. Ct. E.D. PA, Case No. 12-CV-7074. Redcay leased a warehouse in Mt. Joy, Pennsylvania to SSI for 20 years, ending on January 1, 2025. Pursuant to the terms of the lease, if SSI's credit rating adversely changes during the term of the lease, and that change impairs Redcay's ability to obtain financing or increases the costs of financing, SSI's rent increases by the resulting costs and expenses incurred by Redcay. Redcay claims that SSI's credit rating went down, and Redcay was unable to refinance the property at a substantially lower interest rate. Redcay seeks a declaratory judgment that SSI owes more rent under the lease or, in the alternative, Redcay seeks damages for breach of contract for over $100,000 of additional rent annually.

Serenity McArthur v. Sportime, LLC, et al., Cal. Sup. Ct., Eldorado County, Case No. PC20120634. Ms. McArthur, a minor, claims that while she was at the Boys and Girls Club of Eldorado County Western Slope (the "Boys and Girls Club"), a resistance band manufactured and sold by Sportime wrapped around her neck, causing her to fall and injure herself. She also has named as defendants Black Oak Mine Unified School District and the Boys and Girls Club. She seeks compensatory and punitive damages against Sportime, based on theories of strict products liability and failure to warn.

Innovatio IP Ventures, LLC – claims to own some 20 patents in the field of wireless networking technology. Innovatio has notified School Specialty that Innovatio believes School Specialty requires a license under Innovatio’s patents in order to permit users and visitors at any School

Specialty location to use wireless technology to exchange information, including access to the Internet. To date, the company is still gathering information to respond substantively, and has discussed the matter with Innovatio’s counsel to a limited extent. Regarding the Innovatio IP Ventures, LLC claim, which is not at the litigation stage, we estimate the exposure to be less than $250,000. We believe that we have a significant chance of prevailing in the event that this is litigated. These claims are not covered by insurance.

Landmark Technology, LLC – claims to own U.S. Patent Nos. 5,576,951, 6,289,319 and 7,010,508 relating to transaction processes and features used in many electronic commerce systems including structures which exchange business data among trading partners. Landmark has notified School Specialty that Landmark believes School Specialty requires a license under these patents. To date, the company is still gathering information to respond substantively, and has discussed the matter with Landmark’s counsel to a limited extent. Regarding the Landmark Technology, LLC claim, which is not at the litigation stage, we estimate the exposure to be less than $200,000. We believe that we have a significant chance of prevailing in the event that this is litigated. These claims are not covered by insurance.

JFJ Toys d/b/a D&L Company and D&L’s owner, Fred Ramirez – claims to own trademark registrations for STOMP and STOMP ROCKET for use with toy air rockets. D&L has claimed that School Specialty’s (Sportime’s) sale of the STOMP-N-LAUNCH BALL LAUNCHER is a trademark infringement. Sportime has removed the product from its web sites and catalogs, and has changed the name of its product to STEP-N-LAUNCH BALL LAUNCHER, but there is still some older product in the pipelines. The company expects the matter to be resolved soon without payment of money to D&L.

S&S Worldwide, Inc. – claims to own a trademark registration for GATOR SKIN for use in connection with certain children’s play ball products. S&S has claimed that School Specialty’s use, in connection with its TechnoSkin ball products, of “Compare our quality and our prices with Gatorskin and all other ‘cheap’ balls. We know ours is the best value and higher quality.” is pejorative and deceptively false. The referenced phrase appears in School Specialty’s catalogs only, and not on its web site. School Specialty plans to remove the referenced phrase from future catalogs. The company expects the matter to be resolved soon without payment of money to S&S.

The Hubbard Company – claims to own a trademark registration for WARD and design, for use in connection with lesson plans, class records and assignment and attendance notebooks, and is a former supplier of these products to School Specialty. Hubbard claims that some of School Specialty’s web sites, including Hammond & Stephens, Learning Outlet, Classroom Direct and School Specialty Canada, are using images and item numbers of Hubbard products, but shipping products from other companies, and claims that such activities are acts of trademark infringement and unfair competition. School Specialty has changed the images of the products shown in its Education Essentials catalog and on its web site, and has changed the item numbers used, and has informed Hubbard of these changes. The company expects the matter to be resolved soon without payment of money to Hubbard.

Barry Traub – is a former employee of the Sportime unit. Mr. Traub has claimed that, after Mr. Traub’s separation from Sportime, Sportime adopted some of his product ideas, and has not complied with its termination agreement with him regarding payment for those ideas. The matter is not yet at the litigation stage, and the company believes the matter will be resolved with a payment, if any, of less than $30,000.

Carson-Dellosa Publishing, LLC (“CD”) a limited liability company of which School Specialty, Inc. (“SSI”) owns a 35% equity interest has through their counsel of Schell Bray PLLC noticed SSI in a letter dated January 3, 2012 that CD alleges that SSI “may have breached and may be contemplating further breaches of the noncompetition provisions set forth in Section 14.4. of the Operating Agreement (the "Noncompetition Provisions"). We are not attempting to describe comprehensively the depth and breadth of the Noncompetition Provisions in this letter. We do, however, wish to express concern about certain activities of SSI that may violate the Noncompetition Provisions.” No formal action has been taken at this time and SSI disputes this allegation.

Schedule 4.8 – Taxes

Massachusetts Department of Revenue has examination dispute with School Specialty, Inc. on its Massachusetts Corporate Excise Tax Returns for the periods of FY 2002, 2003, and 2004. The anticipated exposure on this examination is approximately $157,000 plus interest the full amount of which has been properly reserved on the books of School Specialty, Inc.

Schedule 4.9 – Letters of Credit

LC#	Bank	Beneficiary	01/28/2013
03078027	Bank of America	EOS Acquisition LLC	$18,472.33
627484	JPMorgan	Employers Insurance	$250,000.00
IS0017464U	Wells Fargo	Capitol Indemnity Corporation	$72,000.00
5183	Comerica	DEI CSEP Inc.	$700,000.00
5184*	Comerica	Travelers Casualty	$755,000.00
IS0017461U*	Wells Fargo	Travelers Casualty	$755,000.00
IS0017457U	Wells Fargo	Sentry Insurance	$900,000.00

			$3,450,472.33

*	The $755,000.00 letter of credit will be outstanding in duplicates for period not to exceed 30 days. This newly issued letter of credit has been required by Travelers Casualty.

Schedule 4.10 – ERISA Plans

School Specialty, Inc. 401(k) Plan

School Specialty, Inc. Welfare Benefit Plan which is a form of cafeteria plan which provides for health insurance, dental insurance, life insurance, disability insurance, vision insurance, tuition reimbursement and other miscellaneous benefits.

Schedule 4.11 – Material Contracts

Part A

Premier School Agendas, Ltd. and School Specialty, Inc. have an oral understanding causing journal entries to be made on the books of each whereby the Autoskill related services provided by Premier School Agendas, Ltd. to School Specialty, Inc. are reimbursed at cost plus a 10% markup.

Part B

1. FOSS agreement

Agreement between the Regents of the University of California and Encyclopedia Britannica Educational Corporation dated September, 1995.

Amendment No. 1, dated April 17, 1996.

Amendment No. 2, dated May 2, 1997.

Amendment No. 3, dated February 7, 2000.

Amendment No. 4, dated 2001.

Amendment No. 5, dated May 14, 2003.

Amendment No. 6, dated March 6, 2007.

Amendment No. 7, dated January 1, 2008.

Agreement between the Regents of the University of California and Delta Education Inc. dated October 31, 1997.

Amendment No. 1, dated July 31, 2001.

Amendment No. 2, dated May 14, 2003.

Amendment No. 3, dated September 1, 2004.

Amendment No. 4, dated January 1, 2009.

2. Franklin Covey agreement

License Agreement among Franklin Covey Co., a Utah corporation, Premier Agendas, Inc., a Washington corporation, and Premier School Agendas Ltd. Agenda Scolaire Premier Ltee, a corporation incorporated under the Canadian Business Corporation Act dated November 13, 2001.

Part C None

Schedule 4.12 Environmental Compliance

Consent Agreement and Final Order regarding Califone International Inc. and the United States Environmental Protection Agency regarding listing of antimicrobial agents in the production of headphones. Docket No. FIFRA-09-2010-0002 a copy of which has been provided to the Administrative Agent.

Schedule 4.14(a) – Owned and Leased Real Estate

Part A

Owned Property

Salina, Kansas Distribution Center owned by School Specialty, Inc.

Address:	3525 S. Ninth Street
Salina, KS 67401

Leased Property

101 Almgren Drive, Agawam, MA 01001

3825 S Willow Avenue, Fresno, CA 93722

W6316 Design Drive, Greenville, WI 54942

1156 Four Star Drive, Mount Joy, PA 17552

100 Paragon Parkway, Mansfield, OH 44903

625 Mount Auburn Street, Cambridge, MA

80 Northwest Boulevard, Nashua, NH 03063

3031 Industry Drive, Lancaster, PA 17603

1145 Arroyo Avenue, San Fernando, CA 91340

3175 Northwoods Parkway, Norcross, GA 30071

1845 North Airport Road, Fremont, NE 68026

2000 Kentucky Street, Bellingham, WA 98226

400 Sequoia Drive, Bellingham, WA 98226

438 Camino Del Rio South, San Diego, CA 92108

109 W. Commercial Street, East Rochester, NY 14445

2007 – 2019 Iowa Street, Bellingham, WA 98226

555 Legget Drive, Ottawa, Ontario K2K 2X3 (AutoSkill)

6800 Cote de Liesje Saint Lavrent, Quebec H4T 2A7 (Select)

20230 64th Avenue, Langley, British Columbia V2Y IN3 (Premier Select Agendas, Ltd.)

Part B

625 Mount Auburn Street, Cambridge, MA

Lease executed May 1, 2003 by and between Prospectus, LLC, and Delta Education, LLC, a Delaware Limited Liability Company.

First lease extension by and between Prospectus, LLC, and Delta Education, LLC, a Delaware Limited Liability Company.

Amendment to Lease executed as of the 12th day of September, 2007 by and between KBS realty Advisors, LLC and Delta Education, LLC.

Second Amendment to Lease made and effective as of the 6th day of August, 2012 by and between 625 Mount Auburn Street, L.L.C. and Delta Education, LLC

80 Northwest Boulevard, Nashua, NH

Sublease is made and entered into as of the 9th day of August, 2001, by and between Delta Education, Inc. (Sub-landlord) and Delta Education, LLC (Subtenant).

Lease agreement dated as of June 4, 1998 between CRICNASH-NH Trust, a Delaware business trust, and Delta Education Inc., a New Hampshire corporation.

1845 North Airport Road, Fremont, NE

Third Amendment to lease made and effective as of the 20th day of December, 2010 by and between Roger D. Pannier and Pamela S. Pannier and School Specialty, Inc., a Wisconsin Corporation.

Second Amendment to Lease made and effective as of the 7th day of May, 2007 by and between Roger D. Pannier and Pamela S. Pannier and School Specialty, Inc., a Wisconsin corporation.

First Amendment to Lease effective as of the 1st day of May, 2007 to amend the Lease to document that the rental rates under the First Extension Term are effective July 1, 2007 even though the actual First Extension Term does not begin until July 1, 2008.

Lease Agreement of Lease made and effective as of the 1st day of July, 2003 by and between Roger D. Pannier and Pamela S. Pannier and School Specialty, Inc., a Wisconsin corporation.

Lease Agreement made this 30th day of June, 1998 by and between Roger D. Pannier and Pamela S. Pannier, husband and wife, and School Specialty, Inc., a Delaware Corporation.

438 Camino Del Rio South, San Diego, CA 92108

Amendment to Lease dated October 28, 2002 between United Hansel Inc. and School Specialty Inc. (SPARK).

Amendment to Lease dated October 28, 2002 between United Hansel, Inc., and School Specialty, Inc., a Wisconsin corporation, DBA Sportime, LLC dated.

Amendment to Lease dated October 28, 2002 between United Hansel, Inc., and School Specialty, Inc., a Wisconsin corporation, DBA Sportime, LLC dated.

Amendment to Lease dated October 28, 2002 between United Hansel, Inc., and School Specialty, Inc., a Wisconsin corporation, DBA Sportime, LLC dated.

Amendment to Lease dated October 28, 2002 between United Hansel, Inc., and School Specialty, Inc., a Wisconsin corporation, DBA Sportime, LLC dated.

Amendment to Lease dated October 28, 2002 between United Hansel, Inc., and School Specialty, Inc., a Wisconsin corporation, DBA Sportime, LLC dated.

Lease between United Hansel, Inc., a California corporation and School Specialty, Inc., a Wisconsin corporation, DBA Sportime, LLC dated October 28, 2002.

3825 S. Willow Ave., Fresno CA 93722.

Amendment to Lease dated December 5, 2008 by and between School Specialty, Inc. as Tenant and JBPops, LP as successor to One-Eight Investments, Inc. as Landlord.

Lease Agreement entered into on July 20, 1999 by and between School Specialty, Inc. as Tenant and One-Eight Investments, Inc. as Landlord.

101 Almgren Dr., Agawam, MA 01001

The property was sublet in its entirety by School Specialty, Inc. under a Sublease entered into on December 31, 2004 by and between Vaupell Holdings, Inc. as Sublessee and School Specialty, Inc. as Sublessor.

The interest of the Landlord was assigned to Four Cities Partners, Ltd. on November 21, 2001.

Lease Agreement entered into on November 3, 2000 by and between School Specialty, Inc., as Tenant and Agawam SSI, L.L.C. as Landlord.

100 Paragon Parkway, Mansfield, OH 44903

Amendments by Lustbader-Ruskin Investments, the Lessor and School Specialty, Inc. the Lessee on June 6, 2008 and on October 31, 2008.

The Lessor’s sole member interest was assigned from Mesirow Realty Sale-Leaseback, Inc. to Lustbader-Ruskin Investments on January 11, 2002.

Lease Agreement entered into on November 3, 2000 by and between School Specialty, Inc. as Lessee and SSI Mansfield, L.L.C. as Lessor.

3175 Northwoods Parkway, Norcross, GA 30071

Lease Agreement entered into November 2, 2009, by and between Northwoods Investors, LLC, A Delaware Limited Liability Company as Landlord and School Specialty, Inc., a Wisconsin corporation.

3031 Industry Drive, Lancaster, PA 17601

Revised summary sheet dated September 13, 2007. This revised summary sheet cancels the previous summary sheet for the period of January 1, 2003 thru December 31, 2007.

Revised summary sheet dated September 22, 2003. This revised summary sheet cancels the previous summary sheet for the period of January 1, 1998 thru December 31, 2002.

Lease Agreement entered into January 1, 2003, by and between Benjamin H. Herr a & Elizabeth B. Herr, as Landlord and Childcraft Education Corp., as Tenant.

Revised summary sheet dated October 26, 2012. Revised summary sheet cancels and replaces the previously effective summary sheet.

W6316 Design Drive, Greenville, WI 54942

Amendment entered into on February 12, 2007 by and between School Specialty, Inc. as Tenant and Calumet Village Partners, LLP as Landlord.

Amendment entered into on May 15, 2001. This amendment assigned the Landlord’s interest to Calumet Village Partners, LLP. This amendment was entered into by and between School Specialty, Inc. as Tenant and Calumet Village Partners, LLP as Landlord.

Lease Agreement entered into on December 2000 by and between School Specialty, Inc., as Tenant and Stephen A. Winter and Teresa E. Winter as Landlord.

1156 Four Star Drive, Mount Joy, PA 17552

Amendment entered into on April 30, 2004 by and between Redcay Industrial Development, III, LLC, a Pennsylvania Limited Liability Company, as Landlord and School Specialty, Inc., a Wisconsin corporation as Tenant.

Lease entered into on April 9, 2004 by and between Redcay Industrial Development, III, LLC, a Pennsylvania Limited Liability Company, as Landlord and School Specialty, Inc., a Wisconsin corporation as Tenant.

1145 Arroyo Avenue, San Fernando, CA 91340

Amendment entered into April 5, 2012, by and between CPF SAN FERNANDO, LLC, a Delaware Limited Liability Company as Landlord and School Specialty, Inc. a Wisconsin corporation and Califone International, Inc., a Delaware corporation collectively the Tenant.

Lease entered into June 25, 2005, by and between CPF SAN FERNANDO, LLC, a Delaware Limited Liability Company as Landlord and School Specialty, Inc. a Wisconsin corporation and Califone International, Inc., a Delaware corporation collectively the Tenant.

Second Amendment entered into July 31, 2012 by and between CPF SAN FERNANDO, LLC, a Delaware Limited Liability Company as Landlord and School Specialty, Inc. a Wisconsin corporation and Califone International, Inc., a Delaware corporation collectively the Tenant.

400 Sequoia Drive, Bellingham, WA 98226

Amendment entered into November 1, 2008, by and between COMCAST of Washington IV, Inc. as Sub-landlord and Premier Agendas, Inc. as Sub-tenant.

Amendment entered into June 11, 2007, by and between COMCAST of Washington IV, Inc. f/k/a TCI CABLEVISION of Washington, Inc. as Sub-landlord and Premier Agendas, Inc. as Sub-tenant.

Amendment entered into March 22, 2005, by and between COMCAST of Washington IV, Inc. f/k/a TCI CABLEVISION of Washington, Inc. as Sub-landlord and Premier Agendas, Inc. as Sub-tenant.

Sublease entered into June 4, 2002, by and between TCI CABLEVISION of Washington, Inc. as Sub-landlord and Premier Agendas, Inc. as Sub-tenant.

2000 Kentucky Street, Bellingham, WA 98226

Lease Extension Agreement entered into January 19, 2011, by and between The Harvey Partnership, a Washington partnership, as Lessor and Premier Agendas, Inc. d/b/a Premier Graphics as Lessee.

Lease entered into April 2, 1996, by and between The Harvey Partnership, a Washington partnership, as Lessor and Premier Agendas, Inc. d/b/a Premier Graphics as Lessee.

Schedule 4.14(b) – Lease Defaults

Part A

None

Part B

None

Schedule 4.14(c) – Eligible Inventory Locations

3825 S Willow Avenue, Fresno, CA 93722

W6316 Design Drive, Greenville, WI 54942

1156 Four Star Drive, Mount Joy, PA 17552

100 Paragon Parkway, Mansfield, OH 44903

80 Northwest Boulevard, Nashua, NH 03063

3525 South Ninth Street, Salina, KS 67401

3031 Industry Drive, Lancaster, PA 17603

1145 Arroyo Ave, San Fernando, CA

1845 N. Airport, Fremont, NE 68026

2000 Kentucky St., Bellingham, WA 98226

2007 - 2019 Iowa Street, Bellingham, WA 98226

400 Sequoia Drive, Suite 200, Bellingham, WA 98226

625 Mount Auburn St., Cambridge, MA

438 Camino Del Rio South, San Diego, CA 92108

Inventory held by Processors and Agents

222 Tappan Drive, Mansfield, OH 44906

1000 Stricker Road, Mount Joy, PA 17552

60 Grumbacher Road, York, PA 17406

Archway NM, 1600 First Street NW, Albuquerque, NM 87102

Archway Southwest, 600 Freeport Parkway, Coppell, TX 75019

Educators Book Depository of AR, 6700 Sloane Drive, Little Rock, AR 72206

Florida School Book Depository, 1125 North Ellis Road, Jacksonville, FL 32254

Mountain State Schoolbook Depository, PO Box 160250, Clearfield, UT 84016

Northwest Textbook Depository, PO Box 5608, Portland, OR 97228

Archway Oklahoma, 5600 SW 36th Street, Oklahoma City, OK 73179

Professional Book Distributors, 3280 Summit Ridge, Duluth, GA 30096

RL Bryan Company, 301 Greystone Boulevard, Columbia, SC 29210

School Book Supply Co of LA, 9380 Ashland Road, Gonzales, LA

Tennessee Book Company, 1550 Heil Quaker Boulevard, LaVergne, TN 37086

The James & Law Company, 217 West Main Street, Clarksburg, WV 26302

Smart Warehousing, 9850 Industrial Boulevard, Lexena, KS 66215

Farmington Public Schools, 32789 West Ten Mile Road, Farmington, MI 48336

Royal Seating Corporation, 1110 Industrial Blvd., Cameron, TX 76520

Royal Seating Corporation, 1201 Industrial Blvd., Cameron, TX 76520

Royal Seating Corporation, V-Building, 600 South Rusk, Cameron, TX 76520

Royal Seating Corporation, W-Building, 409 South Karnes, Cameron, TX 76520

Royal Seating Corporation, X-Building, 1050 Dossett Street, Cameron, TX 76520

Royal Seating Corporation, Y-Building, 659 South Bowie Ave., Cameron, TX 76520

Royal Seating Corporation, Z-Building, 620 South Bowie Ave., Cameron, TX 76520

Cargo Zone LLC 6200 North 16th Street, Omaha, NE 68110

TAYLOR TEXAS FACILITY:

1103 NW Carlos Parker Blvd.

Taylor, TX 76574

Property Owner:

Taylor CPB Property LLC

3500 W 75th St, Suite 200

Prairie Creek, KS 66208

Lessor:

Pan Pacific Sourcing, LLC

481 Great Plain Ave.

Needham, MA 02492-3728

Print Partner locations

Premier Print Partner Plants

CDS

2661 S. Pacific Hwy.

Medford, OR 97501

And

Dock #3

2603 S. Pacific Hwy

Medford, OR 97501

Heuss Printing, Inc.

903 North 2nd Street

Ames, IA 50010

LewisColor

30 Joe Kennedy Blvd

Statesboro, GA 30458

Pioneer Graphics

PO Box 2516

Waterloo, IA 50704

316 W.5th Street

Waterloo, IA 50701

Premier Impressions

194 Woolverton Rd.

Grimsby ON L3M 4E7

Canada

Premier Printing

One Beghin Ave

Winnipeg, MB R2J 3X5

PrintComm

2929 Davison Rd.

Flint, MI 48506

Printing Enterprises

1411 First Avenue NW

New Brighton, MN 55112

Sentinel Printing

250 North Highway 10

St. Cloud, MN 56304

Spangler Graphics

2930 and 2950 South 44th Street

Kansas City, KS 66106

Walsworth Publishing Co

306 North Kansas Avenue

Marceline, MO 64658

Schedule 4.15 – Deposit Accounts and Securities Accounts

US Accounts

Owner	Type of Account	Bank
School Specialty, Inc.	Operating	JPMorgan Chase	*
School Specialty, Inc.	SFD Credit Cards	JPMorgan Chase
School Specialty, Inc.	Disbursement-Payables	JPMorgan Chase
Bird in Hand	Disbursement	JPMorgan Chase
School Specialty, Inc.	Payroll	JPMorgan Chase
Califone	Disbursement-Payables	JPMorgan Chase
School Specialty, Inc.	Disbursement-PPO	JPMorgan Chase
School Specialty, Inc.	Flex Spending	JPMorgan Chase
School Specialty, Inc. (d/b/a SPARK)
	Working Fund	JPMorgan Chase
Califone	Credit Card Depository	JPMorgan Chase
Delta Education	Credit Card Depository	JPMorgan Chase
School Specialty, Inc. (d/b/a Educational Publishing Service)
	Credit Card Depository	JPMorgan Chase
School Specialty, Inc. (d/b/a Educational Publishing Service)
	Disbursement-Payables	JPMorgan Chase
School Specialty, Inc.	School Specialty/LB Depositary	JPMorgan Chase	*
School Specialty, Inc.	Lockbox	JPMorgan Chase	*
School Specialty, Inc.	Lockbox	JPMorgan Chase	*
School Specialty, Inc.	Lockbox	JPMorgan Chase	*
Califone International, Inc.	Lockbox	JPMorgan Chase	*
School Specialty, Inc.	Disbursement-Payables	JPMorgan Chase
School Specialty, Inc.	Credit Card Depository	JPMorgan Chase
School Specialty, Inc.	E-Tail Depository Account	JPMorgan Chase
Premier Agendas, Inc.	Depository	JPMorgan Chase	*

Califone International, Inc.	Depository	Wells Fargo Bank	*
School Specialty, Inc.	Depository	JPMorgan Chase	*
School Specialty, Inc.	Concentration	JPMorgan Chase	*
School Specialty, Inc.	Depository	Comerica	**
School Specialty, Inc.	Depository	JPMorgan Chase	**
School Specialty, Inc.	Depository	Bank of America	**

*	Control agreements in effect for these accounts
**	Accounts which are utilized to collateralize letters of credit. It is assumed that these will be eventually replaced with a Wells Fargo account and corresponding letters of credit.

JPMorgan Chase

10 S Dearborn Chicago, IL 60603

Gina Sorci (312) 732-2029

Bank of America

112 East Holly Street

Bellingham, WA 98225

(360) 676-2816

Wells Fargo Bank

21255 Burbank Blvd., Suite 110

Woodland Hills, CA 91367

Peggy Knox (818) 595-3961

Canadian Accounts

Owner	Type of Account	Bank
Premier School Agendas, Ltd.	Operating Account	JPMorgan Chase
Premier School Agendas, Ltd.	Lockbox Depository	JPMorgan Chase
Premier School Agendas, Ltd.	Operating Account	JPMorgan Chase
Premier School Agendas, Ltd.	Disbursement-Payables	JPMorgan Chase
Premier School Agendas, Ltd.	Credit Card Depository	JPMorgan Chase
Premier School Agendas, Ltd.	Operating Account	JPMorgan Chase
Premier School Agendas, Ltd.	Operating Account	JPMorgan Chase
School Specialty, Inc.	Lockbox and Disbursements	JPMorgan Chase
School Specialty, Inc.	Credit Card Depository	JPMorgan Chase

JPMorgan Chase

10 S Dearborn

Chicago, IL 60603

Gina Sorci (312) 732-2029

Schedule 4.16A – Labor Complaints, Etc.

None

Schedule 4.16B – Union Matters

None

Schedule 4.17 – Relevant Jurisdictions

Filing Jurisdictions:

School Specialty, Inc. – Wisconsin

Chief Executive Office and office of books, records and senior management

W6316 Design Drive

Greenville, WI 54942

Other locations

3825 S. Willow Avenue

Fresno, CA 93722

1156 Four Star Dr.

Mount Joy, PA 17552

100 Paragon Pkwy

Mansfield, OH 44903

3175 Northwoods Parkway

Norcross, GA 30071

438 Camino Del Rio South

San Diego, CA 92108

625 Mount Auburn St

Cambridge, MA

Premier Agendas, Inc. – Washington

Chief Executive Office and office of books, records and senior management

W6316 Design Drive

Greenville, WI 54942

Other locations

2000 Kentucky St.

Bellingham, WA 98226

2007 - 2019 Iowa Street

Bellingham, WA 98226

400 Sequoia Drive, Suite 200

Bellingham, WA 98226

1845 N. Airport

Fremont, NE 68026

Delta Education, LLC - Delaware

Chief Executive Office and office of books, records and senior management

W6316 Design Drive

Greenville, WI 54942

Other locations

80 Northwest Blvd

Nashua, NH 03063

109 W. Commercial St.

East Rochester, NY 14445

Sportime, LLC - Delaware

Chief Executive Office and office of books, records and senior management

W6316 Design Drive

Greenville, WI 54942

Childcraft Education Corp. – New York

Chief Executive Office and office of books, records and senior management

W6316 Design Drive

Greenville, WI 54942

Sax Arts & Crafts, Inc. – Delaware

Chief Executive Office and office of books, records and senior management

W6316 Design Drive

Greenville, WI 54942

Bird-In-Hand Woodworks, Inc. – New Jersey

Chief Executive Office and office of books, records and senior management

W6316 Design Drive

Greenville, WI 54942

Other location

3031 Industry Drive

Lancaster, PA 17603

Califone International, Inc. – Delaware

Chief Executive Office and office of books, records and senior management

W6316 Design Drive

Greenville, WI 54942

Other location

1145 Arroyo Ave

San Fernando, CA

ClassroomDirect.com, LLC – Delaware

Chief Executive Office and office of books, records and senior management

W6316 Design Drive

Greenville, WI 54942

Other location

None

Frey Scientific, Inc. – Delaware

Chief Executive Office and office of books, records and senior management

W6316 Design Drive

Greenville, WI 54942

Other location

None

Select Agendas, Corp. – Nova Scotia

Chief Executive Office and office of books, records and senior management

6800 Chemin de la Cote-de-Liesse

St-Laurent, Quebec H4T 2A7

Other location

None

Premier School Agendas, Ltd. –

Chief Executive Office and office of books, records and senior management

20230 64th Avenue

Langley, BC V2Y-1N3

Other location

None

SCHEDULE 4.18

to

CREDIT AGREEMENT (BAYSIDE)

Patents

Title	Country	App. No.	Filing Date	Pat. No.	Issue Date	Status	Bus. Unit / Owner
BIN AND BAY SHELVING AND STORAGE UNIT	United States			D437,706	02/20/01	Granted	Childcraft Education Corp
DUAL SURFACE BALL	United States	29/151,190	10/22/01	D478367	08/12/03	Granted	School Specialty, Inc.
ART TABLE	United States	10/068,439	02/05/02	6694893	02/24/04	Granted	Childcraft Education Corp
COAT RACK AND STORAGE UNIT	United States			D436,263	01/16/01	Granted	Childcraft Education Corp
ROLLING BIN	United States			D423,171	04/18/00	Granted	Childcraft Education Corp
ART TABLE	United States			D423,254	04/25/00	Granted	Childcraft Education Corp
ROOM DIVIDER	United States			D423,825	05/02/00	Granted	Childcraft Education Corp
HANDLES IN A PAIR OF SWINGING DOORS	United States			D429,097	08/08/00	Granted	Childcraft Education Corp
TOY REFRIGERATOR HAVING AN ACTIVITY SURFACE	United States	09/479,004	01/07/00	6171173	01/09/01	Granted	Childcraft Education Corp
METHOD OF TEACHING READING (ii)	United States	11/511,473	08/29/06			Published	School Specialty, Inc.
CORNER MOULDING AND IMPROVED CORNER CONSTRUCTION	United States	09/263,751	03/05/99	6352382	03/05/02	Granted	Childcraft Education Corp
CHAIR	United States			D470,320	02/18/03	Granted	Childcraft Education Corp
CHAIR	United States			D471,730	03/18/03	Granted	Childcraft Education Corp

Title	Country	App. No.	Filing Date	Pat. No.	Issue Date	Status	Bus. Unit / Owner
METHOD OF TEACHING READING	United States	09/726,550	12/01/00	6544039	04/08/03	Granted	School Specialty, Inc.
METHOD OF TEACHING READING	Canada		12/01/00	2327241	06/10/08	Granted	School Specialty, Inc.
EDUCATIONAL GAME	United States	29/241,872	11/01/05	D538,856	03/20/07	Granted	School Specialty, Inc.
TRAINING DEVICE	United States	29/240,540	10/14/05	D537,119	02/20/07	Granted	Sportime, LLC
TRAINING DEVICE	United States	11/365,973	03/01/06	7618358	11/17/09	Granted	Sportime, LLC
CORNER MOULDING AND IMPROVED CORNER CONSTRUCTION	United States	09/263,751	03/05/99	6176637	01/23/01	Granted	Childcraft Education Corp

United States Trademarks

Mark	Bus. Unit / Owner	Status	Reg. No.	App. No.	Reg. Date	Filing Date
1ST & Design	Premier Agendas, Inc.	Registered	1753883		23-Feb-1993
610	Califone International, Inc.	Registered	4091042	85/354,375	24-Jan-2012	23-Jun-2011
ABC	Childcraft Education Corp	Registered	3264692	78/922,715	17-Jul-2007	05-Jul-2006
ABC	School Specialty, Inc.	Pending		85/739,308		26-Sep-2012
ABC	School Specialty, Inc.	Pending		85/744,810		03-Oct-2012
ABC	School Specialty, Inc.	Pending		85/752,878		12-Oct-2012
ABC	School Specialty, Inc.	Pending		85/758,695		19-Oct-2012
ABC	School Specialty, Inc.	Pending		85/764,916		26-Oct-2012
ABC SCHOOL SUPPLY	Childcraft Education Corp	Registered	2298368		07-Dec-1999
ABC WHERE EDUCATION MEETS IMAGINATION and Design	Childcraft Education Corp	Registered	2338224		04-Apr-2000
ABILITATIONS	Sportime, LLC	Registered	1741976	74/265,815	22-Dec-1992	15-Apr-1992
ACADEMY OF MATH	School Specialty, Inc.	Registered	2757555	78/107,494	26-Aug-2003	07-Feb-2002
ACADEMY OF READING		Registered	2713411	76/433,433	06-May-2003	23-Jul-2002
AGENDA MATE	Premier Agendas, Inc.	Registered	2161267		02-Jun-1998
AUTOSKILL	School Specialty, Inc.	Pending		85/440,105		05-Oct-2011
AUTOSKILL	School Specialty, Inc.	Registered	2501650	76/018,479	30-Oct-2001	05-Apr-2000
AV2	Califone International, Inc.	Registered	4,222,827	85/351,692	09-Oct-2012	21-Jun-2011
B THE SPEECH BIN & Design	Sportime, LLC	Registered	1542482		06-Jun-1989
BASE TEN FRIES	Delta Education, LLC	Registered	2343563		18-Apr-2000

Mark	Bus. Unit / Owner	Status	Reg. No.	App. No.	Reg. Date	Filing Date
BECAUSE CHILDREN LEARN BY DOING	Delta Education, LLC	Registered	1907146		25-Jul-1995
BECKLEY CARDY & Design	School Specialty, Inc.	Registered	3444300	77/262,873	10-Jun-2008	23-Aug-2007
BIRD-IN-HAND	Childcraft Education Corp	Registered	3954275	85/115,820	03-May-2011	25-Aug-2010
BIRD-IN-HAND and Design	Childcraft Education Corp	Registered	3954276	85/115,823	03-May-2011	25-Aug-2010
BRODHEAD GARRETT	School Specialty, Inc.	Registered	2393549	75/843,310	10-Oct-2000	08-Nov-1999
CALIFONE	Califone International, Inc.	Registered	4137682	85/254,328	08-May-2012	01-Mar-2011
CALIFONE	Califone International, Inc.	Registered	2130349		20-Jan-1998
CALIFONE	Califone International, Inc.	Registered	1186512		19-Jan-1982
CALIFONE & Design	Califone International, Inc.	Registered	582612		24-Nov-1953
CATCH BALL and Design	Sportime, LLC	Registered	1836922	74/278,480	17-May-1994	26-May-1992
CATT	School Specialty, Inc.	Pending		85/600,067		17-Apr-2012
CELL-U-LAR RUBBER TECHNOLOGY (Stylized)	Sportime, LLC	Registered	2986067	78/134,349	16-Aug-2005	10-Jun-2002
CHILDCRAFT	Childcraft Education Corp	Registered	712499	72/091,591	14-Mar-1961	25-Feb-1960
CHILDCRAFT	Childcraft Education Corp	Registered	2006367	75/026,995	08-Oct-1996	04-Dec-1995
CHIME TIME	Sportime, LLC	Registered	1737386	74/265,816	01-Dec-1992	15-Apr-1992
CLAIMS TO FAME	School Specialty, Inc.	Registered	2434267		06-Mar-2001
CLASSROOM DIRECT	Classroom Direct.com LLC	Registered	2795089		16-Dec-2003
CLASSROOM SELECT	School Specialty, Inc.	Registered	3162946	75/811,427	24-Oct-2006	28-Sep-1999
CLASSROOM SELECT & Design	School Specialty, Inc.	Registered	3350057	78/846,980	04-Dec-2007	27-Mar-2006
CLASSROOM SELECT (stacked)	School Specialty, Inc.	Registered	4091699	85/033,268	24-Jan-2012	07-May-2010
CLASSROOMDIRECT.COM	Classroom Direct.com LLC	Registered	3685902	77/686,524	22-Sep-2009	09-Mar-2009
CVB CONTENT - AREA VOCABULARY BUILDER	School Specialty, Inc.	Published		85/053,659		03-Jun-2010

Mark	Bus. Unit / Owner	Status	Reg. No.	App. No.	Reg. Date	Filing Date
CVB CONTENT - AREA VOCABULARY BUILDER	School Specialty, Inc.	Registered	4140407	85/976,429	08-May-2012	13-Feb-2012
DECIMAL DOG	Delta Education, LLC	Registered	2368405		18-Jul-2000
DECIMAL DOG	Delta Education, LLC	Registered	2837853		04-May-2004
DELTA CIRCUITWORKS	Delta Education, LLC	Registered	2923833		01-Feb-2005
DELTA EDUCATION	Delta Education, LLC	Registered	2812356		10-Feb-2004
DELTA EDUCATION & Design	Delta Education, LLC	Registered	2374672		08-Aug-2000
DELTA EDUCATION & Design	Delta Education, LLC	Registered	2343043		18-Apr-2000
DELTA EDUCATION & Design	Delta Education, LLC	Registered	3797720	78/949,706	01-Jun-2010	10-Aug-2006
DELTA EDUCATION SCIS 3 & Design	Delta Education, LLC	Registered	1783147		20-Jul-1993
DELTA SCIENCE CONTENT READERS	Delta Education, LLC	Registered	3706026	77/374,898	03-Nov-2009	18-Jan-2008
DELTA SCIENCE FIRST READERS	Delta Education, LLC	Registered	3063278	78/579,490	28-Feb-2006	03-Mar-2005
DELTA SCIENCE MODULE	Delta Education, LLC	Registered	2844301		25-May-2004
DELTA SCIENCE READERS	Delta Education, LLC	Registered	3229760	78/909,268	17-Apr-2007	15-Jun-2006
DELTA SCIENCE RESOURCE SERVICE	Delta Education, LLC	Registered	3835810	77/624,467	17-Aug-2010	02-Dec-2008
DIAL-A-DIGIT	Delta Education, LLC	Registered	2458617		05-Jun-2001
DIAL-A-DOLLAR	Delta Education, LLC	Registered	2458616		05-Jun-2001
DIAL-A-FRACTION	Delta Education, LLC	Registered	2462810		19-Jun-2001
DIAL-A-PATTERN	Delta Education, LLC	Registered	2509886		20-Nov-2001
DIAL-A-TIME	Delta Education, LLC	Registered	2456424		29-May-2001
DIAL-A-TRIAL	Delta Education, LLC	Registered	2509888		20-Nov-2001
DIAL-A-VOLUME	Delta Education, LLC	Registered	2509887		20-Nov-2001

Mark	Bus. Unit / Owner	Status	Reg. No.	App. No.	Reg. Date	Filing Date
DISCOVER AGENDA	Premier Agendas, Inc.	Registered	2722431		03-Jun-2003
DISCOVERY	Califone International, Inc.	Registered	4091043	85/354,379	24-Jan-2012	23-Jun-2011
DOTCAR	Delta Education, LLC	Registered	3100515	78/628,430	06-Jun-2006	12-May-2005
DSM THIRD EDITION	Delta Education, LLC	Pending		85/352,961		22-Jun-2011
EDUCATION ESSENTIALS	School Specialty, Inc.	Registered	3033079	78/402,586	20-Dec-2005	15-Apr-2004
EDUCATORS PUBLISHING SERVICE	School Specialty, Inc.	Registered	2988601	76/575,452	30-Aug-2005	17-Feb-2004
EPS	School Specialty, Inc.	Registered	3813140	77/783,358	06-Jul-2010	17-Jul-2009
EPS	School Specialty, Inc.	Registered	3798641	77/782,872	08-Jun-2010	16-Jul-2009
EPS	School Specialty, Inc.	Registered	2287995		19-Oct-1999
EPS	School Specialty, Inc.	Registered	2292730		16-Nov-1999
EPS & Design	School Specialty, Inc.	Registered	3039679	76/621,988	10-Jan-2006	22-Nov-2004
EPS & Design	School Specialty, Inc.	Registered	2281714		28-Sep-1999
EPS -CL16	School Specialty, Inc.	Registered	2279489		21-Sep-1999
EPS PHONICS PLUS	School Specialty, Inc.	Registered	3218947	78/722,904	13-Mar-2007	29-Sep-2005
EXPLODE THE CODE	School Specialty, Inc.	Registered	2276181		07-Sep-1999
EXPLORER	Califone International, Inc.	Registered	4091044	85/354,386	24-Jan-2012	23-Jun-2011
FAST FOOD FOR THOUGHT	Delta Education, LLC	Registered	1877608		07-Feb-1995
FRACTION BURGER	Delta Education, LLC	Registered	2755799		26-Aug-2003
FRACTIONOES	Delta Education, LLC	Registered	2462811		19-Jun-2001
FREY CHOICE	School Specialty, Inc.	Registered	3842515	77/704,182	31-Aug-2010	01-Apr-2009
FREY SCIENTIFIC	School Specialty, Inc.	Registered	2393552	75/843,889	10-Oct-2000	08-Nov-1999
FREY SECURE	School Specialty, Inc.	Registered	3842513	77/704,177	31-Aug-2010	01-Apr-2009
FREY SELECT	School Specialty, Inc.	Registered	3842514	77/704,180	31-Aug-2010	01-Apr-2009
GETTING STARTED WITH MANIPULATIVES (Stylized)	Delta Education, LLC	Registered	3010435	76/613,053	01-Nov-2005	20-Sep-2004

Mark	Bus. Unit / Owner	Status	Reg. No.	App. No.	Reg. Date	Filing Date
GO WORKBOOK	Premier Agendas, Inc.	Registered	3117882	78/277,792	18-Jul-2006	23-Jul-2003
GOT IT!	Califone International, Inc.	Registered	3755877	77/632,278	02-Mar-2010	12-Dec-2008
HELPING EDUCATORS ENGAGE AND INSPIRE STUDENTS OF ALL AGES AND ABILITIES TO LEARN	School Specialty, Inc.	Registered	3652327	77/464,756	07-Jul-2009	02-May-2008
HEXAGONOES	Delta Education, LLC	Registered	3475563	77/339,063	29-Jul-2008	28-Nov-2007
HUSH BUDDY	Califone International, Inc.	Published		85/389,616		04-Aug-2011
IF I PLAN TO LEARN, I MUST LEARN TO PLAN	Premier Agendas, Inc.	Registered	2120484	75/099,048	09-Dec-1997	06-Mar-1996
INCOMMAND	Premier Agendas, Inc.	Pending		85/627,761		17-May-2012
INCOMMAND PRO	Premier Agendas, Inc.	Pending		85/627,763		17-May-2012
INQUIRY INVESTIGATIONS	Delta Education, LLC	Registered	4109628	85/078,862	06-Mar-2012	06-Jul-2010
INTEGRATIONS	Sportime, LLC	Registered	2793125	78/154,693	09-Dec-2003	15-Aug-2002
JOURNEY TO SUCCESS	Premier Agendas, Inc.	Registered	4094352	85/082,650	31-Jan-2012	12-Jul-2010
KORNERS FOR KIDS	Childcraft Education Corp	Registered	1933650		07-Nov-1995
LEARNING OUTLET	School Specialty, Inc.	Registered	4089263	85/327,528	17-Jan-2012	23-May-2011
LITERACY LEADERS	School Specialty, Inc.	Registered	3423913	77/191,219	06-May-2008	26-May-2007
MAGNASTIKS (Stylized)	Childcraft Education Corp	Registered	1272927	73/413,192	03-Apr-1984	18-Jan-1983
MAGTILES	School Specialty, Inc.	Registered	3550881	77/149,992	23-Dec-2008	05-Apr-2007
MAKE IT A RULE TO PLAN	Premier Agendas, Inc.	Registered	2118995	75/100,716	09-Dec-1997	08-May-1996
MAKE TODAY COUNT	School Specialty, Inc.	Registered	2279483		21-Sep-1999
MAKING CONNECTIONS	School Specialty, Inc.	Registered	3218948	78/722,907	13-Mar-2007	29-Sep-2005
MATH IN A NUTSHELL	Delta Education, LLC	Registered	2458341		05-Jun-2001
MATH TUNE-UPS	Delta Education, LLC	Registered	2605461		06-Aug-2002

Mark	Bus. Unit / Owner	Status	Reg. No.	App. No.	Reg. Date	Filing Date
NATURE'S IMPRESSIONS	School Specialty, Inc.	Registered	3646434	77/598,303	30-Jun-2009	22-Oct-2008
NEO/BLOOD	Delta Education, LLC	Registered	2552466		26-Mar-2002
NEO/LAB	Delta Education, LLC	Registered	2460125		12-Jun-2001
NEO/RESOURCE	Delta Education, LLC	Registered	2451571		15-May-2001
NEO/SCI	Delta Education, LLC	Registered	3696397	77/291,723	13-Oct-2009	28-Sep-2007
NEO/SLIDE	Delta Education, LLC	Registered	2451570		15-May-2001
ODYSSEY	Califone International, Inc.	Pending		85/354,383		23-Jun-2011
OLIVIA OWL	Premier Agendas, Inc.	Registered	2120485	75/099,520	09-Dec-1997	06-May-1996
ONTRAC	Premier Agendas, Inc.	Registered	3842377	77/648,035	31-Aug-2010	13-Jan-2009
ONTRAC	Premier Agendas, Inc.	Registered	3793647	77/369,947	25-May-2010	11-Jan-2008
OTMP	Premier Agendas, Inc.	Pending		85/767,880		31-Oct-2012
PATH DRIVER	School Specialty, Inc.	Pending		85/654,564		18-Jun-2012
PATH DRIVER FOR MATH	School Specialty, Inc.	Pending		85/566,908		12-Mar-2012
PATH DRIVER FOR MATH USE DATA TO DRIVE A PATH TO SUCCESS Logo	School Specialty, Inc.	Pending		85/655,326		19-Jun-2012
PATH DRIVER FOR READING	School Specialty, Inc.	Pending		85/566,906		12-Mar-2012
PATH DRIVER FOR READING USE DATA TO DRIVE A PATH TO SUCCESS Logo	School Specialty, Inc.	Pending		85/655,328		19-Jun-2012
PHYSIO-ROLL and Design	Sportime, LLC	Registered	1766015	74/306,216	20-Apr-1993	21-Aug-1992
PORTFOLIO	School Specialty, Inc.	Registered	4016804	85/036,884	23-Aug-2011	12-May-2010
PREMIER GO PROGRAM	Premier Agendas, Inc.	Registered	3117874	78/262,399	18-Jul-2006	13-Jun-2003
PREMIER OTMP	Premier Agendas, Inc.	Pending		85/767,883		31-Oct-2012
PREMIER OTMP CURRICULUM	Premier Agendas, Inc.	Pending		85/767,887		31-Oct-2012

Mark	Bus. Unit / Owner	Status	Reg. No.	App. No.	Reg. Date	Filing Date
PREMIER OTMP PROGRAM	Premier Agendas, Inc.	Pending		85/767,886		31-Oct-2012
PREMIER OTMP SKILL-BUILDING PROGRAM	Premier Agendas, Inc.	Pending		85/767,889		31-Oct-2012
PREMIERCAMPUS	Premier Agendas, Inc.	Registered	3695170	77/663,998	13-Oct-2009	05-Feb-2009
PRIMARY PHONICS	School Specialty, Inc.	Registered	2325691		07-Mar-2000
PROJECTS BY DESIGN	School Specialty, Inc.	Registered	3852130	77/682,097	28-Sep-2010	03-Mar-2009
RAG BALL & Design	Sportime, LLC	Registered	3548583	76/338,171	23-Dec-2008	15-Nov-2001
RAISING RESPECT: TAKE A STAND AGAINST BULLYING	Premier Agendas, Inc.	Pending		85/736,959		09-24-2012
RAISING STUDENT ACHIEVEMENT	School Specialty, Inc.	Registered	4065748	85/152,081	06-Dec-2011	13-Oct-2010
RAISING STUDENT ACHIEVEMENT Logo	School Specialty, Inc.	Registered	4065749	85/152,082	06-Dec-2011	13-Oct-2010
RE-PRINT	Classroom Direct.com LLC	Registered	1793996	74/338,876	21-Sep-1993	10-Dec-1992
S.P.I.R.E. (SPIRE)	School Specialty, Inc.	Registered	2048906		01-Apr-1997
SAX	School Specialty, Inc.	Registered	2257283	75/525,966	29-Jun-1999	27-Jul-1998
SAX and Design	School Specialty, Inc.	Registered	3327134	78/795,166	30-Oct-2007	19-Jan-2006
SCHOOL SMART	School Specialty, Inc.	Registered	3376477	78/630,773	29-Jan-2008	16-May-2005
SCHOOL SMART & Design	School Specialty, Inc.	Registered	3735305	78/630,775	05-Jan-2010	16-May-2005
SCHOOL SPECIALTY	School Specialty, Inc.	Registered	2086842	74/712,553	12-Aug-1997	08-Aug-1995
SCHOOL SPECIALTY LITERACY AND INTERVENTION	School Specialty, Inc.	Registered	3965024	85/090,230	24-May-2011	22-Jul-2010
SCHOOL SPECIALTY ONLINE (Design)	School Specialty, Inc.	Registered	3437742	78/628,899	27-May-2008	12-May-2005
SCHOOL SPECIALTY THE POWER OF TEACHING. THE WONDERS OF LEARNING, & Design	School Specialty, Inc.	Registered	3007875	78/331,687	18-Oct-2005	21-Nov-2003

Mark	Bus. Unit / Owner	Status	Reg. No.	App. No.	Reg. Date	Filing Date
SCHOOL SPECIALTY WEXPLORE	School Specialty, Inc.	Registered	3926476	77/787,848	01-Mar-2011	23-Jul-2009
SCIENCE IN A NUTSHELL	Delta Education, LLC	Registered	2370886		25-Jul-2000
SCIENCE VIEW	Delta Education, LLC	Registered	2502701		30-Oct-2001
SITTON SPELLING AND WORD SKILLS	School Specialty, Inc.	Registered	3617281	77/452,338	05-May-2009	18-Apr-2008
SOUNDS SENSIBLE	School Specialty, Inc.	Registered	2163913		09-Jun-1998
SOUNDS SENSIBLE	School Specialty, Inc.	Registered	3381536	77/218,893	12-Feb-2008	29-Jun-2007
SPELL CHECK	School Specialty, Inc.	Registered	2335381	75/648,445	28-Mar-2000	25-Feb-1999
SPORDAS (STYLIZED)	Sportime, LLC	Registered	1955231	74/285,191	06-Feb-1996	16-Jun-1992
SPORTIME	Sportime, LLC	Registered	1665914	74/100,635	26-Nov-1991	26-Sep-1990
SPORTIME	Sportime, LLC	Registered	1085148	73/120,398	07-Feb-1978	25-Mar-1977
SPORTIME and Design	Sportime, LLC	Registered	2498193	76/130,890	16-Oct-2001	19-Sep-2000
TEACHERS' DISCOUNT	School Specialty, Inc.	Registered	4,213,822	85/549,307	25-Sep-2012	22-Feb-2012
THE 101	Premier Agendas, Inc.	Registered	4126207	85/091,113	10-Apr-2012	22-Jul-2010
THE SPEECH BIN	Sportime, LLC	Registered	3205537	78/801,406	06-Feb-2007	27-Jan-2006
TIMETRACKER	Premier Agendas, Inc.	Registered	3343824	78/682,790	27-Nov-2007	01-Aug-2005
TOUCHPHONICS	School Specialty, Inc.	Registered	2465862		03-Jul-2001
TOUCH-UNITS	School Specialty, Inc.	Registered	3446159	77/149,991	10-Jun-2008	05-Apr-2007
TRUE-FLOW	Sax Arts & Crafts, Inc.	Registered	1271755	73/378,143	27-Mar-1984	04-Aug-1982
TUFF-GLIDE SYSTEM	Childcraft Education Corp	Registered	2792916	78/103,107	09-Dec-2003	16-Jan-2002
UGO365	Premier Agendas, Inc.	Registered	3935126	77/791,368	22-Mar-2011	28-Jul-2009
UGO365	Premier Agendas, Inc.	Registered	4,176,073	77/954,006	17-Jul-2012	09-Mar-2010
ULTRA PLUS	School Specialty, Inc.	Registered	2730228	76/302,139	24-Jun-2003	20-Aug-2001
VB-TRAINER	Sportime, LLC	Pending		85/663,797		28-Jun-2012
VERSA TEMP	Sax Arts & Crafts, Inc.	Registered	1746677	74/263,859	19-Jan-1993	08-Apr-1992

Mark	Bus. Unit / Owner	Status	Reg. No.	App. No.	Reg. Date	Filing Date
VIC (MISCELLANEOUS DESIGN ONLY)	School Specialty, Inc.	Registered	3024505	78/331,716	06-Dec-2005	21-Nov-2003
VOCABULARY FROM CLASSICAL ROOTS	School Specialty, Inc.	Registered	3618327	77/420,054	12-May-2009	12-Mar-2008
VOCABULARY FROM CLASSICAL ROOTS	School Specialty, Inc.	Registered	3614545	77/355,324	05-May-2009	19-Dec-2007
WEXPLORE	School Specialty, Inc.	Registered	3926477	77/787,852	01-Mar-2011	23-Jul-2009
WHERE EDUCATION MEETS IMAGINATION	Childcraft Education Corp	Registered	2388545		19-Sep-2000
WHERE THE CHILD COMES FIRST	Childcraft Education Corp	Registered	4,273,401	85/555,103	8-Jan--2013	28-Feb-2012
WORDLY WISE	School Specialty, Inc.	Registered	2278178		14-Sep-1999
WORDLY WISE 3000	School Specialty, Inc.	Registered	3217686	78/879,989	13-Mar-2007	09-May-2006
WORDS I USE WHEN I WRITE	School Specialty, Inc.	Registered	3223075	78/914,544	27-Mar-2007	22-Jun-2006
WRITE ON and Design	Sax Arts & Crafts, Inc.	Registered	1262365	73/378,144	27-Dec-1983	04-Aug-1982
YOU FOCUS ON ACHIEVEMENT, WE FOCUS ON YOU	School Specialty, Inc.	Registered	3687338	77/598,309	22-Sep-2009	22-Oct-2008

Trademarks other than in the United States

Mark	Country / Business Unit	Status	Reg. No.	App. No.	Reg. Date	Filing Date
ABC	Canada Childcraft Education Corp	Registered	737538	1310677	03-Apr-2009	26-Jul-2006
ABILITATIONS	Canada Sportime, LLC	Registered	747940	1331474	17-Sep-2009	16-Jan-2007
ACADEMY OF MATH	Canada School Specialty, Inc.	Registered	TMA614425	1123254	08-Jul-2004	26-Nov-2001
ACADEMY OF READING	Canada School Specialty, Inc.	Registered	TMA553660	1049743	13-Nov-2001	08-Mar-2000
AGENDA MATE	Canada Premier Agendas, Inc.	Registered	TMA405655	689907	27-Nov-1992	19-Sep-1991
AGENDAS DESIGN	Canada Premier Agendas, Inc.	Registered	TMA651657	1173815	27-Oct-2005	27-Oct-2005
AUTOSKILL	Canada School Specialty, Inc.	Pending		1568321		12-Mar-2012
AUTOSKILL	Canada School Specialty, Inc.	Registered	TMA393997	673829	07-Feb-1992	16-Jan-1991
AUTOSKILL & Design	Canada School Specialty, Inc.	Registered	TMA415136	673830	06-Aug-1993	16-Jan-1991
BASIC BASICS	Canada Premier Agendas, Inc.	Registered	TMA500824	843311	17-Sep-1998	17-Sep-1998
BIRD IN HAND WOODWORKS & Design	Canada Childcraft Education Corp.	Pending	TMA837,636	1513321	04-Dec-2012	31-Jan-2011
BIRD-IN-HAND	Canada Childcraft Education Corp	Pending		1513319		31-Jan-2011
CALIFONE	Canada Califone International, Inc.	Registered	TMA153506	297477	06-Oct-1967	02-Jun-1966
CANADIAN TO THE CORE	Canada Premier Agendas, Inc.	Registered	TMA607353	1166086	08-Apr-2004	08-Apr-2004
CATCHBALL	Germany Select Service & Supply Co, In	Registered	2069111		27-Jun-1994	31-Oct-1993
CHILDCRAFT	Canada Childcraft Education Corp	Registered	656137	1242177	06-Jan-2006	29-Dec-2004

Mark	Country / Business Unit	Status	Reg. No.	App. No.	Reg. Date	Filing Date
CLASSROOM DIRECT & design	Canada Classroom Direct.com LLC	Registered	790151	1434680	09-Feb-2011	15-Apr-2009
CLASSROOM SELECT & Design	Canada School Specialty, Inc.	Pending	TMA835,328	1500927	30-Oct-2012	25-Oct-2010
CLASSROOM SELECT Horizontal Logo	Canada School Specialty, Inc.	Pending	TMA835,312	1500934	30-Oct-2012	25-Oct-2010
COMPASS FOR CAMPUS	Canada Premier Agendas, Inc.	Registered	TMA579787	1070625	23-Apr-2003	23-Apr-2003
CVB CONTENT - AREA VOCABULARY BUILDER	Canada School Specialty, Inc.	Registered	TMA829,324	1485406	07-Aug-2012	16-Jun-2010
DELTA EDUCATION & Design	Canada Delta Education, LLC	Registered	733131	1334846	26-Jan-2009	02-Jun-2008
DELTA SCIENCE READERS	Canada Delta Education, LLC	Registered	746955	1319222	03-Sep-2009	06-Oct-2006
DISCOVER AGENDA	Canada Premier Agendas, Inc.	Registered	TMA585899	1119643	23-Jul-2003	23-Jul-2003
EARLY CHILDHOOD DIRECT	Canada Bird-In-Hand Woodworks, Inc	Registered	599487	1050895	15-Jan-2004	15-Mar-2000
EDUCATION ESSENTIALS	Canada School Specialty, Inc.	Registered	654482	1230486	06-Dec-2005	16-Sep-2004
EPS	Canada School Specialty, Inc.	Registered	TMA557,206		31-Jan-2002	31-Jan-2002
EPS	Canada School Specialty, Inc.	Registered	TMA551,753		28-Sep-2001
EPS	Canada School Specialty, Inc.	Registered	TMA550,546		10-Sep-2001	10-Sep-2001
EPS	Canada School Specialty, Inc.	Registered	790904	1446509	16-Feb-2011	29-Jul-2009
EPS	Canada School Specialty, Inc.	Registered	TMA558,743		04-Mar-2002	04-Mar-2002
FREY CHOICE	Canada School Specialty, Inc.	Registered	796468	1451837	02-May-2011	15-Sep-2009

Mark	Country / Business Unit	Status	Reg. No.	App. No.	Reg. Date	Filing Date
FREY SECURE	Canada School Specialty, Inc.	Registered	796480	1451833	02-May-2011	15-Sep-2009
FREY SELECT	Canada School Specialty, Inc.	Registered	796481	1451834	02-May-2011	15-Sep-2009
GO WORKBOOK	Canada Premier Agendas, Inc.	Registered	647913	1209178	13-Sep-2005	10-Mar-2004
HABITS OF SUCCESS	Canada Premier Agendas, Inc.	Registered	TMA563006	1070623	04-Jun-2002	04-Jun-2002
HELPING EDUCATORS ENGAGE AND INSPIRE STUDENTS OF ALL AGES AND ABILITIES TO LEARN	Canada School Specialty, Inc.	Registered	758568	1403756	02-Feb-2010	17-Jul-2008
IF I PLAN TO LEARN I MUST LEARN TO PLAN	Canada Premier Agendas, Inc.	Registered	TMA434047	731407	30-Sep-1994	30-Sep-1994
INCOMMAND PRO	Canada Premier Agendas, Inc.	Pending		1,600,152		29-Oct-2012
INQUIRY INVESTIGATIONS & Design	Canada Delta Education, LLC	Registered	826611	1508615	19-Jun-2012	20-Dec-2010
INTEGRATIONS	Canada Sportime, LLC	Registered	636598	1167511	01-Apr-2005	14-Feb-2003
INTEGRATIONS	Germany Sportime, LLC	Registered	30454687	30454687.9	17-Mar-2005	24-Sep-2004
INTEGRATIONS	United Kingdom Sportime, LLC	Registered	2369512	2369512	08-Apr-2005	30-Jul-2004
LEARNING OUTLET	Canada School Specialty, Inc.	Pending		1550251		01-Nov-2011
MAKING CONNECTIONS	Canada School Specialty, Inc.	Registered	748126	1388573	18-Sep-2009	25-Mar-2008
MISCELLANEOUS DESIGN	Canada School Specialty, Inc.	Registered	724639	1218515	26-Sep-2008	28-May-2004
NATURE'S IMPRESSIONS	Canada School Specialty, Inc.	Registered	785621	1422392	21-Dec-2010	18-Dec-2008
ONTRAC	Canada Premier Agendas, Inc.	Published		1429126		26-Feb-2009

Mark	Country / Business Unit	Status	Reg. No.	App. No.	Reg. Date	Filing Date
OTMP	Canada Premier Agendas, Inc.	Pending		1,602,421		14-Nov-2012
PATH DRIVER	Canada School Specialty, Inc.	Pending		1,586,716		18-Jul-2012
PATH DRIVER FOR MATH	Canada School Specialty, Inc.	Pending		1,586,714		18-Jul-2012
PATH DRIVER FOR READING	Canada School Specialty, Inc.	Pending		1,586,715		18-Jul-2012
PORTFOLIO	Canada School Specialty, Inc.	Registered	TMA823596	1483658	08-May-2012	03-Jun-2010
PREMIER COMPASS AGENDA	Canada Premier Agendas, Inc.	Registered	TMA579786	1070604	23-Apr-2003	23-Apr-2003
PREMIER GO PROGRAM	Canada Premier Agendas, Inc.	Registered	668315	1184721	20-Jul-2006	30-Jul-2003
PREMIER LOGO DESIGN	Canada Premier Agendas, Inc.	Registered	TMA598636	1147943	06-Jan-2004	06-Jan-2004
PREMIER OTMP	Canada Premier Agendas, Inc.	Pending		1,602,437		28-Nov-2012
PREMIER OTMP CURRICULUM	Canada Premier Agendas, Inc.	Pending		1,602,425		14-Nov-2012
PREMIER OTMP PROGRAM	Canada Premier Agendas, Inc.	Pending		1,602,423		14-Nov-2012
PREMIER OTMP SKILL-BUILDING PROGRAM	Canada Premier Agendas, Inc.	Pending		1,602,435		14-Nov-2012
PREMIERCAMPUS	Canada Premier Agendas, Inc.	Registered	799733	1433020	10-Jun-2011	31-Mar-2009
PRIMA VUE	Canada Premier Agendas, Inc.	Registered	TMA569651	1089539	25-Oct-2002	25-Oct-2002
PROJECTS BY DESIGN	Canada School Specialty, Inc.	Registered	805134	1448868	24-Aug-2011	20-Aug-2009
RAISING RESPECT: TAKE A STAND AGAINST BULLYING	Canada Premier Agendas, Inc.	Pending		1,600,748		09-Nov-2012

Mark	Country / Business Unit	Status	Reg. No.	App. No.	Reg. Date	Filing Date
READ AND DISCOVER	Canada Premier Agendas, Inc.	Registered	TMA627127	1200255	01-Dec-2004	01-Dec-2004
SCHOOL SMART	Canada School Specialty, Inc.	Registered	734412	1269559	13-Feb-2009	23-Aug-2005
SCHOOL SMART & Design	Canada School Specialty, Inc.	Registered	739508	1269561	06-May-2009	23-Aug-2005
SCHOOL SPECIALTY	Canada School Specialty, Inc.	Registered	715934	1331578	04-Jun-2008	17-Jan-2007
SCHOOL SPECIALTY LITERACY AND INTERVENTION	Canada School Specialty, Inc.	Registered	TMA823587	1491322	08-May-2012	05-Aug-2010
SCHOOL SPECIALTY ONLINE & Design	Canada School Specialty, Inc.	Registered	765953	1279025	06-May-2010	09-Nov-2005
SCHOOL SPECIALTY WEXPLORE	Canada School Specialty, Inc.	Registered	805811	1466160	31-Aug-2011	18-Jan-2010
SHOW AND SHARE	Canada Premier Agendas, Inc.	Registered	TMA625684	1200256	17-Nov-2004	17-Nov-2004
SMART PACK	Canada Premier Agendas, Inc.	Registered	TMA627128	1200254	01-Dec-2004	01-Dec-2004
SOLUTION SCOLAIRE	Canada School Specialty, Inc.	Registered	816276	1473175	26-Jan-2012	15-Mar-2010
SOLUTION SCOLAIRE & Design	Canada School Specialty, Inc.	Registered	808345	1482471	05-Oct-2011	25-May-2010
SPORDAS	Finland Select Service & Supply Co, In	Registered	127477		05-Aug-1993
SPORDAS	France Sportime, LLC	Registered	92/442,446		12-Jun-1992
SPORDAS	Germany School Specialty, Inc.	Registered	2075525		13-Jun-1992
SPORDAS	Greece Sportime, LLC	Registered	111602		26-Nov-1992
SPORDAS	Ireland Sportime, LLC	Registered	149159	149159	16-Jun-1992	16-Jun-1992

Mark	Country / Business Unit	Status	Reg. No.	App. No.	Reg. Date	Filing Date
SPORDAS	Norway Select Service & Supply Co, In	Registered	160551		09-Dec-1993	23-Oct-1992
SPORDAS	Portugal Sportime, LLC	Registered	284948	284948	24-Mar-1994	30-Jul-1992
SPORDAS	Sweden Select Service & Supply Co, In	Registered	249418		28-May-1993
SPORDAS	Switzerland Sportime, LLC	Registered	518250	02804/2003	23-May-2003	23-May-2003
SPORDAS	United Kingdom Select Service & Supply Co, In	Registered		1503060	11-Jun-1992	11-Jun-1992
SPORDAS & Design	Benelux Sportime, LLC	Registered	519716	782031	17-Jun-1992	17-Jun-1982
SPORDAS (word mark)	Denmark Sportime, LLC	Registered	vr109531992		27-Nov-1992
SPORDAS (word stylized)	Italy Sportime, LLC	Registered	992210		17-Jul-1992	17-Jul-1992
SPORTIME	Australia Sportime, LLC	Registered	A605437		25-Jun-1993	25-Jun-1993
SPORTIME	Brazil Sportime, LLC	Registered	817409459		01-Mar-1995
SPORTIME	Canada Sportime, LLC	Registered	365972		23-Feb-1990
SPORTIME	Canada Sportime, LLC	Registered	TMA565,487	1044355	02-Aug-2002	16-Apr-1998
SPORTIME	Israel Sportime, LLC	Pending	89910			18-Nov-1993
SPORTIME	Japan Sportime, LLC	Registered	3141032	5072198	30-Apr-1996
SPORTIME	Korea, Republic of Sportime, LLC	Registered	7726	156466	03-Jul-2003
SPORTIME	Mexico Sportime, LLC	Registered	493739	493739	10-Aug-1992

Mark	Country / Business Unit	Status	Reg. No.	App. No.	Reg. Date	Filing Date
SPORTIME	New Zealand Sportime, LLC	Registered	236174		20-Apr-1994	20-Apr-1994
SPORTIME	Panama Sportime, LLC	Registered	66973	66973	16-Mar-1995	16-Mar-1995
SPORTIME	Panama Sportime, LLC	Registered	66974	66974	16-Mar-1995	16-Mar-1995
SPORTIME	Singapore Sportime, LLC	Registered	T03/12522D	T03/12522D	15-Aug-2003	15-Aug-2003
SPORTIME	South Africa Sportime, LLC	Registered		93/10983	19-Nov-1993
SPORTIME & Design	Singapore Sportime, LLC	Registered		T03/12525I	15-Aug-2003	15-Aug-2003
SPORTIME AND DESIGN	Singapore Sportime, LLC	Registered	T03/12524J	T03/12524J	15-Aug-2003	15-Aug-2003
SUR LA VOIE	Canada Premier Agendas, Inc.	Registered	776090	1429044	01-Sep-2010	26-Feb-2009
THE 101	Canada Premier Agendas, Inc.	Registered	TMA823595	1498607	08-May-2012	05-Oct-2010
TIMETRACKER	Canada Premier Agendas, Inc.	Registered	TMA768,035	1167989	28-May-2010	17-Feb-2003
UGO365	Canada Premier Agendas, Inc.	Registered	TMA823590	1495317	08-May-2012	09-Sep-2010
UGO365	Canada Premier Agendas, Inc.	Pending		1495318		09-Sep-2010
VB TRAINER (Canada)	Sportime, LLC	Pending		1,609,766		1/14/2013
WEXPLORE	Canada School Specialty, Inc.	Registered	805814	1466159	31-Aug-2011	18-Jan-2010
WHERE THE CHILD COMES FIRST	Canada Childcraft Education Corp.	Pending		1568312		12-Mar-2012

Copyrights

ABC SCHOOL SUPPLY, INC.

Claimant	Title	Reg. Number	Reg. Date
A B C School Supply, Inc.	ABC School Supply, Inc. ... catalog	TX0002189648	11/10/1987
A B C School Supply, Inc.	The Rainbow book of early learning materials	TX0002282947	2/16/1988
A B C School Supply, Inc.	ABC puts the whole world in your hands	TX0002189647	11/10/1987
ABC School Supply, Inc.	Parent lending library master guide	TX0004131135	9/12/1995

AUTOSKILL

Claimant	Title	Reg. Number	Reg. Date
Autoskill, Inc.	Autoskill Autonetwork.	TXu001050042	9/25/2002
Autoskill, Inc.	Autoskill Autonetwork BV.	TXu001050040	9/25/2002
Autoskill, Inc.	Autoskill : component reading subskills testing and training program.	TX0001742632	1/27/1986
Autoskill, Inc.	Autoskill mathematics program (AMP) / written by Ernest James Foster, 1951-.	TX0003452231	6/30/1992
Autoskill, Inc.	Incomnet Autonetwork.	TXu001050041	9/25/2002
Autoskill, Inc.	Math program for ICON / Ernie Foster.	TX0003452232	6/30/1992
AutoSkill International, Inc.	Academy of reading.	TX0005151672	12/27/1999

BECKLEY CARDY

Claimant	Title	Reg. Number	Reg. Date
Beckley-Cardy Company	Beckley-Cardy. Catalog IV, Early learning	TX0001691988	11/4/1985
Beckley-Cardy Company	Beckley-Cardy. Catalogs II & III, Supplies/furniture/equipment/instructional materials	TX0001686703	11/4/1985
Beckley-Cardy Company	Beckley-Cardy. Catalogs II & III, Supplies/furniture/equipment/instructional materials.	TX0001689863 TX0001689864	11/4/1985 11/4/1985
Edgell Communications, Inc.	Beckley-Cardy quarterly : general catalog supplement.	TX0002446722 TX0002446720 TX0002446718	12/8/1988 12/8/1988 12/8/1988
Edgell Communications, Inc.	Beckley-Cardy quarterly : general catalog supplement.	TX0003296388 TX0003296387	4/27/1992 4/27/1992
Edgell Communications, Inc.	Beckley-Cardy quarterly : general catalog supplement	TX0003032681 TX0003092730 TX0003156360 TX0003233655	2/20/91; 6/25/91; 10/17/91; 1/29/92
Edgell Communications, Inc.	Beckley-Cardy quarterly : general catalog supplement	TX0002760468 TX0002803169 TX0002879561 TX0002959914	3/5/90 4/24/90 8/29/90 12/10/90
Edgell Communications, Inc.	Beckley-Cardy quarterly : general catalog supplement	TX0002491862 TX0002539669 TX0002654732 TX0002669451	2/6/89 4/14/89 10/11/89 11/07/89
Beckley-Cardy, a subsidiary of Edgell Communications, Inc	Beckley Cardy : general catalog	TX0002462688	12/2/1988
Beckley-Cardy Company	Beckley-Cardy. Catalog I, Computer education	TX0001691678	11/4/1985
Beckley-Cardy Company	Beckley-Cardy. Catalog I, Computer education	TX0001683069	11/4/1985
Edgell Communications, Inc.	Beckley Cardy : general catalog	TX0002745207	2/14/1990
Beckley-Cardy, Inc.	Create a classroom 1.0.	PAu002246021	8/12/1997

BRODHEAD GARRETT

Claimant	Title	Reg. Number	Reg. Date
Brodhead Garrett Company	Brodhead-Garrett : catalog ....	TX0002797439	2/13/1990
Brodhead Garrett Company	Brodhead-Garrett : catalog ....	TX0002420750	10/13/1988
Brodhead Garrett Company	Brodhead-Garrett : catalog ....	TX0002159275	10/1/1987
Brodhead Garrett Company	Brodhead-Garrett : tools for teaching in an ever changing world : [catalog].	TX0001261623	11/9/1983
Brodhead Garrett Company	Brodhead-Garrett : tools for teaching in an ever changing world : [catalog].	TX0000872324	3/17/1982
Brodhead Garrett Company	Brodhead-Garrett : tools for teaching in an ever changing world : [catalog].	TX0000476250	5/19/1980

CHILDCRAFT

Claimant	Title	Reg. Number	Reg. Date
Childcraft Education Corporation.	Childcraft : the growing years : [catalog].	TX0000677954	5/13/1981
Childcraft Education Corporation	Childcraft : the growing years : [catalog].	TX0000677953	5/13/1981
Childcraft Education Corporation	Childcraft : the growing years : [catalog].	TX0000677955	5/13/1981
Childcraft Education Corporation	Childcraft : the growing years : [catalog].	TX0000677952	5/13/1981
Childcraft Education Corporation	Childcraft : the growing years : [catalog].	TX0000677951	5/13/1981
Carol Mardell & Dorothea S. Goldenberg	Dial-R / [Carol D. Mardell-Czudnowski, Dorothea S. Goldenberg].	TX0001413417	6/29/1984
Childcraft Education Corporation	Childcraft : the growing years : [catalog].	TX0001594689	3/15/1985
Childcraft Education Corporation	Childcraft : the growing years : [catalog].	TX0001764298	3/26/1986
Childcraft Education Corporation	Childcraft : the Growing Years, infants, early childhood, special ed school catalog	TX0002250405	2/1/1988
Childcraft Education Corporation	Childcraft : the Growing Years, infants, early childhood, special ed school catalog	TX0002486090	2/1/1989
Carol Mardell-Czudnowski & Dorothea Goldenberg	DIAL-R activity card system : developmental tasks for school and home	TX0002634186	8/9/1989

Claimant	Title	Reg. Number	Reg. Date
Carol Mardell-Czudnowski and Dorothea S. Goldenberg	Dial-R for parents : activities for the child at home keyed to the Dial-R assessment kit	TX0002634081	8/15/1989
Childcraft Education Corporation	Childcraft--building minds and imaginations for the growing years : 1990	TX0002787251	3/13/1990
Childcraft Education Corporation	Childcraft : the Growing Years, infants, early childhood, special ed school catalog	TX0004140775	8/30/1995
Childcraft Education Corporation	Notice of grant security interest in copyrights	V3437D211	6/28/1999
Childcraft Education Corp	Earth and Space	SR0000611712	9/13/2007
Childcraft Education Corp	Inquiry	SR0000611715	9/13/2007
Childcraft Education Corp	Life Science	SR0000611714	9/13/2007
Childcraft Education Corp	Personal and Social Perspectives	SR0000611711	9/13/2007
Childcraft Education Corp	Physical Science	SR0000611710	9/13/2007
Childcraft Education Corporation	Let’s get cooking! / by Margot Hammond.	TX0004742730	3/17/1998
Childcraft Education Corporation	Childcraft : toys that teach : [catalog].	TX0001594688 TX0002239795	3/15/1985 8/12/1985
Childcraft Education Corporation	Childcraft : toys that teach : [catalog].	TX0001764297; TX0001889261	2/28/1986; 8/21/1986
Childcraft Education Corporation	Just for Kids! : America’s favorite children’s catalog.	TX0002124525	8/3/1987
Childcraft Education Corporation	Childcraft : toys that teach : [catalog].	TX0002009649; TX0002124526	2/24/1987 & 8/3/1987
Childcraft Education Corporation	Just for Kids! : America’s favorite children’s catalog.	TX0002326459; TX0002404103; TX0002404104; TX0002403577; TX0002407643; TX0002407644	2/8/1988; 9/6/1988; 9/6/1988; 10/24/1988; 10/24/1988

Claimant	Title	Reg. Number	Reg. Date
Childcraft Education Corporation	Childcraft : toys that teach : [catalog].	TX0002319535; TX0002402995; TX0002404100; TX0002402994	2/8/1988; 9/6/1988; 9/6/1988; 9/6/1988
Childcraft Education Corporation	Childcraft west : the Growing Years, infants, early childhood, special ed. school catalog	TX0002486089	2/1/1989
Childcraft Education Corporation	Childcraft West--building minds and imaginations for the growing years : 1990	TX0002787252	3/13/1990
Childcraft Education Corporation	Childcraft : toys that teach : [catalog].	TX0002537376; TX0002515392; TX0002714983; TX0002714984; TX0002714985; TX0002714986; TX0002714987	2/15/1989; 2/15/1989; 12/4/1989; 12/4/1989; 12/4/1989; 12/4/1989; 12/4/1989
Childcraft Education Corporation	Just for Kids! : America’s favorite children’s catalog	TX0002501249; TX0002501669; TX0002501670; TX0002701220; TX0002701219; TX0002701218; TX0002701216; TX0002701217	2/2/1989; 2/2/1989; 2/2/1989; 12/1/1989; 12/1/1989; 12/1/1989 ; 12/1/1989; 12/1/1989
Childcraft, Inc.	Childcraft : toys that teach : [catalog].	TX0002765767; TX0002765768; TX0002765769; TX0002765770	3/14/1990; 3/14/1990; 3/14/1990; 3/14/1990
Childcraft, Inc.	Just for Kids! : America’s favorite children’s catalog	TX0002765891; TX0002765766; TX0002765892; TX0002765893	3/14/1990; 3/14/1990; 3/14/1990; 3/14/1990
Childcraft Education Corp	Celebrate Science Physical Science Set	SR0000611710	9/13/2007

CPO SCIENCE

Claimant	Title	Reg. Number	Reg. Date
CPO Science, a division of Delta Education, LLC	Air rocket : curriculum resource guide : force, motion and energy.	TX0005661277	12/19/2002
CPO Science, a division of Delta Education, LLC	Atom building game : structure of the atom.	TX0005643457	12/19/2002
CPO Science, a division of Delta Education, LLC	Bathymetric map with land topography : [World]	VA0001264564	6/6/2004
CPO Science, a division of Delta Education, LLC	Car and ramp : force and motion.	TX0005643458	12/19/2002
CPO Science, a division of School Specialty	CPO Science Earth Science Investigation Manual.	TX0006947238	4/14/2008
CPO Science, a division of School Specialty	CPO Science Earth Science Student Text Book.	TX0006939698	4/14/2008
CPO Science, a division of School Specialty	CPO Science Earth Science Teacher Guide.	TX0006939695	4/14/2008
CPO Science, a division of School Specialty	CPO Science Life Science Electronic Book.	TX0006989877	4/14/2008
CPO Science, a division of School Specialty	CPO Science Life Science Examview Test Bank.	TX0006989236	4/14/2008
CPO Science, a division of School Specialty	CPO Science Life Science Investigation Manual.	TX0006941501	4/14/2008
CPO Science, a division of School Specialty	CPO Science Life Science Lesson Organizer.	TX0006989223	4/14/2008
CPO Science, a division of School Specialty	CPO Science Life Science Student Text Book.	TX0006940713	4/14/2008
CPO Science, a division of School Specialty	CPO Science Life Science Teacher Guide.	TX0006940703	4/14/2008
CPO Science, a division of School Specialty	CPO Science Life Science Teacher Resource CD.	TX0006989231	4/14/2008
CPO Science, a division of School Specialty	CPO Science Life Science Teaching Illustrations.	TX0006989228	4/14/2008
CPO Science, a division of School Specialty	CPO Science Physical Science Electronic Book.	TX0006989905	4/14/2008

Claimant	Title	Reg. Number	Reg. Date
CPO Science, a division of School Specialty	CPO Science Physical Science Examview Test Bank.	TX0006989968	4/14/2008
CPO Science, a division of School Specialty	CPO Science Physical Science Investigation Manual.	TX0006941513	4/14/2008
CPO Science, a division of School Specialty	CPO Science Physical Science Lesson Organizer.	TX0006989897	4/14/2008
CPO Science, a division of School Specialty	CPO Science Physical Science Student Text Book.	TX0006940658	4/14/2008
CPO Science, a division of School Specialty	CPO Science Physical Science Teacher Guide.	TX0006940706	4/14/2008
CPO Science, a division of School Specialty	CPO Science Physical Science Teacher Resource CD.	TX0006989965	4/14/2008
CPO Science, a division of School Specialty	CPO Science Physical Science Teaching Illustrations.	TX0006989941	4/14/2008
CPO Science, a division of Delta Education, LLC	Electric circuits : curriculum resource guide : electricity and circuits.	TX0005661281	12/19/2002
CPO Science, a division of Delta Education, LLC	Electric motor : electricity and magnetism.	TX0005643452	12/19/2002
CPO Science, a division of School Specialty	Focus on Earth Science Electronic Book.	TX0006933062	4/14/2008
CPO Science, a division of School Specialty	Focus on Earth Science Exam View Text Bank.	TX0006933640	4/14/2008
CPO Science, a division of School Specialty	Focus on Earth Science Investigation Manual.	TX0006933185	4/14/2008
CPO Science, a division of School Specialty	Focus on Earth Science Lesson Organizer.	TX0006933056	4/14/2008
CPO Science, a division of School Specialty	Focus on Earth Science Spanish Components CD.	TX0006933139	4/14/2008
CPO Science, a division of School Specialty	Focus on Earth Science Spanish Electronic Book.	TX0006933135	4/14/2008
CPO Science, a division of School Specialty	Focus on Earth Science Spanish Investigation Manual.	TX0006933174	4/14/2008

Claimant	Title	Reg. Number	Reg. Date
CPO Science, a division of School Specialty	Focus on Earth Science Spanish Student Text Book.	TX0006933192	4/14/2008
CPO Science, a division of School Specialty	Focus on Earth Science Student Textbook.	TX0006933199	4/14/2008
CPO Science, a division of School Specialty	Focus on Earth Science Teacher's Guide.	TX0006933209	4/14/2008
CPO Science, a division of School Specialty	Focus on Earth Science Teacher's Resource CD.	TX0006933072	4/14/2008
CPO Science, a division of School Specialty	Focus on Earth Science Teaching Illustrations.	TX0006933084	4/14/2008
CPO Science, a division of School Specialty	Focus on Life Science Electronic book.	TX0007195180	4/14/2008
CPO Science, a division of School Specialty	Focus on Life Science Exam View Test Bank.	TX0007127016	4/14/2008
CPO Science, a division of School Specialty	Focus on Life Science Investigation Manual.	TX0007126275	4/14/2008
CPO Science, a division of School Specialty	Focus on Life Science Lesson Organizer.	TX0007194967	4/14/2008
CPO Science, a division of School Specialty	Focus on Life Science Spanish Components CD.	TX0007194972	4/14/2008
CPO Science, a division of School Specialty	Focus on Life Science Spanish Electronic Book.	TX0007194963	4/14/2008
CPO Science, a division of School Specialty	Focus on Life Science Spanish Investigation Manual.	TX0007127021	4/14/2008
CPO Science, a division of School Specialty	Focus on Life Science Spanish Student Text.	TX0007126303	4/14/2008
CPO Science, a division of School Specialty	Focus on Life Science Student Text.	TX0007126309	4/14/2008
CPO Science, a division of School Specialty	Focus on Life Science Teacher Guide.	TX0007126320	4/14/2008
CPO Science, a division of School Specialty	Focus on Life Science Teacher Resource CD.	TX0007195159	4/14/2008

Claimant	Title	Reg. Number	Reg. Date
CPO Science, a division of School Specialty	Focus on Physical Science Electronic Book.	TX0007132093	4/14/2008
CPO Science	Focus on Physical Science Teaching Illustrations.	TX0007162140	4/14/2008
CPO Science, a division of Delta Education, LLC	Foundations of physical science.	TX0006191850	6/13/2005
CPO Science, a division of School Specialty	Foundations of Physical Science 3rd Edition Investigation Manual.	TX0007391167	4/20/2011
CPO Science, a division of School Specialty	Foundations of Physical Science 3rd Edition Student Text Book.	TX0007391170	4/20/2011
CPO Science, a division of School Specialty	Foundations of Physical Science 3rd Edition Teacher Guide.	TX0007391173	4/20/2011
CPO Science, a division of Delta Education, LLC	Foundations of physical science blackline masters.	TX0005801990	9/19/2003
CPO Science, a division of Delta Education, LLC	Foundations of physical science color teaching tools.	TX0005872256	9/19/2003
CPO Science, a division of Delta Education, LLC	Foundations of physical science : electronic book.	TX0006172818	6/13/2005
CPO Science, a division of Delta Education, LLC	Foundations of physical science electronic book.	TX0005872257	9/19/2003
CPO Science, a division of Delta Education, LLC	Foundations of physical science : ExamView test bank.	TX0005643760	12/19/2002
CPO Science, a division of Delta Education, LLC	Foundations of physical science investigations.	TX0006191699	6/13/2005
CPO Science, a division of Delta Education, LLC	Foundations of physical science : investigations / Tom Hsu.	TX0005659139	12/19/2002
CPO Science, a division of Delta Education, LLC	Foundations of physical science : skill and practice worksheets.	TX0005659137	12/19/2002
CPO Science, a division of Delta Education, LLC	Foundations of physical science : teacher's guide.	TX0005653856	12/19/2002
CPO Science, a division of Delta Education, LLC	Foundations of physical science / Tom Hsu.	TX0005659140	12/19/2002

Claimant	Title	Reg. Number	Reg. Date
CPO Science	Foundations of physical science with earth and space science : blackline masters.	TX0005817995	9/22/2003
CPO Science, a division of Delta Education, LLC	Foundations of physical science with earth and space science color teaching tools.	TX0005872258	9/22/2003
CPO Science, a division of Delta Education, LLC	Foundations of physical science with earth and space science electronic book.	TX0005872259	9/22/2003
CPO Science, a division of Delta Education, LLC	Foundations of physical science with earth and space science : Exam View Test Bank.	TX0005817988	9/22/2003
CPO Science, a division of Delta Education, LLC	Foundations of physical science with earth and space science : skill and practice worksheets.	TX0005817987	9/22/2003
CPO Science, a division of Delta Education, LLC	Foundations of physical science with earth and space science / Tom Hsu.	TX0005776361	6/6/2003
CPO Science, a division of Delta Education, LLC	Foundations of physical science with earth and space studies / Tom Hsu.	TX0005800659	9/22/2003
CPO Science, a division of Delta Education, LLC	Foundations of physical with earth and space science / Tom Hsu.	TX0005803829	8/15/2003
CPO Science, a division of Delta Education, LLC	Foundations of physics.	TX0006001517	6/6/2004
CPO Science, a division of School Specialty	Foundations of Physics 2nd Edition Examview Test Bank.	TX0007388448	4/26/2011
CPO Science, a division of School Specialty	Foundations of Physics 2nd Edition Investigation Manual.	TX0007388215	4/26/2011
CPO Science, a division of School Specialty	Foundations of Physics 2nd Edition Student Text Book.	TX0007388362	4/26/2011
CPO Science, a division of School Specialty	Foundations of Physics 2nd Edition Teacher Guide.	TX0007388274	4/26/2011
CPO Science, a division of School Specialty	Foundations of Physics 2nd Edition Teacher Resource CD.	TX0007388430	4/26/2011
CPO Science, a division of Delta Education, LLC	Foundations of physics : electronic book.	TX0006052070	6/6/2004

Claimant	Title	Reg. Number	Reg. Date
CPO Science, a division of Delta Education, LLC	Foundations of physics ExamView Test Bank.	TX0005993630	6/6/2004
CPO Science, a division of Delta Education, LLC	Foundations of physics : investigations / Tom Hsu.	TX0005913042	1/16/2004
CPO Science, a division of Delta Education, LLC	Foundations of physics : teacher's guide / Tom Hsu.	TX0005994977	6/6/2004
CPO Science, a division of Delta Education, LLC	Foundations of physics / Tom Hsu.	TX0005836561	8/19/2003
CPO Science, a division of Delta Education, LLC	Gears and levers : curriculum resource guide : gears levers and rotating machines.	TX0005661280	12/19/2002
CPO Science, a division of Delta Education, LLC	Gravity drop : free fall and the gravity drop.	TX0005643454	12/19/2002
CPO Science, a division of Delta Education, LLC	Integrated physics and chemistry ExamView test bank.	TX0005835009	12/20/2002
CPO Science, a division of Delta Education, LLC	Integrated physics and chemistry investigations / Tom Hsu.	TX0005803522	12/20/2002
CPO Science, a division of Delta Education, LLC	Integrated physics and chemistry : skill and practice worksheets.	TX0005659138	12/20/2002
CPO Science, a division of Delta Education, LLC	Integrated physics and chemistry : teacher's guide / Tom Hsu.	TX0005659141	12/20/2002
CPO Science, a division of Delta Education, LLC	Integrated physics and chemistry / Tom Hsu.	TX0005803523	12/20/2002
CPO Science	Integrated science : an investigative approach.	TX0006173600	6/13/2005
CPO Science, a division of Delta Education, LLC	Integrated science : an investigative approach : electronic book.	TX0006166497	6/13/2005
CPO Science, a division of Delta Education, LLC	[Integrated science : an investigative approach exam view test bank]	TX0006172772	6/13/2005
CPO Science, a division of Delta Education, LLC	Integrated science : an investigative approach : Investigations.	TX0006176273	6/13/2005
CPO Science, a division of Delta Education, LLC	Integrated science : an investigative approach : teacher's guide.	TX0006191851	6/13/2005

Claimant	Title	Reg. Number	Reg. Date
CPO Science, a division of Delta Education, LLC	Integrated science : an investigative approach : teachers support CD-ROM.	TX0006166495	6/13/2005
CPO Science, a division of Delta Education, LLC	Introduction to earth and space science.	TX0005866196	9/19/2003
CPO Science, a division of Delta Education, LLC	Introduction to Earth and space science : investigations. / Tom Hsu.	TX0005817939	8/15/2003
on text; CPO Science, division of Delta Education, LLC	Introduction to Earth and space science / Tom Hsu.	TX0005776744	6/6/2003
CPO Science, a division of Delta Education, LLC	Introduction to earth and space science / Tom Hsu.	TX0005786573	9/19/2003
CPO Science, a division of Delta Education, LLC	Light and optics : properties of light.	TX0005643451	12/19/2002
CPO Science, a division of Delta Education, LLC	Marble launcher : curriculum resource guide : projectile motion.	TX0005661278	12/19/2002
CPO Science, a division of Delta Education, LLC	Pendulum : harmonic motion.	TX0005643450	12/19/2002
CPO Science, a division of Delta Education, LLC	Periodic puzzle : chemistry and the elements.	TX0005643453	12/19/2002
CPO Science, a division of Delta Education, LLC	Periodic table tiles : curriculum resource guide : chemistry and the elements.	TX0005661279	12/19/2002
CPO Science, a division of Delta Education, LLC	Physics a first course.	TX0006141984	2/28/2005
CPO Science, a division of School Specialty.	Physics A First Course Electronic Book.	TX0007235289	4/16/2008
CPO Science, a division of Delta Education, LLC	Physics : a first course electronic book.	TX0006198516	6/13/2005
CPO Science, a division of School Specialty.	Physics A First Course Examview Test Bank.	TX0007219868	12/16/2008
CPO Science, a division of Delta Education, LLC	Physics A First Course Exam View Test Bank	TX0006183169	6/13/2005
CPO Science, a division of School Specialty.	Physics A First Course Investigation Manual	TX0007219870	12/16/2008

Claimant	Title	Reg. Number	Reg. Date
CPO Science, a division of Delta Education, LLC	Physics a first course investigations.	TX0006125083	2/24/2005
CPO Science, a division of School Specialty.	Physics A First Course Proplanner.	TX0007235275	4/16/2008
CPO Science, a division of School Specialty.	Physics A First Course Student Text Book.	TX0007235140	4/16/2008
CPO Science, a division of School Specialty.	Physics A First Course Teacher Guide.	TX0007219861	12/16/2008
CPO Science, a division of Delta Education, LLC	Physics, a first course : teacher’s guide / Tom Hsu.	TX0006208070	6/13/2005
CPO Science, a division of Delta Education, LLC	Physics : a first course teachers support CD Rom.	TX0006198517	6/13/2005
CPO Science, a division of Delta Education, LLC	Rollercoaster : energy and energy conservation.	TX0005643449	12/19/2002
CPO Science, a division of Delta Education, LLC	Ropes and pulleys : force, work and energy.	TX0005643456	12/19/2002
CPO Science, a division of Delta Education, LLC	Sound and waves : music, sound and waves.	TX0005643455	12/19/2002
CPO Science, a division of Delta Education, LLC	Teaching through investigations physical science and physics and chemistry DVD series.	TX0005783473	12/20/2002
CPO Science, a division of Delta Education, LLC	Teaching through investigations physical science and physics and chemistry video series.	TX0005783461	12/20/2002
CPO Science, a division of School Specialty.	CPO Science Earth Science Electronic Book.	TX0006937162	4/14/2008
CPO Science, a division of School Specialty.	CPO Science Earth Science Examview Test Bank.	TX0006954526	4/14/2008
CPO Science, a division of School Specialty.	CPO Science Earth Science Lesson Organizer.	TX0006937093	4/14/2008
CPO Science, a division of School Specialty.	CPO Science Earth Science Teacher Resource CD.	TX0006937150	4/14/2008
CPO Science, a division of School Specialty.	CPO Science Earth Science Teaching Illustrations.	TX0006937146	4/14/2008

Claimant	Title	Reg. Number	Reg. Date
CPO Science, a division of School Specialty.	Focus on Physical Science Exam View Test Bank.	TX0007131667	4/14/2008
CPO Science, a division of School Specialty.	Focus on Physical Science Investigation Manual.	TX0007131982	4/14/2008
CPO Science, a division of School Specialty.	Focus on Physical Science Lesson Organizer.	TX0007131502	4/14/2008
CPO Science, a division of School Specialty.	Focus on Physical Science Spanish Components CD.	TX0007139267	4/14/2008
CPO Science, a division of School Specialty.	Focus on Physical Science Spanish Electronic Book.	TX0007137812	4/14/2008
CPO Science, a division of School Specialty.	Focus on Physical Science Spanish Investigation Manual.	TX0007356040	4/14/2008
CPO Science, a division of School Specialty.	Focus on Physical Science Spanish Student Text Book.	TX0007137830	4/14/2008
CPO Science, a division of School Specialty.	Focus on Physical Science Student Text Book.	TX0007132216	4/14/2008
CPO Science, a division of School Specialty.	Focus on Physical Science Teacher Resource CD.	TX0007137820	4/14/2008
CPO Science, a division of School Specialty.	Foundations of Physical Science 3rd Edition Multimedia DVD.	TX0007391165	4/20/2011
CPO Science, a division of School Specialty.	Foundations of Physical Science 3rd Edition Teacher Resource CD.	TX0007391151	4/20/2011
CPO Science, a division of School Specialty.	Physical, Earth, and Space Science Examview Test Bank.	TX0007388979	4/26/2011
CPO Science, a division of School Specialty.	Physical, Earth, and Space Science Investigation Manual.	TX0007389189	4/26/2011
CPO Science, a division of School Specialty.	Physical, Earth, and Space Science Multimedia DVD.	TX0007392672	4/26/2011
CPO Science, a division of School Specialty.	Physical, Earth, and Space Science Student Text Book.	TX0007389186	4/26/2011
CPO Science, a division of School Specialty.	Physical, Earth, and Space Science Teacher Resource CD.	TX0007392673	4/26/2011

Claimant	Title	Reg. Number	Reg. Date
CPO Science, a division of School Specialty.	Physical, Earth, and Space Science Teacher’s Guide.	TX0007388873	4/26/2011
CPO Science, a division of School Specialty.	Physics A First Course Teacher Resource CD.	TX0007229600	4/16/2008
COP Science, a division of School Specialty.	Focus on Life Science Teaching Illustrations.	TX0007195147	4/14/2008

DELTA

Claimant	Title	Reg. Number	Reg. Date
Delta Education, LLC	Beginnings: teacher’s guide/Herbert D. Their, Robert C. Knott	TX0005877113	11/21/2003
Delta Education	Behavior of mealworms: teacher’s guide	TX0002384470	7/8/1988
Delta Education, LLC	Butterflies and moths	TX0005914419	2/10/2004
Delta Education	Butterflies and moths: teacher’s guide	TX0002384468	11/1/1996
Delta Education, Inc.	Charge it! Static electricity: activity guide/by Delta Education; author, Richard Bollinger	TX0004406415	11/1/1996
Delta Education, Inc.	Charge it! static electricity : activity journal / by Delta Education ; author, Richard Bollinger.	TX0004406422	11/1/1996
Delta Education	Classroom plants : teacher’s guide.	TX0002384473	7/8/1988
Delta Education, Inc.	Clear view of area and volume formulas : activities, visuals, masters.	TX0004406667	2/19/1997
Delta Education, LLC	Color and light.	TX0005914420	2/10/2004
Delta Education, LLC	Communities : teacher’s guide / Robert C. Knott, Herbert D. Thier.	TX0005866655	11/21/2003
Delta Education, Inc.	Crystal creations : activity guide / author, Carol Prekker.	TX0004406777	2/19/1997
Delta Education	Delta Science First Reader, Science and Literacy program Teacher’s Guide.	TX0006898348	11/9/2007

Claimant	Title	Reg. Number	Reg. Date
Delta Education	Delta science module, erosion teacher’s guide.	TX0006404994	6/28/2006
Delta Education	Delta science module, third edition : classroom plants : teacher’s guide.	TX0006405648	6/28/2006
Delta Education	Delta science module, third edition : earth, moon, and sun : teacher’s guide.	TX0006405649	6/28/2006
Delta Education	Delta science module, third edition : earth processes : teacher’s guide.	TX0006405647	6/28/2006
Delta Education	Delta science module, third edition : electromagnetism : teacher’s guide.	TX0006405651	6/28/2006
Delta Education	Delta science module, third edition : matter and change : teacher’s guide.	TX0006405646	6/28/2006
Delta Education	Delta science module, third edition : plant and animal populations : teacher’s guide.	TX0006405650	6/28/2006
Delta Education	Delta Science Modules, Third Ed., DNA: From Genes to Proteins Teacher’s Guide.	TX0006898345	11/9/2007
Delta Education	Delta Science Modules, Third Ed., Earth Movements, At Home Folio.	TX0006897073	12/7/2007
Delta Education	Delta Science Modules, Third Ed., Earth Movements, At Home Folio (Spanish Edition)	TX0006897105	12/7/2007
Delta Education	Delta Science Modules, Third Ed., Earth Movements Science Notebook.	TX0006898338	11/9/2007
Delta Education	Delta Science Modules, Third Ed., Earth Movements Science Notebook, Spanish Edition Delta Science Modules, Third Edition.	TX0006898340	11/9/2007
Delta Education	Delta Science Modules, Third Ed., Food Chains and Webs, At Home Folio.	TX0006897058	12/7/2007
Delta Education	Delta Science Modules, Third Ed., Food Chains and Webs, At Home Folio (Spanish Edition)	TX0006897064	12/7/2007

Claimant	Title	Reg. Number	Reg. Date
Delta Education	Delta Science Modules, Third Ed., Food Chains and Webs Science Notebook.	TX0006898323	11/9/2007
Delta Education	Delta Science Modules, Third Ed., Food Chains and Webs Science Notebook, Spanish Edition.	TX0006898320	11/9/2007
Delta Education	Delta Science Modules, Third Ed., Force and Motion, At Home Folio (Spanish Edition)	TX0006897081	12/7/2007
Delta Education	Delta Science Modules, Third Ed., Force and Motion, At Horne Folio.	TX0006897097	12/7/2007
Delta Education	Delta Science Modules, Third Ed., Force and Motion Science Notebook.	TX0006898328	11/9/2007
Delta Education	Delta Science Modules, Third Ed., Force and Motion Science Notebook, Spanish Edition.	TX0006898339	11/9/2007
Delta Education	Delta Science Modules, Third Ed., Using Science Notebooks Folio.	TX0006897051	12/7/2007
Delta Education	Delta Science Reader, Astronomy.	TX0006898342	11/9/2007
Delta Education	Delta Science Reader, Earth Movements Reader, Spanish Edition.	TX0006898332	11/9/2007
Delta Education	Delta Science Reader, Electrical Connections Delta Science Reader.	TX0006898344	11/9/2007
Delta Education	Delta Science Reader, Food Chains and Webs Reader, Spanish Edition.	TX0006898327	11/9/2007
Delta Education	Delta Science Reader, Force and Motion Reader, Spanish Edition.	TX0006898325	11/9/2007
Delta Education, Inc.	Detective lab : activity guide / by Delta Education ; author, Richard Bollinger.	TX0004406417	11/1/1996
Delta Education, Inc.	Detective lab : activity journal / by Delta Education ; author, Richard Bollinger.	TX0004406416	11/1/1996
Delta Education, LLC	Dinosaurs and fossils.	TX0005914416	2/10/2004
Delta Education, LLC	Discovery guide : body and senses : pre-K.	TX0005699021	5/8/2003

Claimant	Title	Reg. Number	Reg. Date
Delta Education, LLC	Earth movements.	TX0005913100	2/10/2004
Delta Education, LLC	Ecosystems : teacher’s guide / Robert C. Knott, Herbert D. Thier.	TX0005866657	11/21/2003
Delta Education, LLC	Electrical circuits / [Sarah A. Maineri], senior project editor.	TX0005748056	5/8/2003
Delta Education	Electrical circuits : teacher’s guide.	TX0002384480	7/8/1988
Delta Education, LLC	Electrical circuits : teacher’s guide / Sarah A. Maineri, senior project editor.	TX0005747210	5/9/2003
Delta Education, Inc.	Electromagnetism : activity guide / by Delta Education ; author, Sally Seehafer.	TX0004406419	11/1/1996
Delta Education	Electromagnetism : teacher’s guide.	TX0002384461	7/8/1988
Delta Education, Inc.	Energy & motion : activity guide / author, M. J. Lechner.	TX0004410975	2/18/1997
Delta Education, Inc.	Energy & motion : activity journal.	TX0004410976	2/18/1997
Delta Education, LLC	Energy sources : teacher’s guide / Herbert D. Thier, Robert C. Knott.	TX0005877116	11/21/2003
Delta Education, LLC	Environments : teacher’s guide / Robert C. Knott, Herbert D. Thier.	TX0005866659	11/21/2003
Delta Education, LLC	Finding the moon.	TX0005748493	5/8/2003
Delta Education, LLC	Finding the Moon : teacher’s guide.	TX0005792811	8/12/2003
Delta Education	Finding the moon : teacher’s guide / by Gretchen M. Alexander.	TX0002384476	7/8/1988
Delta Education, LLC	Flight and rocketry reader	TX0005913098	2/10/2004
Delta Education, Inc.	Flight! gliders to jets : activity guide / by Delta Education ; author, Richard Bollinger.	TX0004406420	11/1/1996
Delta Education, LLC	Food chaines and webs : teacher’s guide / Sarah A. Maineri, senior project editor.	TX0005747206	5/9/2003
Delta Education, LLC	Food chains and webs / [Sarah A. Maineri], senior project editor.	TX0005748057	5/8/2003

Claimant	Title	Reg. Number	Reg. Date
Delta Education, LLC	Force and motion : teacher’s guide / Sarah A. Maineri, senior project editor.	TX0005747207	5/9/2003
Delta Education	From seed to plant : teacher’s guide.	TX0002384472	7/8/1988
Delta Education, Inc.	Gears at work : activity guide / author, Joreen Hendry.	TX0004410977	2/18/1997
Delta Education, Inc.	Gears at work : activity journal / author, Joreen Hendry.	TX0004410978	2/18/1997
Delta Education, Inc.	Great sensations : smell, taste, touch : activity guide / author, Katy Z. Allen.	TX0004423398	3/3/1997
Delta Education, Inc.	Great sensations : smell, taste, touch : activity journal / author, Katy Z. Allen.	TX0004423399	3/3/1997
Delta Education, Inc.	Great sensations : vision & hearing : activity guide / author, Kathy Z. Allen.	TX0004410979	2/18/1997
Delta Education, Inc.	Great sensations : vision & hearing : activity journal / author, Kathy Z. Allen.	TX0004410973	2/18/1997
Delta Education, LLC	Hexagonoes exponents : level 1 : teacher guide.	TX0005853766	11/21/2003
Delta Education, LLC	Hexagonoes exponents : level 2 : teacher guide.	TX0005853767	11/21/2003
Delta Education, LLC	Hexagonoes percents : level 2 : teacher guide.	TX0005853768	11/21/2003
Delta Education, LLC	Investigating water.	TX0005913096	2/10/2004
Delta Education	Investigating water : teacher’s guide.	TX0002384457	7/8/1988
Delta Education	Length and capacity : teacher’s guide / by D. Louis Finsand.	TX0002384462	7/8/1988
Delta Education	Lenses and mirrors : teacher’s guide / prepared by the National Learning Center.	TX0002384463	7/8/1988
Delta Education, LLC	Life cycles : teacher’s guide / Herbert D. Thier, Robert C. Knott.	TX0005877115	11/21/2003
Delta Education	Looking at liquids : teacher’s guide.	TX0002384458	7/8/1988

Claimant	Title	Reg. Number	Reg. Date
Delta Education, Inc.	Magnetic magic : activity journal / by Delta Education ; author, Richard Bollinger.	TX0004406421	11/1/1996
Delta Education, LLC	Magnets.	TX0005913097	2/10/2004
Delta Education, LLC	Material objects : teacher’s guide / Herbert D. Thier, Robert C. Knott.	TX0005877114	11/21/2003
Delta Education	Measuring : teacher’s guide.	TX0002384465	7/8/1988
Delta Education	Newton's toy box : teacher’s guide.	TX0006403251	6/28/2006
Delta Education, LLC	Observing an aquarium.	TX0005914421	2/10/2004
Delta Education, LLC	Observing an aquarium : teacher’s guide.	TX0005914412	2/10/2004
Delta Education	Observing an aquarium : teacher’s guide / by Deighton K. Emmons, Jr.	TX0002384471	7/8/1988
Delta Education, LLC	Oceans.	TX0005913099	2/10/2004
Delta Education, LLC	Oceans : teacher’s guide.	TX0005914414	2/10/2004
Delta Education, LLC	Organisms : teacher’s guide / Robert C. Knott, Herbert D. Thier.	TX0005866656	11/21/2003
Delta Education, LLC	Plant and animal life cycles.	TX0005699028	5/8/2003
Delta Education	Plant and animal life cycles : teacher’s guide.	TX0002384469	7/8/1988
Delta Education	Plants in our world reader.	TX0006402066	6/26/2006
Delta Education, LLC	Pollution.	TX0005913095	2/10/2004
Delta Education	Pond life : teacher’s guide.	TX0002384467	7/8/1988
Delta Education	Powders and crystals : teacher’s guide.	TX0002384459	7/8/1988
Delta Education	Properties : teacher’s guide.	TX0002384460	7/8/1988
Delta Education, LLC	Relative position and motion : teacher’s guide / Robert C. Knott, Herbert D. Thier.	TX0005866658	11/21/2003
Delta Education, Inc.	Rock origins : activity guide / author, Richard Bollinger.	TX0004406776	2/19/1997

Claimant	Title	Reg. Number	Reg. Date
Delta Education	Rocks and minerals : teacher’s guide / by Ben Werner.	TX0002384479	7/8/1988
Delta Education, Inc.	Seed mysteries : activity guide / author, Mary Jo Lechner.	TX0004410972	2/18/1997
Delta Education, Inc.	Seed mysteries : activity journal / author, Mary Jo Lechner.	TX0004410974	2/18/1997
Delta Education, LLC	Simple machines.	TX0005699027	5/8/2003
Delta Education	Simple machines : teacher’s guide / by Elizabeth Fox.	TX0002384481	7/8/1988
Delta Education	Sink or float? : teacher’s guide.	TX0006403250	6/28/2006
Delta Education	Sink or float : teacher’s guide.	TX0002384482	7/8/1988
Delta Education, LLC	Soil science.	TX0005914417	2/10/2004
Delta Education, LLC	Solar system / [Sarah A. Maineri], senior project editor.	TX0005748058	5/8/2003
Delta Education, LLC	Solar system : teacher’s guide / Sarah A. Maineri, senior project editor.	TX0005747208	5/9/2003
Delta Education, LLC	Sound.	TX0005913094	2/10/2004
Delta Education, LLC	Sound : teacher’s guide.	TX0005914413	2/10/2004
Delta Education	Sound : teacher’s guide.	TX0002384456	7/8/1988
Delta Education, LLC	Stages of matter : teacher’s guide.	TX0005792812	8/12/2003
Delta Education, LLC	States of matter / [Sarah A. Maineri], senior project editor.	TX0005748054	5/8/2003
Delta Education	States of matter : teacher’s guide / by Michael Worosz.	TX0002384464	7/8/1988
Delta Education, LLC	Sunshine and shadows.	TX0005913093	2/10/2004
Delta Education	Sunshine and shadows : teacher’s guide.	TX0002384477	7/8/1988
Delta Education, LLC	Using your senses / [Sarah A. Maineri], senior project editor.	TX0005748059	5/8/2003
Delta Education, LLc	Using your senses : teacher’s guide / Sarah A. Maineri, senior project editor.	TX0005747205	5/9/2003

Claimant	Title	Reg. Number	Reg. Date
Delta Education, LLC	Water cycle.	TX0005914418	2/10/2004
Delta Education, LLC	Weather forecasting.	TX0005699029	5/8/2003
Delta Education	Weather forecasting : teacher’s guide / by Deighton K. Emmons, Jr.	TX0002384475	7/8/1988
Delta Education, LLC	Weather forecasting : teacher’s guide / Sarah A. Maineri, senior project editor.	TX0005747209	5/9/2003
Delta Education, LLC	Weather instruments / [Sarah A. Maineri], senior project editor.	TX0005748055	5/8/2003
Delta Education	Weather instruments : teacher’s guide / by Lester G. Paldy.	TX0002384478	7/8/1988
Delta Education, LLC	Weather watching / [Sarah A. Maineri], senior project editor.	TX0005748053	5/8/2003
Delta Education	Weather watching : teacher’s guide / by Lester G. Paldy.	TX0002384474	7/8/1988
Delta Education, Inc.	Weather wise : activity guide / author, Ceanne Tzimopoulos.	TX0004410969	2/18/1997
Delta Education, Inc.	Weather wise : activity journal / author, Ceanne Tzimopoulos.	TX0004410970	2/18/1997
Delta Education, Inc.	Work : plane & simple : activity guide / author, Sally Gullatt Seehafer.	TX0004410971	2/18/1997
Delta Education, Inc.	Work--plane and simple : activity guide / by Delta Education ; author, Sally Gullatt Seehafer.	TX0004406418	11/1/1996
Delta Education, LLC	You and your body / [Sarah A. Maineri], senior project editor.	TX0005748052	5/8/2003
Delta Education, LLC	You and your body : teacher’s guide.	TX0005815686	8/12/2003
Delta Education	You and your body : teacher’s guide / by David R. Stronck.	TX0002384466	7/8/1988
Delta Education, Inc.	Amazing air : DSM II teacher’s guide / National Learning Center.	TX0004441524	1/9/1997
Delta Education, Inc.	Animal behavior : teacher’s guide.	TX0004440867	1/9/1997

Claimant	Title	Reg. Number	Reg. Date
Delta Education, Inc.	Aquatic life mini-kit : equipment and guide to assist children in the exploration of an aquatic environment.	TX0003739371	12/6/1993
Delta Education, Inc.	Beginnings : teacher’s guide : level K / Herbert D. Thier, Robert C. Knott.	TX0003363130	6/3/1992
Delta Education, Inc.	Behavior of mealworms : Delta project cards / William R. Brown, Edwin P. White.	TX0000957855	8/11/1982
Delta Education, Inc.	Body basics : activity guide.	TX0004406456	11/1/1996
Delta Education, Inc.	Body basics : activity journal.	TX0004406458	11/1/1996
Delta Education, Inc.	Brine shrimp : Delta project cards / William R. Brown, Edwin P. White.	TX0000957849	8/11/1982
Delta Education, Inc.	Bubble science activity guide.	TX0004406454	11/1/1996
Delta Education, Inc.	Bubble science activity journal.	TX0004406453	11/1/1996
Delta Education, Inc.	Butterflies and moths : DSM II teacher’s guide.	TX0004440180	1/9/1997
Delta Education, Inc.	Chemical interactions : teacher’s guide.	TX0003842875	2/27/1995
Delta Education, Inc.	Classroom plants : teacher’s guide / editing Jill Farinelli ; ill./art production Nancy Schoefl.	TX0004442733	1/9/1997
Delta Education, Inc.	Clay boats : Delta project cards / William R. Brown, Edwin P. White.	TX0000957850	8/11/1982
Delta Education, Inc.	Clear view of personal checking : simulations, activities, masters, visuals / author, Vicky L. Kouba.	TX0004406666	2/19/1997
Delta Education, Inc.	Color and light : teacher’s guide.	TX0004043757	2/27/1995
Delta Education, Inc.	Communities.	TX0003593416	6/21/1993
Delta Education, Inc.	Communities : teacher’s guide, level 5 / Robert C. Knott, Herbert D. Thier.	TX0003690485	9/30/1993
Delta Education, Inc.	Crystal creations : activity journal.	TX0004406455	11/1/1996

Claimant	Title	Reg. Number	Reg. Date
Delta Education, Inc.	Delta Education, Inc., presents A feast of fractions / a menu of activities prepared by Sally Palow, Kathleen Knoblock, Myra Kennedy ... [et al.] ; cover ill. Rose Lowry.	TX0004406537	11/1/1996
Delta Education, Inc.	Delta game factory / Vicky L. Kouba.	TX0004406544	2/19/1997
Delta Education, Inc.	Delta project cards--Colored solutions / William R. Brown, Edwin P. White.	TX0000842525	10/26/1981
Delta Education, Inc.	Delta Volume Shake : teacher’s guide.	TX0004409053	11/1/1996
Delta Education, Inc.	Dinosaur classification : teacher’s guide.	TX0004440862	1/9/1997
Delta Education, Inc.	DNA--from genes to proteins : teacher’s guide / author, Betty B. Hoskins.	TX0003845929	6/24/1994
Delta Education, Inc.	Earth, moon, and sun : teacher’s guide / author[s], John G. Radzilowicz, 1952-, and Jan M. Derby ; ill. Nancy Schoefl.	TX0004442655	1/9/1997
Delta Education, Inc.	Earth movements : DSM II teacher’s guide.	TX0004441527	1/9/1997
Delta Education, Inc.	Earth processes : teacher’s guide.	TX0004440864	1/9/1997
Delta Education, Inc.	Earthworms : Delta project cards / William R. Brown, Edwin P. White.	TX0000957851	8/11/1982
Delta Education, Inc.	Ecosystems.	TX0003593418	6/21/1993
Delta Education, Inc.	Ecosystems : SCIS 3, teacher’s guide, level 6 / Robert C. Knott, Herbert D. Thier.	TX0003690482	9/30/1993
Delta Education, Inc.	Electrical circuits : teacher’s guide / editing Editorial Services Plus ; ill./art production Nancy Schoefl.	TX0004440927	1/9/1997
Delta Education, Inc.	Electrical connections : activity guide.	TX0004406463	11/1/1996
Delta Education, Inc.	Electrical connections : teacher’s guide / author, Bob Roth.	TX0003830396	3/31/1994
Delta Education, Inc.	Electromagnetism activity journal.	TX0004409099	11/1/1996
Delta Education, Inc.	Electromagnetism : teacher’s guide.	TX0004043755	2/27/1995

Claimant	Title	Reg. Number	Reg. Date
Delta Education, Inc.	Energy sources.	TX0003602059	6/21/1993
Delta Education, Inc.	Environments.	TX0003593419	6/21/1993
Delta Education, Inc.	Environments : teacher’s guide, level 4 / Robert C. Knott, Herbert D. Thier.	TX0003690484	9/30/1993
Delta Education, Inc.	Erosion : teacher’s guide.	TX0004043756	2/27/1995
Delta Education, Inc.	Exploring geometry : intermediate.	TX0003423266	11/16/1992
Delta Education, Inc.	Exploring geometry : primary.	TX0003423267	11/16/1992
Delta Education, Inc.	Exploring number relationships : intermediate.	TX0003423265	11/16/1992
Delta Education, Inc.	Exploring probability / Fredda J. Friederwitzer, Barbara Berman, Beth Forrester.	TX0003423216	11/16/1992
Delta Education, Inc.	Exploring probability : primary / Vicky L. Kouba.	TX0003423215	11/16/1992
Delta Education, Inc.	Fast food for thought : Delta base 10 fries : teacher’s guide / Carole Reesink.	TX0003627597	6/25/1993
Delta Education, Inc.	Fast Food for Thought : Delta Demimal Dog : teacher’s guide.	TX0003485171	2/16/1993
Delta Education, Inc.	Fast food for thought : Delta fraction burger : teacher’s guide / Carole Reesink and Linda Frost.	TX0003627596	6/25/1993
Delta Education, Inc.	Finding the moon : teacher’s guide.	TX0004440865	1/9/1997
Delta Education, Inc.	Food chains and webs : DSM II teacher’s guide.	TX0004441526	1/9/1997
Delta Education, Inc.	Fossil formations : activity guide.	TX0004406459	11/1/1996
Delta Education, Inc.	Fossil formations : activity journal.	TX0004406457	11/1/1996
Delta Education, Inc.	From seed to plant : teacher’s guide / editing Diana J. Reno ; ill./art production Nancy Schoefl.	TX0004446637	1/9/1997
Delta Education, Inc.	Fungi--small wonders : teacher’s guide.	TX0003830394	3/31/1994
Delta Education, Inc.	Gases and “airs” : Delta project cards / William R. Brown, Edwin P. White.	TX0000957853	8/11/1982

Claimant	Title	Reg. Number	Reg. Date
Delta Education, Inc.	I Can't Believe It’s Math! : discovering classroom math in after-school activities / Mary Ann Schroeder, Marcay Burma-Washington	TX0003567974	5/28/1993
Delta Education, Inc.	If shipwrecks could talk : teacher’s guide.	TX0004440866	1/9/1997
Delta Education, Inc.	Insect life : teacher’s guide.	TX0003933407	2/27/1994
Delta Education, Inc.	Interaction and systems.	TX0003606743	6/21/1993
Delta Education, Inc.	Interaction and systems : teacher’s guide : level 2 / Herbert D. Thier, Robert C. Knott.	TX0003363133	6/3/1992
Delta Education, Inc.	Investigating water : teacher’s guide / editing Elizabeth Foy ; ill./art production Nancy Schoefl.	TX0004440919	1/9/1997
Delta Education, Inc.	Length and capacity : teacher’s guide.	TX0004442792	1/9/1997
Delta Education, Inc.	Lenses and mirrors : teacher’s guide / author, the National Learning Center ; ill./art production Nancy Schoefl.	TX0004442654	1/9/1997
Delta Education, Inc.	Life cycles.	TX0003606744	6/21/1993
Delta Education, Inc.	Life cycles : teacher’s guide : level 2 / Herbert D. Thier, Robert C. Knott.	TX0003363132	6/3/1992
Delta Education, Inc.	Looking at liquids : teacher’s guide / editing Editorial Services Plus ; ill./art production Nancy P. Schoefl.	TX0004440926	1/9/1997
Delta Education, Inc.	Magnet magic activity guide.	TX0004409100	11/1/1996
Delta Education, Inc.	Magnets : teacher’s guide / author, Joreen Hendry.	TX0003830397	3/31/1994
Delta Education, Inc.	Material objects.	TX0003606739	6/21/1993
Delta Education, Inc.	Material objects : teacher’s guide : level 1 / Herbert D. Thier, Robert C. Knott.	TX0003363134	6/3/1992
Delta Education, Inc.	Measuring : teacher’s guide / editing Elizabeth Foy ; ill./art production Nancy Schoefl.	TX0004440922	1/9/1997

Claimant	Title	Reg. Number	Reg. Date
Delta Education, Inc.	Newtons toy box : teacher’s guide / author, Carolyn Sumners.	TX0003830398	3/31/1994
Delta Education, Inc.	Observing an aquarium : DSM II teacher’s guide.	TX0004440179	1/9/1997
Delta Education, Inc.	Organisms.	TX0003606742	6/21/1993
Delta Education, Inc.	Organisms : teacher’s guide : level 1 / Herbert D. Thier, Robert C. Knott.	TX0003363131	6/3/1992
Delta Education, Inc.	Plant and animal life cycles : teacher’s guide / editing Kathy Z. Allen and Kathy Talmadge ; ill./art production Nancy P. Schoefl.	TX0004440925	1/9/1997
Delta Education, Inc.	Plant and animal populations : teacher’s guide / editing Diana J. Reno ; ill./art production Nancy Schoefl.	TX0004440924	1/9/1997
Delta Education, Inc.	Pollution : teacher’s guide.	TX0003845509	6/24/1994
Delta Education, Inc.	Pond life : teacher’s guide.	TX0003933406	2/27/1994
Delta Education, Inc.	Populations.	TX0003606741	6/21/1993
Delta Education, Inc.	Populations : teacher’s guide : level 3 / Herbert D. Thier, Robert C. Knott.	TX0003363136	6/3/1992
Delta Education, Inc.	Powders and crystals : teacher’s guide / editing Diana J. Reno ; ill./art production Nancy P. Schoefl.	TX0004440921	1/9/1997
Delta Education, Inc.	Properties : teacher’s guide.	TX0004442793	1/9/1997
Delta Education, Inc.	Relative position and motion : SCIS 3, teacher’s guide, level 4 / Herbert D. Thier, Robert C. Knott.	TX0003690483	9/30/1993
Delta Education, Inc.	Rock origins : activity journal.	TX0004411206	11/1/1996
Delta Education, Inc.	Rocks and minerals : teacher’s guide : a Delta science module / editing Editorial Services Plus, copyediting Jill Farinelli ; design/production Ann V. Richardson ; ill./art production Nancy P. Schoefl ; cover design Nancy P. Schoefl.	TX0003784217	3/31/1994

Claimant	Title	Reg. Number	Reg. Date
Delta Education, Inc.	Science in a Nutshell : flight! gliders to jets, activity journal.	TX0004414313	11/1/1996
Delta Education, Inc.	Scientific theories.	TX0003593417	6/21/1993
Delta Education, Inc.	Scientific theories.	TX0003602057	6/21/1993
Delta Education, Inc.	SCIS 3 energy sources.	TX0003577675	6/21/1993
Delta Education, Inc.	SCIS 3 relative position and motion.	TX0003577674	6/21/1993
Delta Education, Inc.	Simple machines : teacher’s guide / editing Editorial Services Plus ; ill./art production Nancy P. Schoefl.	TX0004015686	2/27/1995
Delta Education, Inc.	Sink or float : Delta project cards / William R. Brown, Edwin P. White.	TX0000957852	8/11/1982
Delta Education, Inc.	Sink or float? : teacher’s guide.	TX0004446585	1/9/1997
Delta Education, Inc.	Small things and microscopes : teacher’s guide / author, Eileen Terrill ; contributors, Jeanne Dietsch, William Kennedy and Bradford Taylor ; ill. Phyllis Pittet and Susan Dunholter ; photography Paul McGuirk.	TX0003864322	6/24/1994
Delta Education, Inc.	Soil science : DSM II teacher’s guide.	TX0004441525	1/9/1997
Delta Education, Inc.	Solar energy : teacher’s guide.	TX0003845510	6/24/1994
Delta Education, Inc.	Solar system : teacher’s guide / editing Editorial Services Plus and D. Louis Finsand ; ill./art production Nancy Schoefl.	TX0004446638	1/9/1997
Delta Education, Inc.	Sound : teacher's guide / editing Katy Z. Allen ; ill./art production Nancy Schoefl.	TX0004440920	1/9/1997
Delta Education, Inc.	Sound vibrations : activity guide.	TX0004406460	11/1/1996
Delta Education, Inc.	Sound vibrations : activity guide.	TX0004406461	11/1/1996
Delta Education, Inc.	Sound vibrations : activity guide.	TX0004406462	11/1/1996
Delta Education, Inc.	States of matter : teacher’s guide / editing Katy Z. Allen ; ill./art production Nancy Schoefl.	TX0004446636	1/9/1997

Claimant	Title	Reg. Number	Reg. Date
Delta Education, Inc.	Strings & musical instruments : Delta project cards / William R. Brown, Edwin P. White.	TX0000957856	8/11/1982
Delta Education, Inc.	Subsystems and variables.	TX0003606740	6/21/1993
Delta Education, Inc.	Subsystems and variables : teacher’s guide : level 3 / Herbert D. Thier, Robert C. Knott.	TX0003363135	6/3/1992
Delta Education, Inc.	Sunshine and shadows : teacher’s guide / editing Katy Z. Allen ; ill./art production Nancy Schoefl.	TX0004446642	1/9/1997
Delta Education, Inc.	Water cycle : teacher’s guide / editing Kathy Z. Allen ; ill./art production Nancy Schoefl.	TX0004446639	1/9/1997
Delta Education, Inc.	Weather forecasting : teacher’s guide / editing Editorial Services Plus ; ill./art production Nancy Schoefl.	TX0004446640	1/9/1997
Delta Education, Inc.	Weather instruments : teacher’s guide.	TX0004440861	1/9/1997
Delta Education, Inc.	Weather watching : teacher’s guide / editing Jill Farinelli ; ill./art production Nancy Schoefl.	TX0004446641	1/9/1997
Delta Education, Inc.	Whistles : Delta project cards / William R. Brown, Edwin P. White.	TX0000957854	8/11/1982
Delta Education, Inc.	You and your body : teacher’s guide.	TX0003830395	3/31/1994
Delta Education, LLC	About me.	TX0006236193	9/30/2005
Delta Education, LLC	Addition & subtraction student activity guide : no. 550-3530.	TX0005751741	5/8/2003
Delta Education, LLC	Addition & subtraction : teacher’s guide.	TX0005752801	5/8/2003
Delta Education, LLC	Algebra : grades 3-4, student activity guide.	TX0005698998	5/8/2003
Delta Education, LLC	Algebra : grades 5-6, student activity guide.	TX0005698994	5/8/2003
Delta Education, LLC	Algebra teacher’s guide : grades 3-4.	TX0005751730	5/8/2003
Delta Education, LLC	Algebra teacher’s guide : grades 5-6.	TX0005751729	5/8/2003

Claimant	Title	Reg. Number	Reg. Date
Delta Education, LLC	Animal observatory : activity guide.	TX0005827574	8/12/2003
Delta Education, LLC	Animal observatory : activity journal.	TX0005827531	8/23/2003
Delta Education, LLC	Animals.	TX0006203855	7/28/2005
Delta Education, LLC	Area and volume formulas teacher’s guide.	TX0005854001	11/21/2003
Delta Education, LLC	Base Ten Fries : math activities for Base Ten Fries.	TX0005866681	11/21/2003
Delta Education, LLC	Body basics : activity journal.	TX0005827635	8/13/2003
Delta Education, LLC	Breaking earth's hold : activity guide.	TX0005827561	8/12/2003
Delta Education, LLC	Breaking earth's hold : activity journal.	TX0005827540	8/12/2003
Delta Education, LLC	Bubble science : activity guide.	TX0005827624	8/12/2003
Delta Education, LLC	Bubble science : activity journal.	TX0005827633	8/12/2003
Delta Education, LLC	Butterflies and moths : teacher’s guide.	TX0005914936	2/10/2004
Delta Education, LLC	Charge it! static electricity : activity guide.	TX0005827625	8/12/2003
Delta Education, LLC	Charge it! static electricity : activity journal.	TX0005827636	8/12/2003
Delta Education, LLC	Clear View--graphing : grades 5-8, teacher's guide : overhead transparencies, activity masters.	TX0005876336	11/21/2003
Delta Education, LLC	Clear view of decimals : activities, masters, visuals, applications.	TX0005876337	11/21/2003
Delta Education, LLC	Clear view of fractions : activities, masters, visuals, applications.	TX0005866615	11/21/2003
Delta Education, LLC	Clear view of percent : activities, masters, visuals, applications.	TX0005876334	11/21/2003
Delta Education, LLC	Clear view of personal checking : simulations, activities, masters, visuals.	TX0005876338	11/21/2003
Delta Education, LLC	Clear view of tessellations : activities, masters, visuals.	TX0005866614	11/21/2003
Delta Education, LLC	Clear view ratio & proportion.	TX0005876330	11/21/2003

Claimant	Title	Reg. Number	Reg. Date
Delta Education, LLC	Clever levers : activity guide.	TX0005827580	8/12/2003
Delta Education, LLC	Clever levers : activity journal.	TX0005827583	8/12/2003
Delta Education, LLC	Color and light : teacher’s guide.	TX0005920199	2/10/2004
Delta Education, LLC	Crystal creations : activity guide.	TX0005827618	8/12/2003
Delta Education, LLC	Crystal creations : activity journal.	TX0005827616	8/12/2003
Delta Education, LLC	Data analysis and probability student activity guide / written by Eve Laubner Thibodeau ; editor, Kathryn S. Daniel ; graphic artist, Janis Rattet ; illustrator, Laurel Aiello.	TX0005748234	5/8/2003
Delta Education, LLC	Data analysis and probablilty teacher’s guide : no. 450-3563.	TX0005751739	5/8/2003
Delta Education, LLC	Decimal Dog : math activities for the Decimal Dog.	TX0005866680	11/21/2003
Delta Education, LLC	Delta science module / by Ana Costa.	TX0005808261	8/12/2003
Delta Education, LLC	Delta science module : from seed to plant.	TX0005808265	8/12/2003
Delta Education, LLC	Delta science module : plant and animla life cycles	TX0005808263	8/12/2003
Delta Education, LLC	Delta science module : properties.	TX0005808262	8/12/2003
Delta Education, LLC	Delta science module : simple machines.	TX0005808264	8/12/2003
Delta Education, LLC	Delta science module, third edition : matter and change.	TX0006236223	9/30/2005
Delta Education, LLC	Destination, moon : activity guide.	TX0005827581	8/12/2003
Delta Education, LLC	Destination moon : activity journal.	TX0005827524	8/12/2003
Delta Education, LLC	Detective lab : activity guide.	TX0005827634	8/12/2003
Delta Education, LLC	Detective lab : activity journal.	TX0005827638	8/12/2003
Delta Education, LLC	Dinosaurs and fossils : teacher’s guide.	TX0005920198	2/10/2004
Delta Education LLC	Discovery guide dinosaurs : pre-K.	TX0005752836	5/8/2003

Claimant	Title	Reg. Number	Reg. Date
Delta Education LLC	Discovery guide : health and nutrition : pre-K.	TX0005752843	5/8/2003
Delta Education LLC	Discovery guide : insects and spiders : pre-K.	TX0005752839	5/8/2003
Delta Education LLC	Discovery guide : oceans : pre-K.	TX0005752838	5/8/2003
Delta Education LLC	Discovery guide : trees : pre-K.	TX0005752837	5/8/2003
Delta Education LLC	Discovery guide : weather : pre-K.	TX0005752842	5/8/2003
Delta Education, LLC	Earth.	TX0006226019	7/28/2005
Delta Education, LLC	Earth & sun : activity guide.	TX0005827549	8/12/2003
Delta Education, LLC	Earth & sun : activity journal.	TX0005827550	8/12/2003
Delta Education, LLC	Earth movements : teacher’s guide.	TX0005914938	2/10/2004
Delta Education, LLC	Earth processes.	TX0006203858	7/28/2005
Delta Education, LLC	Electrical connections : activity guide.	TX0005827564	8/12/2003
Delta Education, LLC	Electrical connections : activity journal.	TX0005827631	8/12/2003
Delta Education, LLC	Electromagnetism : activity guide.	TX0005827575	8/12/2003
Delta Education, LLC	Electromagnetism : activity journal.	TX0005827614	8/12/2003
Delta Education, LLC	Energy & motion : activity guide.	TX0005827563	8/12/2003
Delta Education, LLC	Energy & motion : activity journal.	TX0005827629	8/12/2003
Delta Education, LLC	Feast of fractions : math activities for the Fraction Burger.	TX0005866682	11/21/2003
Delta Education, LLC	Flight and rocketry : teacher’s guide.	TX0005914937	2/10/2004
Delta Education, LLC	Flight! gliders to jets : activity guide.	TX0005827578	8/12/2003
Delta Education, LLC	Flight! gliders to jets : activity journal.	TX0005827615	8/12/2003
Delta Education, LLC	Flowering plants : activity guide.	TX0005827528	8/12/2003
Delta Education, LLC	Flowering plants : activity journal.	TX0005827559	8/12/2003
Delta Education, LLC	Force and motion.	TX0005698992	5/8/2003
Delta Education, LLC	Fossil formations : activity guide.	TX0005827639	8/12/2003

Claimant	Title	Reg. Number	Reg. Date
Delta Education, LLC	Fossil formations : activity journal.	TX0005827619	8/12/2003
Delta Education, LLC	Fraction Burger : math activities for the Fraction Burger.	TX0005866683	11/21/2003
Delta Education, LLC	Fraction concepts : student activity guide.	TX0005698997	5/8/2003
Delta Education, LLC	Fraction concepts teacher’s guide : no. 450-3366.	TX0005751738	5/8/2003
Delta Education, LLC	Fractions and decimals student activity guide : no. 550-3541.	TX0005751743	5/8/2003
Delta Education, LLC	Fractions and decimals teacher’s guide : no. 450-3399.	TX0005751745	5/8/2003
Delta Education, LLC	From seed to plant.	TX0005752831	5/8/2003
Delta Education, LLC	Gases : activity journal.	TX0005827530	8/12/2003
Delta Education, LLC	Gasses : activity guide.	TX0005827573	8/23/2003
Delta Education, LLC	Gears at work : activity guide.	TX0005827626	8/12/2003
Delta Education, LLC	Gears at work : activity journal.	TX0005827623	8/12/2003
Delta Education, LLC	Geometry student activity guide : grades 3-4.	TX0005751725	5/8/2003
Delta Education, LLC	Geometry teacher’s guide : grades 3-4.	TX0005751726	5/8/2003
Delta Education, LLC	Geometry teacher’s guide : grades 5-6.	TX0005751734	5/8/2003
Delta Education, LLC	Graphing : grades 1-3, teacher’s guide.	TX0005876335	11/21/2003
Delta Education, LLC	Hexagonoes addition and subtraction : level 2, teacher guide.	TX0005867049	11/21/2003
Delta Education, LLC	Hexagonoes base ten : teacher guide.	TX0005867050	11/21/2003
Delta Education, LLC	Hexagonoes fractions with Delta’s Fraction Burger : teacher guide.	TX0005867054	11/21/2003
Delta Education, LLC	Hexagonoes money : teacher guide.	TX0005867052	11/21/2003
Delta Education, LLC	Hexagonoes multiplication : level 1, teacher guide.	TX0005867055	11/21/2003

Claimant	Title	Reg. Number	Reg. Date
Delta Education, LLC	Hexagonoes order of operations : teacher guide.	TX0005867053	11/21/2003
Delta Education, LLC	Hexagonoes patterns : teacher guide.	TX0005867057	11/21/2003
Delta Education, LLC	Hexagonoes percents : level 1, teacher guide.	TX0005867048	11/21/2003
Delta Education, LLC	Hexagonoes ratio & proportion : level 2, teacher guide.	TX0005867056	11/21/2003
Delta Education, LLC	Hexagonoes scientific notation : teacher guide.	TX0005867051	11/21/2003
Delta Education, LLC	How do we learn?	TX0006203857	7/28/2005
Delta Education, LLC	Human machine : activity guide.	TX0005827572	8/12/2003
Delta Education, LLC	Human machine : activity journal.	TX0005827558	8/12/2003
Delta Education, LLC	Interaction and systems : Delta Education SCIS 3+ : level 2 : teacher’s guide / Herbert D. Thier, Robert C. Knott.	TX0005832399	11/21/2003
Delta Education, LLC	Investigating water : teacher’s guide.	TX0005914935	2/10/2004
Delta Education, LLC	Is it alive? : activity guide	TX0005827525	8/12/2003
Delta Education, LLC	Is it alive? : activity journal.	TX0005827582	8/12/2003
Delta Education, LLC	Liquids : activity guide.	TX0005827584	8/12/2003
Delta Education, LLC	Liquids : activity journal.	TX0005827548	8/12/2003
Delta Education, LLC	Magnet magic : activity guide.	TX0005827576	8/12/2003
Delta Education, LLC	Magnet magic : activity journal.	TX0005827622	8/13/2003
Delta Education, LLC	Magnets : teacher’s guide.	TX0005914934	2/10/2004
Delta Education, LLC	Material objects : Delta Education SCIS 3+.	TX0005867363	11/21/2003
Delta Education, LLC	Math tune-ups : addition and subtraction : teacher’s guide : games specially created to practice and review basic facts and skills.	TX0005748060	5/8/2003

Claimant	Title	Reg. Number	Reg. Date
Delta Education, LLC	Math tune-ups : fractions : teacher’s guide : games specially created to practice and review basic facts and skills.	TX0005748061	5/8/2008
Delta Education, LLC	Math Tune-Ups : multiplication and division : teacher’s guide.	TX0005752847	5/8/2003
Delta Education, LLC	Measurement student activity guide / Eve Laubner Thibodeau, Lisa Lachance, John Prescott, and Mathew Bacon ; ill. by Coni Porter, Nancy Schoefl and Cheryl Wolf..	TX0005748238	5/8/2003
Delta Education, LLC	Measurement student activity guide / written and edited by Eve Laubner ; graphic artist, J. M. Rattet ; illustrator, Nancy Schoefl.	TX0005748235	5/8/2003
Delta Education, LLC	Measurement teacher’s guide : grades 1-3 : transparency teaching system.	TX0005853992	11/21/2003
Delta Education, LLC	Measurment teacher’s guide : grades 2-3.	TX0005751727	5/8/2003
Delta Education, LLC	Measurment teacher’s guide : grades 4-5.	TX0005751728	5/8/2003
Delta Education, LLC	Metric tools : student activity guide.	TX0005698993	5/8/2003
Delta Education, LLC	Metric tools teacher’s guide : no. 450-3552.	TX0005751736	5/8/2003
Delta Education, LLC	Microworlds : activity guide.	TX0005827586	8/12/2003
Delta Education, LLC	Microworlds : activity journal.	TX0005827539	8/12/2003
Delta Education, LLC	Money : student activity guide.	TX0005698996	5/8/2003
Delta Education, LLC	Money teacher’s guide : no. 450-3377.	TX0005751744	5/8/2003
Delta Education, LLC	Multiplication and division student activity guide : no. 550-3728.	TX0005751742	5/8/2003
Delta Education, LLC	Multiplication and division teacher’s guide : no. 450-3530.	TX0005751735	5/8/2003
Delta Education, LLC	Newton’s toy box.	TX0006203859	7/28/2005

Claimant	Title	Reg. Number	Reg. Date
Delta Education, LLC	Oceans alive! : activity guide.	TX0005827543	8/12/2003
Delta Education, LLC	Oceans alive! : activity journal.	TX0005827571	8/12/2003
Delta Education, LLC	Oceans in motion : activity guide.	TX0005827551	8/12/2003
Delta Education, LLC	Oceans in motion : activity journal.	TX0005827569	8/12/2003
Delta Education, LLC	One & only you : activity guide.	TX0005827557	8/12/2003
Delta Education, LLC	One & only you : activity journal.	TX0005827538	8/12/2003
Delta Education, LLC	Organisms : Delta Education SCIS 3+.	TX0005867362	11/21/2003
Delta Education, LLC	Our changing earth : activity guide.	TX0005827533	8/12/2003
Delta Education, LLC	Our changing earth : activity journal.	TX0005827545	8/12/2003
Delta Education, LLC	Peek inside you : activity guide.	TX0005827587	8/12/2003
Delta Education, LLC	Peek inside you : activity journal.	TX0005827532	8/12/2003
Delta Education, LLC	Physical and chemical changes : activity guide.	TX0005827585	8/12/2003
Delta Education, LLC	Physical and chemical changes : activity journal.	TX0005827526	8/12/2003
Delta Education, LLC	Planets & stars : activity guide.	TX0005827522	8/12/2003
Delta Education, LLC	Planets & stars : activity journal.	TX0005827570	8/12/2003
Delta Education, LLC	Plants.	TX0006203856	7/28/2005
Delta Education, LLC	Pollution : teacher’s guide.	TX0005805185	2/10/2004
Delta Education, LLC	Ponds & streams : activity guide.	TX0005827529	8/12/2003
Delta Education, LLC	Ponds & streams : activity journal.	TX0005827560	8/12/2003
Delta Education, LLC	Populations : level 3 : Delta Education SCIS 3+ teacher’s guide / Robert C. Knott, Herbert D. Thier.	TX0005876332	11/21/2003
Delta Education, LLC	Pre-algebra teacher’s guide : grades 5 to 8 : transparency teaching system.	TX0005853991	11/21/2003
Delta Education, LLC	Probability : student activity guide.	TX0005752846	5/8/2003

Claimant	Title	Reg. Number	Reg. Date
Delta Education, LLC	Probability teacher’s guide : no. 450-3421.	TX0005751733	5/8/2003
Delta Education, LLC	Problem solving student activity guide, grade 3-4 / written by Patti Vyzralek ; ill. by Nancy Schoefl.	TX0005748233	5/8/2003
Delta Education, LLC	Problem solving teacher’s guide : grades 3-4.	TX0005751732	5/8/2003
Delta Education, LLC	Problem solving teacher’s guide : grades 5-6.	TX0005751731	5/8/2003
Delta Education, LLC	Properties.	TX0005752832	5/8/2003
Delta Education, LLC	Pulley power : activity guide.	TX0005827562	8/12/2003
Delta Education, LLC	Pulley power : activity journal.	TX0005827547	8/12/2003
Delta Education, LLC	Ratio, proportion, and percent student activity guide / editor, Eve Laubner Thibodeau ; writer, Robert W. Smith ; graphic artist, J. M. Rattet ; illustrator, Nancy Schoefl.	TX0005748237	5/8/2003
Delta Education, LLC	Ratio, proportion, and percent student activity guide / editor, Eve Laubner Thibodeau ; writer, Robert W. Smith ; graphic artist, J. M. Rattet ; illustrator, Nancy Schoefl.	TX0005748236	5/8/2003
Delta Education, LLC	Ratio, proportion, and percent teacher’s guide : no. 450-3541.	TX0005751740	5/8/2003
Delta Education, LLC	Reasoning with patterns teacher’s guide : grades 1-3.	TX0005876333	11/21/2003
Delta Education, LLC	Rock origins : activity guide.	TX0005827577	8/12/2003
Delta Education, LLC	Rock origins : activity journal.	TX0005827568	8/12/2003
Delta Education, LLC	Rocks and minerals.	TX0005913101	2/10/2004
Delta Education, LLC	Rocks and minerals : teacher’s guide.	TX0005920197	2/10/2004
Delta Education, LLC	Science in a nutshell : weather wise activity guide.	TX0005806904	8/12/2003

Claimant	Title	Reg. Number	Reg. Date
Delta Education, LLC	Scientific theories : Delta Education SCIS 3+ : level 6 : teacher’s guide / Herbert D. Thier, Robert C. Knott.	TX0005832400	11/21/2003
Delta Education, LLC	SCIS 3+ communites : student journal.	TX0005876161	11/21/2003
Delta Education, LLC	SCIS 3+ ecosystems : student journal.	TX0005876166	11/21/2003
Delta Education, LLC	SCIS 3+ energy sources : student journal.	TX0005876165	11/21/2003
Delta Education, LLC	SCIS 3+ environments : student journal.	TX0005876168	11/21/2003
Delta Education, LLC	SCIS 3+ interaction and systems : student journal.	TX0005876160	11/21/2003
Delta Education, LLC	SCIS 3+ life cycles : student journal.	TX0005876162	11/21/2003
Delta Education, LLC	SCIS 3+ populations : student journal.	TX0005876163	11/21/2003
Delta Education, LLC	SCIS 3+ relative position and motion : student journal.	TX0005876164	11/21/2003
Delta Education, LLC	SCIS 3+ scientific theories : student journal.	TX0005876159	11/21/2003
Delta Education, LLC	SCIS 3+ subsystems and variables : student journal.	TX0005876167	11/21/2003
Delta Education, LLC	Seed mysteries : activity guide.	TX0005827627	8/12/2003
Delta Education, LLC	Seed mysteries : activity journal.	TX0005827617	8/12/2003
Delta Education, LLC	Sky.	TX0006236194	9/30/2005
Delta Education, LLC	Small wonders : activity guide.	TX0005827556	8/12/2003
Delta Education, LLC	Small wonders : activity journal.	TX0005827541	8/12/2003
Delta Education, LLC	Smell, taste, touch : activity guide.	TX0005827567	8/12/2003
Delta Education, LLC	Smell, taste, touch : activity journal.	TX0005827579	8/12/2003
Delta Education, LLC	Soil science : teacher’s guide.	TX0005914933	2/10/2004
Delta Education, LLC	Soil studies : activity guide.	TX0005827523	8/12/2003
Delta Education, LLC	Soil studies : activity journal.	TX0005827542	8/12/2003
Delta Education, LLC	Solids : activity guide.	TX0005827527	8/12/2003

Claimant	Title	Reg. Number	Reg. Date
Delta Education, LLC	Solids : activity journal.	TX0005827534	8/12/2003
Delta Education, LLC	Sorting.	TX0006203793	7/28/2005
Delta Education, LLC	Sound vibrations : activity guide.	TX0005827632	8/12/2003
Delta Education, LLC	Sound vibrations : activity journal.	TX0005827621	8/12/2003
Delta Education LLC	Student activity guide.	TX0005752834	5/8/2003
Delta Education, LLC	Subsystems and variables : Delta Education SCIS 3+ : level 3 : teacher’s guide / Herbert D. Thier, Robert C. Knott.	TX0005832401	11/21/2003
Delta Education, LLC	Sunshine and shadows : teacher’s guide.	TX0005805188	2/10/2004
Delta Education, LLC	Time : student activity guide.	TX0005698995	5/8/2003
Delta Education, LLC	Time teacher’s guide : no. 450-3355.	TX0005751737	5/8/2003
Delta Education, LLC	Vision & hearing : activity guide.	TX0005827566	8/12/2003
Delta Education, LLC	Vision & hearing : activity journal.	TX0005827637	8/12/2003
Delta Education, LLC	Water cycle : activity guide.	TX0005827535	8/12/2003
Delta Education, LLC	Water cycle : activity journal.	TX0005827536	8/12/2003
Delta Education, LLC	Water cycle : teacher’s guide.	TX0005805186	2/10/2004
Delta Education, LLC	Water physics : activity guide.	TX0005827537	8/12/2003
Delta Education, LLC	Water physics : activity journal.	TX0005827620	8/12/2003
Delta Education, LLC	Weather.	TX0006203792	7/28/2005
Delta Education, LLC	Weather watching : teacher’s guide.	TX0005810349	8/12/2003
Delta Education, LLC	Weather wise : activity journal.	TX0005827630	8/12/2003
Delta Education, LLC	Wheels at work : activity guide.	TX0005827546	8/12/2003
Delta Education, LLC	Wheels at work : activity journal.	TX0005827544	8/12/2003
Delta Education, LLC	Where is it? is it moving?	TX0006236195	9/30/2005
Delta Education, LLC	Work plane & simple : activity guide.	TX0005827565	8/12/2003
Delta Education, LLC	Work plane & simple : activity journal.	TX0005827628	8/12/2003

Claimant	Title	Reg. Number	Reg. Date
Delta Educaion	Electromagnetism reader	TX0006403153	6/26/2006
Delta Educaion	Plant and animal population reader	TX0006403154	6/26/2006
Delta Educaion	Erosion reader	TX0006403155	6/26/2006
Delta Educaion	Plants reader	TX0006403156	6/26/2006
Delta Educaion	Matter	TX0006403157	6/26/2006
Delta Educaion	Sink or float? Reader	TX0006403158	6/26/2006
Delta Educaion	Earth, moon, and sun reader	TX0006403159	6/26/2006
Delta Educaion	DNA : from genes to protein reader	TX0006403160	6/26/2006
Rand McNally & Company	Subsystems and variables : (level 3), teacher’s guide	TX0000277639	7/10/1979
Rand McNally & Company	Ecosystems : (level 6), teacher’s guide	TX0000277640	7/10/1979
Rand McNally & Company	Communities : level 5 : teacher’s guide	TX0000279334	7/10/1979
Rand McNally & Company	Organisms : level 1 : teacher’s guide	TX0000279335	7/10/1979
Rand McNally & Company	Scientific theories : level 6 : teacher’s guide	TX0000279336	7/10/1979
Rand McNally & Company	Life cycles : level 2 :teacher’s guide	TX0000279337	7/10/1979
Rand McNally & Company	Energy sources : level 5 : teacher’s guide	TX0000285176	7/10/1979
Rand McNally & Company	Populations : level 3 : teacher’s guide	TX0000285177	7/10/1979
Rand McNally & Company	Interactions and systems : level 2 : teacher’s guide	TX0000285178	7/10/1979
Rand McNally & Company	Environments : level 4 : teacher’s guide	TX0000285179	7/10/1979
Rand McNally & Company	Material objects : level 1 : teacher’s guide	TX0000285180	7/10/1979
Rand McNally & Company	Relative position and motion : level 4 : teacher’s guide	TX0000285181	7/10/1979
Rand McNally & Company	Beginnings : kindergarten or preschool : teacher’s guide	TX0000285182	7/10/1979

Claimant	Title	Reg. Number	Reg. Date
Rand McNally & Company	Energy sources	TX0000334304	9/17/1979
Rand McNally & Company	Scientific theories	TX0000334305	9/17/1979
Rand McNally & Company	Materials objects	TX0000334306	9/17/1979
Rand McNally & Company	Interaction and systems	TX0000334307	9/17/1979
Rand McNally & Company	Subsystems and variables	TX0000334308	9/17/1979
Rand McNally & Company	Relative position and motion	TX0000334309	9/17/1979
Rand McNally & Company	Ecosystems	TX0000334310	9/17/1979
Rand McNally & Company	Communities	TX0000334311	9/17/1979
Rand McNally & Company	Environments	TX0000334312	9/17/1979
Rand McNally & Company	Populations	TX0000334313	9/17/1979
Rand McNally & Company	Life cycles	TX0000334314	9/17/1979
Rand McNally & Company	Organisms	TX0000336509	9/17/1979

EDUCATORS PUBLISHING SERVICE

Claimant	Title	Reg Number	Reg Date
Educators Publishing Serivice [sic], Inc.	Challenge in phonic skills, Chips, a developmental phonics bingo game / Lenore Miller and Caroline Peck.	TX0000500978	6/2/1980
Educators Publishing Service	Activity book for Explode the code wall chart / Nancy M. Hall.	TX0005637555	10/24/2002
Educators Publishing Service	Alphabet series : vol. 3.	TX0006402188	6/30/2006
Educators Publishing Service	Alphabet song and dance.	TX0006358160	5/5/2006
Educators Publishing Service	Analogies 1 : 6 analogy and 6 vocabulary quizzes / Arthur Liebman.	TX0002771943	3/5/1990
Educators Publishing Service	Analogies : 2 / Arthur Liebman.	TX0002509439	2/14/1989

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Analogies 3 : problem-solving strategies, exercises for analysis, vocabulary study / Arthur Liebman.	TX0002250942	2/9/1988
Educators Publishing Service	Animals in disguise.	TX0006447433	6/12/2006
Educators Publishing Service	Ant's mitten.	TX0006358159	5/5/2006
Educators Publishing Service	Attack math : division 3.	TX0001867430	7/15/1986
Educators Publishing Service	Attack math : division 3 : arithmetic tasks to advance computational knowledge / Carol Greenes, George Immerzeel, Linda Schulman, Rika Spungin.	TX0002069178	2/11/1986
Educators Publishing Service	Attack math : multiplication book 2.	TX0001577746	5/21/1985
Educators Publishing Service	Attack math : subtraction book 2.	TX0001577743	5/21/1985
Educators Publishing Service	Beginning paragraph meaning / Joanne Carlisle.	TX0003989436	12/15/1994
Educators Publishing Service	Beginning reading with sight words / written by Betty Kracht Johnson ; illustrated by William M. Sheets 2nd	TX0005612967	9/9/2002
Educators Publishing Service	Beginning sentence meaning / Joanne Carlisle.	TX0003989435	12/15/1994
Educators Publishing Service	Beginning sentence meaning / Joanne Carlisle.	TX0002052658	4/27/1987
Educators Publishing Service	Beginning word meaning / Joanne Carlisle.	TX0002052659	4/27/1987
Educators Publishing Service	Big dreams / by Jackie Weisman ; illustrated by Wednesday Kirwan.	TX0006419315	8/16/2006
Educators Publishing Service	Bug and I.	TX0006420022	8/16/2006
Educators Publishing Service, Inc.	Capitalization and punctuation : rules and writing / Kim Anton, Maria Sweeney.	TX0005578774	6/26/2002
Educators Publishing Service, a division of School Specialty, Inc.	Chief and the Mouse et al.	TX0007038271	9/3/2009
Educators Publishing Service	Climb aboard! / by Theresa Trinder ; illustrated by Randy Chewning.	TX0006419313	8/16/2006

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Composition starters.	TX0001501245	1/30/1985
Educators Publishing Service	Cursive writing skills / Diana Hanbury King.	TX0002250989	2/9/1988
Educators Publishing Service	Cursive writing skills for left and right-handed students.	TX0006186011	3/14/2005
Educators Publishing Service	Duplicator masters for learning to use manuscript handwriting / Beth H. Slingerland, Marty S. Aho.	TX0001577649	5/21/1985
Educators Publishing Service, Inc.	Dyslexia over the lifespan : a fifty-five-year longitudinal study / Margaret B. Rawson.	TX0004050370	4/18/1995
Educators Publishing Service	Dyslexia training program / Patricia Bailey Beckham, Marietta Laing Biddle.	TX0002251474	2/9/1988
Educators Publishing Service,	Dyslexia training program : schedule IIIB / Patricia Bailey Beckham, Marietta Laing Biddle.	TX0002704371	12/11/1989
Educators Publishing Service	Early reading comprehension in varied subject matter : book D.	TX0001501246	1/30/1985
Educators Publishing Service	Egg.	TX0006402185	6/30/2006
Educators Publishing Service	Einstein's who, what, and where : bk. 3 / Carol Einstein.	TX0006083201	12/23/2004
Educators Publishing Service, Inc.	Elements of clear thinking : critical reading / by William F. McCart.	TX0004009354	1/26/1995
Educators Publishing Service, a division of School Specialty, Inc.	EPS Online Test Generator.	TX0007019706	8/31/2009
Educators Publishing Service	Explode the code 2 1/2.	TX0001867184	7/15/1986
Educators Publishing Service, Inc.	Explode the code : 3 / Nancy Hall, Rena Price ; [text ill. by Laura Price and Alan Price].	TX0002707533	10/30/1989
Educators Publishing Service, Inc.	Explode the code : 4 / Nancy Hall, Rena Price ; [text ill. by Laura Price and Alan Price].	TX0002707532	10/30/1989
Educators Publishing Service	Explode the code : [bk.] 3 / Nancy Hall, Rena Price.	TX0005696363	2/24/2003

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Explode the code book 6.	TX0001573686	5/21/1985
Educators Publishing Service	Explode the code : book 8.	TX0001501242	1/30/1985
Educators Publishing Service	Explode the code books 1 and 2 : teacher's guide and key / Nancy M. Hall.	TX0006085243	12/23/2004
Educators Publishing Service	Explode the code, books 5 and 6 : teacher's guide and key / Nancy M. Hall.	TX0006083198	12/23/2004
Educators Publishing Service	Explode the code books 7 and 8 : teacher's guide and key / Nancy M. Hall.	TX0006085244	12/23/2004
Educators Publishing Service	Explode the code for English language learners.	TX0006211703	4/1/2005
Educators Publishing Service	Explode the code : teacher's guide for bks. 3 & 4.	TX0006171190	3/4/2005
Educators Publishing Service	Explode the code : teacher's guide for books A, B, and C.	TX0006211705	4/1/2005
Educators Publishing Service	Explore the code : placement tests for books A-C and 1-8.	TX0006124499	3/4/2005
Educators Publishing Service	Fossil fun / by Elissa Gershowitz ; illustrated by James Noel Smith.	TX0006419312	8/16/2006
Educators Publishing Service	Game plan : building language skills with games : a sourcebook for teaching the sentence / by Joanna W. Kennedy.	TX0005915727	2/17/2004
Educators Publishing Service	Game plan : building language skills with games / by Joanna W. Kennedy.	TX0006018543	8/30/2004
Educators Publishing Service, Inc.	Game plan : building language skills with games / by Joanna W. Kennedy.	TX0005578778	5/17/2002
Educators Publishing Service	Gifts for Cecil.	TX0006332452	5/5/2006
Educators Publishing Service	Glen's clubhouse.	TX0006409227	6/30/2006
Educators Publishing Service	Grizzlies.	TX0006332458	5/5/2006
Educators Publishing Service	Gulmamadak the Great.	TX0006447431	6/30/2006
Educators Publishing Service	Hop for soup.	TX0006420021	8/16/2006
Educators Publishing Service	Hungry raccoons.	TX0006358158	5/5/2006

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Hurdles : MTA reader 4 / written and illustrated by Norma Jackson, Suzanne Brubaker, Joy Crouch.	TX0002725011	1/5/1990
Educators Publishing Service	Jump right into reading : a phonics-based reading and comprehension program / Jane Ervin ; ill. by Tatjana Mai-Wyss	TX0005989440	6/4/2004
Educators Publishing Service, Inc.	Just write : an elementary writing sourcebook : bk. 2 / Alexandra S. Bigelow, Elsie S. Wilmerding.	TX0005578779	5/17/2002
Educators Publishing Service	Just write : an elementary writing sourcebook : bk. 2, teacher's guide / Alexandra S. Bigelow, Elsie S. Wilmerding.	TX0005659317	12/23/2002
Educators Publishing Service	Just write : creativity and craft in writing : teacher's guide / Alexandra S. Bigelow, Elise S. Wilmerding.	TX0006083199	12/23/2004
Educators Publishing Service	Keyboarding skills.	TX0006211638	4/1/2005
Educators Publishing Service	Learning to listen : a program to improve classroom listening skills in a variety of situations / by William F. McCart.	TX0002680281	10/20/1989
Educators Publishing Service	Letters have fun.	TX0006402186	6/30/2006
Educators Publishing Service	Level 7, blackline master.	TX0006420241	8/16/2006
Educators Publishing Service	Level 7 workbook.	TX0006420242	8/16/2006
Educators Publishing Service, a division of School Specialty, Inc.	Literacy Leaders: 10-Minute Lessons for Phonological Awareness.	TX0007045512	9/8/2009
Educators Publishing Service	Loch Ness monster : fact or fiction?	TX0006332453	5/5/2006
Educators Publishing Service	Making connections : bk. 1.	TX0006491878	1/9/2007
Educators Publishing Service	Making connections : bk. 2.	TX0006420244	8/16/2006
Educators Publishing Service	Making connections : bk. 5.	TX0006420240	8/16/2006
Educators Publishing Service	Making connections : bk. 6.	TX0006491877	1/9/2007
Educators Publishing Service	Making connections : book 3.	TX0006421617	8/16/2006
Educators Publishing Service	Making connections : book 4.	TX0006421616	8/16/2006

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Making connections : book 5.	TX0006421615	8/16/2006
Educators Publishing Service	Max’s pigpen.	TX0006358157	5/5/2006
Educators Publishing Service, a division of School Specialty, Inc.	MCI Aqua Library.	TX0007397294	5/23/2011
Educators Publishing Service, a division of School Specialty, Inc.	MCI Comprehension Audio Recordings, Level Aqua.	SR0000654688	4/21/2010
Educators Publishing Service, a division of School Specialty, Inc.	MCI Comprehension Audio Recordings, Level Crimson.	SR0000654689	4/21/2010
Educators Publishing Service, a division of School Specialty, Inc.	MCI Comprehension Audio Recordings, Level Gold.	SR0000654690	4/21/2010
Educators Publishing Service, a division of School Specialty, Inc.	MCI Comprehension, Level Aqua.	TX0007170146	5/5/2010
Educators Publishing Service, a division of School Specialty, Inc.	MCI Comprehension, Level Crimson.	TX0007170159	5/5/2010
Educators Publishing Service, a division of School Specialty, Inc.	MCI Comprehension, Level Gold.	TX0007192438	5/5/2010
Educators Publishing Service, a division of School Specialty, Inc.	MCI Comprehension Video Introductions, Level Aqua.	PA0001702201	4/21/2010
Educators Publishing Service, a division of School Specialty, Inc.	MCI Comprehension Video Introductions, Level Crimson.	PA0001702204	4/21/2010
Educators Publishing Service, a division of School Specialty, Inc.	MCI Comprehension Video Introductions, Level Gold.	PA0001702207	4/21/2010
Educators Publishing Service, a division of School Specialty, Inc.	MCI Crimson Library.	TX0007397310	5/23/2011
Educators Publishing Service, a division of School Specialty, Inc.	MCI Gold Library.	TX0007397326	5/23/2011
Educators Publishing Service, a division of School Specialty, Inc.	MCI Pre- and Post-Tests.	TX0007177727	5/5/2010
Educators Publishing Service, a division of School Specialty, Inc.	MCI Program Implementation Guide.	TX0007177724	5/5/2010
Educators Publishing Service, a division of School Specialty, Inc.	MCI Word Study, Level Aqua.	TX0007192403	5/5/2010

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, a division of School Specialty, Inc.	MCI Word Study, Level Crimson.	TX0007170119	5/5/2010
Educators Publishing Service, a division of School Specialty, Inc.	MCI Word Study, Level Gold.	TX0007192429	5/5/2010
Educators Publishing Service, a division of School Specialty, Inc.	MCI Writing, Level Aqua.	TX0007192433	5/5/2010
Educators Publishing Service, a division of School Specialty, Inc.	MCI Writing, Level Crimson.	TX0007177723	5/5/2010
Educators Publishing Service, a division of School Specialty, Inc.	MCI Writing, Level Gold.	TX0007192408	5/5/2010
Educators Publishing Service	Megawords 1.	TX0001867425	7/15/1986
Educators Publishing Service	Megawords : 4.	TX0001451006	11/5/1984
Educators Publishing Service	Megawords 5 : multisyllabic words for reading, spelling, and vocabulary / Kristin Johnson, Polly Bayrd.	TX0001501256	1/30/1985
Educators Publishing Service	Megawords 7.	TX0001867429	7/15/1986
Educators Publishing Service	Megawords : assessment of decoding and encoding skills : a criterion-referenced test : test manual / Kristin Johnson.	TX0005755639	6/21/2003
Educators Publishing Service	More content words.	TX0006410178	5/5/2006
Educators Publishing Service	Mountain biking adventure.	TX0006447430	6/30/2006
Educators Publishing Service	MTA, multisensory teaching approach / Margaret Taylor Smith.	TX0002256034	2/9/1988
Educators Publishing Service	Multisensory teaching approach / by Margaret Taylor Smith.	TX0002258364	2/9/1988
Educators Publishing Service	Multisensory teaching approach program : 3[-5] / Margaret Taylor Smith.	TX0002622086	2/14/1989
Educators Publishing Service	Music shop bop.	TX0006402187	6/30/2006
Educators Publishing Service	My content words.	TX0006410177	5/5/2006
Educators Publishing Service	My special star.	TX0006332456	5/5/2006

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Paragraph book : bk. 1, Writing the how-to paragraph : teacher's guide. / Diane Tucker-LaFlount.	TX0005659316	12/23/2002
Educators Publishing Service	Paragraph book : bk. 2 : writing the paragraph that tells a story / Dianne Tucker-LaPlount.	TX0005782787	6/21/2003
Educators Publishing Service	Paragraph book : bk. 3, writing expo paragraphs : the paragraph that names things, the example paragraph, the paragraph that tells why / Dianne Tucker-LaPlount.	TX0005915229	2/10/2004
Educators Publishing Service	Paragraph meaning 1 / Joanne Carlisle.	TX0003989437	12/15/1994
Educators Publishing Service	Peeramid : examiner's manual.	TX0001604650	5/21/1985
Educators Publishing Service	Pen pals.	TX0006332460	5/5/2006
Educators Publishing Service	Pennies.	TX0006332454	5/5/2006
Educators Publishing Service	Phonics for thought : bk. A / Lorna C. Reed with Louise S. O'Rourke ; illustrated by Edith D. Wile.	TX0002509438	2/14/1989
Educators Publishing Service	Phonics Plus A : English language learners differentiated instruction guide.	TX0006304351	1/6/2006
Educators Publishing Service	Phonics plus A : learning differences differentiated instruction guide / Renee A. Greenfield.	TX0006308053	1/6/2006
Educators Publishing Service	Phonics Plus A : literature chart.	TX0006323706	3/23/2006
Educators Publishing Service	Phonics plus A literature chart.	TX0006355260	2/13/2006
Educators Publishing Service	Phonics plus A : reteach and practice differentiated instruction guide.	TX0006373495	1/6/2006
Educators Publishing Service	Phonics Plus B : English language learners differentiated instruction guide.	TX0006304353	1/6/2006
Educators Publishing Service	Phonics Plus B : learning differences differentiated instruction guide.	TX0006304350	1/6/2006
Educators Publishing Service	Phonics plus B : reteach and practice : differentiated instruction guide / Beth G. Davis.	TX0006308054	1/6/2003

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Phonics plus C.	TX0006420243	8/16/2006
Educators Publishing Service	Phonics Plus C : English language learners differentiated instruction guide.	TX0006304352	1/6/2006
Educators Publishing Service	Phonics Plus C : learning differences differentiated instruction guide.	TX0006299836	1/6/2006
Educators Publishing Service	Phonics plus decodable readers : level C.	TX0006496458	1/9/2007
Educators Publishing Service	Phonics Plus K.	TX0006299839	1/6/2006
Educators Publishing Service	Phonics Plus K.	TX0006299840	1/6/2006
Educators Publishing Service	Phonics plus picture glossary.	TX0006308264	1/6/2006
Educators Publishing Service	Piano lessons.	TX0006332455	5/5/2006
Educators Publishing Service	Pip and the snow cat.	TX0006358161	5/5/2006
Educators Publishing Service, Inc.	Poetry in three dimensions : reading, writing, and critical thinking through poetry : bk. 2 / by Carol Clark and Alison Draper.	TX0005578780	5/17/2002
Educators Publishing Service	Pop and the bug.	TX0006358162	5/5/2006
Educators Publishing Service	Quit it, Frank! / by John Porell ; illustrated by Jamie Smith.	TX0006419314	8/16/2006
Educators Publishing Service	Rainbows.	TX0006421027	8/16/2006
Educators Publishing Service, a division of School Specialty, Inc.	Rainbows et al.	TX0007038240	9/3/2009
Educators Publishing Service	Rat on the mat.	TX0006409226	1/30/2006
Educators Publishing Service	Reading from scratch : teacher's manual.	TX0001867424	7/15/1986
Educators Publishing Service	Reading from scratch : workbook 2.	TX0001867428	7/15/1986
Educators Publishing Service	Reading : the right start : a practical guide for teaching reading readiness and reading / Toni S. Guild.	TX0002250943	2/9/1988
Educators Publishing Service	Ready, set, go picture-letter cards / Nancy Hall.	TX0003071667	5/17/1991
Educators Publishing Service	Reasoning and reading : level 2 / Joanne Carlisle.	TX0002251471	2/9/1988

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Reasoning and reading : level 2 / Joanne Carlisle.	TX0002509457	2/14/1989
Educators Publishing Service	Reasoning skills, paragraph meaning, sentence meaning, word meaning : lvl. 1.	TX0001867423	7/15/1986
Educators Publishing Service	Recipe for reading / Frances Bloom and Nina Traub.	TX0005601629	9/11/2002
Educators Publishing Service	Recipe for reading : intervention strategies for struggling readers.	TX0006173001	3/4/2005
Educators Publishing Service	Recipe for reading sequence chart and sound cards.	TX0006242894	3/14/2005
Educators Publishing Service	Recipe for reading : workbook, 1.	TX0006118865	3/4/2005
Educators Publishing Service	Recipe for reading : workbook 2 / Connie Russo.	TX0006213853	3/4/2005
Educators Publishing Service	Recipe for reading, workbook 3 / by Connie Russo.	TX0006124475	3/4/2005
Educators Publishing Service	Recipe for reading, workbook 4 / Connie Russo.	TX0006124479	3/4/2005
Educators Publishing Service	Recipe for reading, workbook 5 / by Connie Russo ; illustrated by Mary M. Geiger.	TX0006124448	3/4/2005
Educators Publishing Service	Recipe for reading, workbook 6 / by Connie Russo ; illustrated by Mary M. Geiger.	TX0006124474	3/4/2005
Educators Publishing Service	Recipe for reading : workbook 7.	TX0006211637	4/1/2005
Educators Publishing Service	Recipe for reading : workbook 8.	TX0006211706	4/1/2005
Educators Publishing Service, a division of School Specialty, Inc.	Rescue dogs et al.	TX0007038300	9/3/2009
Educators Publishing Service	Right into reading : a phonics-based reading and comprehension program : bk. 3.	TX0006148033	12/23/2004
Educators Publishing Service	Right into reading : a phonics-based reading and comprehension program : teacher’s key, bk. 3.	TX0006211704	4/1/2005

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Roberto Clemente.	TX0006421026	8/16/2006
Educators Publishing Service	Search and sort : discovering patterns in sounds, letters and words / Katherine Scraper.	TX0005612966	9/9/2002
Educators Publishing Service	Senior precis practice pad : with examples taken from the essay type examinations formerly issued by the C. C. C. B., M. I. T., and Regents English examinations / by Paul W. Lehmann.	TX0002069179	2/11/1986
Educators Publishing Service	Shane.	TX0006332457	5/5/2006
Educators Publishing Service	Skating day.	TX0006332451	5/5/2006
Educators Publishing Service	Slingerland screening for identifying children with specific langage disability : form A, B, C and teacher’s manual.	TX0006173289	3/4/2004
Educators Publishing Service, a division of School Specialty, Inc.	SOME WORDS Are Often Confused Rebecca Sitton’s Vocabulary Mini-Course Series for Upper Grade Wordsmiths.	TX0007080673	5/14/2009
Educators Publishing Service, a division of School Specialty, Inc.	Some Words Have Greek Word Parts Rebecca Sitton’s Vocabulary Mini-Course Series for Upper Grade Wordsmiths.	TX0007080649	5/14/2009
Educators Publishing Service, a division of School Specialty, Inc.	SOME WORDS Have Latin Word Parts Rebecca Sitton’s Vocabulary Mini-Course Series for Upper Grade Wordsmiths.	TX0007080633	5/14/2009
Educators Publishing Service	Sound workbook : 1.	TX0001501243	1/30/1985
Educators Publishing Service	Specific dyslexia and other development problems in children : a synopsis / Lucius Waites.	TX0002724883	1/5/1990
Educators Publishing Service	Specific dyslexia and other developmental problems in children : a synopsis / Lucius Waites.	TX0002778894	2/22/1990
Educators Publishing Service, Inc.	Spellbound : phonic reading & spelling / Elsie T. Rak.	TX0005093910	11/16/1999
Educators Publishing Service	Spelling dictionary for beginning writers / by Gregory Hurray.	TX0002250994	2/9/1988
Educators Publishing Service, Inc.	Spellwell : book A / Nancy Hall.	TX0004051343	10/26/1995

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	SPIRE decodable readers : set 1A.	TX0006496459	1/9/2007
Educators Publishing Service	SPIRE decodable readers : set 2A.	TX0006496409	1/9/2007
Educators Publishing Service, a division of School Specialty, Inc.	SPIRE Decodable Readers Set 2B.	TX0007056957	9/3/2009
Educators Publishing Service	SPIRE decodable readers : set 3A.	TX0006496457	1/9/2007
Educators Publishing Service, a division of School Specialty, Inc.	SPIRE Decodable Readers Set 3B.	TX0007056302	9/3/2009
Educators Publishing Service	SPIRE decodable readers : set 4A.	TX0006496411	1/9/2007
Educators Publishing Service	SPIRE decodable readers : set 5A.	TX0006496412	1/9/2007
Educators Publishing Service	SPIRE decodable readers : set 6A.	TX0006496410	1/9/2007
Educators Publishing Service	SPIRE initial placement assessment.	TX0006491884	1/9/2007
Educators Publishing Service	SPIRE initial placement assessment.	TX0006491885	1/9/2007
Educators Publishing Service	SPIRE--level 1 blackline master.	TX0006173140	3/4/2005
Educators Publishing Service	SPIRE level 1 reader / Sheila Clark-Edmands.	TX0006124477	3/4/2005
Educators Publishing Service	SPIRE--level 1 teacher’s guide.	TX0006173141	3/4/2005
Educators Publishing Service	SPIRE level 2 blackline master.	TX0006149875	3/4/2005
Educators Publishing Service	SPIRE : level 2 teacher’s guide / Sheila Clark-Edmands.	TX0006173291	3/4/2005
Educators Publishing Service	SPIRE : level 2, workbook.	TX0006367773	3/4/2005
Educators Publishing Service	SPIRE level 3 blackline master. / Sheila Clark-Edmands.	TX0006124478	3/4/2005
Educators Publishing Service	SPIRE : level 3, reader.	TX0006118866	3/4/2005
Educators Publishing Service	SPIRE : level 3 teacher’s guide / Sheila Clark-Edmands.	TX0006173292	3/4/2005
Educators Publishing Service	SPIRE : level 3, workbook.	TX0006118864	3/4/2005
Educators Publishing Service	SPIRE : level 4 blackline master / Sheila Clark-Edmands.	TX0006173290	3/4/2005
Educators Publishing Service	SPIRE : level 4 : teacher’s guide.	TX0006118881	3/4/2005

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	SPIRE level 4 workbook / Sheila Clark-Edmands.	TX0006124476	3/4/2005
Educators Publishing Service	SPIRE : level 5 blackline master.	TX0006211690	4/1/2005
Educators Publishing Service	SPIRE : level 5 reader.	TX0006211693	4/1/2005
Educators Publishing Service	SPIRE : level 5 teacher’s guide.	TX0006211636	4/1/2005
Educators Publishing Service	SPIRE : level 5 workbook.	TX0006211691	4/1/2005
Educators Publishing Service	SPIRE : level 6 blackline master.	TX0006299838	1/6/2006
Educators Publishing Service	SPIRE : level 6 reader.	TX0006299841	1/6/2006
Educators Publishing Service	SPIRE : level 6 teacher’s guide.	TX0006299837	1/6/2006
Educators Publishing Service	SPIRE : level 6 workbook.	TX0006299842	1/6/2006
Educators Publishing Service	SPIRE : level 7 reader.	TX0006493326	1/9/2007
Educators Publishing Service	SPIRE : level 7 teacher’s guide.	TX0006493317	1/9/2007
Educators Publishing Service	SPIRE level 8 blackline master.	TX0006491880	1/9/2007
Educators Publishing Service	SPIRE level 8 reader.	TX0006491883	1/9/2007
Educators Publishing Service	SPIRE level 8 teacher’s guide.	TX0006491879	1/9/2007
Educators Publishing Service	SPIRE level 8 word cards : SPIRE.	TX0006378753	6/30/2006
Educators Publishing Service	SPIRE level 8 workbook.	TX0006491882	1/9/2007
Educators Publishing Service	SPIRE phonogram cards levels 1-5.	TX0006421025	8/16/2006
Educators Publishing Service	SPIRE : small letter cards : levels 1-5.	TX0006209169	8/3/2005
Educators Publishing Service	Starting comprehension : stories to advance reading & thinking / Ann L. Staman.	TX0002250531	2/9/1988
Educators Publishing Service	Starting comprehension : stories to advance reading & thinking / Ann L. Staman.	TX0002250532	2/9/1988
Educators Publishing Service	Starting comprehension--stories to advance reading & thinking : starting phonetically 4 / Ann L. Staman.	TX0002253169	2/9/1988

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Stepping stones : a path to critical thinking : bk. 1 / Vera Schneider ; illustrated by Ruth Linstromberg.	TX0005788692	4/9/2002
Educators Publishing Service	Stepping stones : a path to critical thinking : bk. 3 / by Vera Schneider ; illustrated by Ruth Linstromberg.	TX0005637567	10/24/2002
Educators Publishing Service	Stepping stones : a path to critical thinking : bk. 3 : teacher’s guide / by Vera Schneider ; ill. by Ruth Linstromberg.	TX0005696362	2/24/2003
Educators Publishing Service, Inc.	Story of the U. S. A. : book 2, A Young nation solves its problems / by Franklin Escher, Jr.	TX0000193865	8/31/1978
Educators Publishing Service	Story of western civilization : bk. IV, the Renaissance / by Alan W. Riese.	TX0003135672	6/26/1991
Educators Publishing Service	Success stories 2 : 60 phonetically structured stories / by Elizabeth H. Butcher, Nancy A. Simonetti.	TX0002253171	2/9/1988
Educators Publishing Service	Success stories 2 : teaching manual / by Elizabeth H. Butcher, Nancy A. Simonetti.	TX0002253170	2/9/1988
Educators Publishing Service	Supplementary reading practice to accompany MTA reading and spelling kit 6 / masters by wordcrafters Janna Adair, Jill Davidson, Beverly Graham ... [et al.] ; teaching instructions Karen Saint Amour.	TX0003159633	9/10/2001
Educators Publishing Service	Surveys of problem-solving & educational skills : record form / developed under the direction of Lynn J. Meltzer.	TX0002052660	4/27/1987
Educators Publishing Service	Syllable plus : a game to teach syllable types : teacher’s guide and answer key / Joan Mencke Stoner.	TX0001501982	1/30/1985
Educators Publishing Service	Teacher’s guide for the paragraph : bk 3, writing expo paragraphs / Dianne Tucker-LaPlount.	TX0006083200	12/23/2004
Educators Publishing Service, Inc.	Teacher's script to accompany Alphabetic phonics 2 : a basic language curriculum for phonics, reading, writing, and spelling.	TX0000659557	4/1/1981

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Ten essential vocabulary strategies, answer key for books 1-5.	TX0006261167	3/4/2005
Educators Publishing Service	Ten essential vocabulary strategies : bk. 1 : practice for success on standardized tests / Lee Mountain.	TX0005914660	2/17/2004
Educators Publishing Service	Ten essential vocabulary strategies : bk. 4 / Lee Mountain.	TX0006018744	8/30/2004
Educators Publishing Service	Ten essential vocabulary strategies : bk. 5.	TX0006261168	3/4/2005
Educators Publishing Service	Ten essential vocabulary strategies : practice for success on standardized tests : bk. 2 / Lee Mountain.	TX0005989439	6/4/2004
Educator's Publishing Service	Test book for Wordly wise 3000 : bk. 1.	TX0005612970	9/9/2002
Educators Publishing Service	Test book for wordly wise 3000 : bk. 2.	TX0005637568	10/24/2002
Educators Publishing Service	Test book for Wordly wise 3000 : bk. 3.	TX0005612971	9/9/2002
Educators Publishing Service	Test book for Wordly Wise 3000 : bk. 4.	TX0005560051	9/18/2002
Educators Publishing Service	Test book for wordly wise 3000 : bk. 5.	TX0005637569	10/24/2002
Educators Publishing Service	Test book for Wordly wise 3000 : bk. 6.	TX0005700461	2/24/2003
Educators Publishing Service	Test book for Wordly Wise 3000 : bk. 7.	TX0005744781	5/14/2003
Educators Publishing Service, Inc.	Test book for wordly wise 3000 : bk. A.	TX0005578773	6/26/2002
Educators Publishing Service	Test book for Wordly wise 3000 : book B.	TX0005612973	9/9/2002
Educators Publishing Service	Test book for Wordly wise 3000 : book C.	TX0005612974	9/9/2002
Educators Publishing Service	Test book for Worldly Wise 3000, book 8.	TX0005742334	6/21/2003
Educators Publishing Service	Test book for Worldly wise book 9 / written by Cynthia and Drew Johnson.	TX0005821902	10/24/2003
Educators Publishing Service	Test booklet for Wordly wise 3000 : bk. 1 / written by Robin Raymer ; editor, Theresa Trinder, managing editor, Sheila Neylon.	TX0005915230	2/10/2004

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Test booklet for Wordly wise 3000 : bk. 2 / written by Lorraine Sintetos ; editor, Theresa Trinder, managing editor, Sheila Neylon.	TX0005915231	2/10/2004
Educators Publishing Service	Test booklet for Wordly wise 3000 : bk. 3 / written by Lorraine Sintetos ; editor, Stacy L. Nichols, managing editor, Sheila Neylon.	TX0005915232	2/10/2004
Educators Publishing Service	Test booklet for Wordly wise 3000 : bk. 4 / written by Robin Raymer ; editor, Stacey L. Nichols, managing editor, Sheila Neylon.	TX0005915227	2/10/2004
Educators Publishing Service	Test booklet for Wordly wise 3000 : bk. 5 / written by Robin Raymer ; editor, Stacey L. Nichols, managing editor, Sheila Neylon.	TX0005915228	2/10/2004
Educators Publishing Service	Test booklet for Wordly wise 3000 : bk. 6 / written by Cynthia and Drew Johnson ; editor, Jen Noon, managing editor, Sheila Neylon.	TX0005895723	12/22/2003
Educators Publishing Service	Test booklet for Wordly wise 3000 : bk. 7 / written by Cynthia and Drew Johnson ; editor, Jen Noon, managing editor, Sheila Neylon.	TX0005895724	12/22/2003
Educators Publishing Service	Test booklet for Wordly wise 3000 : bk. A.	TX0005895727	12/22/2003
Educators Publishing Service	Test booklet for Wordly wise 3000 : bk. B.	TX0005895726	12/22/2003
Educators Publishing Service	Test booklet for Wordly wise 3000 : bk. C.	TX0005895725	12/22/2003
Educators Publishing Service	Test booklet for Wordly Wise 3000 book 8 / written by Cynthia and Drew Johnson.	TX0005887652	12/22/2003
Educators Publishing Service	Test booklet for Wordly Wise 3000 book 9 / written by Cynthia and Drew Johnson.	TX0005887651	12/22/2003
Educators Publishing Service	Uncle Paul’s cane.	TX0006332459	5/5/2006
Educators Publishing Service	Vocabulary from classical roots : bk. 4.	TX0006491881	1/9/2007
Educators Publishing Service	Vocabulary from classical roots : bk. 6 : teacher’s guide and answer key.	TX0006420239	8/16/2006

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Vocabulary from classical roots : C / Norma Fifer, Nancy Flowers.	TX0002707174	12/13/1989
Educators Publishing Service	Wallet in the woods.	TX0006447432	6/12/2006
Educators Publishing Service	When hens shop.	TX0006358156	5/5/2006
Educators Publishing Service, Inc.	Wilson expanded syntax program : teacher’s manual / Mary Sweig Wilson.	TX0000252292	4/16/1979
Educators Publishing Service	Wordly wise 3000 : bk. 1, concept cards and picture cards.	TX0006505577	1/9/2007
Educators Publishing Service, Inc.	Wordly wise 3000 : bk. 2 / Kenneth Hodkinson, Sandra Adams.	TX0004504280	3/7/1997
Educators Publishing Service	Wordly Wise 3000 Book 1 and Teacher’s Resource Book.	TX0006829412	9/28/2007
Educators Publishing Service, a division of School Specialty, Inc.	Wordly Wise 3000 Book 10 Audio Recordings.	SR0000645711	1/14/2010
Educators Publishing Service, a division of School Specialty, Inc.	Wordly Wise 3000 Book 2 Audio Recordings.	SR0000645710	1/14/2010
Educators Publishing Service, a division of School Specialty, Inc.	Wordly Wise 3000 Book 3 Audio Recordings.	SR0000645716	1/14/2010
Educators Publishing Service, a division of School Specialty, Inc.	Wordly Wise 3000 Book 4 Audio Recordings.	SR0000645714	1/14/2010
Educators Publishing Service, a division of School Specialty, Inc.	Wordly Wise 3000 Book 9 Audio Recordings.	SR0000645709	1/14/2010
Educators Publishing Service	Wordly Wise 3000 Book K and Teacher’s Resource Book.	TX0006829336	9/28/2007
Educators Publishing Service	Wordly Wise 3000.com.	TX0007128213	8/31/2009
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 10.	TX0006829337	9/28/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 10 Teacher’s Resource Book.	TX0006829505	9/28/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 11.	TX0006829341	9/28/2007

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 11 Teacher’s Resource Book.	TX0006829491	9/28/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 12.	TX0006829511	9/28/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 12 Teacher’s Resource Book.	TX0006829499	9/28/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 2.	TX0006829353	9/28/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 2 Teacher’s Resource Book.	TX0006829492	9/28/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 3.	TX0006829327	9/28/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 4.	TX0006829352	9/28/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 4 Teacher’s Resource Book.	TX0006829496	9/28/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 5.	TX0006829334	9/28/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 5 Teacher’s Resource Book.	TX0006829503	9/28/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 6.	TX0006829333	9/28/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 6 Teacher’s Resource Book.	TX0006829501	9/28/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 7.	TX0006829331	9/28/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 7 Teacher’s Resource Book.	TX0006829497	1/3/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 8.	TX0006829328	9/28/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 8 Teacher’s Resource Book.	TX0006829512	9/28/2007

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 9.	TX0006829355	9/28/2007
Educators Publishing Service	Wordly Wise 3000 Second Edition Book 9 Teacher's Resource Book.	TX0006829510	9/28/2007
Educators Publishing Service	Wordly wise quickquiz.	TX0002767827	3/2/1990
Educators Publishing Service	Wordly wise readers : series A.	TX0001504309	1/25/1985
Educators Publishing Service	Wordly wise reading with writing and comprehension exercises : bk. 1[-2] / Kenneth Hodkinson.	TX0002526176	3/15/1989
Educators Publishing Service	Words are wonderful, an interactive approach to vocabulary : bk. 1 tests / Dorothy Grant Hennings ; lesson test written by Mark Lyons.	TX0005713988	4/24/2003
Educators Publishing Service	Words are wonderful : an interactive approach to vocabulary : bk. 2 / Dorothy Grant Hennings ; ill. by John L. Garcia.	TX0005836551	10/24/2003
Educators Publishing Service	Words are wonderful : an interactive approach to vocabulary : bk. 3 / Dorothy Grant Hennings ; ill. by John L. Garcia.	TX0005989443	6/4/2004
Educators Publishing Service	Words are wonderful : an interactive approach to vocabulary : bk. 4 : teacher's guide.	TX0006289616	8/3/2005
Educators Publishing Service	Words are wonderful : an interactive approach to vocabulary : book 3 tests / Dorothy Grant Hennings.	TX0005989354	6/4/2004
Educators Publishing Service	Words are wonderful : an interactive approach to vocabulary : book 4.	TX0006289618	8/3/2005
Educators Publishing Service	Words are wonderful : an interactive approach to vocabulary tests for bk. 2 / Dorothy Grant Hennings.	TX0005821879	10/24/2003
Educators Publishing Service	Words are wonderful : an interactive approach to vocabulary tests for book 4.	TX0006289617	8/3/2005
Educators Publishing Service	Words are wonderful : bk. 1 : an interactive approach to vocabulary / Dorothy Grant Hennings.	TX0006211214	3/20/2003

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Words are wonderful : bk. 3 : an interactive approach to vocabulary / Dorothy Grant Hennings ; ill. by John L. Garcia.	TX0005914664	2/17/2004
Educators Publishing Service	Words are wonderful : bk. A and tests for bk. A.	TX0006420245	8/16/2006
Educators Publishing Service,	Worldly wise 3000 : bk. C / Kenneth Hodkinson & Sandra Adams.	TX0005578776	5/17/2002
Educators Publishing Service	Worldly Wise 3000 Second Edition Book 3 Teacher's Resource Book.	TX0006829490	9/28/2007
Educators Publishing Service	Worldly wise 3000 teacher’s guide for books 1-5.	TX0005821878	10/24/2003
Educators Publishing Service	Worldly wise 3000 teacher’s guide for books 6-9.	TX0005821876	10/24/2003
Educators Publishing Service	Worldly wise 3000 teacher’s guide for books A, B & C.	TX0005821877	10/24/2003
Educators Publishing Service	Worldy Wise 3000 book K concept cards and picture cards.	TX0006501087	1/9/2007
Educators Publishing Service	Write about me / Elsie S. Wilmerding ; ill. by George Ulrich.	TX0005914669	2/17/2004
Educators Publishing Service	Write about my world / Elsie S. Wilmerding ; ill. by George Ulrich.	TX0005914661	2/17/2004
Educators Publishing Service, Inc.	Writing skills : bk. 2 / Diana Hanbury King.	TX0006083206	12/23/2004
Educators Publishing Service, Inc.	Writing skills : bk. 3 / Diana Hanbury King.	TX0005578777	5/17/2002
Educators Publishing Service	Writing skills : teacher’s handbook / Diana Hanbury King.	TX0005989442	6/4/2004
Educators Publishing Service, a division of School Specialty, Inc.	A Red Sash, et al.	TX0007035790	9/3/2009
Educators Publishing Service, a division of School Specialty, Inc.	Handprints Audio Recordings, Storybook Set A.	SR0000651606	3/25/2010
Educators Publishing Service, a division of School Specialty, Inc.	Handprints Audio Recordings, Storybook Set B.	SR0000651605	3/25/2010

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, a division of School Specialty, Inc.	Handprints Audio Recordings, Storybook Set C.	SR0000651607	3/25/2010
Educators Publishing Service, a division of School Specialty, Inc.	Handprints Audio Recordings, Storybook Set D.	SR0000651608	3/25/2010
Educators Publishing Service, a division of School Specialty, Inc.	Primary Phonics Comprehension Workbook 6.	TX0007124841	1/11/2010
Educators Publishing Service, a division of School Specialty, Inc.	Primary Phonics Intervention Guide Levels 1-6 Blackline Masters.	TX0007019620	8/31/2009
Educators Publishing Service, a division of School Specialty, Inc.	Primary Phonics Set 6 Storybooks.	TX0007124783	1/11/2010
Educators Publishing Service, a division of School Specialty, Inc.	Sitton Kindergarten Literacy and Word Skills Practice Book.	TX0007166870	3/25/2010
Educators Publishing Service, a division of School Specialty, Inc.	Sitton Kindergarten Literacy and Word Skills Sourcebook for Teachers.	TX0007166891	3/25/2010
Educators Publishing Service, a division of School Specialty, Inc.	Storybooks 6.	SR0000647962	1/11/2010
Educators Publishing Service, a division of School Specialty, Inc.	Wordly Wise 3000 Book 11 Audio Recordings.	SR0000648553	1/11/2010
Educators Publishing Service, a division of School Specialty, Inc.	Wordly Wise 3000 Book 12.	SR0000648555	1/11/2010
Educators Publishing Service, a division of School Specialty, Inc.	Wordly Wise 3000 Book 5.	SR0000648554	1/11/2010
Educators Publishing Service, a division of School Specialty, Inc.	Wordly Wise 3000 Book 6.	SR0000649243	1/11/2010
Educators Publishing Service, a division of School Specialty, Inc.	Wordly Wise 3000 Book 7.	SR0000648552	1/11/2010
Educators Publishing Service, a division of School Specialty, Inc.	Wordly Wise 3000 Book 8.	SR0000648556	1/11/2010
Educators Publishing Service	30 roots to grow on : a teacher’s guide for the development of vocabulary / Carol Murray and Jenny Munro.	TX0002707275	12/13/1989
Educators Publishing Service, Inc.	Alphabet series.	SR0000311249	4/9/2002

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Alphabet series / compiled by Frances Bloom ; illustrated by Mary Geiger ; stories by Frances Bloom, Deborah Coates, Mary Geiger ... [et al.]	TX0005504305	4/9/2002
Educators Publishing Service, Inc.	Alphabetic phonics : workbook 1.	TX0004446500	12/16/1996
Educators Publishing Service, Inc.	Alphabetic phonics. Workbook 1. By Georgie Green.	RE0000701592	4/10/1995
Educators Publishing Service, Inc.	Alphadeck guide : 21 letter-card games in alphabetizing, phonics, and spelling skills / by Karen Barriere.	TX0001005848	10/15/1982
Educators Publishing Service, Inc.	America becomes a giant / by Franklin Escher, Jr.	TX0003444588	12/17/1992
Educators Publishing Service	Analogies : 1 / Arthur Liebman.	TX0002759193	2/23/1990
Educators Publishing Service	Analogies 2 / Arthur Liebman.	TX0002707212	12/13/1989
Educator's Publishing Service, Inc.	Analogies 3 : 8 vocabulary and 4 analogy quizzes / Arthur Liebman.	TX0002250609	2/9/1988
Educators Publishing Service, Inc.	Association method drop drill flip book : nonsense syllable practice based on selected Northampton symbols / contributors, Daphne Cornett, Maureen K. Martin.	TX0005504384	4/9/2002
Educators Publishing Service, Inc.	Attack math : addition 1 / Carole Greenes, George Immerzeel, Linda Schulman, Rika Spungin.	TX0001440549	11/5/1984
Educators Publishing Service	Attack math : addition 2 / Carole Greenes, George Immerzeel, Linda Schulman, Rika Spungin.	TX0001510858	1/30/1985
Educators Publishing Service	Attack math : arithmetic tasks to advance computational knowledge / Carole Greenes, George Immerzeel, Linda Schulman, Rika Spungin.	TX0001681559	10/25/1985
Educators Publishing Service	Attack math : arithmetic tasks to advance computational knowledge / Carole Greenes, George Immerzeel, Linda Schulman, Rika Spungin.	TX0001681562	10/25/1985

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Attack math : arithmetic tasks to advance computational knowledge / Carole Greenes, George Immerzeel, Linda Schulman, Rika Spungin.	TX0001681563	10/25/1985
Educators Publishing Service	Attack math : arithmetic tasks to advance computational knowledge : division, [book] 2 / Carole Greenes, George Immerzeel, Linda Schulman, Rika Spungin.	TX0001588498	5/21/1985
Educators Publishing Service	Attack math : division 1 / Carole Greenes, George Immerzeel, Linda Schulman, Rika Spungin.	TX0001510860	1/30/1985
Educators Publishing Service	Attack math : multiplication 1 / Carole Greenes, George Immerzeel, Linda Schulman, Rika Spungin.	TX0001510859	1/30/1985
Educators Publishing Service, Inc.	Attack math : subtraction 1 / Carole Greenes, George Immerzeel, Linda Schulman, Rika Spungin.	TX0001440550	11/5/1984
Educators Publishing Serivice [sic]	Beginning paragraph meaning / Joanne Carlisle.	TX0002055602	4/27/1987
Educators Publishing Service, Inc.	Beginning reasoning & reading / Joanne Carlisle.	TX0005563746	6/17/2002
Educators Publishing Service	Beginning reasoning skills / Joanne Carlisle.	TX0002072302	4/27/1987
Educators Publishing Service, Inc.	Beyond the code : book 2 / Nancy M. Hall ; illustrated by Hugh Price.	TX0005418389	4/13/2001
Educators Publishing Service, Inc.	Beyond the code : comprehension and reasoning skills : bk. 3 / Nancy M. Hall ; illustrated by Hugh Pirce and Alan Price.	TX0005342658	8/2/2001
Educators Publishing Service, Inc.	Bird watch / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005989450	6/21/2004
Educators Publishing Service, Inc.	Bookwise : a literature guide [by] Barbara Moross, Sonia Landes, Molly Flender, The Phantom Tollbooth. / written by Norton Juster ; illustrated by Jules Feiffer.	TX0005091729	11/16/1999

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Building language skills : readiness for reading : book A / Lida Helson and Ahna Fiske.	TX0000168802	12/26/1978
Educators Publishing Service, Inc.	Building language skills : teacher’s guide / by Lida Helson and Ahna Fiske.	TX0000223233	3/16/1979
Educators Publishing Service, Inc.	Building mathematical thinking : bk. 3 : skinny concepts / Marsha Stanton.	TX0005505221	4/9/2002
Educators Publishing Service, Inc.	Building mathematical thinking : skinny concepts : bk. 1 / Marsha Stanton.	TX0005453838	9/4/2001
Educators Publishing Service, Inc.	Building mathematical thinking : skinny concepts, bk. 2 / Marsha Stanton.	TX0005204105	7/27/2000
Educators Publishing Service, Inc.	Charlotte's web : a literature guide / Sonia Landes, 1925-, and Molly Flender, 1935-.	TX0005093770	11/16/1999
Educators Publishing Service, Inc.	Clancy races / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005994319	6/21/2004
Educators Publishing Service, Inc.	Classroom strategies to aid the disabled learner : with glossary / Jean Abbott.	TX0000206533	3/16/1979
Educators Publishing Service, Inc.	Code cards : key word picture and letter cards for explode the code 1 to 3 1/2 / Nancy Hall, Dawn Towle.	TX0004030257	4/18/1995
Educators Publishing Service, Inc.	Colt for Jenny / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005989448	6/21/2004
Educators Publishing Service, Inc.	Composition 1 / Sara Hickman.	TX0001104556	1/13/1983
Educators Publishing Service, Inc.	Composition : book 3.	TX0001315807	4/4/1984
Educators Publishing Service, Inc.	Composition : book II / Sara Hickman.	TX0000223235	3/19/1979
Educators Publishing Service, Inc.	Composition : book III / Sara Hickman.	TX0000223236	3/19/1979
Educators Publishing Service, Inc.	Computation basics : book 1 / by Janet A. Alford and Lynda R. Solms.	TX0000584747	11/24/1980
Educators Publishing Service, Inc.	Computation basics : book 5 / by Janet A. Alford and Lynda R. Solms.	TX0001220396	10/6/1983

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Daily phonics lessons : folding mini workbooks / Lori Bloom, Norma Childs, Judith Erickson, Linda Gray.	TX0005476786	4/9/2002
Educators Publishing Service, Inc.	Daily supplement : activities for cross-curriculum review, grade 3 / Rob Frieske, Par Healy, Deborah Howe ... [et al.]	TX0005504336	4/9/2002
Educators Publishing Service, Inc.	Daily supplement : activities for cross-curriculum review, grade 4 / Rob Frieske, Par Healy, Deborah Howe ... [et al.]	TX0005504338	4/9/2002
Educators Publishing Service, Inc.	Daily supplement : activities for cross-curriculum review, grade 5 / Rob Frieske, Pat Healy, Deborah Howe, Jan Oberg, Judy Pavlicek, Pat Rainholt, Mike Smith.	TX0005612972	9/9/2002
Educators Publishing Service	Developmental variation and learning disorders / Melvin D. Levine ; with an appendix by Betty N. Gordon and Martha S. Reed.	TX0002249366	2/9/1988
Educators Publishing Service	Dyslexia training program / Patricia Bailey Beckham, Marietta Laing Biddle.	TX0002250528	2/9/1988
Educators Publishing Service, Inc.	Dyslexia training program--progress measurements, schedules I, II, and III : student's book / Mary Baertch Rumsey.	TX0003321738	5/20/1992
Educators Publishing Service	Dyslexia training program : the alphabet, spelling exercises, and review of schedule III / Patricia Bailey Beckham, Marietta Laing Biddle.	TX0002712008	12/11/1989
Educators Publishing Service, Inc.	Early reading comprehension in varied subject matter : bk. A / Jane Ervin.	TX0005563743	6/17/2002
Educators Publishing Service, Inc.	Early reading comprehension in varied subject matter : bk. B / Jane Ervin.	TX0005563776	6/17/2002
Educators Publishing Service, Inc.	Early reading comprehension in varied subject matter : bk. D / Jane Ervin ; illustrated by Anne Lord.	TX0005585784	6/17/2002
Educators Publishing Service, Inc.	Early reading comprehension in varied subject matter : book A / by Jane Ervin.	TX0000929727	5/13/1982

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Early reading comprehension in varied subject matter : book B[-C] : literature, the arts, social studies, science, general topics, logical thinking, mathematics / by Jane Ervin ; [illustrated by George Phillips]	TX0001004405	10/28/1982
Educators Publishing Service	Elements of clear thinking : accurate communication / by William F. McCart.	TX0001503606	1/25/1985
Educators Publishing Service, Inc.	Elements of clear thinking : critical reading.	TX0001453984	11/5/1984
Educators Publishing Service, Inc.	Elements of clear thinking : sound reasoning / by William F. McCart.	TX0001172898	8/8/1983
Educators Publishing Service, Inc.	Ella / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005995356	6/21/2004
Educators Publishing Service, Inc.	Energy horizons : book 1, Energy sources / by Christina G. Miller and Louise A. Berry ; [illustrated by Melinda Vinton].	TX0001063640	1/12/1983
Educators Publishing Service, Inc.	Energy horizons : book 2, electrical energy / by Christine G. Miller and Louise A. Berry ; [illustrated by Anne Lord]	TX0001375285	7/6/1984
Educators Publishing Service, Inc.	Energy horizons : teacher's guide / by Christina G. Miller and Louise A. Berry.	TX0001220397	10/6/1983
Educators Publishing Service, Inc.	English elements : bk. 1 / Arthur Liebman.	TX0004493516	3/7/1997
Educators Publishing Service, Inc.	English elements : bk. 1, quizzes / Arthur Leibman.	TX0004650123	10/17/1997
Educators Publishing Service, Inc.	English elements : bk. 2 / Arthur Liebman.	TX0005158382	3/9/2000
Educators Publishing Service	Experimenting with numbers : a guide for preschool, kindergarten, and first grade teachers / Margaret Stern ; illustrated by John Roberts.	TX0002277916	2/9/1988
Educators Publishing Service, Inc.	Explode the code : 1 1/2 / Nancy Hall, Rena Price.	TX0001364683	6/25/1984
Educators Publishing Service, Inc.	Explode the code 1 / Nancy Hall, Rena Price.	TX0003551080	5/11/1993

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Explode the code 1 / Nancy Hall, Rena Price ; [text ill. by Alan Price and Laura Price].	TX0001374905	7/6/1984
Educators Publishing Service, Inc.	Explode the code : 2.	TX0001454067	11/5/1984
Educators Publishing Service, Inc.	Explode the code 2 1/2 / Nancy Hall, Rena Price.	TX0003918334	10/20/1994
Educators Publishing Service, Inc.	Explode the code : 2 / Nancy Hall, Rena Price ; text ill. by Laura Price and Alan Price.	TX0003918305	10/20/1994
Educators Publishing Service, Inc.	Explode the code : 2 / Nancy Hall, Rena Price ; text ill. by Laura Price and Alan Price.	TX0002718356	10/30/1989
Educators Publishing Service, Inc.	Explode the code : 3.	TX0001454068	11/5/1984
Educators Publishing Service, Inc.	Explode the code 3 1/2 / Nancy Hall, Rena Price.	TX0005585782	6/17/2002
Educators Publishing Service, Inc.	Explode the code 3 1/2 / Nancy Hall, Rena Price.	TX0003585124	8/2/1993
Educators Publishing Service, Inc.	Explode the code 3 1/2 / Nancy Hall, Rena Price ; [text ill. by Andrew Mockler]	TX0000835245	12/7/1981
Educators Publishing Service, Inc.	Explode the code 3 / Nancy Hall, Rena Price.	TX0003918332	10/20/1994
Educators Publishing Service, Inc.	Explode the code : 4 1/2 / Nancy Hall, Rena Price ; [text ill. by Andrew Mockler].	TX0003345488	6/18/1992
Educators Publishing Service	Explode the code : 4 1/2 / Nancy Hall, Rena Price ; [text ill. by Andrew Mockler]	TX0001009218	11/4/1982
Educators Publishing Service, Inc.	Explode the code : 4 1/2 / Nancy M. Hall, Rena Price.	TX0005563777	6/17/2002
Educators Publishing Service, Inc.	Explode the code 4 / Nancy Hall, Rena Price.	TX0003918333	10/20/1994
Educators Publishing Service	Explode the code : 4 / Nancy Hall, Rena Price.	TX0001503573	1/25/1985
Educators Publishing Service, Inc.	Explode the code : 4 / Nancy M. Hall, Rena Price.	TX0005563775	6/17/2002

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Explode the code : 5 1/2 / Nancy M. Hall.	TX0005563779	6/17/2002
Educators Publishing Service, Inc.	Explode the code : 5 / Nancy Hall, Rena Price.	TX0005565755	6/17/2002
Educators Publishing Service	Explode the code : 5 / Nancy Hall, Rena Price ; [ill. by Laura Price and Alan Price]	TX0001503531	1/25/1985
Educators Publishing Service, Inc.	Explode the code 6 / Nancy Hall, Rena Price.	TX0003918331	10/20/1994
Educators Publishing Service, Inc.	Explode the code : 6 / Nancy M. Hall, Rena Price.	TX0005563778	6/17/2002
Educators Publishing Service, Inc.	Explode the code : 7 / Nancy Hall, Rena Price.	TX0005565754	6/17/2002
Educators Publishing Service, Inc.	Explode the code, 8 / Nancy Hall, Rena Price.	TX0005599906	6/17/2002
Educators Publishing Service, Inc.	Explode the code : [book] 5 / Nancy Hall, Rena Price ; [text ill. by Laura Price and Alan Price].	TX0000196155	8/31/1978
Educators Publishing Service, Inc.	Explode the code : [book] 6 / Nancy Hall, Rena Price.	TX0000196154	8/31/1978
Educators Publishing Service, Inc.	Explode the code : [book] 7 / Nancy Hall, Rena Price ; [text ill. by Alan Price, Laura Price, Andrew Mockler, and Meg Rosoff].	TX0000441345	3/11/1980
Educators Publishing Service, Inc.	Explode the code : [book] 8 / Nancy Hall, Rena Price.	TX0001364682	6/25/1984
Educators Publishing Service, Inc.	Fisher-Landau early childhood screening (FLECS)	TX0004242753	3/15/1996
Educators Publishing Service, Inc.	Fractions 1[-3] / Dawny Gershkowitz.	TX0001681567	10/25/1985
Educators Publishing Service, Inc.	Fractions 4 : multiplication and division / Dawny Gershkowitz.	TX0003069071	5/17/1991
Educators Publishing Service, Inc.	From the mixed-up files of Mrs. Basil E. Frankweiler, written and illustrated by E. L. Konigsburg / Christine Doyle Francis.	TX0005358475	4/13/2001
Educators Publishing Service, Inc.	Get Dad lost / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005995357	6/21/2004

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Gillingham manual : remedial training for students with specific disability in reading, spelling, and penmanship / Anna Gillingham, Bessie W. Stillman.	TX0005370833	4/13/2001
Educators Publishing Service, Inc.	Guide for teaching poetry in three dimensions : reading, writing and critical thinking through poetry : bk. 1 / by Carol Clark and Alison Draper.	TX0005505903	4/9/2002
Educators Publishing Service, Inc.	Hatchet [by] Gary Paulsen / Jon C. Stott.	TX0005358477	4/13/2001
Educators Publishing Service, Inc.	Helping kids write : a practical guide for teaching children to express themselves on paper : for grades 5-8 / by Sarah Bayne.	TX0000460212	4/10/1980
Educators Publishing Service, Inc.	Improving composition through a sentence study of grammar and usage : teaching guide and answer key / by Carol Compton.	TX0000137800	10/30/1978
Educators Publishing Service, Inc.	It’s elementary! : 230 math word problems : bk. A / M. J. Owen.	TX0005430358	8/2/2001
Educators Publishing Service, Inc.	It’s elementary! 275 math word problems : bk. 1 / M. J. Owen.	TX0005158383	3/9/2000
Educators Publishing Service, Inc.	It’s elementary! : 275 math word problems : bk. 2 / M. J. Owen.	TX0005370823	4/13/2001
Educators Publishing Service, Inc.	It’s elementary! : 275 math word problems : bk. 3 / M. J. Owen.	TX0005370822	4/13/2001
Educators Publishing Service, Inc.	It’s elementary! : reasoning, estimating, and rounding : a companion to It’s elementary! 275 math word problems / M. J. Owen.	TX0005370831	4/13/2001
Educators Publishing Service, Inc.	Josh, the collector / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005994320	6/21/2004
Educators Publishing Service, Inc.	Junior English review exercises. Bk. 1. By Earl F. Wood.	RE0000555486	12/6/1991

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Junior English review exercises. Bk. 1: teacher’s guide. Text: Earl F. Wood, -1960.	RE0000662207	1/10/1994
Educators Publishing Service, Inc.	Junior English review exercises. Bk. 2: teacher’s guide. Text: Earl F. Wood, -1960.	RE0000662206	1/10/1994
Educators Publishing Service, Inc.	Junior English review exercises : book 1 / by Earl F. Wood.	TX0000151565	10/30/1978
Educators Publishing Service, Inc.	Junior English review exercises : book II / by Earl F. Wood.	TX0001446524	11/5/1984
Educators Publishing Service, Inc.	Junior English review exercises : book II / by Earl F. Wood.	TX0000366871	11/19/1979
Educators Publishing Service, Inc.	Junior vocabulary builder. By Austin Melvin Works.	RE0000060027	12/5/1979
Educators Publishing Service, Inc.	Just write : an elementary writing sourcebook : bk. 1 / Elsie S. Wilmerding, Alexandra S. Bigelow ; ill. by George Ulrich.	TX0005509227	4/9/2002
Educators Publishing Service, Inc.	Just write : creativity and craft in writing : bk. 3 / Elsie S. Wilmerding, Alexandra S. Bigelow ; ill. by George Ulrich.	TX0006005940	8/10/2004
Educators Publishing Service, Inc.	Justin’s house / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005989446	6/21/2004
Educators Publishing Service, Inc.	Key word clues : the riddle deck / by Beverly Graham.	TX0003849249	9/9/1994
Educators Publishing Service, Inc.	Keyboarding skills : all grades / Diana Hanbury King.	TX0002072304	4/27/1987
Educators Publishing Service, Inc.	Kids and critters / written by Barbara Sokolski ; illustrated by Jeannie Donovan.	TX0003673261	12/3/1993
Educators Publishing Service, Inc.	King Hank / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005995353	6/21/2004
Educators Publishing Service	Language activities to accompany A Multi-sensory approach to language arts : bk. 2 / Eldra O'Neal, Beverly Wolf.	TX0002052647	4/27/1987

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Language activities to accompany A Multi-sensory approach to language arts, book 2 : teaching manual / Eldra O'Neal, Beverly Wolf.	TX0002052994	5/1/1987
Educators Publishing Service, Inc.	Language tool kit / by Paula D. Rome and Jean S. Osman.	TX0000752150	8/6/1981
Educators Publishing Service, Inc.	Learning grammar through writing / by Sandra M. Bell, James I. Wheeler.	TX0001374904	7/6/1984
Educators Publishing Service, Inc.	Learning to listen.	SR0000310561	4/13/2001
Educators Publishing Service, Inc.	Legends and other tales / written by Tanya Hayes Lee ; illustrated by Jeannie Donovan.	TX0003673257	12/3/1993
Educators Publishing Service, Inc.	Literacy program : Texas Scottish Rite Hospital, Dallas, Texas : student book 3-4, lessons 61-160 / Joan Keagy, Ann Sanders.	TX0003346422	6/16/1992
Educators Publishing Service, Inc.	Literature guide to Bridge to Terabithia, written by Katherine Paterson, illustrated by Donna Diamond / by Sonia Landes and Molly Flender.	TX0005148642	11/16/1999
Educators Publishing Service, Inc.	Looking into math : bk. 3 / Susan Gardner and Silvia Acosta.	TX0005872761	6/17/2002
Educators Publishing Service, Inc.	Looking into math / Cathy Feldman and Barbara Peckham.	TX0005563780	6/17/2002
Educators Publishing Service, Inc.	Looking into math : Ridgewood, New Jersey public schools : bk. 2 / Cathy Feldman and Barbara Peckham.	TX0005565757	6/17/2002
Educators Publishing Service, Inc.	Lunch on a raft / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005995354	6/21/2004
Educators Publishing Service, Inc.	Mandy / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005995352	6/21/2004
Educators Publishing Service, Inc.	Manual de ensenanza del lenguaje / by Paula D. Rome and Jean S. Osman.	TX0003526550	12/17/1992
Educators Publishing Service, Inc.	Math & writing : fourteen language arts lessons for students who like math.	TX0001315809	4/4/1984

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Math and writing 2 : paragraphing skills for students who like math / Robert A. Pauker.	TX0002250533	2/9/1988
Educators Publishing Service, Inc.	Math investigations : bk. 1 : Ridgewood, New Jersey, Public Schools / Cathy Feldman and Barbara Peckham.	TX0004749016	4/10/1998
Educators Publishing Service, Inc.	Math investigations Ridgewood, New Jersey public schools : bk. 2 / Cathy Feldman and Barbara Peckham.	TX0004771868	4/10/1998
Educators Publishing Service, Inc.	Megawords 1 : multisyllabic words for reading, spelling, and vocabulary / Kristin Johnson, Polly Bayrd.	TX0001063639	1/12/1983
Educators Publishing Service, Inc.	Megawords 2 : multisyllabic words for reading, spelling, and vocabulary / Kristin Johnson, Polly Bayrd.	TX0001172899	8/8/1983
Educators Publishing Service, Inc.	Megawords : 3 : multisyllabic words for reading, spelling, and vocabulary / Kristin Johnson, Polly Bayrd.	TX0001364686	6/25/1984
Educators Publishing Service, Inc.	Megawords 4.	TX0003853927	12/8/1994
Educators Publishing Service	Megawords 6 : multisyllabic words for reading, spelling, and vocabulary / Kristin Johnson, Polly Bayrd.	TX0001588499	5/21/1985
Educators Publishing Service	Megawords 8 : multisyllabic words for reading, spelling, and vocabulary / Kristin Johnson, Polly Bayrd.	TX0002250530	2/9/1988
Educators Publishing Service, Inc.	Modern America / by Franklin Escher, Jr.	TX0003551906	5/11/1993
Educators Publishing Service, Inc.	Modern America / by Franklin Escher, Jr.	TX0000873198	2/23/1982
Educators Publishing Service, Inc.	Moon zoo / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005995351	6/21/2004
Educators Publishing Service, Inc.	More reading comprehensive in varied subject matter / Jane Ervin.	TX0005370824	4/13/2001
Educators Publishing Service, Inc.	More reading comprehensive in varied subject matter : level 2 / Jane Ervin.	TX0005370825	4/13/2001

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	More reading comprehensive in varied subject matter : level 3 / Jane Ervin.	TX0005370827	4/13/2001
Educators Publishing Service, Inc.	More reading comprehensive in varied subject matter : level 4 / Jane Ervin.	TX0005370826	4/13/2001
Educators Publishing Service, Inc.	MTA, multisensory teaching approach : 4.	TX0003551957	5/11/1993
Educators Publishing Service, Inc.	MTA : Multisensory teaching approach : reading and spelling : 6 / Margaret Taylor Smith.	TX0002931492	9/7/1990
Educators Publishing Service, Inc.	MTA program introduction / Margaret Taylor Smith.	TX0002987791	1/14/1991
Educators Publishing Service, Inc.	Multi-sensory approach to language arts for specific language disability children : bk. 1 : a guide for primary teachers / Beth H. Slingerland.	TX0004675765	10/17/1997
Educators Publsihing [sic] Service	Multisensory teaching approach : alphabet and dictionary skills guide / by Edith A. Hogan and Margaret Taylor Smith.	TX0002250529	2/9/1988
Educators Publishing Service, Inc.	Multisensory teaching approach : kit 7.	TX0003574976	5/11/1993
Educators Publishing Service, Inc.	Multisensory teaching approach / Margaret Taylor Smith.	TX0002638355	2/14/1989
Educators Publishing Service, Inc.	Mystery of the missing marble / written by Tanya Auger ; illustrated by Andrew Kuan.	TX0005285009	1/18/2001
Educators Publishing Service, Inc.	Number the stars [by] Lois Lowry / Joel D. Chaston.	TX0005358476	4/13/2001
Educators Publishing Service, Inc.	Pediatric examination of educational readiness at middle childhood : Peeramid 2 : examiner's manual / developed under the direction of Melvin D. Levine.	TX0004191215	1/18/1996
Educators Publishing Service, Inc.	Peeramid 2, examiner's manual / Melvin D. Levine.	TX0004491668	3/5/1997
Educators Publishing Service, Inc.	PEEX 2 (pediatric early elementary examination) / developed under the direction of Melvin D. Levine.	TX0004170509	12/13/1995

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	PEEX 2--pediatric early elementary examination : examiner’s manual / developed under the direction of Melvin D. Levine, further developed by Melvin D. Levine and Adrian D. Sandler.	TX0004760199	4/10/1998
Educators Publishing Service, Inc.	PEEX II : the pediatric early elementary examination : examiner’s guidelines.	TX0003280801	3/20/1992
Educators Publishing Service, Inc.	Phil the flea / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005989453	6/21/2004
Educators Publishing Service, Inc.	Phonetic primers / by Carolyn Smith ; [illustrated by Suzanne Sugar].	TX0000379636	12/6/1979
Educators Publishing Service, Inc.	Phonics drill cards update deck.	TX0004817023	4/10/1998
Educators Publishing Service, Inc.	Phonics drill cards with pictures for reading and spelling.	TX0004766616	4/10/1998
Educators Publishing Service, Inc.	Phonogram, suffix, and prefix strips for classroom use.	TX0003685823	12/3/1993
Educators Publishing Service, Inc.	Plain talk about KIDS, Kids inclined toward difficulty in school / Alice P. Thomas, editor.	TX0004193513	1/18/1996
Educators Publishing Service, Inc.	Poetry in six dimensions : teacher’s guide / Carol Clark and Norma Fifer.	TX0005204036	3/9/2000
Educators Publishing Service, Inc.	Poetry in six dimentions ; 20th century voices / Carol Clark and Norma Fifer.	TX0005174978	3/9/2000
Educators Publishing Service, Inc.	Poetry in three dimensions : reading, writing, and critical thinking through poetry : bk. 1 / Carol Clark and Alison Draper.	TX0005430359	8/2/2001
Educators Publishing Service, Inc.	Pragmatic approach to the evaluation of children’s performances on pre-reading screening procedures to identify first grade academic needs / Beth H. Slingerland.	TX0000379635	12/6/1979
Educators Publishing Service, Inc.	Pre-reading screening procedures and Slingerland screening tests for identifying children with specific language disability : technical manual / by Susanne P. Fulmer.	TX0000575574	10/27/1980

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Primary analogies : bk. 2, critical and creative thinking / Gae Brunner, Jean Schoenlank, Marianne Williams, Terri Wiss.	TX0004663192	11/10/1997
Educators Publishing Service, Inc.	Primary analogies : critical and creative thinking.	TX0004771869	4/10/1998
Educators Publishing Service, Inc.	Primary analogies : critical and creative thinking : bk. 1 / Gae Brunner, Jean Schoenlank, Marianne Williams, Terri Wiss.	TX0004446499	12/16/1996
Educators Publishing Service, Inc.	Primary analogies--critical and creative thinking : bk. 2 : teacher’s guide and answer key.	TX0004760200	4/10/1998
Educators Publishing Service, Inc.	Reading comprehension : book 8 : in varied subject matter / by Jane Ervin.	TX0000537203	8/18/1980
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : bk. 1 / by Jane Ervin.	TX0004772040	4/10/1998
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : bk. 1 / Jane Ervin.	TX0005563742	6/17/2002
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : bk. 1 / Jane Ervin.	TX0004660250	10/31/1997
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : bk. 2 / by Jane Ervin.	TX0003952637	12/8/1994
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : bk. 2 / Jane Ervin.	TX0005563738	6/17/2002
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : bk. 2 : social studies, literature, mathematics et al. / Jane Ervin.	TX0004752261	4/10/1998
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : bk. 3 / by Jane Ervin.	TX0004760201	4/10/1998
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : bk. 4 : social studies, literature, mathematics et al. / Jane Ervin.	TX0004752262	4/10/1998
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : bk. 9 / by Jane Ervin.	TX0003952635	12/8/1994

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : book 1 / Jane Ervin.	TX0001503659	1/25/1985
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : book 1 / Jane Ervin.	TX0000486511	6/2/1980
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : book 10 : literature, combined subjects, social studies, science, the arts, philosophy, logic and language, mathematics / by Jane Ervin.	TX0001004406	10/28/1982
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : book 4 / Jane Ervin.	TX0000486512	6/2/1980
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : book 5 / Jane Ervin.	TX0000486514	6/2/1980
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : book 6 / by Jane Ervin.	TX0000738155	7/20/1981
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : book 6 / Jane Ervin.	TX0004474444	1/2/1997
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : book 7 / by Jane Ervin.	TX0000738153	7/20/1981
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : book 9 / by Jane Ervin.	TX0000826211	12/7/1981
Educators Publishing Service, Inc.	Reading comprehension in varied subject matter : book[s] 2 [& 3] / Jane Ervin.	TX0000486513	6/2/1980
Educators Publishing Service, Inc.	Reading for content : bk. 2 / Carol Einstein.	TX0004446347	1/2/1997
Educators Publishing Service, Inc.	Reading from scratch/R F S phonics.	TX0001449034	11/5/1984
Educators Publishing Service, Inc.	Reading from scratch/RfS : RfS/workbook 1 / Dorothy VanDenHonert.	TX0001440547	11/5/1984
Educators Publishing Service, Inc.	Reading from scratch/RfS : workbook 1.	TX0004084426	8/11/1995
Educators Publishing Service	Reading from scratch : word lists and sentences for dictation / Dorothy VanDenHonert.	TX0001503572	1/25/1985
Educators Publishing Service, Inc.	Reasoning & reading : level 2 / Joanne Carlisle.	TX0005563744	6/17/2002

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Reasoning and reading : level 1 / by Joanne Carlisle.	TX0001040488	1/12/1983
Educators Publishing Service, Inc.	Reasoning and reading : level 1 / Joanne Carlisle.	TX0005585781	6/17/2002
Educators Publishing Service, Inc.	Reasoning and reading : level 1 : teacher's guide and answer key / by Joanne Carlisle.	TX0001172897	8/8/1983
Educators Publishing Service, Inc.	Reasoning and reading : level 2 / by Joanne Carlisle.	TX0001315796	4/4/1984
Educators Publishing Service, Inc.	Recipe for reading : bk. 4-6 / Connie Russo, Shirli Kohn.	TX0003453668	12/30/1992
Educators Publishing Service, Inc.	Recipe for reading workbook 2 / Connie Russo, Shirli Kohn.	TX0005495737	4/13/2001
Educators Publishing Service	Recipe for reading : workbook 3 / Connie Russo, Shirli Kohn.	TX0003071671	5/17/1991
Educators Publishing Service, Inc.	Recipe for reading : workbook 7 / Connie Russo, Shirli Kohn.	TX0003458075	12/30/1992
Educators Publishing Service	Recipe for reading workbooks : 1 / Connie Russo, Shirli Kohn.	TX0002817251	5/3/1990
Educators Publishing Service, Inc.	Return to Aztlan : a history of the Mexican American experience / by Alan Riese and Beverley W. Rodgers.	TX0000366872	11/19/1979
Educators Publishing Service, Inc.	Ridgewood analogies : bk. 2 : answer key.	TX0004129993	11/30/1995
Educators Publishing Service, Inc.	Ridgewood analogies : bk. 2 / by George Libonate, Jr., with Gae Brunner, Deborah Burde, Marianne Williams, Terri Wiss.	TX0004048746	5/30/1995
Educators Publishing Service, Inc.	Ridgewood analogies : critical and creative thinking across the curriculum : bk. 1 / George Libonate, Jr., with Geraldine Brunner, Deborah Burde, Marianne Williams, Theresa Wiss.	TX0003873693	8/19/1994

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Ridgewood analogies : critical and creative thinking across the curriculum : bk. 3 / George Libonate, Jr. with Gae Brunner, Deborah Burde, Marianne Williams, Terri Wiss.	TX0004303545	5/22/1996
Educators Publishing Service, Inc.	Ridgewood analogies : critical and creative thinking across the curriculum : bk. 3 / George Libonate, Jr. with Gae Brunner, Deborah Burde, Marianne Williams, Terri Wiss.	TX0004504568	3/7/1997
Educators Publishing Service, Inc.	Ridgewood analogies : critical and creative thinking across the curriculum : bk. 4 / Gae Brunner, Jean Schoenlank, Marianne Williams, Terri Wiss.	TX0005370829	4/13/2001
Educators Publishing Service, Inc.	Ridgewood analogies : critical and creative thinking across the curriculum : bk. 5 / Gae Brunner, Jean Schoenlank, Marianne Williams, Terri Wiss.	TX0005370830	4/13/2001
Educators Publishing Service, Inc.	Ridgewood grammar : the language connection : bk. 1 / Nancy Bison and Terri Wiss.	TX0005370819	4/13/2000
Educators Publishing Service, Inc.	Ridgewood grammar : the language connection : bk. 2 / Nancy Bison and Terri Wiss.	TX0005370815	4/13/2001
Educators Publishing Service, Inc.	Ridgewood grammar : the language connection : bk. 3 / Nancy Bison and Terri Wiss.	TX0005510275	4/9/2002
Educators Publishing Service, Inc.	Right into reading : bk. 1 : a phonics-based reading comprehension program / Jane Ervin.	TX0005348540	2/9/2001
Educators Publishing Service, Inc.	Right into reading : bk. 1 : a phonics-based reading comprehension program : teacher’s key / Jane Ervin.	TX0005348541	2/9/2001
Educators Publishing Service, Inc.	Rights of parents and responsibilities of schools / compiled by James G. Meade.	TX0000223234	3/16/1979
Educators Publishing Service	Rules of the game : 2 / Mary Page, Peter Guthrie, Sloan Sable.	TX0002707208	12/13/1989

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Rules of the game, 3 / Mary Page, Peter Guthrie, Sloan Sable.	TX0003979276	2/23/1995
Educator’s Publishing Service, Inc.	Rules of the game : bk. 3, taacher’s key / Mary Page, Peter Guthrie, Sloan Sable.	TX0003069072	5/17/1991
Educators Publishing Service	Rules of the game : grammar through discovery : 1 / Mary Page, Peter Guthrie, Sloan Sable.	TX0002709084	12/13/1989
Educators Publishing Service	Rules of the game : grammar through discovery : 2 : teacher’s key / Mary Page, Peter Guthrie, Sloan Sable.	TX0002759191	2/23/1990
Educators Publishing Service, Inc.	Sarah, plain and tall / by Patricia MacLachlan.	TX0005086472	11/16/1999
Educators Publishing Service, Inc.	Senior English review exercises / by Earl F. Wood.	TX0000538125	8/19/1980
Educators Publishing Service, Inc.	Senior English review exercises. By Earl F. Wood.	RE0000555487	12/6/1991
Educators Publishing Service, Inc.	Senior English review exercises; teacher’s guide. Text: Earl F. Wood, -1960.	RE0000662205	1/10/1994
Educators Publishing Service, Inc.	Sentence power : an approach to beginning reading / by Francee R. Sugar, Jeanette Jefferson Jansky, Martin J. Hoffman, Joan Layton, Catherine Lipkin ; edited by Virginia V. James Hlavsa.	TX0004084033	8/11/1995
Educators Publishing Service, Inc.	Sequential seasonal activities : book 2 / Eldra O'Neal, Bev Wolf.	TX0001009217	11/4/1982
Educators Publishing Service, Inc.	Situation learning : schedule I.	TX0001444214	11/5/1984
Educators Publishing Service, Inc.	Skinny concepts : teacher’s journal, bk. 2 / Marsha Stanton.	TX0005200138	7/27/2000
Educators Publishing Service	Slingerland approach : an effective strategy for teaching spelling / Nancy Cushen White.	TX0002707214	12/13/1989
Educators Publishing Service, Inc.	Snake for Jake / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005989452	6/21/2004

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	So many bridges / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005994318	6/21/2004
Educators Publishing Service, Inc.	Solving language difficulties : remedial routines / Amey Steere, Caroline Z. Peck, Linda Kahn.	TX0001364687	6/25/1984
Educators Publishing Service, Inc.	Solving language difficulties, remedial routines : answer key / Amey Steere, Caroline Z. Peck, Linda Kahn.	TX0004775832	4/10/1998
Educators Publishing Service, Inc.	Solving language difficulties--remedial routines. By Amey Steere, Caroline Z. Peck & Linda Kahn.	RE0000649394	1/10/1994
Educators Publishing Service, Inc.	Spell of words : teacher’s manual / by Elsie T. Rak.	TX0000513996	7/14/1980
Educators Publishing Service, Inc.	Spellbinding 1, workbook of spelling exercises ; Spellbinding 2, workbook of spelling exercises / by Elsie T. Rak.	TX0000151566	5/23/1978
Educators Publishing Service, Inc.	Spelling dictionary for writers : a resource for independent writing: bk. 2 / by Gregory Hurray.	TX0005584921	5/17/2002
Educators Publishing Service, Inc.	Spelling practice guide : 1-2.	TX0003369705	8/6/1992
Educators Publishing Service, Inc.	Spellwell : bk. A / Nancy Hall.	TX0005563745	6/17/2002
Educators Publishing Service, Inc.	Spellwell : bk. Aa / Nancy Hall.	TX0005563741	6/17/2002
Educators Publishing Service, Inc.	Spellwell : bk. AA / Nancy Hall.	TX0004191219	1/18/1996
Educators Publishing Service, Inc.	Spellwell : bk. B / Nancy Hall.	TX0005563763	6/17/2002
Educators Publishing Service, Inc.	Spellwell : bk. B / Nancy Hall.	TX0004049471	1/9/1995
Educators Publishing Service, Inc.	Spellwell : bk. BB / Nancy Hall.	TX0005585780	6/17/2002
Educators Publishing Service, Inc.	Spellwell : bk. Bb / Nancy Hall.	TX0003974732	1/9/1995
Educators Publishing Service, Inc.	Spellwell : bk. C, CC : teacher’s guide and answer key / Nancy M. Hall.	TX0004761367	4/10/1998
Educators Publishing Service, Inc.	Spellwell : bk. C / Nancy Hall.	TX0005563737	6/17/2002
Educators Publishing Service, Inc.	Spellwell : bk. C / Nancy Hall.	TX0005276407	9/29/2000

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Spellwell : bk. Cc / Nancy Hall.	TX0005563740	6/17/2002
Educators Publishing Service, Inc.	Spellwell : bk. Cc / Nancy M. Hall.	TX0004756099	4/10/1998
Educators Publishing Service, Inc.	Spellwell : bk. D[-DD] / Nancy Hall.	TX0005370820	4/13/2001
Educators Publishing Service, Inc.	Spellwell : bks. B Bb : teacher's guide and answer key / Nancy Hall.	TX0004048747	5/30/1995
Educators Publishing Service, Inc.	Spotless house / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005995355	6/21/2004
Educators Publishing Service	Starting over--a literacy program : a combined teaching manual and student textbook for reading, writing, spelling, vocabulary, and handwriting / Joan Knight.	TX0002057007	4/27/1987
Educators Publishing Service, Inc.	Stewart English program : bk. 1, principles plus .... : teacher’s guide / Donald S. Stewart.	TX0004649165	10/17/1997
Educators Publishing Service, Inc.	Stewart English program : bk. 2, Grammar plus ... / Donald S. Stewart.	TX0004504195	3/7/1997
Educators Publishing Service, Inc.	Stewart English program : bk. 3, Writing plus ... / Donald S. Stewart.	TX0004455737	1/2/1997
Educators Publishing Service, Inc.	Stories, skills & drills in phonetic reading, comprehension, and pattern spelling : book 1 / Mary Chrismas Writer.	TX0001063642	1/12/1983
Educators Publishing Service, Inc.	Stories, skills & drills : teacher’s resource manual, book 1 / Mary Chrismas Writer.	TX0001001519	10/15/1982
Educators Publishing Service, Inc.	Story notebook, a writer’s workshop organizer : bk. 1 / Karen Smith ; ill. by Julia Smith.	TX0005358479	4/13/2001
Educators Publishing Service, Inc.	Story notebook, a writer’s workshop organizer : teacher’s guide / Karen Smith ; ill. by Julia Smith.	TX0005358480	4/13/2001
Educators Publishing Service	Story of the U. S. A., book 1, Explorers and settlers / by Franklin Escher, Jr.	TX0001503602	1/25/1985

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Story of the U. S. A. : book 2, A Young nation solves its problems / by Franklin Escher, Jr.	TX0001440548	11/5/1994
Educators Publishing Service, Inc.	Story of the U. S. A. : book 3, America becomes a giant / by Franklin Escher, Jr.	TX0001364684	6/25/1984
Educators Publishing Service, Inc.	Story of the U. S. A. : book 3, America becomes a giant / by Franklin Escher, Jr.	TX0000168803	12/26/1978
Educators Publishing Service, Inc.	Story of the USA : bk. 1, explorers and settlers : teacher’s guide / Franklin Escher, Jr.	TX0003369702	8/6/1992
Educators Publishing Service, Inc.	Story of the USA : bk. 2, A young nation solves its problems / by Franklin Escher, Jr.	TX0003724004	3/21/1994
Educators Publishing Service, Inc.	Story of the USA : bk. 2, A young nation solves its problems : teacher’s guide and answer key / by Franklin Escher, Jr.	TX0004026845	1/26/1995
Educators Publishing Service, Inc.	Story of western civilization : bk. 2, Greece and Rome build great civilizations / Alan W. Riese and Herbert J. LaSalle.	TX0003993141	1/23/1995
Educators Publishing Service, Inc.	Story of western civilization : the Middle Ages : bk. 3 / by Alan W. Riese and Herbert J. LaSalle.	TX0005370817	4/13/2001
Educators Publishing Service, Inc.	Structural arithmethic III : teacher’s guide and answer key / Margaret Stern, Toni S. Gould.	TX0003369701	8/6/1992
Educators Publishing Service	Structural arithmetic II / Margaret Stern, Toni S. Gould.	TX0002707213	12/13/1989
Educators Publishing Service	Structural arithmetic : II : teacher’s guide and answer key / Margaret Stern, Toni S. Gould.	TX0002763549	2/22/1990
Educators Publishing Service, Inc.	Success stories 1 / by Elizabeth H. Butcher, Nancy A. Simonetti.	TX0000826209	12/7/1981
Educators Publishing Service, Inc.	Success stories : teacher’s manual.	TX0001315808	4/4/1984
Educators Publishing Service, Inc.	Sugar scoring system for the Bender-Gestalt / Francee R. Sugar.	TX0004752052	4/10/1998

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Surveys of problem-solving & educational skills / developed under the direction of Lynn J. Meltzer.	TX0002052648	4/27/1987
Educators Publishing Service, Inc.	Teacher’s manual, Spellbound : phonic, reading & spelling / Elsie T. Rak.	TX0000738152	7/20/1981
Educators Publishing Service, Inc.	Teacher’s manual to accompany Slingerland college-level screening for the identification of language learning strengths and weaknesses / Carol Murray.	TX0003121844	7/18/1991
Educators Publishing Service, Inc.	Teacher’s manual to accompany the Slingerland high school level screening for the identification of language learning strengths and weaknesses / Carol Murray and Patricia Beis.	TX0003557278	5/11/1993
Educators Publishing Service, Inc.	Teaching and assessing phonics : why, what, when, how : a guide for teachers / Jeanne S. Chall, Helen M. Popp.	TX0004757457	4/10/1998
Educators Publishing Service, Inc.	Teaching and learning at home : a curriculum resource / Dorothy Burrows Johnson.	TX0004050333	4/18/1995
Educators Publishing Service, Inc.	Teaching language-deficient children : theory and application of the association method for multisensory teaching / N. Etoile DuBard, Maureen K. Martin.	TX0004028515	3/31/1995
Educators Publishing Service, Inc.	Ten essential vocabulary strategies : bk. 3 / Lee Mountain.	TX0006011205	8/10/2004
Educators Publishing Service Inc.	Test booklet for vocabulary from classical roots : E : teacher’s guide and answer key.	TX0006227600	3/14/2005
Educators Publishing Service, Inc.	Tests to accompany Word attack manual / Josephine Rudd.	TX0003100467	6/28/1991
Educators Publishing Service, Inc.	Texas Scottish Rite Hospital literacy program / Joan Keagy and Ann Sanders.	TX0003208941	12/9/1991
Educators Publishing Service, Inc.	Text book for vocabulary from classical roots D.	TX0006186031	3/14/2005

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Text book for vocabulary from classical roots E.	TX0006186029	3/14/2005
Educators Publishing Service, Inc.	Text booklet for vocabulary from classical roots D.	TX0006186028	3/14/2005
Educators Publishing Service, Inc.	Text booklet for vocabulary from classical roots E.	TX0006186030	3/14/2005
Educators Publishing Service, Inc.	Thinking about Mac and Tab : primary phonics comprehension : workbook 1.	TX0005383654	4/13/2001
Educators Publishing Service, Inc.	Thinking about Mac and Tab : teacher’s guide and answer key / Karen L. Smith.	TX0005358478	4/13/2001
Educators Publishing Service, Inc.	Thinking about Mac and Tab. / text by Karen L. Smith ; ill. by Anslie G. Philpot.	TX0005358474	4/13/2001
Educators Publishing Service, Inc.	Thinking about Mac and Tab / text by Karen L. Smith ; ill. by Anslie G. Philpot.	TX0005358484	4/13/2001
Educators Publishing Service, Inc.	Thinking about Mac and Tab. / text by Karen L. Smith ; ill. by Anslie G. Philpot.	TX0005358487	4/13/2001
Educators Publishing Service, Inc.	Up in the clouds / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005989449	6/21/2004
Educators Publishing Service, Inc.	VAK tasks for vocabulary and spelling / by C. Wilson Anderson, Jr.	TX0003704764	12/27/1993
Educators Publishing Service, Inc.	VAK tasks for vocabulary and spelling / by C. Wilson Anderson, Jr.	TX0000738154	7/20/1981
Educators Publishing Service, Inc.	VAK tasks for vocabulary and spelling : [visual, auditory, kinesthetic] : teacher’s manual and answer key / by C. Wilson Anderson.	TX0000928731	5/13/1982
Educators Publishing Service, Inc.	Vocabulary builder. Bk. 1. By Austin M. Works.	RE0000555488	12/6/1991
Educators Publishing Service, Inc.	Vocabulary builder : bk. 2 / Austin M. Works.	TX0003895703	9/29/1994
Educators Publishing Service, Inc.	Vocabulary builder. Bk. 3. By Austin M. Works, author of renewable matter: Educators Publishing Service, Inc.	RE0000594107	3/23/1992

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Vocabulary builder. Bk. 4. By Austin M. Works, author of renewable matter: Educators Publishing Service, Inc.	RE0000594105	3/23/1992
Educators Publishing Service, Inc.	Vocabulary builder : bk. 5 / by Austin M. Works.	TX0003895601	9/29/1994
Educators Publishing Service, Inc.	Vocabulary builder. Bk. 5. By Austin M. Works, author of renewable matter: Educators Publishing Service, Inc.	RE0000594106	3/23/1992
Educators Publishing Service, Inc.	Vocabulary builder : bk. 5 : teacher's key / Austin M. Works.	TX0004129949	11/30/1995
Educators Publishing Service, Inc.	Vocabulary builder : bk. 6 / by Austin M. Works.	TX0003895598	9/29/1994
Educators Publishing Service, Inc.	Vocabulary builder. Bk. 6. By Austin M. Works, author of renewable matter: Educators Publishing Service, Inc.	RE0000594108	3/23/1992
Educators Publishing Service, Inc.	Vocabulary builder : bk. 7.	TX0003945782	11/21/1994
Educators Publishing Service, Inc.	Vocabulary builder. Bk. 7. By Austin M. Works, author of renewable matter: Educators Publishing Service, Inc.	RE0000594109	3/23/1992
Educators Publishing Service, Inc.	Vocabulary builder : book 1.	TX0001449264	6/25/1984
Educators Publishing Service, Inc.	Vocabulary builder : book 2.	TX0001375224	7/6/1984
Educators Publishing Service, Inc.	Vocabulary builder : book 4.	TX0001375223	7/6/1984
Educators Publishing Service, Inc.	Vocabulary builder ; book five [& six] / by Austin M. Works.	TX0000321073	8/8/1979
Educators Publishing Service	Vocabulary builder : book five / by Austin M. Works.	TX0001503599	1/25/1985
Educators Publishing Service, Inc.	Vocabulary builder : book four / by Austin M. Works.	TX0000406363	2/11/1980
Educators Publishing Service, Inc.	Vocabulary builder ; book one [& three] / by Austin M. Works.	TX0000321072	8/8/1979
Educators Publishing Service, Inc.	Vocabulary builder : book seven / by Austin M. Works.	TX0000406364	2/11/1980

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Vocabulary builder : book six / by Austin M. Works.	TX0001440544	11/5/1984
Educators Publishing Service, Inc.	Vocabulary builder : book three / by Austin M. Works.	TX0001364681	6/25/1984
Educators Publishing Service, Inc.	Vocabulary builder : book two / by Austin M. Works.	TX0000410503	2/11/1980
Educators Publishing Service, Inc.	Vocabulary from classical roots : B : teacher’s guide and answer key / Norma Fifer, Nancy Flowers.	TX0003091507	6/26/1991
Educators Publishing Service, Inc.	Vocabulary from classical roots, B : tests / Norma Fifer, Stephen Weislogel.	TX0005085641	11/16/1999
Educators Publishing Service, Inc.	Vocabulary from Classical roots : bk. A : teacher’s guide and answer key / Norma Fifer, Nancy Flowers.	TX0006180054	3/14/2005
Educators Publishing Service, Inc.	Vocabulary from classical roots : bk. A : tests / Norma Fifer, Stephen Weislogel.	TX0005093772	11/16/1999
Educators Publishing Service, Inc.	Vocabulary from Classical roots : bk. B : teacher’s guide and answer key / Norma Fifer, Nancy Flowers.	TX0006180052	3/14/2005
Educators Publishing Service, Inc.	Vocabulary from Classical roots : bk. C : teacher’s guide and answer key / Norma Fifer, Nancy Flowers.	TX0006180055	3/14/2005
Educators Publishing Service, Inc.	Vocabulary from classical roots : bk. C : tests / Norma Fifer, Stephen Weislogel.	TX0005093768	11/16/1999
Educators Publishing Service, Inc.	Vocabulary from Classical roots : bk. D : teacher’s guide and answer key / Norma Fifer, Nancy Flowers.	TX0006180053	3/14/2005
Educators Publishing Service, Inc.	Vocabulary from classical roots : bk. D : tests / Norma Fifer, Stephen Weislogel.	TX0005093771	11/16/1999
Educators Publishing Service, Inc.	Vocabulary from classical roots, book A answer key.	TX0006166577	3/14/2005
Educators Publishing Service, Inc.	Vocabulary from classical roots, book C answer key.	TX0006166576	3/14/2005
Educators Publishing Service, Inc.	Vocabulary from classical roots, book E answer key.	TX0006166578	3/4/2005

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Vocabulary from classical roots : C : teacher’s guide and answer key / Norma Fifer, Nancy Flowers.	TX0002759192	2/23/1990
Educators Publishing Service, Inc.	Vocabulary from classical roots, D / Norma Fifer, Nancy Flowers.	TX0003979275	1/23/1995
Educators Publishing Service, Inc.	Vocabulary from classical roots : E / Norma Fifer, Nancy Flowers.	TX0003872481	6/23/1994
Educators Publishing Service, Inc.	Vocabulary from classical roots : E : teacher’s guide and answer key / Norma Fifer, Nancy Flowers.	TX0004048753	5/30/1995
Educators Publishing Service, Inc.	Vocabulary from classical roots E : tests / Norma Fifer, Stephen Weislogel.	TX0005089410	11/16/1999
Educators Publishing Service, Inc.	Vocabulary from classical roots / Norma Fifer, Nancy Flowers.	TX0005563739	6/17/2002
Educators Publishing Service, Inc.	Vocabulary from classical roots / Norma Fifer, Nancy Flowers.	TX0003407946	9/18/1992
Educators Publishing Service, Inc.	Wally Walrus / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005989447	6/21/2004
Educators Publishing Service, Inc.	Well-told tales : distinguished children’s books with activities for reading and language development / Carolyn Henderson.	TX0003558440	5/25/1993
Educators Publishing Service, Inc.	Winston grammar program : basic level : student’s workbook / Paul R. Erwin.	TX0003282007	3/30/1992
Educators Publishing Service, Inc.	Witty word play / by Frances Bloom and Mary M. Geiger ; illustrated by Mary M. Geiger.	TX0005989451	6/21/2004
Educators Publishing Service, Inc.	Word elements : how they work together / by Alan W. Riese and Herbert J. LaSalle.	TX0004084032	8/11/1995
Educators Publishing Service, Inc.	Word elements--how they work together / by Alan W. Riese and Herbert J. LaSalle.	TX0000929560	5/13/1982
Educators Publishing Service, Inc.	Word elements : how they work together : teacher’s manual / by Alan W. Riese and Herbert J. LaSalle.	TX0001037216	1/12/1983

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Wordly wise 3000 : bk. 1 / Kenneth Hodkinson, Sandra Adams.	TX0004504193	3/7/1997
Educators Publishing Service, Inc.	Wordly wise 3000 : bk. 3 / Kenneth Hodkinson, Sandra Adams.	TX0004236757	3/15/1996
Educators Publishing Service, Inc.	Wordly wise 3000 : bk. 3 / Kenneth Hodkinson, Sandra Adams.	TX0004504194	3/7/1997
Educators Publishing Service, Inc.	Wordly wise 3000 : bk. 4 / Kenneth Hodkinson, Sandra Adams.	TX0004217315	3/15/1996
Educators Publishing Service, Inc.	Wordly wise 3000 : bk. 4 / Kenneth Hodkinson, Sandra Adams.	TX0004493517	3/7/1997
Educators Publishing Service, Inc.	Wordly wise 3000 : bk. 7 / Kenneth Hodkinson, Sandra Adams.	TX0005364311	4/13/2001
Educators Publishing Service, Inc.	Wordly wise 3000 : bk. 8 / Kenneth Hodkinson, Sandra Adams.	TX0005364312	4/13/2001
Educators Publishing Service, Inc.	Wordly wise 3000 : bk. 9 / Kenneth Hodkinson, Sandra Adams.	TX0005370821	4/13/2001
Educators Publishing Service, Inc.	Wordly wise 3000 : bk. A / by Kenneth Hodkinson and Sandra Adams.	TX0005370832	4/13/2001
Educators Publishing Service, Inc.	Wordly wise 3000 : vocabulary workbooks for grades 4-12, sample lessons for grades 4-8 / Kenneth Hodkinson, Sandra Adams.	TX0004772045	4/10/1998
Educators Publishing Service, Inc.	Wordly wise. Bk. 1-2. By Kenneth Hodkinson and Joseph Ornato.	RE0000701594	4/10/1995
Educators Publishing Service, Inc.	Wordly wise : bk. 1 / Kenneth Hodkinson & Joseph G. Ornato.	TX0003952634	12/8/1994
Educators Publishing Service, Inc.	Wordly wise : book 1 [& 2] : teacher’s key / by Kenneth Hodkinson & Joseph G. Ornato.	TX0000321074	8/2/1979
Educators Publishing Service, Inc.	Wordly wise : book 1, [4 & 6] / Kenneth Hodkinson & Joseph G. Ornato.	TX0001210393	10/6/1983
Educators Publishing Service, Inc.	Wordly wise : book 2.	TX0001315805	4/4/1984
Educators Publishing Service, Inc.	Wordly wise : book 3.	TX0001315806	4/4/1984

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Wordly wise : book 5 / Kenneth Hodkinson & Joseph G. Ornato.	TX0001232317	9/2/1983
Educators Publishing Service	Wordly wise : book 8 / Kenneth Hodkinson.	TX0001457946	9/2/1983
Educators Publishing Service, Inc.	Wordly wise : book 8 / Kenneth Hodkinson.	TX0000250249	4/16/1979
Educators Publishing Service, Inc.	Wordly wise : book 9.	TX0001481826	9/2/1983
Educators Publishing Service, Inc.	Wordly wise : book 9 / Kenneth Hodkinson.	TX0000379638	12/6/1979
Educators Publishing Service, Inc.	Wordly wise : book A[-C] : answer key / Kenneth Hodkinson.	TX0000859475	2/23/1982
Educators Publishing Service, Inc.	Wordly wise : book A[-C] / Kenneth Hodkinson.	TX0000813520	9/9/1981
Educators Publishing Service, Inc.	Wordly wise books / [book [1-7] Kenneth Hodkinson & [book 1-4] Joseph G. Ornato.	TX0000168804	12/26/1978
Educators Publishing Service	Wordly wise readers : series A, book 1 [-6] / Kenneth Hodkinson ; [ill. and cover design by Dana Franzen]	TX0001531206	1/25/1985
Educators Publishing Service	Wordly wise readers : workbook A / Kenneth Hodkinson ; [ill. and cover design by Dana Franzen].	TX0001503601	1/25/1985
Educators Publishing Service	Wordly wise reading : bk. 1-2, with writing and comprehension exercises / Kenneth Hodkinson.	TX0002707215	12/13/1989
Educators Publishing Service, Inc.	Wordly wise teacher’s key : bk. 5 / Kenneth Hodkinson.	TX0004446503	12/16/1996
Educators Publishing Service, Inc.	Wordly wise : teacher’s key, book 3 / Kenneth Hodkinson & Joseph G. Ornato.	TX0000250248	4/16/1979
Educators Publishing Service, Inc.	Wordly wise : teacher’s key, book 4 / Kenneth Hodkinson & Joseph G. Ornato.	TX0000250247	4/16/1979
Educators Publishing Service, Inc.	Wordly wise : teacher’s key, book 5 / Kenneth Hodkinson.	TX0000250246	4/16/1979

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Wordly wise : teacher’s key, book 6 / Kenneth Hodkinson.	TX0000231865	4/16/1979
Educators Publishing Service, Inc.	Wordly wise : teacher’s key, book 7 / Kenneth Hodkinson.	TX0000231864	4/16/1979
Educators Publishing Service, Inc.	Wordly wise : teacher’s key, book 8 / Kenneth Hodkinson.	TX0000231863	4/16/1979
Educators Publishing Service, Inc.	Words I use when I write : teacher's guide / by Alana Trisler and Patrice Howe Cardiel.	TX0006271527	11/22/2005
Educators Publishing Service, Inc.	Workbook of resource words for phonetic reading : bk. 3 / by C. Wilson Anderson.	TX0002077959	4/27/1987
Educators Publishing Service, Inc.	Workbook of resource words for phonetic reading : book 1[-2] / by C. Wilson Anderson.	TX0000584746	11/24/1980
Educators Publishing Service, Inc.	Worldly wise 3000 : bk. 1, Kenneth Hodkinson, Sandra Adams.	TX0004303546	5/22/1996
Educators Publishing Service, Inc.	Worldly wise 3000 : bk. 2 / Kenneth Hodkinson, Sandra Adams.	TX0004565025	4/10/1998
Educators Publishing Service, Inc.	Worldly wise 3000 / by Kenneth Hodkinson and Sandra Adams ; text ill. by Anne Lord ; cover art by Carol Maglitta.	TX0005445918	9/24/2001
Educators Publishing Service, Inc.	Worldly wise : bk. 9 / Kenneth Hodkinson.	TX0003100430	7/1/1991
Educators Publishing Service, Inc.	Write about me, write about my world : teacher’s guide / by Elsie S. Wilmerding.	TX0006008035	8/10/2004
Educators Publishing Service	Writing skills 1-2 / Diana Hanbury King.	TX0002707274	12/13/1989
Educators Publishing Service, Inc.	Writing skills 2 / Diana Hanbury King.	TX0004084040	8/11/1995
Educators Publishing Service, Inc.	Writing skills : bk. 1 / Diana Hanbury King.	TX0006011206	8/10/2004
Educators Publishing Service, Inc.	Writing skills for the adolescent / Diana Hanbury King.	TX0001681558	10/25/1985
Educators Publishing Service, Inc.	Writing with a point / Ann Harper, Jeanne B. Stephens.	TX0003979277	1/23/1995

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Writing with a point / Ann Harper, Jeanne B. Stephens.	TX0002072303	4/27/1987
Educators Publishing Service, Inc.	Written basic English for dyslexic students : transition to the classroom / Marietta Laing Biddle.	TX0004748814	4/10/1998
Educators Publishing Services, Inc.	Attack math teacher’s resource book / Carole Greenes, Linda Schulman, Rika Spungin, George Immerzeel.	TX0005358305	4/13/2001
Educators Publishing Services, Inc.	Beyond the code : bk. 1 / Nancy M. Hall.	TX0005358310	4/13/2001
Educators Publishing Services, Inc.	Beyond the code : comprehension and reasoning skills : bk. 4 / Nancy M. Hall ; illustrated by Hugh Price an Alan Price.	TX0005504580	4/9/2002
Educators Publishing Services, Inc.	Bookwise : a literature guide, roll of thunder, hear my cry / Anita Moss.	TX0005358318	4/13/2001
Educators Publishing Services, Inc.	Bookwise : a literature guide, stone fox / Edith Baxter.	TX0005358317	4/13/2001
Educators Publishing Services, Inc.	Bookwise : a literature guide, the witch of Blackbird Pond / Molly Flender & Sonia Landes.	TX0005358311	4/13/2001
Educators Publishing Services, Inc.	Bookwise : a literature guide, tuck everlasting / Molly Flender & Sonia Landes.	TX0005358314	4/13/2001
Educators Publishing Services, Inc.	Dyslexia training program : schedule 1 student's book / Patricia Bailey Beckham, Marietta Laing Biddle.	TX0005358315	4/13/2001
Educators Publishing Services, Inc.	Multi-sensory approach to language arts, book 2 : teaching manual	TX0005358308	4/13/2001
Educators Publishing Services, Inc.	Stepping stones : a path to critical thinking : bk. 2 / Vera Schneider ; illustrated by Ruth Linstromberg.	TX0005504581	4/9/2002
Educators Publishing Services, Inc.	Story notebook : a writer’s workshop organizer, bk. 2 / Karen L. Smith.	TX0005358316	4/13/2001
Educators Publishing Services, Inc.	Thinking about Mac and Tab : primary phonics comprehension workbook 5 / by Karen L. Smith.	TX0005358307	4/13/2001

Claimant	Title	Reg Number	Reg Date
Educators Publishing Services, Inc.	Voculary builder : bk. 1 / Austin M. Works.	TX0003895590	9/29/1994
Educators Publishing Services, Inc.	Voculary builder : bk. 3 / Austin M. Works.	TX0003895591	9/29/1994
Educators Publishing Services, Inc.	Voculary builder : bk. 4 / Austin M. Works.	TX0003895589	9/29/1994
Educators Publishing Service, a division of School Specialty, Inc.	Primary Phonics Intervention Guide Levels 1-6.	TX0007039394	8/31/2009
Educators Publishing Service, a division of School Specialty, Inc.	Primary Phonics Teacher’s Guide 1-2-3.	TX0007039363	8/31/2009
Educators Publishing Service, a division of School Specialty, Inc.	Primary Phonics Teacher’s Guide 4-5-6.	TX0007039405	8/31/2009
Educators Publishng Services, Inc.	Explode the code 5	TX0003700928	12/17/1993
Educators Publishing Service	Screening Tests for identifying Children with Specific Language Disability: Teacher’s Manual	A 135391	1970
Educators Publishing Service	Screening Tests for identifying Children with Specific Language Disability (Form A)	A 146679	1970
Educators Publishing Service	Screening Tests for identifying Children with Specific Language Disability (Form A, B, C)	A 146681	1970
Educators Publishing Service	Screening Tests for identifying Children with Specific Language Disability (Form B and C)	A 176670	1970
Educators Publishing Service	Screening Tests for identifying Children with Specific Language Disability: Teacher’s Manual	A 208864	1971
Educators Publishing Service	A First Course in Phonic Reading Teacher’s Manual	A 221464	1971
Educators Publishing Service	Second English Review	A 288862	1971
Educators Publishing Service	A Second Course in Phonic Reading Book 1 and Teacher’s Manual	A 301523	1971
Educators Publishing Service	A First Course in Phonic Reading	A 301524	1971
Educators Publishing Service	A First Course in Phonic Reading	A 390375	1972

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	First English Review	A 390378	1972
Educators Publishing Service	First English Review	A 576535	1962
Educators Publishing Service	Word Attack Manual and Test Booklet	A 576558	1962
Educators Publishing Service	Junior English review Exercises Book II	A 576560	1960
Educators Publishing Service	Second English Review	A 592196	1962
Educators Publishing Service	College Entrance Review in English Aptitude, Supplement	A 593201	1947
Educators Publishing Service	College Entrance Review in English Aptitude	A 600551	1962
Educators Publishing Service	Composition Book 2	A 624005	1963
Educators Publishing Service	Composition Book 1	A 624007	1963
Educators Publishing Service	A First Course in Remedial Reading (Student Workbook and TM)	A 631830	1963
Educators Publishing Service	Junior English Review Exercises Book I	A 656806	1963
Educators Publishing Service	College Entrance Review in English Aptitude	A 669316	1975
Educators Publishing Service	Basic Language Principles with Language Background	A 680788	1964
Educators Publishing Service	First English Review	A 718331	1964
Educators Publishing Service	Second English Review	A 718332	1964
Educators Publishing Service	A Second Course in Phonetic Reading Book 1	A 722585	1964
Educators Publishing Service	A Second Course in Phonetic Reading	A 722586	1964
Educators Publishing Service	A First Course in Phonic Reading and Teacher’s Manual	A 788984	1965
Educators Publishing Service	A Childs Spelling System: The Rules	A 792458	1965
Educators Publishing Service	Structures and Techniques: Remedial Language Training	A 79987	1969

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service	Screening Tests for Identifying Children with Specific Language Disability (Form A, B, and C, and Teacher’s Manual)	A 811863	1966
Educators Publishing Service	Junior English Review	A 823303	1965
Educators Publishing Service	Mac	A 847404	1966
Educators Publishing Service	Ted	A 847409	1966
Educators Publishing Service	The Wig	A 847410	1966
Educators Publishing Service	Teacher’s guide Senior English Review Exercises	A 866656	1966
Educators Publishing Service	Solving Language Difficulties	A 875 259	1966
Educators Publishing Service	Screening Tests for Identifying Children with Specific Language Disability: Teacher’s Manual	A 896 250	1967
Educators Publishing Service	Preparing the Research Paper	A 935 498	1967
Educators Publishing Service	Alphabetic Phonics: Structures and Procedures, Coding and Terminology, Formulas for Diving Words into Syllables, Formulas for Spelling Words	A 935500	1967
Educators Publishing Service	Alphabetic Phonics Workbook1	A 935502	1927
Educators Publishing Service	Alphabetic Phonics Alphabet Cards	A 942771	1967
Educators Publishing Service	Wordly Wise Book 1 and 2	A 950553	1967
Ann Staman	Handprints : an early reading program : book C	TX0005320058	11/7/2000
Barbara W. Maker and Sons, Inc., revisions: Educators Publishing Service, Inc., employer for hire	More primary phonics storybooks : bk 1-10	TX0004523410	1/2/1997
Barbara W. Maker and Sons, Inc., rev materials: Educators Publishing Service, Inc., employer for hire	Primary Phonics Set 4	TX0004756906	4/10/1998
Educators Publishing Service, Inc.	Vocabulary from classical roots : bk. 5	TX0006320456	1/6/2006
Educators Publishing Service, Inc.	Vocabulary from classical roots : bk. 5 : teacher’s guide and answer key	TX0006320457	1/6/2006

Claimant	Title	Reg Number	Reg Date
Educators Publishing Service, Inc.	Vocabulary from classical roots : bk. 6	TX0006320458	1/6/2006
Educators Publishing Service, Inc.	Phonics plus C : reteach and practice differentiated instruction guide	TX0006320459	1/6/2006
Education Publishing Service	SPIRE level 6 word cards	TX0006409208	6/30/2006
Educators Publishing Service	Phonics plus K	TX0006320455	1/6/2006
Ann Staman	Handprints teacher’s guide for book A	TX0005144929	2/14/2000
Ann Staman	Handprints, book A	TX0005144930	2/14/2000
Ann Staman	Handprints storybook B	TX0005155890	2/14/2000
Ann Staman	Handprints : bk. B: an early reading program	TX0005169444	3/14/2000
Ann Staman	Handprints : storybooks C, set 1	TX0005266984	4/20/2000
Ann Staman	Handprints : an early reading program : teacher’s guide for book C	TX0005253117	12/26/2000
Ann Staman	Handprints : an early reading program : teacher’s guide for storybooks B	TX0005266879	4/20/2000
Ann Staman	Handprints : an early reading program : teacher’s guide for book B	TX0005266880	4/20/2000
Ann Staman	Handprints : an early reading program, set 2	TX0005375592	4/13/2001
Ann Staman	Handprints: an early reading program, storybooks D, set 1	TX0005613024	9/9/2002
Ann Staman	Handprints : an early reading program, teacher’s guide for storybooks C, set .	TX0005309367	11/7/2000
Ann Staman	Handprints : an early reading program :bk. D.	TX0005504579	4/9/2002
Ann Staman	Handprints : an early reading program : storybooks B, set 2	TX0006123207	3/4/2005
Ann Staman	Handprints: Storybooks A, Set 3	TX0006829408	9/28/2007
Ann Staman	Handprints: Storybooks B, Sets 3	TX0006829409	9/28/2007

FREY SCIENTIFIC

Claimant	Title	Reg. Number	Reg. Date
Frey Scientific Company	Frey Scientific Company : [catalog] : high school and college science materials.	TX0000446751	4/4/1980
Frey Scientific Company	Frey Scientific Company : [catalog] : high school and college science materials.	TX0000228899	4/16/1979
Frey Scientific Company	Leaves of North America.	TX0002020336	1/16/1987
Frey Scientific Company	Optical illusion.	TXu000476194	4/8/1991
Frey Scientific Company	Periodic table and atomic data.	TX0001410039	7/30/1984
Frey Scientific Company	Periodic table and atomic data : with illustrated text of nuclear terms.	TX0000685984	5/11/1981
Frey Scientific Company	Profile map showing oceanic features.	TX0003146858	4/18/1991
Frey Scientific Company, Inc.	Animal tissues : structure of skin, bone, muscle, and nerve.	TX0000770919	8/31/1981
Frey Scientific Company, Inc.	Bacteria and virus : structure of bacteria and virus.	TX0000770922	8/31/1981
Frey Scientific Company, Inc.	DNA--the basis of life : structure and nature of hereditary material.	TX0000770921	8/31/1981
Frey Scientific Company, Inc.	Ecology : carbon and nitrogen cycles.	TX0000770923	8/31/1981
Frey Scientific Company, Inc.	Evolution : four elements of modern synthetic theory.	TX0000770913	8/31/1981
Frey Scientific Company, Inc.	Frey biology charts : origin, composition, and evolution of living matter : [no.] 1.	TX0000770912	8/31/1981
Frey Scientific Company, Inc.	Frey Scientific Company : [catalog] : high school and college science materials.	TX0001555051 TX0001552319 TX0001555048	4/5/1985 4/5/1985 4/5/1985
Frey Scientific Company, Inc.	Frey Scientific Company : [catalog] : high school and college science materials.	TX0001289581 TX0001289583	2/24/1984 2/24/1984

Claimant	Title	Reg. Number	Reg. Date
Frey Scientific Company, Inc.	Frey Scientific Company : [catalog] : high school and college science materials.	TX0001089635 TX0001089718	3/25/1983 3/25/1983
Frey Scientific Company, Inc.	Frey Scientific Company : [catalog] : high school and college science materials.	TX0000947371 TX0000926359	3/18/1982 3/18/1982
Frey Scientific Company, Inc.	Frey Scientific Company : [catalog] : high school and college science materials.	TX0000651650 TX0000657272	3/16/81 3/3/81
Frey Scientific Company	Frey Scientific Company elementary science : catalog no. 384.	TX0001473941	3/22/1984
Frey Scientific Company, Inc.	Generalized cell : structure of a typical cell.	TX0000770914	8/31/1981
Frey Scientific Company, Inc.	Meiosis : sexual reproduction of cells.	TX0000770916	8/31/1981
Frey Scientific Company, Inc.	Mitosis : asexual reproduction of cells.	TX0000770915	8/31/1981
Frey Scientific Company, Inc.	Monohybrid cross : Mendel's classic pea plant cross.	TX0000770920	8/31/1981
Frey Scientific Company, Inc.	Photosynthesis : cyclic and noncyclic light reaction and carbon fixation.	TX0000770917	8/31/1981
Frey Scientific Company, Inc.	Plant tissues : structure of leaf, stem, and root.	TX0000770918	8/31/1981

HAMMOND & STEPHENS

Claimant	Title	Reg. Number	Reg. Date
Hammond & Stephens Company	Hammond & Stephens Company--Agriculture award : Agriculture award.	VA0000171217	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Art award : Art award.	VA0000171239	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Athletic award : Athletic award.	VA0000171232	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Attendance award : Attendance award.	VA0000171225	11/5/1984

Claimant	Title	Reg. Number	Reg. Date
Hammond & Stephens Company	Hammond & Stephens Company--Band award : Band award.	VA0000171233	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Business award : Business award.	VA0000171224	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Cheerleading award : Cheerleading award.	VA0000171226	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Choir award : Choir award.	VA0000171218	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Citizenship award : Citizenship award.	VA0000171240	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Computer award : Computer award.	VA0000171241	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Dance award : Dance award.	VA0000171242	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Debate award : Debate award.	VA0000171219	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Drama award : Drama award.	VA0000171237	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Driver education award : Driver education award.	VA0000171236	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Foreign language award : Foreign language award.	VA0000171235	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Gymnastics award : Gymnastics award.	VA0000171234	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Handwriting award : Handwriting award.	VA0000171238	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Health award : Health award.	VA0000171243	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Home economics award : Home economics award.	VA0000171244	11/5/1984

Claimant	Title	Reg. Number	Reg. Date
Hammond & Stephens Company	Hammond & Stephens Company--Honor award : Honor award.	VA0000171245	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Honor roll award : Honor roll award.	VA0000171220	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Honor Society award : Honor Society award.	VA0000171221	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Industrial arts award : Industrial arts award.	VA0000171246	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Journalism award : Journalism award.	VA0000171247	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Language arts award : Language arts award.	VA0000171248	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Mathematics award : Mathematics award.	VA0000171249	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Outstanding achievement award : Outstanding achievement award.	VA0000171222	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Physical education award : Physical education award.	VA0000171250	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Principal award : Principal award.	VA0000171223	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Reading award : Reading award.	VA0000171251	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Safety award : Safety award.	VA0000171227	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Science award : Science award.	VA0000171228	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Social studies award : Social studies award.	VA0000171229	11/5/1984

Claimant	Title	Reg. Number	Reg. Date
Hammond & Stephens Company	Hammond & Stephens Company--Spelling award : Spelling award.	VA0000171230	11/5/1984
Hammond & Stephens Company	Hammond & Stephens Company--Student Council award : Student Council award.	VA0000171231	11/5/1984
Hammond & Stephens Company	S.C.O.B.I. program for lesson planning : Lesson planning.	TX0001544708	3/15/1985

NEO/SCI

Claimant	Title	Reg. Number	Reg. Date
Neosci Corporation	IntelPlay QX3 computer microscope, school edition : curriculum guide.	TX0005663722	10/25/2002

PREMIER AGENDAS, INC.

Claimant	Title	Reg. Number	Reg. Date
Premier Agendas, Inc.	Discover book log.	TX0005691112	2/26/2003
Premier Agendas, Inc.	2003 family in focus calendar.	TX0005691113	2/26/2003
Premier Agendas, Inc.	94/95.	TX0004485973	8/29/1996
Premier Agendas, Inc.	Academic 2001/2002 : student planner.	TX0005579875	6/21/2002
Premier Agendas, Inc.	Agenda 1994/1995.	TX0004485971	8/29/1996
Premier Agendas, Inc.	Agenda program manual for educators to help maximize school effectiveness.	TX0004962448	4/12/1999
Premier Agendas, Inc.	American High School student handbook 2001-2002.	TX0005579851	6/21/2002
Premier Agendas, Inc.	American middle school student handbook, 2001-2002.	TX0005575743	6/21/2002
Premier Agendas, Inc.	Building character.	TX0005578425	6/21/2002
Premier Agendas, Inc.	Building Good Character.	TX0007232365	9/24/2008

Claimant	Title	Reg. Number	Reg. Date
Premier Agendas, Inc.	Catholic Resource Supplement- Elementary.	TX0007232569	10/7/2008
Premier Agendas, Inc.	Catholic Resource Supplement- Middle and High School.	TX0007219036	9/24/2008
Premier Agendas, Inc.	Central High School school agenda ‘93-94.	TX0004346836	8/29/1996
Premier Agendas, Inc.	Conflict resolution.	TX0005706279	2/26/2003
Premier Agendas, Inc.	D. Russell Parks Junior High School : student handbook ‘90-‘91 : sample : Premier middle school reminder ‘90-‘91.	TX0004485975	8/29/1996
Premier Agendas, Inc.	Destination--character / material written by Ann C. Dotson & Karen D. Wisont.	TX0005579855	6/21/2002
Betty Ford Center, Premier Agendas, Inc.	Drug and Alcohol Prevention.	TX0007232377	9/24/2008
Premier Agendas, Inc.	Elementary Study Skills and Test Preparation.	TX0007232280	9/24/2008
Premier Agendas, Inc.	Enter the Premier circle of success and develop a community of learners : Premier school agenda.	TX0004485974	8/29/1996
Premier Agendas, Inc.	Eudora Senior High School : Premier School Agendas ‘92-93.	TX0004360229	8/29/1996
Premier Agendas, Inc.	Fiesta Lincoln-Mercury auto agenda ‘96.	TX0004482039	8/29/1996
Premier Agendas, Inc.	Financial Planning.	TX0007232283	9/24/2008
Premier Agendas, Inc.	Franklin collegiate events planner/agenda.	TX0005123385	1/11/2000
Premier Agendas, Inc.	Franklin compass agenda : 1998/99.	TX0004962461	4/12/1999
Premier Agendas, Inc.	George Washington Carver Magnet School : student handbook 93-94.	TX0004485972	8/29/1996
Premier Agendas, Inc.	Health and Wellness.	TX0007146365	9/30/2008
Premier Agendas, Inc.	If I plan to learn, I must learn to plan.	TX0004797072	6/12/1998
Premier Agendas, Inc.	Journeying in our faith.	TX0005837200	6/21/2003

Claimant	Title	Reg. Number	Reg. Date
Premier Agendas, Inc.	Kaimuki High School student handbook 2001-2002.	TX0005811847	6/21/2003
Premier Agendas, Inc.	Lincoln Elementary School student handbook, 2002-2003.	TX0005575742	6/21/2002
Premier Agendas, Inc.	Loda Grade School student handbook, 2001-2002.	TX0005575747	6/21/2002
Premier Agendas, Inc.	Making Character Count.	TX0007144213	9/30/2008
Premier Agendas, Inc.	My journal.	TX0004791781	6/12/1998
Premier Agendas, Inc.	My journal.	TX0004346838	8/29/1996
Premier Agendas, Inc.	Online Safety.	TX0007146220	9/30/2008
Premier Agendas, Inc.	Personal planning & study resource guide.	TX0004341561	7/15/1996
Premier Agendas, Inc.	Plan for success 2002-2003 planner.	TX0005579866	6/21/2002
Premier Agendas, Inc., The College Board	Premier Agenda for CollegeEd - Freshman Edition 2008-2009.	TX0007215645	10/24/2008
The College Board, Premier Agendas Inc.	Premier Agenda for CollegeEd - Middle School Edition 2008-2009.	TX0007224294	11/3/2008
The College Board, Premier Agendas Inc.,	Premier Agenda for CollegeEd - Senior Edition 2008-2009.	TX0007201590	10/16/2008
The College Board, Premier Agendas Inc.	Premier Agenda for CollegeEd Sophomore Edition 2008-2009.	TX0007161603	10/16/2008
Premier Agendas, Inc.	Premier auto agenda.	TX0004482038	8/29/1996
Premier Agendas, Inc.	Premier Bilingual Spanish-English Agenda Middle Level Edition 2008-2009.	TX0007190057	9/12/2008
Premier Agendas, Inc.	Premier binder reminder, 1994-1995.	TX0004346839	8/29/1996
Premier Agendas, Inc.	Premier binder reminder ‘90-91.	TX0003745173	6/17/1994
Premier Agendas, Inc.	Premier binder reminder 91/92.	TX0003745067	4/26/1994
Premier Agendas, Inc.	Premier Character Development Agenda Elementary Edition 2008-2009.	TX0007233192	10/6/2008

Claimant	Title	Reg. Number	Reg. Date
Premier Agendas, Inc.	Premier Character Development Agenda - Primary Edition 2008-2009.	TX0007234888	10/7/2008
Premier Agendas, Inc.	Premier compass agenda, 2000-2001.	TX0005241010	7/5/2000
Premier Agendas, Inc	Premier compass agenda : PCA : millennium : agenda 1999-2000.	TX0005126817	1/11/2000
Premier Agendas, Inc.	Premier Compass Planner 2008-2009.	TX0007161589	10/10/2008
Premier Agendas, Inc.	Premier discover agenda.	TX0005579838	6/21/2002
Premier Agendas, Inc.	Premier discover agenda, 2002-03.	TX0005575744	6/21/2002
Premier Agendas, Inc.	Premier discover agenda, 2002-03.	TX0005575746	6/21/2002
Premier Agendas, Inc.	Premier discover agenda, 2002-03.	TX0005914302	2/13/2004
Premier Agendas, Inc.	Premier Early Learning Agenda.	TX0007187707	9/30/2008
Premier Agendas, Inc.	Premier elementary agenda 1996-1997.	TX0004346837	8/29/1996
Premier Agendas, Inc.	Premier elementary agenda, 1998-1999.	TX0004960012	4/12/1999
Premier Agendas, Inc.	Premier elementary agenda, 2000-2001.	TX0005241011	7/5/2000
Premier Agendas, Inc.	Premier elementary agenda, 2001-2002.	TX0005420297	7/27/2001
Premier Agendas, Inc.	Premier Elementary Agenda : class act : 1997-1998.	TX0004791748	6/12/1998
Premier Agendas, Inc.	Premier elementary level agenda.	TX0005125329	1/11/2000
Premier Agendas, Inc.	Premier Faith and Life Agenda Elementary Edition 2008-2009.	TX0007252989	10/7/2008
Premier Agendas, Inc.	Premier Faith and Life Agenda High School Edition, 2008-2009.	TX0007135172	10/10/2008
Premier Agendas, Inc.	Premier Faith and Life Agenda Middle Level Edition 2008-2009.	TX0007207637	10/2/2008
Premier Agendas, Inc.	Premier Foundations Agenda - Elementary Edition 2008-2009.	TX0007189233	9/30/2008
Premier Agendas, Inc.	Premier Foundations Agenda - High School Edition, 2008-2009.	TX0007224016	10/7/2008

Claimant	Title	Reg. Number	Reg. Date
Premier Agendas, Inc.	Premier Foundations Agenda Middle School 2008-2009.	TX0007189266	9/30/2008
Premier Agendas, Inc.	Premier Foundations Agenda - Primary Edition 2008-2009.	TX0007219308	10/24/2008
Premier Agendas, Inc.	Premier Health and Wellness Agenda - Elementary Edition 2008-2009.	TX0007221680	11/28/2008
Premier Agendas, Inc.	Premier Kaplan Test Prep Agenda 2008-2009.	TX0007261150	11/24/2008
Premier Agendas, Inc.	Premier Legacy Educator Planner 2008-2009.	TX0007189189	9/30/2008
Premier Agendas, Inc.	Premier middle level agenda.	TX0005125327	1/11/2000
Premier Agendas, Inc.	Premier middle level agenda, 1998-1999.	TX0004960011	4/12/1999
Premier Agendas, Inc.	Premier middle level agenda, 2000-2001.	TX0005241013	7/5/2000
Premier Agendas, Inc.	Premier middle level agenda, 2001-2002.	TX0005420295	7/27/2001
Premier Agendas, Inc.	Premier middle level plan-it, 2001-2002.	TX0005420296	7/27/2001
Premier Agendas, Inc.	Premier middle level plan-it, 2002-2003.	TX0005900935	6/21/2002
Premier Agendas, Inc.	Premier middle school reminder ’91-92.	TX0003745175	6/17/1994
Premier Agendas, Inc.	Premier Plan-It.	TX0005575745	6/21/2002
Premier Agendas, Inc.	Premier Plan-it 1996.	TX0004360227	8/29/1996
Premier Agendas, Inc.	Premier plan-it : agenda 2001-2002.	TX0005420316	7/27/2001
Premier Agendas, Inc.	Premier primary agenda, 2000-2001.	TX0005241014	7/5/2000
Premier Agendas, Inc.	Premier primary journal.	TX0005125328	1/11/2000
Premier Agendas, Inc.	Premier primary journal, 1998-1999.	TX0004960010	4/12/1999
Premier Agendas, Inc.	Premier primary journal, 2001-2002.	TX0005420294	7/27/2001
Premier Agendas, Inc.	Premier school agenda 1995/96.	TX0004485977	8/29/1996
Premier Agendas, Inc.	Premier school agenda 1995/96.	TX0004486867	8/29/1996

Claimant	Title	Reg. Number	Reg. Date
Premier Agendas, Inc.	Premier School Agenda, 1996/97.	TX0004360228	8/29/1996
Premier Agendas, Inc.	Premier school agenda 1996/97.	TX0004485978	8/29/1996
Premier Agendas, Inc.	Premier School Agenda, 1998-1999.	TX0004962462	4/12/1999
Premier Agendas, Inc.	Premier school agenda, 2000-2001.	TX0005240771	7/5/2000
Premier Agendas, Inc.	Premier school agenda 88/89.	TX0003745064	4/26/1994
Premier Agendas, Inc.	Premier school agenda 89/90.	TX0003745065	4/26/1994
Premier Agendas, Inc.	Premier school agenda 90/91.	TX0003745066	4/26/1994
Premier Agendas, Inc.	Premier school agenda 92/93.	TX0003745068	4/26/1994
Premier Agendas, Inc.	Premier school agenda 93/94.	TX0003745069	4/26/1994
Premier Agendas, Inc.	Premier school agendas.	TX0005123384	1/11/2000
Premier Agendas, Inc.	Premier School Agendas.	TX0004791749	6/12/1998
Premier Agendas, Inc.	Premier School Agendas.	TX0004797071	6/12/1998
Premier Agendas, Inc.	Premier School Agendas 1996-1997.	TX0004485976	8/29/1996
Premier Agendas Inc.	Premier Spanish/English Bilingual Agenda Elementary Edition 2008-2009.	TX0007189331	9/30/2008
Premier Agendas Inc.	Premier Spanish/English Bilingual Agenda Primary Edition 2008-2009.	TX0007189306	9/30/2008
Premier Agendas Inc.	Premier TimeTracker Agenda - Elementary Edition 2008-2009.	TX0007173009	10/31/2008
Premier Agendas Inc.	Premier TimeTracker Agenda High School Edition 2008-2009.	TX0007156686	10/8/2008
Premier Agendas Inc.	Premier TimeTracker Agenda- Middle Level Edition 2008-2009.	TX0007207395	10/9/2008
Premier Agendas Inc.	Premier TimeTracker Agenda Primary Edition 2008-2009.	TX0007189874	9/30/2008
Premier Agendas, Inc.	Premiere compass : agenda 2001-2002.	TX0005420318	7/27/2001
Premier Agendas, Inc.	Premiere discover agenda.	TX0005580041	6/21/2002
Premier Agendas, Inc.	Premiere school agenda 2001-2002.	TX0005420317	7/27/2001

Claimant	Title	Reg. Number	Reg. Date
Premier Agendas, Inc.	School agenda 85/86.	TX0003745061	4/26/1994
Premier Agendas, Inc.	School agenda 86/87.	TX0003745062	4/26/1994
Premier Agendas, Inc.	School Smart Agenda - Middle Level Edition 2008-2009.	TX0007149089	10/9/2008
Premier Agendas, Inc.	School Smart Agenda Primary Edition 2008 - 2009.	TX0007189829	9/12/2008
Premier Agendas Inc.	Stand Up ... Against Bullying!	TX0007146378	9/30/2008
Premier Agendas Inc.	Stand Up! Speak Out!	TX0007144224	9/30/2008
Premier Agendas, Inc.	Student handbook and student planning calendar 1992-1993.	TX0003745174	6/17/1994
Premier Agendas, Inc.	Student handbook study guide and assignment calendar, 1987-88.	TX0003745063	4/26/1994
Premier Agendas Inc.	Study Skills and Test Preparation.	TX0007139359	10/31/2008
Premier Agendas, Inc.	Summit survival guide.	TX0005704343	2/26/2003
Premier Agendas, Inc.	Taft Junior High School student handbook assignment organizer.	TX0003745176	6/17/1994
Premier Agendas Inc.	Take Action...Against Bullying!	TX0007159107	10/10/2008
Premier Agendas, Inc.	Tate High School : student handbook 91-92.	TX0004482036	8/29/1996
Premier Agendas, Inc.	Utah Association of Secondary School Principals.	TX0004094588	9/27/1995
Premier Agendas, Inc.	What is character? / Anne C. Dotson and Karen D. Wisont, 1963-.	TX0005241012	7/5/2000
Premier Agendas, Inc.	Premier Smart Pack.	TX0005567371	2/26/2003
Premier School Agendas, Inc.	Compass for Campus : facilitator guide.	TX0005122076	1/11/2000
Premier School Agendas, Ltd.	Premier elementary reminder 1989-90.	TX0004334250	7/15/1996
Premier School Agendas, Ltd	Premier elementary reminder ‘90-91.	TX0004334249	7/15/1996
Premier School Agendas, Ltd	Premier elementary reminder ‘91-92.	TX0004334248	7/15/1996
Premier School Agendas, Ltd.	Saltar’s point, Steilacoom, Premier School Agenda ‘92-93.	TX0004471116	7/15/1996

SAX ARTS & CRAFTS

Claimant	Title	Reg. Number	Reg. Date
Sax Arts and Crafts	Sax Arts and Crafts	TX0000015409	2/13/1978

SCHOOL SPECIALTY, INC.

Claimant	Title	Reg. Number	Reg. Date
School Specialty, Inc.	Making Connections Audio Recordings Book 1.	SR0000675433	5/23/2011
School Specialty, Inc.	Making Connections Audio Recordings Book 2.	SR0000675442	5/23/2011
School Specialty, Inc.	Making Connections Audio Recordings Book 3.	SR0000675443	5/23/2011
School Specialty, Inc.	Making Connections Audio Recordings Book 4.	SR0000675444	5/23/2011
School Specialty, Inc.	Making Connections Audio Recordings Book 5.	SR0000675445	5/23/2011
School Specialty, Inc.	Making Connections Audio Recordings Book 6.	SR0000675441	5/23/2011
School Specialty, Inc.	MCI Progress-Monitoring Assessments: Maze Tests for Comprehension, Level Aqua.	TX0007262706	8/12/2010
School Specialty, Inc.	MCI Progress-Monitoring Assessments: Maze Tests for Comprehension, Level Crimson.	TX0007262688	8/12/2010
School Specialty, Inc.	MCI Progress-Monitoring Assessments: Maze Tests for Comprehension, Level Gold.	TX0007262704	8/12/2010
School Specialty, Inc., Transfer: By written agreement	Megawords 1, 2nd edition.	TX0007246501	8/16/2010
School Specialty, Inc., Transfer: By written agreement	Megawords 2, 2nd edition.	TX0007246491	8/16/2010

Claimant	Title	Reg. Number	Reg. Date
School Specialty, Inc., Transfer: By written agreement	Megawords 3, 2nd edition.	TX0007293223	8/16/2010
School Specialty, Inc., Transfer: By written agreement	Megawords 4, 2nd edition.	TX0007246289	8/16/2010
School Specialty, Inc., Transfer: By written agreement	Megawords 5, 2nd edition.	TX0007246486	8/16/2010
School Specialty, Inc., Transfer: By written agreement	Megawords 6, 2nd edition.	TX0007246051	8/16/2010
School Specialty, Inc., Transfer: By written agreement	Megawords 7, 2nd edition.	TX0007293320	8/16/2010
School Specialty, Inc., Transfer: By written agreement	Megawords 8, 2nd edition.	TX0007293235	8/16/2010
School Specialty, Inc., Transfer: By written agreement	Megawords Test Manual, 2nd edition.	TX0007293326	8/16/2010
School Specialty, Inc.	North Dakota: its place in region & 2 other titles.	V3418D016	6/23/1998
School Specialty, Inc.	North Dakota: its place in the region & 1 other title.	V3406D464	10/31/1997
School Specialty Supply, Inc.	Ad Astra : Kansas capitol dome sculpture 1992.	VA0000486477	11/4/1991
School Specialty Supply, Inc.	AD Astra; poster.	V3078P214	2/13/1995
ClassroomDirect.com, LLC	ClassroomDirect.com Web Site	TX0006125383	4/14/2005
School Specialty, Inc.	S.P.I.R.E. Teacher’s Guide Level 1		Pending
School Specialty, Inc.	S.P.I.R.E. Teacher’s Guide Level 4		Pending
School Specialty, Inc.	S.P.I.R.E. Teacher’s Guide Level 5		Pending
School Specialty, Inc.	S.P.I.R.E. Teacher’s Guide Level 6		Pending
School Specialty, Inc.	S.P.I.R.E. Teacher’s Guide Level 8		Pending
School Specialty, Inc.	S.P.I.R.E. Blackline Masters for Instruction and Assessment Level 1		Pending
School Specialty, Inc.	S.P.I.R.E. Blackline Masters for Instruction and Assessment Level 5	TX0007545764	4/23/2012

Claimant	Title	Reg. Number	Reg. Date
School Specialty, Inc.	S.P.I.R.E. Blackline Masters for Instruction and Assessment Level 6		Pending
School Specialty, Inc.	S.P.I.R.E. Blackline Masters for Instruction and Assessment Level 8	TX0007545773	4/23/2012
School Specialty, Inc.	S.P.I.R.E. Workbook Level 1		Pending
School Specialty, Inc.	S.P.I.R.E. Workbook Level 2		Pending
School Specialty, Inc.	S.P.I.R.E. Workbook Level 3		Pending
School Specialty, Inc.	S.P.I.R.E. Workbook Level 4	TX0007545781	4/23/2012
School Specialty, Inc.	S.P.I.R.E. Workbook Level 5	TX0007545782	4/23/2012
School Specialty, Inc.	S.P.I.R.E. Workbook Level 6	TX0007545750	4/23/2012
School Specialty, Inc.	S.P.I.R.E. Workbook Level 8	TX0007545779	4/23/2012
School Specialty, Inc.	S.P.I.R.E. Reader Level 1		Pending
School Specialty, Inc.	S.P.I.R.E. Reader Level 2		Pending
School Specialty, Inc.	S.P.I.R.E. Reader Level 3		Pending
School Specialty, Inc.	S.P.I.R.E. Reader Level 4		Pending
School Specialty, Inc.	S.P.I.R.E. Reader Level 5		Pending
School Specialty, Inc.	S.P.I.R.E. Reader Level 6		Pending
School Specialty, Inc.	S.P.I.R.E. Reader Level 7		Pending
School Specialty, Inc.	S.P.I.R.E. Reader Level 8		Pending
School Specialty, Inc.	S.P.I.R.E. Initial Placement Assessment		Pending
School Specialty, Inc.	S.P.I.R.E. Teacher’s Guide Level 2	TX0007561190	6/13/2012
School Specialty, Inc.	S.P.I.R.E. Teacher’s Guide Level 3	TX0007561196	6/13/2012
School Specialty, Inc.	S.P.I.R.E. Teacher’s Guide Level 7	TX0007561202	6/13/2012
School Specialty, Inc.	S.P.I.R.E. Blackline Masters for Instruction and Assessment Level 2	TX0007561188	6/13/2012
School Specialty, Inc.	S.P.I.R.E. Blackline Masters for Instruction and Assessment Level 3	TX0007561189	6/13/2012

Claimant	Title	Reg. Number	Reg. Date
School Specialty, Inc.	S.P.I.R.E. Blackline Masters for Instruction and Assessment Level 4	TX0007561187	6/13/2012
School Specialty, Inc.	S.P.I.R.E. Workbook Level 7	TX0007561206	6/13/2012
School Specialty, Inc.	S.P.I.R.E. Blackline Masters for Instruction and Assessment Level 7		Pending
School Specialty, Inc.	Content-Area Vocabulary Builder	TX0007561276	5/23/2011

SPEECH BIN

Claimant	Title	Reg. Number	Reg. Date
Speech Bin, Inc.	Lilac : Lessons for inclusive language activities in the classroom / Gail Raymond & Aileen C. Lau-Dickinson.	TX0004450525	1/23/1997
Speech Bin, Inc.	Living skills for the brain-injured child & adolescent / Julie M. Buxton and Kelly B. Godfrey.	TX0005027304	8/9/1999
Speech Bin, Inc.	Plaid : Practical lessons for apraxia with illustrated drills / Brenda Dell Lark Whisonant ; Robert Whisonant, illustrator.	TX0004450530	1/23/1997
Speech Bin, Inc.	RAD : Remediation of articulation disorders : a pragmatic approach / Jan Bieniosek.	TX0004450526	1/23/1997
Speech Bin, Inc.	Sound connections : emerging rules for the young child : a phonological awareness, development, and remediation program / Jane C. Webb and Barbara Duckett.	TX0004450529	1/23/1997
the Speech Bin	Sounds plus s + r : Sounds plus sibilants.	TX0001895398	8/6/1986
the Speech Bin	Speech beans.	TX0001879656	8/7/1986
Speech Bin, Inc.	Stuttering : helping the disfluent preschool child / Julie A. Blonigen.	TX0004292208	5/22/1996

Claimant	Title	Reg. Number	Reg. Date
Speech Bin, Inc.	Tips for teaching infants & toddlers : early intervention program / Carol Weil, Ellen D’Amato, Dorothy Benson, Fern Cagan.	TX0004730295	4/7/1998
Speech Bin, Inc.	TRAP : Testing & remediating auditory processing / Lynn V. Baron Berk.	TX0004693615	12/11/1997
Speech Bin, Inc.	Warmups & workouts : exercises for learning “r” / Jane Folk ; Sara Folk, illustrator.	TX0004292198	5/22/1996
the Speech Bin	Who gets on jets?	TX0001884107	8/7/1986
Speech Bin, Inc.	Workbook for memory skills / Beth M. Kennedy.	TX0004450527	1/23/1997
Speech Bin, Inc.	Workbook for verbal expression / Beth M. Kennedy.	TX0004292196	5/22/1996
Speech Bin, Inc.	Artic-pic : a show ‘n’ tell book about [r] ; Artic-pic : a show ‘n’ tell book about [s] / Denise Grigas.	TX0005027145	8/9/1999
Speech Bin, Inc.	Blonigen fluency program / Julie A. Blonigen.	TX0005375899	1/4/2001
Speech Bin, Inc.	Breakfast club : enhancing the communication ability of Alzheimer's patients.	PA0000865729	7/10/1997
Speech Bin, Inc.	Breakfast club : program training guide / Mary Jo Santo Pietro & Faerella Boczko.	TX0004562853	7/10/1997
Speech Bin, Inc.	COMFI scale : communication outcome measure of functional independence / Mary Jo Santo Pietro & Faerella Boczko.	TX0004562852	7/10/1997
Speech Bin, Inc.	Effective conversations--techniques for talking together / Darlene Lengel.	TX0004294307	5/20/1996
Speech Bin, Inc.	Effective listening / Darlene Lengel.	TX0005027144	8/9/1999
Speech Bin, Inc.	I can say R.	TX0005539440	5/21/2002
Speech Bin, Inc.	I can say S.	TX0005539439	5/21/2002

Claimant	Title	Reg. Number	Reg. Date
Speech Bin, Inc.	Is the child really stuttering? : Questions & answers about preschool disfluency / Julie A. Blonigen.	TX0005377337	1/4/2001
Speech Bin, Inc.	MCLA : Measure of cognitive-linguistic abilities / Wendy J. Ellmo, Jill M. Graser, Elizabeth A. Krchnavek, Deborah B. Calabrese, Kimberly Hauck.	TX0004314064	5/20/1996
Speech Bin, Inc.	Paths : phonological awareness training and help for students / Jane Webb.	TX0005375900	1/4/2001
the Speech Bin, Inc.	Sound advice.	TX0002233302	9/14/1987
Speech-Bin, Inc.	Speech & language & voice & more / Julie A. Blonigen.	TX0005377149	1/4/2001
Speech-Bin, Inc.	Speechcrafts / Marcia French Gilmore ; Muriel French, illustrator.	TX0004298536	5/21/1996
Speech Bin, Inc.	Stepping up to fluency / Janice Pechter Ellis.	TX0005027146	8/9/1999
Speech Bin, Inc.	Take a chance / Gary J. Cooper.	TX0003740044	2/1/1994
Speech Bin, Inc.	What is auditory processing? / Susan Bell.	TX0003721616	2/1/1994
Speech Bin, Inc.	What is dementia? / Mary Jo Santo Pietro.	TX0005027090	8/9/1999

SPORTIME

Claimant	Title	Reg. Number	Reg. Date
Select Service & Supply d.b.a Sportime International	Bean bag bears.	VAu000425885	3/5/1998
Select Service & Supply d.b.a Sportime International	Bean bag bunnies.	VA0000884346	10/21/1997
Select Service & Supply d.b.a Sportime International	Bean bag frogs.	VA0000875777	10/6/1997
Select Service & Supply d.b.a Sportime International	Bean bag gorillas.	VA0000875779	10/6/1997

Claimant	Title	Reg. Number	Reg. Date
Select Service & Supply d.b.a Sportime International	Bean bag hippo.	VA0000875780	10/6/1997
Select Service & Supply d.b.a Sportime International	Bean bag pig.	VA0000875778	10/6/1997
Select Service & Supply d.b.a Sportime International	Bean bag triceratops.	VAu000425884	3/5/1998
Select Service & Supply d.b.a Sportime International	Bean bag turtles.	VA0000908300	10/24/1997
Select Service & Supply d.b.a Sportime International	Bean bag tyrannosaurus.	VAu000425886	3/5/1998
Sportime, LLC	Hands-On basketball.	VA0000932992	6/12/1998

Schedule 4.19 – Ownership

Institutional Ownership		Held	S/O
1	Stadium Capital Management LLC	1,806,692	9.4%
2	Robotti & Co., Inc.	1,647,290	8.6%
3	Dimensional Fund Advisors, Inc.	1,440,434	7.5%
4	LaGrange Capital Management LLC	1,275,861	6.7%
5	Metropolitan West Capital Management LLC	1,262,238	6.6%
6	Lee Munder Capital Group LLC	949,069	4.9%
7	Davis Selected Advisers LP	594,117	3.1%
8	Portolan Capital Management LLC	493,759	2.6%
9	BlackRock Fund Advisors	445,487	2.3%
10	Eagle Boston Investment Management, Inc.	417,406	2.2%
11	Credit Suisse Securities (USA) LLC (Broker)	383,736	2.0%
12	Raffles Capital Management LLC	380,700	2.0%
13	The Vanguard Group, Inc.	363,939	1.9%
14	Renaissance Technologies LLC	326,901	1.7%
15	Perritt Capital Management, Inc.	200,000	1.0%
16	Perkins Capital Management, Inc.	194,000	1.0%
17	The California Public Employees Retirement System	174,500	0.9%
18	BMO Asset Management Corp.	128,123	0.7%
19	RBF Capital LLC	125,040	0.7%
20	Columbia Management Investment Advisers LLC	108,484	0.6%

Top 20 Institutional Ownership		12,717,776	66.3%

Other Institutional Ownership		1,164,808	6.1%

Total Institutional Ownership		13,882,584	72.4%

Insider Ownership		Shares Held	% of S/O
1	Msd Capital Lp	2,884,499	15.0%
2	Ledecky Jonathan J	516,017	2.7%
3	Lavelle Michael P	159,339	0.8%
4	Vander Zanden David J	134,623	0.7%
5	Collins Patrick Timothy	87,500	0.5%

Top 5 Insider Ownership		3,781,978	19.7%

Other Insider Ownership		261,294	1.4%

Total Insider Ownership		4,043,272	21.1%

Implied Retail Ownership		1,253,093	6.5%

Total Ownership		19,178,949	100.0%

Schedule 4.21 Insurance

Insurer	Policy Type	Coverage	Deductibles	Policy #
Affiliated FM	Property/Equipment	$435,000,000	$100,000	EM 732
Endurance American Specialty Insurance Company	Excess California Earthquake	$10,000,000	$100,000	CPN10003743000
AGCS Marine Insurance Company (Allianz)	Ocean Cargo	$1,500,000	$2,000	OC 96019100
Admiral Insurance Company	General Liability	$2,000,000	$50,000	CA 000005586-09
Sentry Insurance Company	Commercial Auto	$1,000,000	$1,000	90-04547-03
Sentry Insurance Company	Workers Compensation	$1,000,000	$350,000	90-04547-02 H& & WI
				90-04547-01 All Other
ACE American Insurance Company	Foreign Liability	$2,000,000	$1,000	PHFD37930659
National Union Fire Insurance Co. of Pittsburgh (Chartis)	Umbrella Liability	$25,000,000	$25,000	13273329
Federal Insurance Company (Chubb)	Excess Liability	$25,000,000	$—	7976-73-69
Illinois National Insurance Company (Chartis)	Directors & Officers Liability	$10,000,000	$0 Non indmenifiable	01-166-65-19
			$500,000 Securities
			$350,000 All Other
Federal Insurance Company (Chubb)	1st Excess Directors & Officers Liability	$10,000,000	$—	8157-7351
Axis Insurance Company	2nd Excess Directors & Officers Liability	$5,000,000	$—	MCN762576/01/2012
Beazley Insurance Company	3rd Excess Directors & Officers Liability	$5,000,000	$—	V15VK8120401
Travelers Casualty and Surety Company of America	Employment Practices Liability	$3,000,000	$250,000	105673447
Lloyds of London	Media Professional Liability	$5,000,000	$50,000	B0180C121619
Federal Insurance Company (Chubb)	Fiduciary Liability	$10,000,000	$0 Non indmenifiable	6803-3234
			$50,000 Securities
			$10,000 All Other
Federal Insurance Company (Chubb)	Crime	$5,000,000	$100,000	8151-9737
U.S. Specialty Ins. Co. (PIA)	Special Crime	$5,000,000	$—	U712-85722
Berkley Regional Insurance	Surety Bonds	$30,000,000	$—	N/A

Schedule 4.26 – Brokers

Fees payable to Perella Weinberg Partners

Schedule 4.27 – Restrictive Agreements

None

Schedule 4.30 – Criminal Charges

None

Schedule 5.12 – Cash Management System

See attached

Schedule 6.1 – Permitted Liens

UCC SEARCH RESULTS

Premier Agendas, Inc.

DEBTOR NAME	FILE NUMBER	DATE FILED	SECURED PARTY	COLLATERAL
Premier Agendas, Inc. 2000 Kentucky Street Bellingham WA 98226	2009-091-5951 Washington Department of Licensing	4/1/2009	Fujifilm Graphic Systems USA, Inc. 350 Central AVE Hanover Park, IL 60133	All debtor’s right, title now owned or hereafter acquired in lithographic plates, film, prepressed proofing materials and miscellaneous lithographic supplies provided by Enovation Graphic Systems Inc. or credited from Enovation Graphic Systems, Inc. regardless of the deliver but does not constitute any security interest in any of the assets of the company listed on this filing.

School Specialty, Inc.	120007074826 Wisconsin Department of Financial Institutions	5/24/2012	NMHG Financial Services, Inc.

All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof.

School Specialty, Inc.	120004986734 Wisconsin Department of Financial Institutions	4/13/2012	IKON Financial SVCS

All equipment now or hereafter leased in an equipment leasing transaction in connection with that certain Master Agreement No. see below, Product Schedule No./Agreement No. see below

(“Lease”), as amended from time to time, between IOS Capital, LLC as lessor, and the above referenced Lessee/Debtor,

including, without limit, the equipment listed below, and all additions, improvements, attachments, accessories,

accessions, upgrades and replacements related thereto, and any and all substitutions or exchanges, and any and all products, insurance and/or other proceeds (cash and non-cash) there from: The equipment location is as identified in the Lease. This IS intended to be a true lease transaction. Neither the execution nor filing of this financing statement shall in any manner imply that the relationship between the parties to which this document applies IS other than lessor and lessee, respectively. This financing statement is filed solely to protect the interests of the parties In the event of unwarranted assertions by any third party. This statement is filed in connection with a lease transaction and is filed for precautionary purposes only. Product Schedule No./Agreement No. 2907845, Master Agreement/Lease No.

CUSTOMER: 1418270 RIPROC901 CI0071478

Schedule 6.2 – Permitted Debt

Part A

2011 Subordinated Convertible Debentures in the initial principal amount of $157,500,000 and accreted through January 28, 2013 $169,768,391.00.

Sale Leaseback Debt of $12,020,528.00 remaining principal owed to GE Capital BAF as of December 31, 2012

Letters of Credit – See Schedule 4.9

As of January 28, 2013 there are approximately $9,700,000 in accounts payable past due by more than 60 days.

Part B

Intercompany balances as of 12/31/12

	Due from Entity
	SSI	PAI	Select	Delta
Due to Entity:
Classroom Direct	67,210,127
Sportime	79,204,718
Bird in Hand	7,082,596
Childcraft	57,802,393
Delta Education LLC	143,211,633
Califone	33,156,965
PSA	11,300,763	9,923,557	746,291	1,036
PAI	220,349,294

In addition, PSA has a note receivable from SSI in the amount of $4,500,000 CAD. The company’s intention is to not have this note repaid. Thus, it is accounted for as equity.

Schedule 6.3 – Permitted Investments

35% equity ownership interest in Carson- Dellosa Publishing, LLC

Schedule 6.14 – Permitted Sale-Leasebacks

Property Address:

101 Almgren Drive

Agawam, MA 01001

Owner / Landlord:

Mesirow Realty Sale-Leaseback, Inc.

Sublet to:

Vaupell Holdings

101 Almgren Drive

Agawam, MA 01001

Property Address:

100 Paragon Parkway

Mansfield, OH 44903

Owner / Landlord:

SSI Mansfield, LLC

c/o Mesirow Realty Sale-Leaseback, Inc.

350 North Clark Street

Chicago, IL 60610

Both Assigned to:

General Electric Capital Business Asset Funding Corporation

10900 NE 4th Street, Suite 500

Bellevue, WA 98004

Schedule 10.3 – Addresses for Notices

School Specialty, Inc.

c/o Chief Financial Officer

W6316 Design Drive

Greenville, WI 54942

Mailing Address:

School Specialty, Inc.

c/o Chief Financial Officer

PO Box 1579

Appleton, WI 54912-1579

Administrative Agent:

Bayside Finance, LLC

c/o Bayside Capital, Inc.

600 Fifth Avenue, 24th Floor

New York, NY 10020

Attention: Sean Britain